  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1999

                                                REGISTRATION NO.: 333-72701

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                              GREATER BAY BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   CALIFORNIA                 6711                       77-0487041
(STATE OR OTHER   (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
JURISDICTION OF    CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)
INCORPORATION OR
 ORGANIZATION)

                            2860 WEST BAYSHORE ROAD
                          PALO ALTO, CALIFORNIA 94303
                                 (650) 813-8200
   (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                                LINDA M. IANNONE
                                GENERAL COUNSEL
                              GREATER BAY BANCORP

                      400 EMERSON STREET, THIRD FLOOR

                        PALO ALTO, CALIFORNIA 94301

                              (650) 614-5734
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

WILLIAM T. QUICKSILVER, ESQ.                 JAY PIMENTEL, ESQ.
MANATT, PHELPS & PHILLIPS LLP               HAINES, BRYDON & LEA
11355 WEST OLYMPIC BOULEVARD            235 PINE STREET, SUITE 1300
LOS ANGELES, CALIFORNIA 90064         SAN FRANCISCO, CALIFORNIA 94104
  TELEPHONE: (310) 312-4210              TELEPHONE: (415) 981-1050

                               ----------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                               ----------------

   Greater Bay hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Greater Bay shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                SUBJECT TO COMPLETION, DATED MARCH 18, 1999

                           [BAY AREA BANCSHARES LOGO]

                                MERGER PROPOSED

Dear Fellow Shareholders,

  We are pleased to enclose a Notice of Special Meeting and a Proxy Statement/Prospectus relating to the approval of the merger of Bay Area Bancshares with Greater Bay Bancorp. The Board of Directors of Bay Area Bancshares has approved the merger and believes the combined company will be better positioned to be a strong competitor in the rapidly changing and consolidating financial services industry.

  If you approve the merger, Bay Area Bancshares will merge into Greater Bay and Bay Area Bank will become a wholly owned subsidiary of Greater Bay. For each outstanding share of Bay Area Bancshares stock, you will receive (a)
1.38682 shares of Greater Bay Common Stock if the average closing price of that stock is $30.00 or more upon completion of the merger or (b) 1.44271 shares of Greater Bay Common Stock if the average closing price of that stock is less than $30.00 upon completion of the merger. We estimate that, upon completion of the merger, approximately 12.7% of the outstanding Greater Bay Common Stock will be owned by current Bay Area Bancshares shareholders. Greater Bay's Common Stock is listed on the Nasdaq National Market under the symbol "GBBK".

  AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF BAY AREA BANCSHARES HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS VOTING FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS PROVIDED FOR IN THE MERGER AGREEMENT.
  YOUR VOTE IS VERY IMPORTANT. We cannot complete the merger unless the shareholders of Bay Area Bancshares approve the merger agreement.
  We have scheduled a special meeting for our shareholders to vote on the merger agreement. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. If you do not return your card, the effect will be a vote against the merger. If your shares are held in "street name," you must instruct your broker in order to vote.

  The date, time and place of the special meeting is Wednesday, April 21, 1999, 9:00 a.m., at the Pacific Athletic Club, located at 200 Redwood Shores Parkway, Redwood City, California 94065.

  This Proxy Statement/Prospectus serves as a prospectus of Greater Bay Bancorp relating to the issuance of shares of its common stock in connection with the proposed merger and is a proxy statement for Bay Area Bancshares in connection with the solicitation of proxies by its Board of Directors for use at its Special Meeting of Shareholders regarding the merger agreement and the proposed merger. The document accompanying this letter provides you with detailed information regarding the merger agreement, the proposed merger and the two companies. We encourage you to read this entire document carefully. You can also obtain more information about Bay Area Bancshares and Greater Bay Bancorp in documents filed with the Securities and Exchange Commission. See "Risk Factors" on page 15 for discussion of the material risk factors that you should consider before voting on the merger proposal.

  We strongly support this strategic combination between Bay Area Bancshares and Greater Bay Bancorp and appreciate your prompt attention to this very important matter.

Robert R. Haight
Chairman, President and Chief Executive Officer

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

  The date of this Proxy Statement/Prospectus is March 19, 1999 and it is first being mailed to shareholders on or about March 23, 1999.

                              BAY AREA BANCSHARES
                             900 VETERANS BOULEVARD
                         REDWOOD CITY, CALIFORNIA 94063

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                       To Be Held On April 21, 1999

   A Special Meeting of Shareholders of Bay Area Bancshares will be held on Wednesday, April 21, 1999, at 9:00 a.m., at the Pacific Athletic Club, located at 200 Redwood Shores Parkway, Redwood City, California 94065, for the following purposes:

  (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of January 26, 1999, by and between Bay Area Bancshares and Greater Bay Bancorp, and the transactions contemplated thereby, including the merger of Bay Area Bancshares with and into Greater Bay Bancorp (the "Merger"); and

  (2) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the meeting.

   Your Board of Directors unanimously recommends a vote in favor of the approval of the Merger Agreement.

   Only holders of record of Bay Area Bancshares Common Stock as of the close of business on Friday, March 19, 1999, are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements of the meeting.

   We direct your attention to the documents submitted with this Notice.

                                          By Order of the Board of Directors

                                          Gary S. Goss
                                          Corporate Secretary

Redwood City, California

March 19, 1999

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING DOCUMENT.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why is Bay Area Bancshares merging with Greater Bay Bancorp?

A: The Bay Area Bancshares Board of Directors believes the Merger is in the best interests of the company and will provide significant benefits to its shareholders, customers and employees. The Board believes the Merger will create a company with enhanced financial performance which will be better positioned to be a strong competitor in the rapidly changing and consolidating financial services industry. To review the background and reasons for the Merger in greater detail, see pages 19 through 21.

Q: What will I receive in the Merger?

A: For each outstanding share of Bay Area Bancshares Common Stock you own, you will receive (a) 1.38682 shares of Greater Bay Common Stock if the average closing price of that stock is $30.00 or more at the closing, or (b)
   1.44271 shares of Greater Bay Common Stock if the average closing price of that stock is less than $30.00 at the closing. This is the "Conversion Ratio."

    Average closing price means the average closing sale price on The Nasdaq National Market of Greater Bay Common Stock for the 20 consecutive trading days ending at the end of the third trading day immediately before completion of the Merger.

    Greater Bay will not issue fractional shares in the Merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of Greater Bay Common Stock that you would otherwise be entitled to receive based upon the market value (as determined in the Merger Agreement) of a share of Greater Bay Common Stock at the time of the Merger.

    The Greater Bay Common Stock and cash in lieu of fractional shares that you are entitled to receive in the Merger are referred to as the "Merger Consideration."

    Each share of Greater Bay Common Stock held by Greater Bay shareholders will continue to represent one share of Greater Bay Common Stock following the Merger. After the Merger, Bay Area Bancshares' former shareholders will own approximately 12.7% of Greater Bay's outstanding shares of Common Stock and current Greater Bay shareholders will own approximately 87.3% of Greater Bay's outstanding shares of Common Stock.

    For example:

  . If the average closing price of Greater Bay Common Stock is $32.00 at the completion of the Merger, and you own 100 shares of Bay Area Bancshares Common Stock, then after the Merger you will receive 138 shares of Greater Bay Common Stock and a check for $21.76 representing the fractional share.

  . If the average closing price of Greater Bay Common Stock is $29.00 at the completion of the Merger and you own 100 shares of Bay Area Bancshares Common Stock, then after the Merger you will receive 144 shares of Greater Bay Common Stock and a check for $7.83 representing the fractional share.

Q: What risks should I consider?

A: You should review "Risk Factors" on page 15.

    You should also review the factors considered by Bay Area Bancshares' Board of Directors. See "The Merger-- Background of and Reasons for the Merger" (pages 19 through 21).

Q: What happens as the market price of Greater Bay Common Stock fluctuates?

A: The Conversion Ratio is fixed at 1.38682 or 1.44271, depending on the average closing price of Greater Bay Common Stock upon completion of the Merger. Since the market value of Greater Bay Common Stock will fluctuate before and after the closing of the Merger, the value of the Greater Bay Common Stock that Bay Area Bancshares shareholders will receive in the Merger will fluctuate as well and could increase or decrease. You are urged to obtain current market prices for shares of Greater Bay Common Stock and Bay Area Bancshares Common Stock.
                                      (i)

Q: When is the Merger expected to be completed?

A: We are working to complete the Merger during the second quarter of 1999.

Q: What are the tax consequences of the Merger to me?

A: We expect that the exchange of shares by you generally will be tax-free to you for U.S. federal income tax purposes. You will, however, have to pay taxes on cash received for fractional shares. To review the tax consequences to you in greater detail, see pages 26 and 27.

    Your tax consequences will depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the Merger to you.

Q: What am I being asked to vote upon?

A: You are being asked to approve the Merger Agreement which provides for the merger of Bay Area Bancshares into Greater Bay Bancorp, following which Bay Area Bank will become a wholly owned subsidiary of Greater Bay. Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of Bay Area Bancshares Common Stock.

    The Bay Area Bancshares Board has unanimously approved and adopted the Merger Agreement and recommends voting for the approval of the Merger Agreement.

Q: What should I do now?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.

   If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve and adopt the Merger Agreement. If you do not sign and send in your proxy or you abstain, it will have the effect of a vote against the Merger.

   The Special Meeting will take place at 9:00 a.m. on April 21, 1999. You may attend the meeting and vote your shares in person, rather than voting by proxy. In addition, you may revoke your proxy up to and including the day of the meeting by following the directions on page 17 and either change your vote or attend the meeting and vote in person.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares of Bay Area Bancshares Common Stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted. If you do not provide instructions to your broker, your shares will not be voted and this will have the effect of voting against the Merger.

Q: Should I send in my stock certificates now?

A: No. After the Merger is completed we will send you written instructions for exchanging your Bay Area Bancshares Common Stock certificates for Greater Bay Common Stock certificates.

WHO CAN HELP ANSWER YOUR QUESTIONS

   If you want additional copies of this document, or if you want to ask any questions about the Merger, you should contact:

  Anthony Gould
  Executive Vice President and Chief Financial Officer
  Bay Area Bancshares
  900 Veterans Boulevard
  Redwood City, California 94063
  Telephone: (650) 562-3285
                                      (ii)

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION

   Greater Bay Bancorp and Bay Area Bancshares have each made forward-looking statements in this document (and in certain documents that we refer to in this document) that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the respective company's management, and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of Greater Bay and/or Bay Area Bancshares set forth under "Questions and Answers About the Merger," "Summary," "The Merger--Background of and Reasons for the Merger," and "Unaudited Pro Forma Condensed Combined Financial Information," and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

   In particular, we have made statements in this document regarding expected cost savings from the Merger, the anticipated accretive effect of the Merger and Greater Bay's anticipated performance in future periods. With respect to estimated cost savings, Greater Bay has made certain assumptions regarding, among other things, the extent of operational overlap between Greater Bay and Bay Area Bancshares, the amount of general and administrative expense consolidation, costs relating to converting Bay Area Bancshares' bank operations and data processing to Greater Bay's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies and the costs related to the Merger. The realization of the expected cost savings are subject to the risk that the foregoing assumptions are inaccurate.

   Moreover, any statements in this document regarding the anticipated accretive effect of the Merger and Greater Bay's anticipated performance in future periods are subject to risks relating to, among other things, the following:

  . expected cost savings from the Merger may not be fully realized or realized within the expected time-frame;

  . revenues following the Merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the Merger may be greater than expected;

  . competitive pressures among depository and other financial institutions may increase significantly;

  . costs of difficulties related to the integration of the businesses of Greater Bay and Bay Area Bancshares may be greater than expected;

  . changes in the interest rate environment may reduce margins;

  . general economic or business conditions, either nationally or in California, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

  . legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Greater Bay and Bay Area Bancshares are engaged;

  . changes may occur in the securities markets; and

  . competitors of Greater Bay and Bay Area Bancshares may have greater financial resources to develop products that enable such competitors to compete more successfully than Greater Bay and Bay Area Bancshares.

   Management of Greater Bay believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations.

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of Greater Bay following completion of the Merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Greater Bay's and Bay Area Bancshares' ability to control or predict. For those statements, Greater Bay and Bay Area Bancshares claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                     (iii)

                      WHERE YOU CAN FIND MORE INFORMATION

   Greater Bay and Bay Area Bancshares file annual, quarterly and current reports with the Commission. Greater Bay files proxy statements and other information with the Commission and Bay Area Bancshares provides copies of proxy statements and other information to the Commission. You may read and copy any reports, statements or other information that the companies submit at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Greater Bay and Bay Area Bancshares public submissions are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http:// www.sec.gov."

   Greater Bay has filed a Registration Statement to register with the Commission the shares of Greater Bay Common Stock to be issued to Bay Area Bancshares shareholders in the Merger. This document is a part of the Registration Statement and constitutes a prospectus of Greater Bay and a proxy statement of Bay Area Bancshares for the Meeting.

   As allowed by Commission rules, this document does not contain all the information that shareholders can find in the Registration Statement or the exhibits to the Registration Statement.

   The Commission allows Greater Bay and Bay Area Bancshares to "incorporate by reference" information into this document, which means that the company can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that Greater Bay and Bay Area Bancshares have has previously filed with the Commission. These documents contain important business information about Greater Bay and Bay Area Bancshares and its financial condition.

                                                     Period
                                                     ------
Greater Bay Commission Filings (File No. 0-25034)

Annual Report on Form 10-K as
 amended by Form 10-K/A........... Year ended December 31, 1998

All other reports filed under
 Section 13(a) or 15(d) of the
 Exchange Act..................... Since December 31, 1998

Registration Statement on
 Form 8-A......................... Dated October 27, 1994, setting forth a description of the Greater Bay Common Stock
                                   (including any amendments or reports filed
                                   for the purpose of updating such
                                   description)

Registration Statement on
 Form 8-A......................... Dated November 23, 1998, setting forth a description of the Greater Bay preferred
                                   share purchase rights (including any
                                   amendments or reports filed for the purpose
                                   of updating such description)

Bay Area Bancshares Commission Filings (File No. 0000-701153)

Annual Report on Form 10-K........ Year ended December 31, 1998 This Annual
                                   Report on Form 10-K is attached to this
                                   document as Annex D.

All other reports filed under
 Section 13(a) or 15(d) of the
 Exchange Act..................... Since December 31, 1998


                                      (iv)

   Greater Bay incorporates by reference additional documents that it may file with the Commission between the date of this document and the date of the Meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   Greater Bay has supplied all information contained or incorporated by reference in this document relating to Greater Bay, and Bay Area Bancshares has supplied all such information relating to Bay Area Bancshares.

   Shareholders of Bay Area Bancshares may obtain documents incorporated by reference through Greater Bay or Bay Area Bancshares, whichever the case may be, or through the Commission or the Commission's Internet World Wide Web site described above. Documents incorporated by reference are available from Greater Bay or Bay Area Bancshares, whichever the case may be, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following:

       GREATER BAY BANCORP
       2860 W. Bayshore Road
       Palo Alto, California 94303
       Telephone: (650) 614-5733
       Attention: Carleen Maniglia

       BAY AREA BANCSHARES
       900 Veterans Boulevard
       Redwood City, California 94063
       Telephone: (650) 562-3238
       Attention: Janeene Johnson

   If you would like to request documents from Greater Bay or Bay Area Bancshares, whichever the case may be, please do so at least five business days before the date of the Meeting (April 14, 1999) in order to receive timely delivery of such documents prior to the Meeting.

   You should rely only on the information contained or incorporated by reference in this document to vote your shares at the Meeting. Greater Bay and Bay Area Bancshares have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated March 19, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of Greater Bay Common Stock in the Merger creates any implication to the contrary.

                                      (v)

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   i
A WARNING ABOUT FORWARD-LOOKING INFORMATION................................ iii
WHERE YOU CAN FIND MORE INFORMATION........................................  iv
SUMMARY....................................................................   1
  The Companies............................................................   1
  The Meeting..............................................................   1
  Record Date; Voting Power................................................   2
  Vote Required............................................................   2
  Share Ownership of Management............................................   2
  Recommendation...........................................................   2
  Opinion of Financial Advisor.............................................   2
  Terms of the Merger Agreement............................................   2
  Interests of Certain Persons in the Merger...............................   4
  Directors of Greater Bay and Bay Area Bank Following the Merger..........   4
  Certain Federal Income Tax Consequences..................................   5
  Accounting Treatment.....................................................   5
  Resales of Greater Bay Common Stock......................................   5
  Regulatory Approvals.....................................................   5
  Dissenters' Rights.......................................................   5
  Differences in the Rights of Shareholders................................   5
Market Price And Dividend Information......................................   6
  Comparative Market Price Data............................................   6
  Historical Market Prices and Dividends...................................   7
Selected Financial Data....................................................   9
  Historical and Pro Forma Per Share Data for Greater Bay and Bay Area
   Bancshares..............................................................  10
  Greater Bay Historical Selected Financial Data...........................  11
  Bay Area Bancshares Historical Selected Financial Data...................  13
  Selected Unaudited Pro Forma Combined Financial Data.....................  14
RISK FACTORS...............................................................  15
  Fixed Merger Consideration Despite Potential Change in Relative Stock
   Prices..................................................................  15
  Uncertainties in Integrating Business Operations and Realizing Enhanced
   Earnings................................................................  15
  Other Risk Factors.......................................................  15
THE MEETING................................................................  16
  General..................................................................  16
  Bay Area Bancshares Meeting..............................................  16
THE MERGER.................................................................  18
  Structure of the Merger..................................................  18
  Background of and Reasons for the Merger.................................  19
  Opinion of Financial Advisor.............................................  21
  Interests of Certain Persons in the Merger...............................  25
  Nasdaq Listing...........................................................  26
  Certain Federal Income Tax Consequences..................................  26
  Accounting Treatment of the Merger.......................................  27
  Exchange of Bay Area Bancshares Common Stock for Greater Bay Common
   Stock...................................................................  27
THE MERGER AGREEMENT.......................................................  28
  Conditions to the Merger.................................................  28
  Nonsolicitation..........................................................  29
  Expenses.................................................................  30
  Treatment of Options.....................................................  30
  Termination..............................................................  30

                                      (vi)

  Covenants; Conduct of Business Prior to Effective Time...................  31
  Amendment and Waiver.....................................................  33
  Agreements with Certain Shareholders.....................................  33
  Resales of Greater Bay Common Stock......................................  33
  Regulatory Approvals.....................................................  34
DISSENTING SHAREHOLDERS' RIGHTS............................................  36
DESCRIPTION OF GREATER BAY COMMON STOCK AND BAY AREA BANCSHARES COMMON
 STOCK.....................................................................  37
  Stock Description........................................................  38
  Material Differences Between Holders of Greater Bay Stock and Bay Area
   Bancshares Stock........................................................  39
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............  42
EXPERTS....................................................................  47
LEGAL MATTERS..............................................................  47

 Annex A: Agreement and Plan of Reorganization by and among Greater Bay
          Bancorp and Bay Area Bancshares dated January 26, 1999.........  A-1

 Annex B: Fairness Opinion of the Findley Group dated March 15, 1999.....  B-1

 Annex C: Selected Provisions of the California General Corporation Law
          Regarding Dissenters' Rights...................................  C-1

 Annex D: Bay Area Bancshares' Annual Report on Form 10-K for the year ended December 31, 1998........................................  D-1

                                     (vii)

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the Merger and for a more complete description of the legal terms of the Merger, you should read this entire document carefully, as well as the additional documents to which we refer you, including the Merger Agreement. See "Where You Can Find More Information" (page iv).

The Companies

Greater Bay Bancorp
2860 W. Bayshore Road
Palo Alto, California 94303
(650) 813-8200

   Greater Bay is a bank holding company operating Cupertino National Bank, Mid-Peninsula Bank, Peninsula Bank of Commerce and Golden Gate Bank. These banks and Greater Bay have various operating divisions, including Greater Bay Bank Santa Clara Valley Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay Bank Contra Costa Business Banking Office, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group.

   Through its financial services subsidiaries and operating divisions, Greater Bay serves clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri Valley Region, with offices located in San Jose, Cupertino, Santa Clara, Palo Alto, Redwood City, San Mateo, Millbrae, San Bruno, San Francisco and Walnut Creek.

   Greater Bay provides a wide range of commercial banking and financial services to small and medium-sized businesses, real estate developers and property managers, business executives, professionals and other individuals.

Bay Area Bancshares
900 Veterans Boulevard
Redwood City, California 94063
(650) 367-1600

   Bay Area Bancshares is a bank holding company incorporated on October 22, 1981. Its wholly owned subsidiary, Bay Area Bank, is a full service commercial bank primarily serving Redwood City and San Carlos, California.

   Bay Area Bank provides a wide range of commercial banking services to individuals, professionals and small to medium-sized businesses. These services include interest-bearing and noninterest-bearing checking accounts, savings and time deposit accounts, business and personal loans, real estate and construction loans, collection services, safe depository facilities, funds transfers, the issuance of money orders, cashiers checks, the sale of travelers' checks and ATM services. To attract and retain customers, Bay Area Bank offers extensive personalized contact, specialized services and banking convenience, including extended banking hours.

The Meeting (pages 16 and 17)

   The Bay Area Bancshares shareholders' meeting will be held at Pacific Athletic Club, located at 200 Redwood Shores Parkway, Redwood City, California 94065, at 9:00 a.m., local time, on Wednesday, April 21, 1999. At the meeting, shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

Record Date; Voting Power (page 16)

   You are entitled to vote at the meeting if you owned Bay Area Bancshares Common Stock on March 19, 1999, the Record Date. As of that date, there were 1,009,141 shares of Bay Area Bancshares Common Stock issued and outstanding held by approximately 450 holders of record. Shareholders are entitled to one vote per share on any matter that may properly come before the meeting.

Vote Required (page 16)

   Approval by the Bay Area Bancshares shareholders of the proposal to approve and adopt the Merger Agreement will require the affirmative vote of a majority of the outstanding shares of Bay Area Bancshares Common Stock.

Share Ownership of Management (page 16)

   On the Record Date, the executive officers and directors of Bay Area Bancshares, including their affiliates, had voting power with respect to an aggregate of 228,986 shares of Bay Area Bancshares Common Stock, or approximately 22.7% of the shares of the Common Stock then outstanding.

   We currently expect that such directors and executive officers of Bay Area Bancshares will vote the shares of Bay Area Bancshares Common Stock owned by them FOR the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby.

Recommendation (page 17)

   The Bay Area Bancshares Board of Directors has unanimously approved and adopted the Merger Agreement, and recommends a vote FOR approval of the Merger Agreement and the transactions contemplated thereby. You also should refer to the reasons that the Bay Area Bancshares Board considered in determining whether to approve and adopt the Merger Agreement on pages 20 and 21.

Opinion of Financial Advisor (pages 21 through 25)

   The Findley Group, financial advisor to Bay Area Bancshares, rendered an opinion dated as of January 26, 1999 to the Bay Area Bancshares Board that as of such date, the Conversion Ratio was fair to the Bay Area Bancshares shareholders from a financial point of view. The Findley Group subsequently confirmed its January 26, 1999 opinion by delivery to the Bay Area Bancshares Board of a written opinion dated March 15, 1999. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered, is attached to this document as Annex B. Bay Area Bancshares shareholders should read the fairness opinion in its entirety.

Terms of the Merger Agreement (pages 28 through 35)

   The Merger Agreement is attached to this document as Annex A. We encourage you to read the Merger Agreement in its entirety. It is the legal document that governs the Merger.

   General. The Merger Agreement provides that Bay Area Bancshares will be merged with and into Greater Bay Bancorp, with Bay Area Bank becoming a wholly owned subsidiary of Greater Bay.

   Conversion Ratio. For each outstanding share of Bay Area Bancshares Common Stock, you will receive (a) 1.38682 shares of Greater Bay Common Stock if the average closing price of that stock is $30.00 or more upon completion of the Merger or (b) 1.44271 shares of Greater Bay Common Stock if the average closing price of that stock is less than $30.00 upon completion of the Merger. Greater Bay will not issue fractional shares. Instead, you will receive a check equal to the amount of any fractional share you would otherwise receive. Average closing price means the average closing sale price on The Nasdaq National Market of Greater Bay Common Stock for the 20 consecutive trading days ending at the end of the third trading day immediately before completion of the merger.

   Effective Time. The Merger will become effective upon the filing of an agreement of merger with the Secretary of State of California. The Merger Agreement provides that the parties will file such agreement of merger as soon as practicable following the satisfaction or waiver of the conditions to the Merger.

   Conditions to the Merger. The completion of the Merger depends upon the satisfaction of a number of conditions, including:

  . approval of the Merger Agreement by the Bay Area Bancshares shareholders;

  . receipt of listing approval from The Nasdaq National Market for the Greater Bay Common Stock to be issued in the Merger;

  . receipt of all necessary authorizations, orders and consents of governmental authorities and the expiration of any regulatory waiting periods;

  . effectiveness of the registration statement of Greater Bay relating to the shares of Greater Bay Common Stock to be issued to Bay Area Bancshares shareholders in the Merger, of which this document forms a part;

  . receipt from PricewaterhouseCoopers LLP of a letter confirming that the Merger qualifies for pooling of interests accounting treatment;

  . receipt of an opinion of Greater Bay's counsel that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

  . confirmation that the fully diluted book value per share of Bay Area
    Bancshares at the time the Merger closes is not less than the amount shown in Bay Area Bancshares' audited consolidated financial statements as of December 31, 1998 plus an amount determined in accordance with the Merger Agreement.

   Unless prohibited by law, either Greater Bay or Bay Area Bancshares could elect to waive any condition.

   Termination. Either Bay Area Bancshares or Greater Bay may call off the Merger under certain circumstances, including if:

  . both parties consent in writing;

  . the Merger is not completed before June 30, 1999 (or July 31, 1999 if only regulatory waiting periods are pending);

  . legal restraints prevent the Merger;

  . the Bay Area Bancshares shareholders do not approve the Merger Agreement;

  . the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has under the Merger Agreement; or

  . any condition to such party's obligations under the Merger Agreement has not been met or waived at a time when such condition could no longer be satisfied.

   In addition, Greater Bay may call off the Merger if the Bay Area Bancshares Board approves, recommends or causes Bay Area Bancshares to enter into any agreement with a party other than Greater Bay providing for the merger, consolidation, share exchange, joint venture, business combination or similar transaction involving Bay Area Bancshares or any subsidiary of Bay Area Bancshares, or any purchase of all or any material portion of the assets of Bay Area Bancshares or any subsidiary of Bay Area Bancshares. If that occurs, Bay Area Bancshares will have to pay Greater Bay a competing transaction fee of $1,500,000.

   Fees and Expenses. Greater Bay and Bay Area Bancshares will pay their own fees, costs and expenses incurred in connection with the Merger Agreement except that they will equally divide printing costs associated with this document. In addition, each of Bay Area Bancshares and Greater Bay have agreed that if the Merger Agreement is terminated under certain circumstances, including the withdrawal by the Bay Area Bancshares Board of its recommendation to the Bay Area Bancshares shareholders with respect to the Merger or the failure of the Bay Area Bancshares shareholders to approve the Merger Agreement, then, depending upon the reason for termination, either Bay Area Bancshares or Greater Bay, as applicable, will reimburse all out-of-pocket expenses and fees of the other party relating to the transactions contemplated by the Merger Agreement. Reimbursement under these circumstances, however, will be limited to $250,000 in the case of reimbursement to Greater Bay and $175,000 in the case of reimbursement to Bay Area Bancshares.

Interests of Certain Persons in the Merger (pages 25 and 26)

   A number of directors and executive officers of Bay Area Bancshares have interests in the Merger as employees and/or directors that are different from, or in addition to, yours as a Bay Area Bancshares shareholder. The Bay Area Bancshares Board recognized these interests and determined that they did not affect the benefits of the Merger to the Bay Area Bancshares shareholders.

   If the Merger takes place, a current member of the Board of Bay Area Bancshares will become a member of the Greater Bay Board. Certain members of the senior management of Bay Area Bank also will remain as senior management of Bay Area Bank. Also, certain indemnification arrangements and directors' and officers' liability insurance for existing directors and officers of Bay Area Bancshares will be continued by Greater Bay after the Merger.

   In addition, if the Merger takes place, (i) outstanding options to purchase Bay Area Bancshares Common Stock held by Bay Area Bancshares' (including subsidiaries) directors, officers and employees will be automatically converted into options to acquire shares of Greater Bay Common Stock adjusted to account for the Conversion Ratio and, (ii) Greater Bay will provide for the cash settlement of the stock appreciation rights held by Bay Area Bank's officers. Upon the signing of the Merger Agreement, there were outstanding options to purchase an aggregate of 83,103 shares of Bay Area Bancshares Common Stock and 48,000 outstanding stock appreciation rights. Of the outstanding options, Messrs. Frank M. Bartaldo, Anthony J. Gould, Mark V. Schoenstein, William A. Peterson, executive officers of Bay Area Bancshares and the Bay Area Bancshares' directors held options to purchase 66,108 shares of Bay Area Bancshares Common Stock at a per share weighted average exercise price of $21.49. Of the outstanding stock appreciation rights, Messrs. Bartaldo, Gould, and Schoenstein held 45,000 stock appreciation rights. The maximum amount Messrs. Bartaldo, Gould and Schoenstein can receive for each stock appreciation right is $24.00.

   If the Merger takes place, Greater Bay has also agreed to assume Bay Area Bank's obligations under three existing director emeritus agreements between Bay Area Bank and Messrs. James E. Burney, Allan Miller and Mario A. Biagi. If Bay Area Bank enters into a fourth director emeritus agreement during the time it takes to consummate the Merger, then Greater Bay also will assume the obligation under that agreement.

Directors of Greater Bay and Bay Area Bank Following the Merger (page 25)

   Upon completion of the Merger, a current member of the Board of Bay Area Bancshares will become a member of the Greater Bay Board. In addition, David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay, will become a director of Bay Area Bank.

Certain Federal Income Tax Consequences (pages 26 and 27)

   Greater Bay and Bay Area Bancshares have received a legal opinion stating that neither Greater Bay nor Bay Area Bancshares will recognize gain or loss for federal income tax purposes as a result of the Merger. The opinion also concludes that you will not recognize gain or loss upon the exchange of your Bay Area Bancshares Common Stock for Greater Bay Common Stock in the Merger. If, however, shareholders receive cash instead of fractional shares or upon exercise of dissenters' rights, that cash would be taxable.

Accounting Treatment (page 27)

   We expect the Merger to be accounted for as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

Resales of Greater Bay Common Stock (pages 33 and 34)

   Shares of Greater Bay Common Stock received by you in the Merger will be freely transferable by the holders, except for those shares held by holders who may be deemed to be "affiliates" (generally including directors, certain executive officers and holders of 10% or more of outstanding voting securities) of Bay Area Bancshares or Greater Bay under applicable federal securities laws. Bay Area Bancshares has provided to Greater Bay the written agreements of certain of its "affiliates" that such "affiliates" will not dispose of their shares of Bay Area Bancshares Common Stock and Greater Bay Common Stock, except in compliance with the Securities Act of 1933 and applicable accounting rules governing pooling of interests.

Regulatory Approvals (pages 34 and 35)

   Greater Bay is required to make certain filings with or obtain approvals from certain regulatory authorities to effect the Merger. These consents and approvals include the approval of the Federal Reserve Board and the Department of Financial Institutions of California.

   Greater Bay submitted an application for approval of the Merger with the Federal Reserve Board on February 19, 1999. Greater Bay also submitted an application for approval of the Merger with the Department of Financial Institutions of California on February 19, 1999. All other necessary applications and notices have been filed.

   We cannot predict whether or when we will obtain all required regulatory approvals.

Dissenters' Rights (pages 36 and 37)

   As a shareholder of Bay Area Bancshares you will have dissenters' rights under California law. This means that shareholders who vote against the Merger may disagree with the Merger and make a written demand to Bay Area Bancshares for payment in cash of the "fair market value" of their shares. The demand must be made within 30 days after the date on which Bay Area Bancshares sends a notice stating that the shareholders approved the Merger. The Bay Area Bancshares Board of Directors has determined that the "fair market value" of one share of Bay Area Bancshares for this purpose is $32.00. That amount represents the final bid price for Bay Area Bancshares common stock on January 25, 1999, the day before the public announcement of the Merger. The procedure for exercising your dissenters' rights is summarized under the heading "Dissenting Shareholders' Rights." The relevant provisions of California Law on dissenters' rights are attached to this document as Annex C.

Differences in the Rights of Shareholders (pages 39 through 41)

   Both Greater Bay and Bay Area Bancshares are incorporated under the laws of the State of California. Upon completion of the Merger, you will become Greater Bay shareholders, and your rights as such will be governed by Greater Bay's articles of incorporation and bylaws and will continue to be governed by California law.

                     Market Price And Dividend Information

Comparative Market Price Data

   The following table presents trading information for Greater Bay Common Stock on The Nasdaq National Market and Bay Area Bancshares Common Stock on the OTC Bulletin Board on January 25, 1999 and March 15, 1999. January 25, 1999 was the last full trading day prior to our announcement of the signing of the Merger Agreement. March 15, 1999 was the last practicable trading day for which information was available prior to the date of this document.

   The table also sets forth the high and low sale prices of Greater Bay Common Stock assuming Conversion Ratios of either 1.38682 or 1.44271 shares of Greater Bay Common Stock for each share of Bay Area Bancshares Common Stock.

                                        GREATER BAY COMMON  BAY AREA BANCSHARES
                                              STOCK             COMMON STOCK
                                       (DOLLARS PER SHARE)  (DOLLARS PER SHARE)
                                       -------------------- --------------------
                                                            HIGH/   LOW/  CLOSE/
                                        HIGH   LOW   CLOSE   ASK    BID    BID
                                       ------ ------ ------ ------ ------ ------
January 25, 1999 ..................... $30.25 $30.06 $30.13 $32.00 $31.00 $32.00
March 15, 1999........................ $29.75 $29.25 $29.25 $39.00 $39.00 $39.00
                                        GREATER BAY COMMON
                                          STOCK PRICE X
                                             1.38682
                                       (DOLLARS PER SHARE)
                                       --------------------
                                        HIGH   LOW   CLOSE
                                       ------ ------ ------
January 25, 1999 ..................... $41.95 $41.69 $41.78
March 15, 1999........................ $41.26 $40.56 $40.56
                                        GREATER BAY COMMON
                                          STOCK PRICE X
                                       1.44271 (DOLLARS PER
                                              SHARE)
                                       --------------------
                                        HIGH   LOW   CLOSE
                                       ------ ------ ------
January 25, 1999 ..................... $43.64 $43.37 $43.47
March 15, 1999........................ $42.92 $42.20 $42.20

   We urge you to obtain current market quotations for Greater Bay Common Stock and Bay Area Bancshares Common Stock. We expect that the market price of Greater Bay Common Stock will fluctuate between the date of this document and the date on which the Merger is completed and thereafter. Because the market price of Greater Bay Common Stock is subject to fluctuation, the value of the shares of Greater Bay Common Stock that you will receive in the Merger may increase or decrease prior to and after the Merger. See "Risk Factors -- Fixed Merger Consideration Despite Potential Change in Relative Stock Prices."

HISTORICAL MARKET PRICES AND DIVIDENDS

   Greater Bay. Greater Bay Common Stock is listed on The Nasdaq National Market under the symbol "GBBK." The following table sets forth for the calendar quarter indicated the high and low sales prices per share of Greater Bay Common Stock as reported on The Nasdaq National Market, and the dividends per share of Greater Bay Common Stock. The prices per share of Greater Bay Common Stock set forth below have been adjusted to reflect a two-for-one stock split effective as of April 30, 1998.

                                                                     DIVIDENDS
QUARTER ENDED                                          HIGH   LOW   DECLARED (1)
-------------                                         ------ ------ -----------
1997:
Fourth quarter....................................... $26.75 $21.00   $0.075
Third quarter........................................  22.44  15.50    0.075
Second quarter.......................................  15.75  12.44    0.075
First quarter........................................  13.81  11.63    0.075
1998:
Fourth quarter....................................... $34.50 $24.50   $0.095
Third quarter........................................  39.00  23.38    0.095
Second quarter.......................................  36.00  28.88    0.095
First quarter........................................  31.38  24.13    0.095
1999:
First quarter (through March 15, 1999)............... $33.75 $28.00   $0.120

--------
(1) Includes only those dividends declared by Greater Bay, and excludes those dividends paid by Greater Bay's subsidiaries prior to the completion of their mergers with Greater Bay. In 1998, Pacific Business Funding Corporation made a distribution of $1.2 million to its shareholders. In 1997, Peninsula Bank of Commerce declared an annual dividend of $3.20 per share to its shareholders, Pacific Rim Bancorporation (the former holding company of Golden Gate Bank) declared and paid a dividend of $100,000 to its only shareholder and Pacific Business Funding Corporation made a distribution of $208,000 to its shareholders. On a consolidated basis, Greater Bay has declared dividends of $0.54 in 1998 and $0.48 in 1997.

   Bay Area Bancshares. Bay Area Bancshares Common Stock is traded on the OTC Bulletin Board under the symbol "BYAR." On the Record Date, there were approximately 450 holders of record of Bay Area Bancshares Common Stock.

   The following table indicates the range of high and low bid prices, not including broker's commissions, for the calendar quarters indicated, based upon information provided by Hoeffer & Arnett, Inc., Van Kasper and Company, and Sutro & Company and the dividends per share of the Bay Area Bancshares Common Stock. The table does not include transactions made privately by individuals. The prices listed below are inter-dealer prices, and do not necessarily represent actual transactions and do not include retail mark-up, mark-downs or commissions.

                                                                       DIVIDENDS
QUARTER ENDED                                             HIGH   LOW   DECLARED
-------------                                            ------ ------ ---------
1997:
Fourth quarter.......................................... $28.00 $24.25   $0.10
Third quarter...........................................  24.50  20.75    0.09
Second quarter..........................................  20.50  16.12    0.09
First quarter...........................................  16.88  15.13    0.09
1998:
Fourth quarter.......................................... $28.00 $23.00   $0.11
Third quarter...........................................  32.75  25.00    0.10
Second quarter..........................................  34.00  29.50    0.10
First quarter...........................................  31.25  28.00    0.10
1999:
First quarter (through March 15, 1999).................. $41.50 $29.00   $ -0-

                            Selected Financial Data

   The following tables show financial results actually achieved by each of Greater Bay and Bay Area Bancshares (the "historical" figures). The tables also show results as if the companies had been combined for the periods presented (the "pro forma combined" figures). Pro forma combined figures are simply arithmetical combinations of Greater Bay's and Bay Area Bancshares' separate financial results; you should not assume that Greater Bay and Bay Area Bancshares would have achieved the pro forma combined results if they had actually been combined during the periods presented. See "Unaudited Pro Forma Condensed Combined Financial Information" (page 42). For purposes of illustration, the pro forma combined figures have been calculated using the Conversion Ratio of 1.38682. However the actual Conversion Ratio (either
1.38682 or 1.44271) will be determined based on the average closing price of Greater Bay Common Stock upon completion of the Merger. See "Summary--Terms of the Merger Agreement" (pages 2 through 4) and "The Merger--Structure of the Merger" (pages 18 and 19).

   Greater Bay's annual historical figures are derived from financial statements audited by PricewaterhouseCoopers LLP, independent public accountants of Greater Bay. Bay Area Bancshares' annual historical figures are derived from financial statements audited by PricewaterhouseCoopers LLP, independent public accountants of Bay Area Bancshares. The annual historical information presented below should be read together with the consolidated audited financial statements of Greater Bay, incorporated in this document by reference, and of Bay Area Bancshares, incorporated in this document by reference and included in Annex D attached to this document. See "Where You Can Find More Information" (page iv).

   We expect to incur merger and other non-recurring expenses as a result of combining our companies. We also anticipate that the Merger will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn additional revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma combined income statement information. For that reason, the pro forma combined information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, does not attempt to predict or suggest future results.

Historical and Pro Forma Per Share Data for Greater Bay and Bay Area Bancshares

                                                 Greater Bay & Bay
                                       Bay Area   Area Bancshares    Equivalent of One Bay
Per Common Share          Greater Bay Bancshares   Combined (1)    Area Bancshares Share (2)
----------------          ----------- ---------- ----------------- -------------------------
Net Income:
Year ended December 31,
 1998
  Basic.................     $1.75      $ 2.39         $1.75                $ 2.43
  Diluted...............      1.62        2.33          1.63                  2.26
Year ended December 31,
 1997
  Basic.................      1.26        2.04          1.29                  1.79
  Diluted...............      1.17        1.84          1.19                  1.65
Year ended December 31,
 1996
  Basic.................      0.72        1.69          0.78                  1.08
  Diluted...............      0.67        1.51          0.72                  1.00
Cash Dividends Declared:
Year ended December 31,
 1998...................     $0.54      $ 0.41         $0.51                $ 0.71
Year ended December 31,
 1997...................      0.48        0.37          0.46                  0.64
Year ended December 31,
 1996...................      0.29        0.33          0.28                  0.39
Book Value
December 31, 1998.......     $9.64      $14.31         $9.73                $13.49
December 31, 1997.......      8.23       12.27          8.30                 11.51

--------
(1) The pro forma combined per share data for net income has been calculated using the weighted average number of shares of Greater Bay's Common Stock outstanding for the period presented, increased by Bay Area Bancshares' weighted average number of shares of Bay Area Bancshares Common Stock outstanding for the period presented multiplied by an assumed conversion ratio of 1.38682 shares of Greater Bay's Common Stock for each share of Bay Area Bancshares Common Stock, as if these shares were outstanding for each period presented. The pro forma combined per share data for dividends declared represents the sum of historical dividends for Greater Bay's Common Stock and the historical dividends for Bay Area Bancshares divided by the sum of Greater Bay's Common Stock and Bay Area Bancshares Common Stock (adjusted for the assumed Conversion Ratio of 1.38682). The pro forma combined book value per share has been calculated using shares of outstanding Greater Bay's Common Stock increased by the shares of outstanding Bay Area Bancshares Common Stock multiplied by an assumed Conversion Ratio of 1.38682 for each share of Bay Area Bancshares Common Stock as if these shares were outstanding as of the date presented.

(2) The equivalent pro forma Bay Area Bancshares shares information has been calculated by multiplying the pro forma combined per share information by an assumed Conversion Ratio of 1.38682.

                 Greater Bay Historical Selected Financial Data

                             1998       1997*       1996*      1995*      1994*
                          ----------  ----------  ---------  ---------  ---------
                           (Dollars in thousands, except per share and share
                                               amounts)
Statement of Operations
 Data
Interest income.........  $  112,920  $   88,527  $  62,883  $  53,060  $  39,946
Interest expense........      47,472      34,059     22,379     18,961     11,804
                          ----------  ----------  ---------  ---------  ---------
 Net interest income....      65,448      54,468     40,504     34,099     28,142
Provision for loan
 losses.................       6,035       6,786      2,594      1,219      1,985
                          ----------  ----------  ---------  ---------  ---------
 Net interest income
  after provision for
  loan losses...........      59,413      47,682     37,910     32,880     26,157
                          ----------  ----------  ---------  ---------  ---------
Other income............       6,310       5,379      4,623      3,043      4,120
Nonrecurring warrant
 income.................         945       1,162        -0-        -0-        -0-
                          ----------  ----------  ---------  ---------  ---------
 Total other income.....       7,255       6,541      4,623      3,043      4,120
                          ----------  ----------  ---------  ---------  ---------
Operating expenses......      38,711      34,083     29,416     25,962     22,724
Other expenses
 nonrecurring...........       1,341      (1,287)       -0-      2,135        -0-
                          ----------  ----------  ---------  ---------  ---------
 Total operating
  expenses..............      40,052      32,796     29,416     28,097     22 724
                          ----------  ----------  ---------  ---------  ---------
Income before provision
 for income taxes &
 merger and other
 related nonrecurring
 costs..................      26,616      21,427     13,117      7,826      7,553
Provision for income
 taxes..................       8,364       7,526      4,778      2,870      2,794
                          ----------  ----------  ---------  ---------  ---------
Income before merger and
 other related
 nonrecurring costs.....      18,252      13,901      8,339      4,956      4,759
Merger and other related
 nonrecurring costs, net
 of tax.................       1,674       2,282      1,991        -0-        608
                          ----------  ----------  ---------  ---------  ---------
 Net income.............  $   16,578  $   11,619  $   6,348  $   4,956  $   4,151
                          ==========  ==========  =========  =========  =========
Per Share Data (1)
Income per share (before
 merger and other
 related nonrecurring
 costs)
 Basic..................  $     1.92  $     1.51  $    0.94  $    0.59  $    0.61
 Diluted................        1.78        1.41       0.88       0.56       0.56
Net income per share
 Basic..................  $     1.75  $     1.26  $    0.72  $    0.59  $    0.53
 Diluted................        1.62        1.17       0.67       0.56       0.49
Average common shares
 outstanding............   9,485,000   9,196,000  8,856,000  8,334,000  7,854,000
Average common and
 common equivalent
 shares outstanding.....  10,231,000   9,892,000  9,443,000  8,813,000  8,485,000
Performance Ratios
Return on average assets
 (before merger and
 other related
 nonrecurring costs)
 (2)....................        1.28%       1.33%     1.13%       0.82%      1.09%
Return on average common
 shareholders' equity
 (before merger and
 other related
 nonrecurring costs)
 (2)....................       21.72%      18.86%     12.97%      8.70%     11.95%
Balance Sheet Data At
 Period End
Assets..................  $1,582,865  $1,217,665  $ 919,924  $ 659,373  $ 552,272
Loans, net..............     984,487     735,233    564,175    393,378    342,098
Investment securities...     342,294     213,127    135,671    141,024    117,737
Deposits................   1,342,492   1,071,148    821,133    584,103    475,048
Subordinated debt.......       3,000       3,000      3,000      3,000        -0-
Trust Preferred
 Securities.............      50,000      20,000        -0-        -0-        -0-
Common shareholders'
 equity.................      92,676      76,540     66,834     60,494     52,784
Regulatory Capital
 Ratios
Leverage Ratio..........        7.81%       8.40%      7.78%      9.53%      9.89%
Tier 1 Capital..........        9.90%      10.72%      9.83%     12.47%     13.05%
Total Capital...........       12.94%      12.31%     11.47%     14.31%     14.37%

--------
 * Restated on a historical basis to reflect the mergers between Greater Bay Bancorp and Cupertino National Bancorp, Peninsula Bank of Commerce, Pacific Rim Bancorporation (the former holding company of Golden Gate Bank) and Pacific Business Funding Corporation, on a pooling of interests basis.
(1) Restated to reflect the 2-for-1 stock split effective as of April 30, 1998.
(2) Including merger and other related nonrecurring costs (net of tax) of $1.7 million in 1998, $2.3 million in 1997, $2.0 million in 1996 and $608,000 in 1994, ROA would have been 1.17% for 1998, 1.11% for 1997, 0.86% for 1996,
    0.82% for 1995 and 0.95% for 1994, and ROE would have been 19.73% for 1998, 15.76% for 1997, 9.87% for 1996, 8.70% for 1995 and 10.42% for 1994.

             Bay Area Bancshares Historical Selected Financial Data

                                1998       1997      1996      1995     1994
                              ---------  --------  ---------  -------  -------
                              (Dollars in thousands, except per share and
                                             share amounts)
Statement of Income Data
Interest income.............  $  11,878  $  9,734  $   8,401  $ 7,507  $ 6,363
Interest expense............      3,708     2,953      2,539    2,223    1,590
                              ---------  --------  ---------  -------  -------
  Net interest income.......      8,170     6,781      5,862    5,284    4,773
Provision for loan losses...        200       240        435      210      300
                              ---------  --------  ---------  -------  -------
  Net interest income after
   provision for losses.....      7,970     6,541      5,427    5,074    4,473
Other income................      2,465     2,517      2,821    2,532    1,833
Operating expenses..........      6,384     5,995      5,876    5,556    4,722
                              ---------  --------  ---------  -------  -------
Income before provision for
 income taxes...............      4,051     3,063      2,372    2,050    1,584
Provision for income taxes..      1,686     1,258        957      839      637
                              ---------  --------  ---------  -------  -------
    Net income..............  $   2,365  $  1,805  $   1,415  $ 1,211  $   947
                              =========  ========  =========  =======  =======
Per Share Data
Net income per share
  Basic.....................  $    2.39  $   2.04  $    1.69  $  1.50  $  1.21
  Diluted...................       2.33      1.84       1.51     1.38     1.09
Average common shares
 outstanding................    990,000   883,000    835,000  806,000  778,000
Average common and common
 equivalent shares
 outstanding................  1,014,000   982,000    940,000  873,000  852,000
Performance Ratios
Return on average assets....       1.70%     1.60%      1.45%    1.43%    1.18%
Return on average common
 shareholder's equity.......      17.93%    17.56%     16.30%   16.09%   14.28%
Balance Sheet Data -- At
 Period End
Assets......................  $ 155,324  $122,085  $ 103,187  $93,815  $79,537
Loans, net..................    108,116    84,374     67,735   59,981   52,344
Investment securities.......     15,217    15,588     14,669   13,244    9,866
Deposits....................    136,455   107,426     92,968   83,979   72,014
Common shareholders'
 equity.....................     14,365    11,988      9,281    8,078    6,971
Regulatory Capital Ratios
Leverage Ratio..............      10.32%     9.49%      9.50%    9.49%    8.74%
Tier 1 Capital..............      12.52%    11.54%     12.58%   12.60%   12.14%
Total Capital...............      13.77%    12.79%     13.81%   13.85%   13.39%

              Selected Unaudited Pro Forma Combined Financial Data

                                               1998        1997        1996
                                            ----------  ----------  ----------
                                             (Dollars in thousands, except
                                              per share and share amounts)
Statement of Operations Data
Interest income...........................  $  124,798  $   98,261  $   71,284
Interest expense..........................      51,180      37,012      24,918
                                            ----------  ----------  ----------
  Net interest income.....................      73,618      61,249      46,366
Provision for loan losses.................       6,235       7,026       3,029
                                            ----------  ----------  ----------
  Net interest income after provision for
   loan losses............................      67,383      54,223      43,337
                                            ----------  ----------  ----------
Other income..............................       8,775       7,896       7,444
Nonrecurring warrant income...............         945       1,162         -0-
                                            ----------  ----------  ----------
  Total other income......................       9,720       9,058       7,444
                                            ----------  ----------  ----------
Operating expenses........................      45,095      40,078      35,292
Other expenses nonrecurring...............       1,341       1,287         -0-
                                            ----------  ----------  ----------
  Total operating expenses................      46,436      38,791      35,292
                                            ----------  ----------  ----------
Income before provision for income taxes &
 merger and other related
 nonrecurring costs.......................      30,667      24,490      15,489
Provision for income taxes................      10,050       8,784       5,735
                                            ----------  ----------  ----------
Income before merger and other related
 nonrecurring costs.......................      20,617      15,706       9,754
Merger and other related nonrecurring
 costs, net of tax........................       1,674       2,282       1,991
                                            ----------  ----------  ----------
Net income................................  $   18,943  $   13,424  $    7,763
                                            ==========  ==========  ==========
Per Share Data(1)
Income per share (before merger and other
 related nonrecurring costs)
  Basic...................................  $     1.90  $     1.51  $     0.97
  Diluted.................................        1.77        1.40        0.91
Net income per share
  Basic...................................  $     1.75  $     1.29  $     0.78
  Diluted.................................        1.63        1.19        0.72
Average common shares outstanding.........  10,857,952  10,420,562  10,013,995
Average common and common equivalent
 shares outstanding.......................  11,637,235  11,253,857  10,746,611
Performance Ratios(2)
Return on average assets (before merger
 and other related nonrecurring costs)....        1.32%       1.36%       1.16%
Return on average common shareholders'
 equity (before merger and other related
 nonrecurring costs)......................       21.21%      18.70%      13.37%
Balance Sheet Data -- At Period End
Assets....................................  $1,738,189  $1,339,750  $1,023,111
Loans, net................................   1,092,603     819,607     631,910
Investment securities.....................     357,511     228,715     150,340
Deposits..................................   1,478,947   1,178,574     914,101
Subordinated debt.........................       3,000       3,000       3,000
Trust Preferred Securities................      50,000      20,000         -0-
Common shareholders' equity...............     107,041      88,528      76,115
Regulatory Capital Ratios
Leverage Ratio............................        8.01%       8.50%       7.96%
Tier 1 Capital............................       10.12%      10.77%      10.11%
Total Capital.............................       13.01%      12.36%      11.70%

--------
(1) Includes the effect of the Greater Bay 2-for-1 stock split effective as of April 30, 1998.
(2) Including merger and other related nonrecurring costs (net of tax) of $1.7 million in 1998, $2.3 million in 1997 and $2.0 million in 1996, ROA would have been 1.21% for 1998, 1.16% for 1997 and 0.93% for 1996, and ROE would have been 19.48% for 1998, 15.98% for 1997 and 10.64% for 1996.

                                  RISK FACTORS

   In addition to the other information included in this document (including the matters addressed in "A Warning about Forward-looking Information"), you should consider the matters described below carefully in determining whether to approve the Merger Agreement and the transactions contemplated thereby.

Fixed Merger Consideration Despite Potential Change in Relative Stock Prices

   For each outstanding share of Bay Area Bancshares Common Stock, you will receive (a) 1.38682 shares of Greater Bay Common Stock if the average closing price of that stock is $30.00 or more upon completion of the Merger or (b)
1.44271 shares of Greater Bay Common Stock if the average closing price of that stock is less than $30.00 upon completion of the Merger.

   The market prices of Bay Area Bancshares Common Stock and Greater Bay Common Stock when the Merger takes place may vary from their prices at the date of this document and at the date of the special meeting. Such variations in the market prices of Greater Bay Common Stock and Bay Area Bancshares Common Stock may result from changes in the business, operations or prospects of Bay Area Bancshares, Greater Bay or the combined company, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors.

   At the time of the special meeting, you will not know the exact value of the Greater Bay Common Stock that you will receive when the Merger is completed. We urge you to obtain current market quotations for Greater Bay Common Stock and Bay Area Bancshares Common Stock.

Uncertainties in Integrating Business Operations and Realizing Enhanced
Earnings

   The Merger involves the integration of two companies that have previously operated independently. Successful integration of Bay Area Bancshares' operations will depend primarily on Greater Bay's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. No assurance can be given that Greater Bay and Bay Area Bancshares will be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

Other Risk Factors

   For a discussion of other risk factors that you should consider, please see the section entitled "Item 1. Business--Factors that May Affect Future Results of Operations" in Greater Bay's Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated herein by reference. See "Where You Can Find More Information" (page iv).

                                  THE MEETING

General

   We are furnishing this document to you in connection with the solicitation of proxies by the Bay Area Bancshares Board of Directors of for use at the Special Meeting of Bay Area Bancshares shareholders (including any adjournments or postponements thereof, the "Meeting") to be held on Wednesday, April 21, 1999 at the time and place set forth in the accompanying notice.

   The purpose of the Meeting is to consider and vote upon the Agreement and Plan of Reorganization, dated as of January 26, 1999 (the "Merger Agreement"), between Greater Bay and Bay Area Bancshares. The Merger Agreement is attached to this document as Annex A and is incorporated in this document by this reference. For a description of the Merger Agreement, see "The Merger -- Terms of the Merger Agreement."

   The Merger Agreement provides that Bay Area Bancshares will merge with and into Greater Bay (the "Merger"). In the Merger, for each outstanding share of common stock, no par value, of Bay Area Bancshares ("Bay Area Bancshares Common Stock"), you will receive (a) 1.38682 shares of common stock, no par value, of Greater Bay ("Greater Bay Common Stock") if the average closing price of Greater Bay Common Stock is $30.00 or more upon completion of the Merger or (b)
1.44271 shares of Greater Bay Common Stock if the average closing price of Greater Bay Common Stock is less than $30.00 upon completion of the Merger. Greater Bay will pay cash in lieu of fractional shares.

Bay Area Bancshares Meeting

   General. The Meeting will be held on Wednesday, April 21, 1999 at 9:00 a.m., local time, at Pacific Athletic Club, located at 200 Redwood Shores Parkway, Redwood City, California 94065. At the Meeting, you will be asked to consider and vote upon a proposal to approve the Merger Agreement. You may also be asked to vote upon a proposal to adjourn or postpone the Bay Area Bancshares Meeting for the purpose of, among other things, allowing additional time for the solicitation of proxies from Bay Area Bancshares shareholders to approve the Merger Agreement.

   Record Date; Voting Power. Only holders of record of shares of Bay Area Bancshares Common Stock at the close of business on March 19, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of such date, there were 1,009,141 issued and outstanding shares of Bay Area Bancshares Common Stock held by approximately 450 holders of record. Holders of record of Bay Area Bancshares Common Stock on the Record Date are entitled to one vote per share on any matter that may properly come before the Meeting. Brokers who hold shares of Bay Area Bancshares Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Any such shares of Bay Area Bancshares Common Stock for which a broker has submitted an executed proxy but for which the beneficial owner thereof has not given instructions on voting to such broker are referred to as "broker non-votes."

   Vote Required. The presence in person or by proxy of the holders of a majority of the shares of Bay Area Bancshares Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted for purposes of establishing the presence of a quorum at the Meeting. The approval of the proposal to approve the Merger Agreement requires the affirmative vote of holders of a majority of the shares of Bay Area Bancshares Common Stock outstanding on the Record Date. Broker non-votes and abstentions will be counted and will have the effect of a vote against the proposal to approve the Merger Agreement.

   On the Record Date, the executive officers and directors of Bay Area Bancshares, including their affiliates, had voting power with respect to an aggregate of 228,986 shares of Bay Area Bancshares Common Stock or approximately 22.7% of the shares of Bay Area Bancshares Common Stock then outstanding. We currently expect that such directors and officers will vote all of such shares in favor of the proposal to approve the Merger Agreement. On the Record Date, the directors and executive officers of Greater Bay did not beneficially own any shares of Bay Area Bancshares Common Stock.

   Recommendation of the Bay Area Bancshares Board. The Bay Area Bancshares Board has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby. The Bay Area Bancshares Board believes that the Merger is fair to and in the best interests of Bay Area Bancshares and you as the Bay Area Bancshares shareholders and unanimously recommends that you vote "FOR" approval of the Merger Agreement and the transactions contemplated thereby. See "The Merger -- Background of and Reasons for the Merger."

   Solicitation and Revocation of Proxies. A form of proxy is enclosed with this document. All shares of Bay Area Bancshares Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR approval of the Merger Agreement and in the discretion of the proxy holder as to any other matter which may properly come before the Meeting.

   You are requested to vote by completing, dating and signing the accompanying proxy card and returning it promptly to Bay Area Bancshares in the enclosed, postage-paid envelope. You should not send your stock certificates with your proxy card.

   If you have previously delivered a properly executed proxy, you may revoke such proxy at any time before its exercise. You may revoke a proxy either by
(i) filing with the Secretary of Bay Area Bancshares prior to the Meeting, at Bay Area Bancshares' principal executive offices, either a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the Meeting and voting in person. Your presence at the Meeting will not revoke your proxy unless you vote in person.

   Other Matters. Bay Area Bancshares is unaware of any matter to be presented at the Meeting other than the proposal to approve the Merger Agreement. If other matters are properly presented at the Meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including, without limitation, any proposal to adjourn or postpone the Meeting, provided that no proxy that has been designated to vote against approval of the Merger Agreement will be voted in favor of any proposal to adjourn or postpone the Meeting for the purpose of soliciting additional proxies to approve the Merger Agreement.

                                   THE MERGER

   The detailed terms of the Merger are contained in the Merger Agreement attached as Annex A to this document. The following discussion and the discussion under "The Merger Agreement" describe the more important aspects of the Merger and all of the material terms of the Merger Agreement. These descriptions are qualified in their entirety by reference to the Merger Agreement, which is incorporated by reference in this document. We encourage you to read the Merger Agreement carefully.

Structure of the Merger

   General. The Merger Agreement provides that, after its approval by the Bay Area Bancshares shareholders and the satisfaction or waiver of the other conditions to the Merger, Bay Area Bancshares will merge with and into Greater Bay upon the filing of the agreement of merger with the Secretary of State of California, or such later time as the parties have agreed upon and designated in such filing (the "Effective Time"), in accordance with the California General Corporation Law (the "CGCL"). Bay Area Bank, a wholly owned subsidiary of Bay Area Bancshares, will survive the Merger as a wholly owned subsidiary of Greater Bay. The articles of incorporation and bylaws of Greater Bay, as in effect immediately prior to the Effective Time, will be the articles of incorporation and bylaws of the surviving corporation, until amended in accordance with applicable law. The directors of Greater Bay immediately prior to the Effective Time and a current member of the Board of Bay Area Bancshares will be the directors of the surviving corporation and the officers of Greater Bay immediately prior to the Effective Time will be the officers of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as applicable.

   Conversion of Shares. At the Effective Time, each issued and outstanding share of Bay Area Bancshares Common Stock (other than shares as to which statutory dissenters' rights are perfected and certain shares held by Greater Bay or any of its subsidiaries, if any) will be converted into the right to receive (a) 1.38682 shares of Greater Bay Common Stock if the Average Closing Price (as defined below) of that stock is $30.00 or more at the Effective Time or (b) 1.44271 shares of Greater Bay Common Stock if the Average Closing Price of that stock is less than $30.00 at the Effective Time. Cash will be paid in lieu of fractional shares of Greater Bay Common Stock in an amount equal to such fraction multiplied by the Average Closing Price.

   The term "Average Closing Price" means the average closing sale price on The Nasdaq National Market of Greater Bay Common Stock for the 20 consecutive trading days ending at the end of the third trading day immediately prior to the Effective Time. If Greater Bay changes the number of shares of Greater Bay Common Stock through any reclassification, recapitalization, split-up, combination or exchange of shares, or if Greater Bay declares a stock dividend on the shares of Greater Bay Common Stock, then the Conversion Ratio also will be adjusted appropriately.

   As described above, the Conversion Ratio (and the resulting value of the Greater Bay Common Stock to be received by shareholders of Bay Area Bancshares upon conversion) depends upon the Average Closing Price of Greater Bay Common Stock. The following table shows the effective Conversion Ratio and the value of the Greater Bay Common Stock into which one share of Bay Area Bancshares Common Stock will be converted as a function of the Average Closing Price of Greater Bay Common Stock.

    -------------------------------------------------------
                                             Value to be
                                             received per
                       Each Bay Area         Bay Area
     Assuming a        Bancshares share      Bancshares
     Greater Bay       will be converted     share (payable
     Average Closing   into this number      in Greater Bay
     Price of:         of Greater Bay shares Stock)
    -------------------------------------------------------
     $30.00 or more    1.38682               $41.60 or more
    -------------------------------------------------------
     Less than $30.00  1.44271               $43.27 or less
    -------------------------------------------------------

   No assurance can be given as to what the Average Closing Price will be. No assurance can be given that the market price of Greater Bay Common Stock on or after consummation of the Merger will approximate the Average Closing Price.

   You are urged to obtain current market quotations for Greater Bay Common Stock and Bay Area Bancshares Common Stock. It is expected that the market price of Greater Bay Common Stock will fluctuate between the date of this document and the date on which the Merger is completed and thereafter. Because the number of shares of Greater Bay Common Stock to be received by you in the Merger is fixed and the market price of Greater Bay Common Stock is subject to fluctuation, the value of the shares of Greater Bay Common Stock that you will receive in the Merger may increase or decrease prior to and after the Merger. See "Risk Factors -- Fixed Merger Consideration Despite Potential Change in Relative Stock Prices."

   Fractional Shares. No fractional shares of Greater Bay Common Stock will be issued in the Merger. Instead, if you would otherwise be entitled to receive a fractional share you shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (a) the Average Closing Price times (b) the fraction of the share of Greater Bay Common Stock to which you would otherwise be entitled. You will not be entitled to dividends or other rights in respect of any such fraction.

Background of and Reasons for the Merger

   Background of the Merger. The Boards of Directors of Greater Bay and Bay Area Bancshares considered the possibility of a business combination of their respective institutions in September 1995 and February 1997, but no agreement was reached. Subsequently, after various discussions and negotiations among certain of their directors, officers and financial advisors, Bay Area Bancshares executed a confidentiality agreement on September 24, 1998 which allowed Greater Bay to review information about Bay Area Bancshares regarding a possible merger. Following the execution of the confidentiality agreement, each party conducted a due diligence examination of the other. During this period, Greater Bay sent an expression of interest letter to Bay Area Bancshares on October 19, 1998, and sent a draft of a proposed agreement to Bay Area Bancshares on December 23, 1998. During the period between December 23, 1998 and January 26, 1999, management of the companies and legal counsel for the companies negotiated the principal terms and conditions of the Merger Agreement.

   The Bay Area Bancshares Board of Directors discussed and evaluated the proposed transaction at meetings held on September 15, 1998, October 20, 1998, November 17, 1998, December 15, 1998, January 19, 1999, January 21, 1999 and January 25, 1999. At the September 15, 1998 meeting, the Bay Area Bancshares Board discussed a possible business combination with Greater Bay and resolved to move forward with the merger discussions. Bay Area Bancshares' legal counsel, financial advisor and management consultant participated in the discussions at the meeting. At the October 20, 1998 meeting, the Bay Area Bancshares Board reviewed the expression of interest letter sent by Greater Bay on October 19, 1998 with its legal counsel, financial advisor and management consultant. At the November 17, 1998 meeting, Bay Area Bancshares' financial advisor telephonically updated the Bay Area Bancshares Board about the status of the merger discussions.

   At the December 15, 1998 meeting, the Bay Area Bancshares Board discussed with its legal counsel, financial advisor and management consultant the proposed conversion ratio formula and the strengths and weaknesses of a possible merger with Greater Bay and authorized management to proceed with negotiating a definitive agreement. At the January 19, 1999 meeting, the Board reviewed with its legal counsel the proposed form of Merger Agreement it received from Greater Bay.

   At the January 21, 1999 meeting, the Bay Area Bancshares Board further evaluated with its management consultant the proposed conversion ratio formula and proposed that the conversion ratio be a fixed rate. The Board also discussed the terms of the definitive agreement with its legal counsel. It was reported at the meeting that the Bay Area Bancshares' financial advisor had given its oral opinion that the proposed merger was fair to Bay Area Bancshares' shareholders from a financial point of view. The Bay Area Bancshares Board then approved the proposed merger and authorized management to execute and deliver the Merger Agreement in substantially the form presented, provided that management and other authorized representatives of Bay Area Bancshares would continue to negotiate certain terms of the Merger Agreement relating to the conversion ratio, the operations of Bay Area Bancshares prior to the closing of the Merger, the appointment of directors and the assumption of obligations under Bay Area Bank director emeritus agreements.

   Between January 21, 1999 and January 25, 1999, Bay Area Bancshares' management consultant and management of Greater Bay met to negotiate the final terms of the Merger Agreement. The parties agreed to a fixed rate conversion ratio and finalized other terms of the Merger Agreement relating to Bay Area Bancshares' operations prior to the closing of the Merger, the appointment of one member of the Bay Area Bancshares Board to the Greater Bay Board of Directors and the assumption of obligations under Bay Area Bank director emeritus agreements.

   At the January 25, 1999 meeting, the Board discussed and approved a fixed rate conversion ratio and the final terms of the Merger Agreement. Bay Area Bancshares' legal counsel participated in the discussions. The next day, January 26, 1999, Bay Area Bancshares and Greater Bay executed the Merger Agreement. Thereafter, Bay Area Bancshares received from its financial advisor the final written fairness opinion dated January 26, 1999.

   Each of the Greater Bay Board and Bay Area Bancshares Board believes the Merger to be in the best interests of their respective institutions, shareholders and banking customers. Each Board believes that the Merger will position Greater Bay, on a consolidated basis, closer to its strategic objective of becoming the preeminent independent financial services provider in the San Francisco Peninsula market area and strengthen Greater Bay, on a consolidated basis, in terms of management, growth opportunities and profitability. Furthermore, each Board believes that Greater Bay, as a larger independent financial institution, will be better able to compete with major banks in the communities now served by its existing banking subsidiaries and Bay Area Bank and will benefit such communities by providing increased banking services. The parties also anticipate that the Merger will present significant revenue enhancement opportunities for the combined entity. These opportunities result from, among other factors; (i) an increased ability to cross-sell a wider variety of banking products and services; (ii) the ability to generate increased loan and fee income from Bay Area Bank customers as a result of the higher lending limits available to the combined entity; (iii) the potential to increase overall market share in the communities presently served by Greater Bay and Bay Area Bank as a result of the wider range of products and services to be offered through the combined entity; (iv) the ability to leverage marketing expense and thereby improve the return on the combined entity's marketing investment; and (v) the ability to achieve cost savings, operating efficiencies and other opportunities for revenue enhancement. The Merger will also provide Bay Area Bancshares shareholders with the benefit of a more liquid market for their shares.

   Reasons for the Merger. The Bay Area Bancshares Board believes that the terms of the Merger Agreement and the Merger are fair from a financial point of view to, and are in the best interests of, Bay Area Bancshares and the Bay Area Bancshares shareholders. Accordingly, the Bay Area Bancshares Board has unanimously approved and adopted the Merger Agreement and recommends approval of the Merger Agreement by the Bay Area Bancshares shareholders. In reaching its decision, the Bay Area Bancshares Board consulted with Bay Area Bancshares' management, legal counsel and The Findley Group ("Findley"), Bay Area Bancshares' financial advisor, and considered a number of factors, to which relative weights were not assigned, including the following:

    (i)The Bay Area Bancshares Board's review of (a) the business, operations, financial condition and earnings of Greater Bay on an historical and a prospective basis and of the combined company on a pro forma basis, (b) the anticipated cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined company as a result of the Merger and (c) the historical and prospective stock price performance of Greater Bay Common Stock, including the anticipated impact of the Merger on the price of Greater Bay Common Stock over the short term and the long term.

    (ii)The compatibility of the respective businesses, operating philosophies and strategic objectives of Bay Area Bancshares and Greater Bay, including their respective decentralized management structures, the growth of their respective fee-based businesses and the superior credit quality of their respective loan portfolios.

    (iii)The terms of the Merger Agreement and the Merger, including the Conversion Ratio, which reflected purchase price to 1998 estimated earnings of
18.27 and purchase price to book value of 2.97 (based on the closing price of $30.69 for Greater Bay Common Stock on The Nasdaq National Market on January 21, 1999) at the time that the Bay Area Bancshares Board approved the Merger Agreement. The Bay Area Bancshares Board gave due consideration to the fact that the fixed Conversion Ratio would allow you to benefit from any increase in the market price of Greater Bay Common Stock prior to the Merger while also subjecting you to any declines in such market price prior to the Merger. See " -- Conversion of Shares."

    (iv)The current and prospective economic and competitive environment facing the financial services industry generally, and Bay Area Bancshares in particular, including the continued pace of consolidation in the industry and the perceived importance of operational scale in enhancing efficiency and profitability and remaining competitive over the long term.

    (v)The Bay Area Bancshares Board's familiarity with and review of Bay Area Bancshares' business, operations, financial condition and earnings on an historical and a prospective basis.

    (vi)The telephonic presentation of Findley to the Bay Area Bancshares Board on January 21, 1999, and the opinion of Findley rendered on January 26, 1999 that, as of such date, the Conversion Ratio was fair from a financial point of view to you. See " -- Opinion of Financial Advisor."

    (vii)The expectation that the Merger will be tax-free (except for cash paid in lieu of fractional shares) for federal income tax purposes to Bay Area Bancshares and Bay Area Bancshares shareholders and will qualify as a pooling of interests for accounting and financial reporting purposes. See " -- Accounting Treatment" and "-- Certain Federal Income Tax Consequences."

    (viii)The generally favorable impact that the Merger could be expected to have on the constituencies served by Bay Area Bancshares, including its customers, employees and communities.

   The foregoing discussion of the information and factors considered by the Bay Area Bancshares Board is not intended to be exhaustive but is believed to include all material factors considered by the Bay Area Bancshares Board. In reaching its determination to approve the Merger, the Bay Area Bancshares Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

   The Bay Area Bancshares Board believes that the Merger, including the Conversion Ratio, is fair to and in the best interests of Bay Area Bancshares and you as the Bay Area Bancshares shareholders and has unanimously approved and adopted the Merger Agreement and recommends that you vote for approval of the Merger Agreement.

Opinion of Financial Advisor

   Bay Area Bancshares has retained The Findley Group ("Findley") to act as its financial advisor in connection with the Merger pursuant to an engagement letter dated July 15, 1998 (the "Engagement Letter"). Findley has rendered to the Board of Directors of Bay Area Bancshares its written opinion dated January 26, 1999, as affirmed on March 15, 1999, pursuant to the terms of the Merger Agreement, that, subject to the assumptions and limitations set forth therein, the Conversion Ratio is fair, from a financial point of view, to you as the Bay Area Bancshares shareholders. A copy of the Findley opinion dated March 15, 1999 of Findley is attached as Annex C to this Proxy Statement/Prospectus and we urge you to read it in its entirety.

   The following summary is qualified in its entirety by reference to the full text of the opinion. This opinion is addressed to the Board of Directors of Bay Area Bancshares and does not constitute a recommendation to any of you as to how you should vote at the Meeting.

   In connection with its fairness opinion, Findley, among other things: (a) reviewed certain publicly available financial and other data with respect to Bay Area Bancshares and Greater Bay, including the consolidated financial statements for recent years and interim periods to September 30, 1998, 1998 earnings releases and certain other relevant financial and operating data relating to Bay Area Bancshares and Greater Bay made available to Findley from published sources and from the internal records of Bay Area Bancshares and Greater Bay; (b) reviewed the Merger Agreement; (c) reviewed certain historical market prices and trading volumes of Bay Area Bancshares and Greater Bay Common Stock; (d) compared Bay Area Bancshares and Greater Bay from a financial point of view with certain other banks and bank holding companies that Findley deemed to be relevant; (e) considered the financial terms, to the extent publicly available, of selected recent business combinations of banks and bank holding companies that Findley deemed to be comparable, in whole or in part, to the Merger; (f) reviewed and discussed with representatives of the management of Bay Area Bancshares and Greater Bay certain information of a business and financial nature regarding Bay Area Bancshares and Greater Bay furnished to Findley by Bay Area Bancshares and Greater Bay, including 1999 financial forecasts and related assumptions of Bay Area Bancshares and Greater Bay; (g) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Bay Area Bancshares' counsel; and (h) performed such other analyses and examinations as Findley deemed appropriate. For its evaluation, Findley used the lowest possible Conversion Ratio under the terms of the Merger Agreement of 1.38682, which is based upon Greater Bay having an Average Closing Price of $30.00 or more.

   Contribution Analysis. Findley analyzed the contribution of each Bay Area Bancshares and Greater Bay to, among other things, common equity and net income of the pro forma combined companies for the period ending December 31, 1998. This analysis showed, among other things, that based on pro forma combined balance sheets and income statements for Bay Area Bancshares and Greater Bay as of December 31, 1998, Bay Area Bancshares would have contributed approximately 9.5% of the deposits, 13.4% of the shareholder equity of the combined companies (before costs savings and revenue enhancements), and 12.6% of 1998 net income. Based upon the stock consideration to be paid in the Merger as provided in the Merger Agreement, the Bay Area Bancshares shareholders would own approximately 12.7% of the combined company after giving effect to all outstanding options.

   Discounted Cash Flow Analysis. Findley examined the results of a discounted cash flow analysis designed to compare the Conversion Ratio with the present value, under certain assumptions, that would be attained if Bay Area Bancshares remained independent through 2001, and was acquired by a larger financial institution at that time. The cash flows for the combined companies assumed that the Conversion Ratio equals 1.38682 shares of Greater Bay for each share of Bay Area Bancshares. The results produced in the analyses did not purport to be indicative of actual values or expected values of Bay Area Bancshares or the combined companies at such future date. All cases were analyzed assuming realization of operating cost savings of $800,000, estimated by the parties, in the amounts and time periods forecasted by the parties.

   The discount rates used ranged from 10% to 14%. For the Bay Area Bancshares stand alone analysis, the terminal price multiples applied to the 2001 estimated earnings per share ranged from 12.0 to 20.0. The lower levels of the price to earnings values multiples range reflected an estimated future trading range of Bay Area Bancshares or the combined companies, while the higher levels of the price to earnings value multiples range were more indicative of a future sale of Bay Area Bancshares or the combined companies to a larger financial institution.

   For the Bay Area Bancshares stand alone analysis, the cash flows were comprised of the projected stand alone dividends of $0.44, $0.48 and $0.52 per share in years 1999 through 2001 plus the terminal value of Bay Area Bancshares Common Stock at the year-end 2001 (calculated by applying each one of the assumed terminal price to earnings value multiples as stated above to the 2001 projected Bay Area Bancshares earnings per share). A similar analysis was done for Greater Bay using a cash dividend rate of $0.38 per share for the combined companies. The discount rates described above were then applied to these cash flows to obtain the present values per share of Bay Area Bancshares Common Stock.

   Under a most likely scenario, the Findley analysis assumed that projected earnings, among other things, would be achieved: that projected operating cost savings and revenue enhancements are a minimum of $800,000 realized (for the combined companies case); a present value discount rate of 12%; and a terminal price to earnings value multiple of 20.0. Assuming Bay Area Bancshares remains independent through 2001 and is then acquired by a larger financial institution, at an earnings value multiple of 20.0 a holder of one share of Bay Area Bancshares Common Stock today would receive cash flows with a present value of $42.03. Assuming the Merger is consummated and that the combined companies remain independent through 2001 and are then acquired by a larger financial institution, a holder of one share of Bay Area Bancshares Common Stock today would receive cash flows with a present value of at least $46.96. In comparison to these ranges of value, the value for Greater Bay Common Stock on January 25, 1999, the last trading day before the announcement of the Merger, was its closing price of $30.125 per share. Based upon a Conversion Ratio of 1.38682, the equivalent value was $41.78. On March 15, 1999, the closing price for a share of Greater Bay Common Stock was $29.25. Based upon a Conversion Ratio of 1.44271 (since the trading value is below $30.00 per share) the equivalent value was $42.20. These analyses do not purport to be indicative of actual values or expected values of the shares of Bay Area Bancshares Common Stock. Discounted present value analysis is a widely used valuation methodology which relies on numerous assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates. The analysis showed that use of a higher (lower) level of projected earnings raised (lowered) the resulting present value for a given level of Bay Area Bancshares earnings, on a pro forma combined basis. The analysis also showed that use of a lower (higher) discount rate or a higher (lower) terminal price-to-earnings per share multiple raised (lowered) the calculated present values.

   Analysis of Selected Bank Merger Transactions. Findley reviewed the consideration paid in recently completed transactions whereby certain banks and bank holding companies were acquired. Specifically, Findley reviewed 88 transactions involving acquisitions of selected banks in California completed since January 1, 1996 (the "California Acquisitions"). For each bank acquired in such transactions, Findley compiled figures illustrating, among other things, the ratio of the premium (i.e., purchase price in excess of book value) to deposits, purchase price to book value, and purchase price to previous year's earnings.

   The figures for all banks acquired in the California Acquisitions produced:
(a) a median percentage of premium to deposits of 6.93%; (b) a median ratio of purchase price to book value of 1.68; and (c) a median ratio of purchase price to previous year's earnings of 16.95. Findley analyzed California bank merger and acquisition transactions where the total target asset size was $50 million and less than $250 million for the period from January 1, 1998 to December 31, 1998. The transactions analyzed were: Harbor Bancorp and City National Corporation, California Community Bancshares Corp and Sierra West Bancorp, Pacific Rim Bancorp and Greater Bay Bancorp, Ranch Vista National Bank and Bank of Commerce, FP Bancorp and Zions Bancorporation, DNB Financial Corp and BYL Bancorp, Pacific Commerce Bank and Scripps Bank, Republic Bank and First Banks Inc., Bank of Los Angeles and Western Bancorp, First State Bank of Southern California and Popular Inc., Downey Bancorp and California Financial Bancorp, Channel Islands Bank and Americorp, PNB Financial Group Inc. and Western Bancorp and the Bank of Orange County and California Financial Bancorp. The figures for these 14 banks acquired in California in 1998 produced: (a) a median percentage of premium to deposits of 22.57%; (b) a median ratio of purchase price to book value of 2.68; and (c) a median ratio of purchase price to previous year's earnings of 17.76.

   In comparison, assuming that the Conversion Ratio to be paid in the Merger equals $41.78 per share using a value for Greater Bay of $30.125 per share (recent trades for Greater Bay stock have been $29.25 per share), Findley determined that the Conversion Ratio in the Merger based upon December 31, 1998 information and including Bay Area Bancshares stock options represented a percentage of premium to deposits of 24.69%, a ratio of purchase price to book value of 3.34 and a ratio of purchase price to 1998 earnings of 19.04.

   No other company or transaction used in the above analysis as a comparison is identical to Bay Area Bancshares, Greater Bay or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Greater Bay, Bay Area Bancshares and the Merger are being compared.

   Comparable Company Analysis. Using public and other available information, Findley compared certain financial ratios of Bay Area Bancshares and Greater Bay (including the ratio of net income to average total assets) ("return on average assets"), the ratio of net income to average total equity ("return on average equity"), the ratio of average equity to average assets and certain credit ratios for the years ending December 31, 1997 and the nine month period ended September 30, 1998 to a peer group consisting of 20 selected banks and bank holding companies located in California. No company used in the analysis is identical to Bay Area Bancshares or Greater Bay. The analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies. The results of this analysis indicated that both Bay Area Bancshares and Greater Bay performed ahead of peer group level on the basis of profitability in 1997 and 1998. Bay Area Bancshares' return on average assets and return on average equity for 1997 and 1998 were above peer group levels, inclusive of its interest spread factors (interest earned on assets minus interest paid on liabilities). Bay Area Bancshares' and Greater Bay's performances in 1997 and 1998, showed better than peer group levels concerning non-performing assets. Bay Area Bancshares' non-interest expense, inclusive of payroll expense, quarters expense and other related non-interest expenses were lower than peer group level. Greater Bay's return on average assets, and return on average equity for 1997 and 1998 was ahead peer group levels.

   The foregoing summarizes the material portions of Findley's report, but does not purport to be a complete description of the presentation by Findley to Bay Area Bancshares' Board of Directors or of the analyses performed by Findley. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Findley believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and of the factors considered, without considering all analyses and factors would create an incomplete view of the process underlying the analyses set forth in its presentation to the Bay Area Bancshares Board of Directors.

   In performing its analyses, Findley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Greater Bay or Bay Area Bancshares. The analyses performed by Findley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Findley's analysis of the fairness, from a financial standpoint, of the Merger to you as Bay Area Bancshares' shareholders and were provided to the Bay Area Bancshares Board of Directors in connection with the delivery of Findley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. Findley used in its analyses various projections of future performance prepared by the management of Bay Area Bancshares. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

   In rendering its fairness opinion, Findley relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information reviewed by Findley for purposes of its opinion. Findley did not make an independent evaluation or appraisal of the assets and liabilities of Greater Bay, Bay Area Bancshares or any of their respective subsidiaries. Bay Area Bancshares did not impose any limitations or restrictions with respect to the scope of Findley's investigation or the procedures or methods it followed, or with regard to any other matters relating to Findley's rendering of the opinion regarding the fairness of the Merger. Findley did participate in negotiations regarding the Merger Agreement.

   Bay Area Bancshares Board of Directors selected and instructed Findley to render an opinion with respect to the fairness of the Merger to Bay Area Bancshares' shareholders from a financial point of view based on its belief that Findley is experienced and qualified in such matters. Findley has extensive experience in the evaluation of banks in connection with mergers and acquisitions, and valuations for corporate and other purposes. In over 40 years of bank consulting, Findley has been involved in the creating, developing, merging and acquisition of hundreds of financial institutions.

   Pursuant to the Engagement Letter, Bay Area Bancshares agreed to pay Findley a fee of $25,000 for Findley's services rendered to Bay Area Bancshares in connection with the fairness opinion plus time and expenses identified with negotiating the Merger and a success fee upon completion of the Merger. The total of all fees paid or to be paid to Findley in connection with the Merger inclusive of the fairness opinion shall be $100,000. Bay Area Bancshares has agreed to indemnify Findley against certain liabilities and expenses in connection with its services as financial advisor to Bay Area Bancshares.

Interests of Certain Persons in the Merger

   At the Effective Time, the Greater Bay Board will be comprised of 14 directors, consisting of the 13 current members of the Greater Bay Board and one current member of the Bay Area Bancshares Board. In addition, at the Effective Time, the Bay Area Bank Board will be comprised of 7 directors, consisting of the current members of the Board, except for Thorwald Madsen who is retiring and who will be replaced on the Bay Area Bank Board by David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay. Frank Bartaldo, Jr., President and Chief Executive Officer of Bay Area Bank, will continue to serve in such capacities.

   The former officers and employees of Bay Area Bancshares who become officers or employees of Greater Bay will be entitled to participate in all employee benefits and benefit programs of Greater Bay, as the case may be, in accordance with the terms of such plans or programs.

   To the extent Greater Bay is not able to add the directors of Bay Area Bancshares to Greater Bay's directors and officers liability insurance policy, Bay Area Bancshares anticipates purchasing directors' and officers' insurance, which insurance will cover persons serving as directors and officers of Bay Area Bancshares prior to the Effective Time for a period of three years from the Effective Time.

   As of the Bay Area Bancshares Record Date, the directors and executive officers of Bay Area Bancshares beneficially owned 228,986 shares of Bay Area Bancshares Common Stock (not including shares such persons could acquire through the exercise of options), constituting approximately 22.7% of the outstanding shares of Bay Area Bancshares Common Stock as of such date. The affirmative vote of an additional 28.3% of the outstanding shares of Bay Area Bancshares Common Stock entitled to vote at the Meeting will be required in order to approve the Merger Agreement.

   If the Merger takes place, (i) outstanding options to purchase Bay Area Bancshares Common Stock held by Bay Area Bancshares' (including subsidiaries) directors, officers and employees will be automatically converted into options to acquire shares of Greater Bay Common Stock adjusted to account for the Conversion Ratio and, (ii) Greater Bay will provide for the cash settlement of the stock appreciation rights held by Bay Area Bank's officers. Upon the signing of the Merger Agreement, there were outstanding options to purchase an aggregate of 83,103 shares of Bay Area Bancshares Common Stock and 48,000 outstanding stock appreciation rights.

   Upon the signing of the Merger Agreement, Messrs. Bartaldo, Gould, Schoenstein, Peterson and the Bay Area Bancshares directors held options to purchase 66,108 shares of Bay Area Bancshares Common Stock at a per share weighted average exercise price of $21.49. Upon consummation of the Merger, these options will be assumed by and deemed to be options granted by Greater Bay. The options will be adjusted appropriately to reflect the Conversion Ratio. If exercised prior to the Merger, the shares of Bay Area Bancshares Common Stock acquired will be converted into the right to receive Greater Bay Common Stock at the Effective Time in the same manner as will the shares of Bay Area Bancshares Common Stock held by all other Bay Area Bancshares shareholders.

   Upon the signing of the Merger Agreement, Messrs. Bartaldo, Gould, and Schoenstein held 45,000 stock appreciation rights. The maximum value Messrs. Bartaldo, Gould and Schoenstein can receive for each stock appreciation right is $24.00. Greater Bay will settle these stock appreciation rights for cash pursuant to the settlement terms of the Stock Appreciation Rights Plan. The amount Greater Bay will pay to settle these rights will be determined according to the $24.00 capped value and the provisions of the Bay Area Bancshares Stock
Appreciation Rights Plan. Greater Bay estimates it will pay approximately $672,000 to settle these stock appreciation rights.

   With regard to the Merger Agreement, Greater Bay has agreed to assume Bay Area Bank's obligations under three director emeritus agreements between Bay Area Bank and Messrs. Burney, Miller and Biagi. The director emeritus agreements provide that Bay Area Bank shall make monthly payments to these emeritus directors for a period of five years. Bay Area Bank entered into two of the agreements in 1995 and another agreement in 1997. If Bay Area Bank enters into a fourth director emeritus agreement during the time it takes to consummate the Merger, then Greater Bay has also agreed to assume the obligation under that agreement.

Nasdaq Listing

   Greater Bay submitted an application on February 22, 1999 to list the shares of Greater Bay Common Stock to be issued in the Merger on The Nasdaq National Market. A condition to the consummation of the Merger is that such stock be authorized for listing, upon notice of issuance, on Nasdaq.

Certain Federal Income Tax Consequences

   Greater Bay and Bay Area Bancshares have obtained an opinion of counsel from Manatt, Phelps & Phillips, LLP, to the effect that, for federal income tax purposes, the Merger is a tax-deferred reorganization within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") and shall not result in gain or loss for federal income tax purposes to Greater Bay or Bay Area Bancshares, nor shall the issuance of Greater Bay Common Stock in the Merger result in the recognition of gain or loss by the holders of Bay Area Bancshares Common Stock who receive such stock in connection with the Merger.

   Based upon such opinion, the ancillary federal income tax consequences to the Merger include the following: (i) Greater Bay and Bay Area Bancshares will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Bay Area Bancshares on the transfer of its assets to Greater Bay solely in exchange for Greater Bay Stock and the assumption of Bay Area Bancshares' liabilities, pursuant to Sections 361 and 357 of the Code; (iii) no gain or loss will be recognized by Greater Bay upon receipt of the assets of Bay Area Bancshares in exchange for Greater Bay Common Stock, pursuant to Section 1032 of the Code; (iv) the basis of Bay Area Bancshares assets in the hands of Greater Bay will be the same as the basis of such assets in the hands of Bay Area Bancshares immediately prior to the Merger, pursuant to Section 362 of the Code; (v) no gain or loss will be recognized by the shareholders of Bay Area Bancshares upon the transfer of their Bay Area Bancshares Common Stock solely in exchange for Greater Bay Common Stock, pursuant to Section 354 of the Code; (vi) Bay Area Bancshares dissenters (if any) will recognize gain or loss in connection with the Merger;
(vii) holders of Bay Area Bancshares Common Stock who receive cash in lieu of fractional shares will recognize gain or loss as a result of receipt of such cash; (viii) the basis of Greater Bay Common Stock to be received by the shareholders of Bay Area Bancshares in the Merger will be the same as the basis of their Bay Area Bancshares Common Stock surrendered in exchange therefor, pursuant to Section 358 of the Code; (ix) the holding period of the Greater Bay Common Stock to be received by the Bay Area Bancshares shareholders in the Merger will include the holding period of the Bay Area Bancshares Common Stock surrendered in exchange therefor, provided that such Bay Area Bancshares Common Stock is held as a capital asset, pursuant to Section 1223 of the Code; (x) the holding period of the assets of Bay Area Bancshares in the hands of Greater Bay will include the period during which such assets were held by Bay Area Bancshares, pursuant to Section 1223 of the Code; (xi) provided that any stock options to purchase Bay Area Bancshares Common Stock and options to purchase Greater Bay Common Stock into which they will be converted do not have a readily ascertainable fair market value (within the meaning of Section 1.83-7 of the Treasury Regulations), such conversion of the Bay Area Bancshares options into Greater Bay options will not result in income, gain or loss to the holders of such stock options pursuant to Section 83 of the Code; and (xii) no gain or loss will be recognized by Bay Area Bancshares or Greater Bay upon the issuance of Greater Bay Common Stock to an optionee pursuant to the optionee's exercise of a stock option issued by Bay Area Bancshares and converted into an option to acquire Greater Bay Common Stock, pursuant to Section 1032 of the Code.

   The foregoing discussion is based upon current law and is intended for general information only. In addition, each shareholder is urged to consult with his or her own tax advisor concerning the specific tax consequences of the Merger to the shareholder, including the applicability and effect of foreign, state, local or other tax laws and of any future changes in the Code, the Treasury Regulations, tax rulings or court decisions or other laws concerning taxes.

Accounting Treatment of the Merger

   The Merger is expected to qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, after the Merger, the assets, liabilities and shareholders' equity of Bay Area Bancshares will be added to the corresponding balance sheet categories of Greater Bay at their recorded book values, subject to any adjustments required to conform the accounting policies and financial statement classifications of the two companies. In future financial statements, the results of operations of Greater Bay will include the results of both Bay Area Bancshares and Greater Bay for the entire fiscal year in which the Merger occurs and all prior fiscal periods presented therein. Greater Bay must treat certain expenses incurred to effect the Merger as current charges against income rather than as adjustments to its balance sheet.

   The unaudited pro forma combined financial information contained in this document has been prepared using the pooling of interests accounting method to account for the Merger. See "Summary -- Selected Unaudited Pro Forma Combined Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information."

Exchange of Bay Area Bancshares Common Stock for Greater Bay Common Stock

   Promptly after the Effective Time, Greater Bay will cause Norwest Bank Minnesota, N.A. (the "Exchange Agent"), to send to each holder of record of Bay Area Bancshares Common Stock transmittal materials for use in exchanging all of their certificates representing shares of Bay Area Bancshares Common Stock for a certificate or certificates representing shares of Greater Bay Common Stock and a check for any fractional share interest, as applicable. The transmittal materials will contain information and instructions with respect to the surrender of certificates of shares of Bay Area Bancshares Common Stock in exchange for certificates representing shares of Greater Bay Common Stock.

   You should not send in your share certificates until you receive the letter of transmittal form and instructions.

   Following the Effective Time and upon surrender of all of the certificates representing shares of Bay Area Bancshares Common Stock registered in the name of a holder of Bay Area Bancshares Common Stock (or indemnity satisfactory to Greater Bay or the Exchange Agent if any of such certificates are lost, stolen or destroyed), together with a properly completed letter of transmittal, the Exchange Agent will mail to you a certificate or certificates representing the number of shares of Greater Bay Common Stock to which you are entitled, together with all undelivered dividends or distributions, less the amount of any withholding taxes which may be required thereon, in respect of such shares and, where applicable, a check in the amount of any cash to be paid in lieu of fractional shares.

   Declaration of dividends by Greater Bay after the Effective Time will include dividends on all Greater Bay Common Stock issued in the Merger, but no dividend or other distribution payable to the holders of record of Greater Bay Common Stock at or as of any time after the Effective Time will be paid to the holder of any certificates representing shares of Bay Area Bancshares Common Stock until such holder physically surrenders all such certificates as described above. Promptly after such surrender, all undelivered dividends and other distributions, less the amount of any withholding taxes which may be required thereon and, where applicable, a check for the amount representing any fractional share interest, will be delivered to such holder (in each case, without interest). After the Effective Time, the stock transfer books of Bay Area Bancshares will be closed and there will be no transfers on the transfer books of Bay Area Bancshares of the shares of Bay Area Bancshares Common Stock that were outstanding immediately prior to the Effective Time.

                              THE MERGER AGREEMENT

Conditions to the Merger

   The obligation of each of the parties to consummate the Merger is subject to the satisfaction or waiver on or before the Effective Time of, among other things, the following conditions:

  . the Merger Agreement and the transactions contemplated thereby will have received all requisite approvals of the shareholders and boards of Directors of Greater Bay and Bay Area Bancshares;

  . no judgment, decree, injunction, order or proceeding will be outstanding or threatened by any governmental entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside the Merger substantially in the form contemplated by the Merger Agreement;

  . all approvals or consents of any applicable governmental agency will have been obtained or granted for the Merger and the transactions contemplated for the Merger Agreement and the applicable waiting period under all laws will have expired;

  . the Registration Statement shall have been declared effective by the Securities and Exchange Commission and shall not be the subject of any stop order or proceedings seeking or threatening a stop order;

  . Greater Bay shall have received all state securities permits and other authorizations necessary to issue the Greater Bay Stock to consummate the Merger;

  . the Greater Bay Stock issuable in the Merger shall have been included for listing on Nasdaq;

  . Greater Bay and Bay Area Bancshares will have received an opinion reasonably satisfactory to Greater Bay and Bay Area Bancshares from Manatt, Phelps & Phillips, LLP to the effect that the Merger will not result in the recognition of gain or loss for federal income tax purposes, nor will the issuance of Greater Bay Common Stock result in the reorganization of gain or loss to holders of Bay Area Bancshares Common Stock who receive Greater Bay Common Stock in the Merger; and

  . PricewaterhouseCoopers LLP will have confirmed in writing to Greater Bay that the Merger will qualify for pooling of interests accounting treatment.

   The obligations of Greater Bay to consummate the Merger are also subject to fulfillment of certain other conditions, including the following:

  . there will not have occurred, between January 26, 1999 and the Effective
    Time, any materially adverse change in the business, financial condition, results of operations or prospects of Bay Area Bancshares;

  . Greater Bay will have received satisfactory evidence that all of Bay Area
    Bancshares' employee benefit plans, programs and arrangements have been terminated or merged into Greater Bay plans;

  . holders of 8% or more of the outstanding shares of Bay Area Bancshares
    Common Stock will not be dissenting shares;

  . all remediation of environmental contamination or conditions on any Bay
    Area Bancshares property will have been completed to the satisfaction of Greater Bay;

  . at the close of business on the day of the month prior to the Effective
    Time, after giving effect to any dividends paid (excluding certain Merger-related expenses) the Bay Area Bancshares fully diluted book value per share will not be less than such per share amount as of December 31, 1998 plus the quotient obtained by dividing (A) $199,396 times the number of full calendar months from January 1, 1999 through the last day of the month preceding the closing of the Merger by (B) the sum of (1) the number of shares of Bay Area Bancshares Common Stock then issued and outstanding plus (2) such number of shares of Bay Area Bancshares Common Stock issuable upon the exercise of outstanding Bay Area Bancshares options;

  . receipt of a fairness opinion from Hoefer & Arnett, financial advisor to Greater Bay;

  . termination of all Bay Area Bancshares stock option and stock appreciation plans; and

  . modification of certain loans to directors and officers of Bay Area
    Bancshares providing for payment in full of such loans 12 months after the Effective Time.

   The obligations of Bay Area Bancshares to consummate the Merger are also subject to the fulfillment of certain other conditions, including the following:

  . there will not have occurred, between January 26, 1999 and the Effective
    Time, any material adverse change in the business, financial condition, results of operations or prospects of Greater Bay on a consolidated basis;

  . receipt of the Findley Opinion; and

  . all necessary action will have been taken to have a member of the Board of Directors of Bay Area Bancshares elected or appointed to serve, from and after the Effective Time, as a director of Greater Bay.

   Additionally, the consummation of the Merger is subject to the performance of covenants, the execution and delivery of certain ancillary documents, the accuracy of representations and warranties and the receipt of various legal opinions, third-party consents, officers' certificates and other documents.

   If these and other conditions are not satisfied or waived, the Merger Agreement may be terminated. The Merger Agreement may also be terminated upon the occurrence of certain other events. See "--Termination."

Nonsolicitation

   Under the terms of the Merger Agreement, Bay Area Bancshares has agreed not to solicit, initiate or encourage any Competing Transaction, as defined below. In addition, Bay Area Bancshares has agreed (unless it determines, with advice of counsel, that its fiduciary duty requires otherwise) not to participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, any effort or attempts to effect any Competing Transaction with or involving any person other than the other parties to the Merger Agreement. This restriction does not apply, however, if Bay Area Bancshares receives a bona fide offer from a person other than the parties to the Merger Agreement and the Bay Area Bancshares Board responds in accordance with applicable fiduciary obligations. Bay Area Bancshares has agreed to promptly notify Greater Bay of the terms of any proposal which it may receive in respect of any Competing Transaction.

   The term "Competing Transaction" means any of the following involving Bay Area Bancshares: a merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 10% or more of Bay Area Bancshares' assets; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of Bay Area Bancshares; a tender offer or exchange offer for at least 10% of the outstanding shares of Bay Area Bancshares; a solicitation of proxies in opposition to approval of the Merger by Bay Area Bancshares' shareholders; or a public announcement of an unsolicited bona fide proposal, plan or intention to do any of the foregoing.

   In the event Bay Area Bancshares terminates the Merger Agreement as the result of entering into a Competing Transaction, Bay Area Bancshares will pay Greater Bay a termination fee of $1,500,000.

Expenses

   If the Merger Agreement is terminated by Bay Area Bancshares because Greater Bay fails to satisfy certain of its obligations under the Merger Agreement, Greater Bay will be obligated to pay all of Bay Area Bancshares' expenses incurred in connection with the Merger transaction, not to exceed $175,000.

   If the Merger Agreement is terminated by Greater Bay because Bay Area Bancshares' shareholders fail to approve the Merger, or because Bay Area Bancshares fails to satisfy certain of its obligations under the Merger, Bay Area Bancshares will be obligated to pay all of Greater Bay's expenses incurred in connection with the Merger transaction, not to exceed $250,000.

Treatment of Options

   Each and every option to purchase shares of Bay Area Bancshares Common Stock issued and outstanding immediately prior to the Effective Time and all obligations of Bay Area Bancshares under the Bay Area Bancshares stock option plans will, on and after the Effective Time, be assumed by and be deemed to be options granted by Greater Bay to purchase that number of shares of Greater Bay Common Stock equal to the Conversion Ratio times the number of shares of Bay Area Bancshares Common Stock subject to the option rounded down to the nearest whole number of Greater Bay Common Stock. The per share exercise price for the shares of Greater Bay Common Stock issuable upon exercise of such Bay Area Bancshares option will be determined by dividing the exercise price immediately prior to the Effective Time by the Conversion Ratio.

Termination

   The Merger Agreement may be terminated at any time prior to the Effective
Time:

  . by mutual consent of Greater Bay and Bay Area Bancshares in writing;

  . by Bay Area Bancshares or Greater Bay immediately on the failure of the shareholders of Bay Area Bancshares to approve the Merger Agreement;

  . by Greater Bay or Bay Area Bancshares if any material breach or default by the other party is not cured within 20 days after notice thereof;

  . by Greater Bay or Bay Area Bancshares if any governmental or regulatory authority denies or refuses to grant any approval, consent or authorization required to be obtained to consummate the transactions contemplated by the Merger Agreement unless, within 30 days after such denial or refusal, all parties agree to resubmit the application to the regulatory authority that has denied or refused to grant the approval, consent or qualification requested;

  . by Bay Area Bancshares or Greater Bay if any conditions set forth in
    Article 9 of the Merger Agreement shall not have been met by June 30, 1999 (or July 31, 1999 if only regulatory waiting periods are pending);

  . by Bay Area Bancshares if any of the conditions of Article 10 of the Merger Agreement shall not have been met, or by Greater Bay if any of the conditions of Article 11 of the Merger Agreement shall not have been met, by June 30, 1999 (or July 31, 1999 if only regulatory waiting periods are pending), or such earlier time as it becomes apparent that such conditions shall not be met;

  . by Greater Bay if Bay Area Bancshares shall have failed to comply with requirements for any Competing Transaction; or

  . by Greater Bay if it is determined that the estimated cost of any environmental remediation is in excess of $100,000 or is not reasonably determinable.

   The Merger Agreement will be terminated if the Closing Date shall not have occurred by June 30, 1999 (or July 31, 1999 if only a regulatory waiting period is pending).

Covenants; Conduct of Business Prior to Effective Time

   The Merger Agreement provides that, during the period from the date of the Merger Agreement to the Effective Time, Bay Area Bancshares will conduct its business only in the normal and customary manner and in accordance with sound banking practices and will not, without the prior written consent of Greater Bay, which will not be unreasonably withheld, take any of the following actions, among others:

  . issue any security except pursuant to the exercise of options outstanding as of the date of the Merger Agreement;

  . declare, set aside or pay any dividend (other than its regular cash dividend) or make any other distribution upon, or purchase or redeem any shares of its stock;

  . amend its articles of incorporation or its bylaws;

  . grant any general or uniform increase in the rate of pay of employees or employee benefits;

  . grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any person except any increases accrued as of December 31, 1998 and except as to any increase reasonably necessary to retain an existing employee whose services are critical to the operations of Bay Area Bank (subject to a cap of 3% of Bay Area Bank's compensation expense at December 31, 1998);

  . make any capital expenditure in excess of $50,000, except for ordinary repairs, renewals and replacements;

  . compromise, settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court on any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

  . grant, renew or commit to grant or renew any extension of credit or amend the terms of any such credit outstanding on the date hereof to any person that would exceed $200,000 on an unsecured basis or $500,000 if secured by a lien on real estate or cash;

  . change materially its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles by law or regulation;

  . grant or commit to grant any extension of credit or amend the terms of any such credit outstanding as of the date of the Merger Agreement to any executive officer, director or holder of 10% or more of the outstanding Bay Area Bancshares stock, or any affiliate of such person, if such credit would exceed $25,000;

  . close or open any offices at which business is conducted except for ATM locations;

  . adopt or amend any employee benefit or other benefit plan or arrangement of any such type except such amendments as are required by law;

  . change any policies and practices with respect to liquidity management and cash flow planning, lending, personnel practices, accounting or any other material aspect of business or operations, except such changes as may be required in the opinion of management to respond to economic or market conditions or as may be required by generally accepted accounting principles or by applicable governmental authorities;

  . grant any person a power of attorney or similar authority;

  . make any investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other person, except for investments made in the ordinary course of business consistent with past practice;

  . amend, modify or terminate, except in accordance with its terms, any material contract or enter into any material agreement or contract, except for ATM contracts;

  . sell, transfer, mortgage, encumber or otherwise dispose of any assets or release any claims, except in the ordinary course of business consistent with past practice;

  . knowingly take any action which would or is reasonably likely to (i) adversely affect the ability of Greater Bay or Bay Area Bancshares to obtain any necessary regulatory approval of the Merger; (ii) adversely affect Bay Area Bancshares' ability to perform its covenants and agreements under the Merger agreement; or (iii) result in any of the conditions relating to the performance of Greater Bay or Bay Area Bancshares' obligations under the Merger Agreement not being satisfied;

  . make any special or extraordinary payments;

  . reclassify any investment security from hold-to-maturity or available for sale to trading;

  . sell any security other than in the ordinary course of business, or engage in gains trading;

  . take title to any real property without conducting an environmental investigation, which shall disclose the absence of any suspected environmental contamination;

  . knowingly take or cause to be taken any action which would prevent the transactions contemplated hereby from qualifying as tax free reorganizations under Section 368 of the Code or prevent Greater Bay from accounting for the business combination to be effected by the Merger as a pooling of interests;

  . settle any claim involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

  . make, acquire, or reacquire any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on September 30, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months; or

  . borrow money or become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business or (ii) short-term borrowings made at prevailing market rates and terms.

   The Merger Agreement also provides that each party will:

  . use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the Merger Agreement as promptly as practical;

  . obtain the consent of the other before it issues any press release or makes any public statement with respect to the Merger Agreement or the transactions contemplated hereby;

  . take all necessary action to appoint a member of the Board of Directors of Bay Area Bancshares to the Board of Directors of Greater Bay and David
    L. Kalkbrenner to the Board of Directors of Bay Area Bank; and

  . cause to be prepared, at Greater Bay's discretion, one or more environmental investigations with respect to real property owned or leased by Bay Area Bancshares.

   The Merger Agreement also provides that Bay Area Bancshares will:

  . use its best efforts to keep in full force and effect all material licenses and permits;

  . use its best efforts to maintain insurance coverage substantially the same as in effect as of the date of the Merger Agreement;

  . perform its material contractual obligations;

  . duly and timely file all required governmental reports;

  . periodically furnish to the other certain information, loan reports and updates of information previously provided;

  . promptly notify the other of certain communications from tax authorities, material litigation and any event which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects on a consolidated basis;

  . provide access to Greater Bay of certain information; and

  . use its reasonable efforts between the date of Merger Agreement and the Effective Time to take all actions necessary or desirable, including the filing of any regulatory applications.

Amendment and Waiver

   Subject to applicable law: (i) the Merger Agreement may be amended at any time by the action of the Boards of Directors of Greater Bay or Bay Area Bancshares without action by their shareholders pursuant to a document signed by all parties to the Merger Agreement; and (ii) the parties, by action of their respective Boards of Directors, may, at any time prior to the Effective Time, extend the performance of any obligation or action required by the Merger Agreement, waive inaccuracies in representations and warranties and waive compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement.

Agreements with Certain Shareholders

   Bay Area Bancshares has entered into shareholder's agreements (the "Shareholder's Agreements") with certain shareholders of Bay Area Bancshares, each of whom is also a director of Bay Area Bancshares, pursuant to which these directors have agreed:

  . to vote all shares of Bay Area Bancshares Common Stock which they own or hold in trust in favor of the approval of the Merger Agreement, thereby increasing the likelihood that the Merger Agreement will be approved by the shareholders of Bay Area Bancshares.

   Greater Bay has entered into noncompetition agreements with each of the Bay Area Bancshares directors, pursuant to which these directors have agreed, among other things, not to participate or engage in any business which is competitive with Greater Bay or Bay Area Bank for a period of two years after the Effective Time.

   Current directors and executive officers of Bay Area Bancshares have entered into agreements with Greater Bay restricting such persons' ability:

  . to sell or otherwise transfer any of their shares of Bay Area Bancshares
    Common Stock prior to the Effective Time; and

  . to sell shares of Greater Bay Common Stock which such persons may acquire in connection with the Merger.

Resales of Greater Bay Common Stock

   The shares of Greater Bay Common Stock to be issued to Bay Area Bancshares shareholders in the Merger have been registered under the Securities Act. These shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Bay Area Bancshares as that term is defined under the Securities Act. An affiliate of a corporation, as defined by the rules promulgated under the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Any subsequent transfer by an affiliate of Bay Area Bancshares must be permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act.

   Commission guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring company and acquired company by affiliates of either company in a business combination such as the Merger. These guidelines indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by such affiliates if these persons do not dispose of any of the shares of the corporation they own or any shares of the corporation they receive in connection with a merger during the period beginning 30 days prior to the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published (the "Pooling Restricted Period").

   Bay Area Bancshares has delivered to Greater Bay an agreement for each affiliate of Bay Area Bancshares that such person will not dispose of (i) any Greater Bay Common Stock in violation of the Securities Act or (ii) any Bay Area Bancshares Common Stock or Greater Bay Common Stock during the Pooling Restricted Period.

Regulatory Approvals

   Under the Merger Agreement, Greater Bay and Bay Area Bancshares have agreed to use their commercially reasonable efforts to obtain all necessary actions or nonactions, extensions, waivers, consents and approvals from any governmental authority necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement. Such approvals include the approvals of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and the rules and regulations promulgated thereunder, and the Department of Financial Institutions of California.

   The closing of the Merger is conditioned on the receipt of all approvals of regulatory authorities required for the Merger. If any regulatory authority imposes any conditions that Greater Bay deems will materially and adversely impact Greater Bay or will materially burden Greater Bay, then Greater Bay will use commercially reasonable efforts to obtain the removal of the condition.

   Federal Reserve Board. The Merger is subject to prior approval by the Federal Reserve Board under Section 3 of the BHCA. Section 3 of the BHCA requires the Federal Reserve Board, when considering a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal stockholders), and the future prospects of the existing and proposed institutions and the effect of the transaction on the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction and of the resulting institutions. In considering financial and managerial factors, the Federal Reserve Board will also assess the degree to which Greater Bay and Bay Area Bancshares are taking appropriate steps to assure that electronic data processing systems and those of their vendors can safely accommodate the upcoming change to the new millennium and plans for ensuring Year 2000 readiness of the resulting organization.

   The BHCA prohibits the Federal Reserve Board from approving a merger if (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or (ii) its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other respect result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the merger are clearly outweighed by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

   In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of the depository institution subsidiaries of Greater Bay and Bay Area Bancshares in meeting the credit needs of the communities served by such institutions, including low- and moderate-income neighborhoods.

   Greater Bay submitted an application for approval of the Merger with the Federal Reserve Board pursuant to the BHCA on February 19, 1999. The Merger may not be completed until the 30th day (or, with the consent of the relevant agencies, the 15th day) following the date of the Federal Reserve Board approval, during which period the United States Department of Justice may comment adversely on the Merger (which has the effect of extending the waiting period to the 30th day following approval) or challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically orders otherwise.

   Department of Financial Institutions. In determining whether to approve the Merger, the Department of Financial Institutions of the State of California will consider factors such as

  . the effects of the Merger on competition;

  . the effects of the Merger on the convenience and needs of the communities to be served;

  . the financial condition of Greater Bay;

  . whether the Merger is fair and reasonable to the depositors, creditors and shareholders of Bay Area Bancshares;

  . the competence, experience and integrity of Greater Bay's management; and

  . whether the Merger is fair, just and equitable to Bay Area Bancshares.

   Greater Bay submitted an application for approval of the Merger with the Department of Financial Institutions of the State of California on February 19, 1999.

                        DISSENTING SHAREHOLDERS' RIGHTS

   Bay Area Bancshares shareholders are entitled to dissenters' appraisal rights in connection with the Merger. The procedures for shareholders to obtain dissenters' rights are set forth in Chapter 13 ("Chapter 13") of the California General Corporation Law. The information set forth below is a general summary of Chapter 13 dissenters' rights as they apply to Bay Area Bancshares shareholders. This summary is not a complete discussion of Chapter 13 and is qualified in it entirety by reference to Chapter 13. Sections 1300 through 1304 of Chapter 13 are attached hereto as Annex C. If you wish to exercise dissenters' rights or wish to preserve the right to do so you should carefully read Annex C. Shareholders must follow exactly the required procedures set forth in Chapter 13 of the California General Corporation Law or any dissenters' rights may be lost.

   If the Merger is consummated, any of you who elect to exercise your dissenters' rights and comply with the procedures set forth in Chapter 13 will be entitled to receive an amount equal to the fair market value of your shares. Chapter 13 provides the fair market value shall be determined as of January 25, 1999, the day before the public announcement of the Merger. Bay Area Bancshares believes the fair market value is equal to $32.00 for purposes of your dissenters' rights.

   You must satisfy each of the following requirements for your shares to be considered dissenting shares under Chapter 13. First, you must have shares of Bay Area Bancshares Common Stock that is outstanding as of the Record Date. Second, you must not vote the common stock "FOR" the proposal to approve the Merger Agreement. Third, you must demand that Bay Area Bancshares purchase your shares as described below. Lastly, you must surrender your certificates for endorsement as described below. If you return a proxy without voting instructions or with instructions to vote "FOR" the proposal to approve the principal terms of the Merger Agreement, your shares will automatically be voted in favor of the Merger and you will lose your dissenters' rights.

   If the Merger is approved by the shareholders, Bay Area Bancshares will have 10 days after the approval to mail those shareholders who did not vote in favor of the Merger written notice of the approval along with a copy of Sections 1300 through 1304 of Chapter 13. In the notice of approval, Bay Area Bancshares must state the price it determines represents the fair market value of the dissenting shares. This price constitutes an offer by Bay Area Bancshares to purchase the dissenting shares at the price stated. Additionally, Bay Area Bancshares must set forth in the approval notice a brief description of the procedures a shareholder must follow if he or she desires to exercise dissenters' rights.

   Within 30 days after the date on which Bay Area Bancshares mails the notice of the approval of the Merger, Bay Area Bancshares must receive the shareholder's written demand that Bay Area Bancshares purchase the dissenting shares and pay the shareholder their fair market value in cash. In the written demand, Chapter 13 requires shareholders to specify the number shares they hold of record, which they are demanding Bay Area Bancshares to purchase. In the written demand, shareholders must also include a statement of the figure they claim to be the fair market value of those shares as of January 25, 1999. This price constitutes an offer by the shareholder to sell the dissenting shares at the price stated.

   Within 30 days after the date on which Bay Area Bancshares mails the notice of the approval of the Merger, dissenting shareholders must also submit the certificates representing the dissenting shares to Bay Area Bancshares at the office it designates in the notice of approval. Bay Area Bancshares will stamp or endorse the certificates with a statement that the shares are dissenting shares or Bay Area Bancshares will exchange the certificates with certificates of appropriate denomination that are so stamped or endorsed. If a shareholder transfers any shares of Bay Area Bancshares Common Stock before submitting the shares for endorsement, then such shares will lose their status as dissenting shares.

   If Bay Area Bancshares and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to receive the agreed price (together with interest thereon at the legal rate on judgments from the date of the agreement between Bay Area

Bancshares and the dissenting shareholder). Bay Area Bancshares shall pay the fair value of the dissenting shares within 30 days after Bay Area Bancshares and the shareholder agree upon the price of the shares or within 30 days after any statutory or contractual conditions to the Merger have been satisfied, whichever is later. Bay Area Bancshares' duty to pay is subject the shareholder surrendering the certificates and is also subject to the restrictions imposed under California law on the ability of Bay Area Bancshares to purchase its outstanding shares.

   If Bay Area Bancshares denies that the shares surrendered are dissenting shares or Bay Area Bancshares and the dissenting shareholder fail to agree upon the fair market value of such shares, then the dissenting shareholder may, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations. In the alternative, the shareholder may intervene in any pending action brought by any other dissenting shareholder. If the shareholder fails to file such a complaint or fails to intervene in a pending action within the specified six-month period, the dissenter's rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value as of the day before the announcement of the Merger.

   If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the Merger, then the court will suspend any civil suits filed by shareholders to determine whether shares are dissenting shares or to determine the fair market value of dissenting shares. Any Bay Area Bancshares' shareholder who has appraisal rights under Chapter 13 of the California General Corporation Law may not attack the validity of the Merger or have the Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Merger have been legally voted in favor of the Merger.

   This summary has already described certain situations where shareholders of Bay Area Bancshares will cease to have dissenters' appraisal rights. In addition to the situations described above, shareholders of Bay Area Bancshares will cease to have dissenters' appraisal rights if: (1) Greater Bay or Bay Area Bancshares abandons the Merger (in which case Bay Area Bancshares will pay any dissenting shareholder who has filed a complaint, as described above, all necessary expenses and reasonable attorneys' fees incurred in such proceedings); or (2) the dissenting shareholder withdraws his or her demand for the purchase of the dissenting shares with the consent of Bay Area Bancshares.

   One condition to the obligation of Greater Bay to consummate the Merger is, however, that less than 8% of Bay Area Bancshares shareholders exercise their dissenters' appraisal rights. In calculating this percentage, Greater Bay will not include shareholders that either withdraw their demand for Bay Area Bancshares to purchase their shares or that lose their dissenters' appraisal rights.

  DESCRIPTION OF GREATER BAY COMMON STOCK AND BAY AREA BANCSHARES COMMON STOCK

   In the Merger, you will exchange your shares of Bay Area Bancshares' Common Stock for shares of Greater Bay Common Stock. Both Greater Bay and Bay Area Bancshares are California corporations subject to the provisions of the California General Corporation Law. On consummation of the Merger, you will become Greater Bay shareholders. The articles of incorporation and bylaws of Greater Bay, in addition to the California General Corporation Law, will govern your rights as Greater Bay shareholders.

   Set forth below is a summary of the material features of the Greater Bay Common Stock and the Bay Area Bancshares Common Stock. Also set forth below is a summary of the material differences between the rights of a holder of Greater Bay Common Stock and a holder of Bay Area Bancshares Common Stock. This summary is not a complete discussion of the charter documents and other instruments of Greater Bay and Bay Area Bancshares that create the rights of the security holders.

Stock Description

   Greater Bay. Greater Bay has authority to issue 24,000,000 shares of Greater Bay Common Stock and 4,000,000 shares of preferred stock, without par value. On the March 15, 1999, there were 9,592,022 shares of Greater Bay Common Stock outstanding. There are no shares of preferred stock outstanding. On any matter submitted to a vote of the shareholders, holders of Greater Bay Common Stock are entitled to one vote, in person or by proxy, for each share of Greater Bay Common Stock held of record in the shareholder's name on the Greater Bay books as of the Record Date. Holders of any class of Greater Bay Common Stock lack the right to cumulate votes at any election of directors. Each share of Greater Bay Common Stock has the same rights, privileges and preferences as every other share and will share equally in Greater Bay's net assets upon liquidation or dissolution. Greater Bay Common Stock has no preemptive, conversion or redemption rights, or sinking fund provisions.

   The Greater Bay Board of Directors, without shareholder approval, may authorize one or more classes of serial preferred stock with preferences or voting rights that may adversely affect the rights of holders of Greater Bay Common Stock. Although it is not possible to state the actual effect any issuance of serial preferred stock might have upon the rights of holders of the Greater Bay Common Stock, the issuance of serial preferred stock might (i) restrict dividends on Greater Bay Common Stock if preferred stock dividends have not been paid; (ii) dilute the voting power and equity interest of holders of Greater Bay Common Stock to the extent that any preferred stock series has voting rights or is convertible into Greater Bay Common Stock; or (iii) prevent current holders of Greater Bay Common Stock from participating in Greater Bay's assets upon liquidation until any liquidation preferences granted to the holders of the serial preferred stock are satisfied. In addition, Greater Bay's issuance of serial preferred stock, may, under certain circumstances, have the effect of discouraging an attempt to change control of Greater Bay. The Greater Bay Board of Directors recently adopted a Shareholder Rights Plan and distributed preferred share purchase rights to protect Greater Bay from improper takeover tactics and unfair takeover bids. A detailed description of the Shareholder Rights Plan is set forth below.

   Greater Bay's articles of incorporation provide that the liability of Greater Bay directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Additionally, Greater Bay has authority to provide for the indemnification of Greater Bay agents (as defined in Section 317 of the California General Corporation Law) in excess of that expressly permitted by Section 317 for breach of duty to the corporation and its shareholders. Greater Bay is allowed to provide this indemnification to the extent not prohibited by applicable sections of California law.

   Shareholders are entitled to dividends when declared by the Greater Bay board of directors (after satisfaction of the prior rights of holders of outstanding preferred stock, if any) subject to certain restrictions on payment of dividends imposed by the California Law. The transfer agent and registrar for Greater Bay Common Stock is Norwest Bank Minnesota, N.A.

   Bay Area Bancshares. Bay Area Bancshares has authority to issue 20,000,000 shares of Common Stock, without par value, and 10,000,000 shares of Preferred Stock. At the Record Date, there were 1,009,141 shares of Bay Area Bancshares' Common Stock issued and outstanding and no shares of Bay Area Bancshares Preferred Stock outstanding. On any matter submitted to a vote of the shareholders, holders of Bay Area Bancshares' Common Stock are entitled to one vote in person or by proxy, for each share of Bay Area Bancshares Common Stock held of record in the shareholders name on the Bay Area Bancshares books as of the record date. In connection with the election of directors, the shares may be voted cumulatively. Each share of Bay Area Bancshares Common Stock has the same rights, privileges and preferences as every other share and will share equally in Bay Area Bancshares net assets upon liquidation or dissolution. The stock has no preemptive, conversion or redemption rights, or sinking fund provisions. All of the issued and outstanding shares of Bay Area Bancshares Common Stock are fully paid and nonassessable.

   The Bay Area Bancshares Board of Directors, without shareholder approval, may authorize one or more classes of serial preferred stock with preferences or voting rights that may adversely affect the rights of holders of Bay Area Bancshares Common Stock. Although it is not possible to state the actual effect any issuance of serial preferred stock might have upon the rights of holders of the Bay Area Bancshares Common Stock, the issuance of serial preferred stock might (i) restrict dividends on Bay Area Bancshares Common Stock if preferred stock dividends have not been paid; (ii) dilute the voting power and equity interest of holders of Bay Area Bancshares Common Stock to the extent that any preferred stock series has voting rights or is convertible into Bay Area Bancshares Common Stock; or (iii) prevent current holders of Bay Area Bancshares Common Stock from participating in Bay Area Bancshares' assets upon liquidation until any liquidation preferences granted to the holders of the serial preferred stock are satisfied.

   Bay Area Bancshares articles of incorporation provide that the liability of Bay Area Bancshares' directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Additionally, Bay Area Bancshares has authority to provide for the indemnification of Bay Area Bancshares' agents (as defined in Section 317 of the California General Corporation Law) in excess of that expressly permitted by Section 317 for breach of duty to the corporation and its shareholders. Bay Area Bancshares is allowed to provide for this indemnification to the extent not prohibited by applicable Sections of California law.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Greater Bay and Bay Area Bancshares, Greater Bay and Bay Area Bancshares have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   Shareholders are entitled to dividends when declared by the Bay Area Bancshares board of directors (and after satisfaction of the prior rights of holders of outstanding preferred stock, if any) subject to certain restrictions on payment of dividends imposed by the California Law.

   The transfer agent and registrar for Bay Area Bancshares Common Stock is U.S. Stock Transfer Corporation.

Material Differences Between Holders of Greater Bay Stock and Bay Area Bancshares Stock

 Nomination of Directors

   Greater Bay. Greater Bay shareholders must deliver notice of their intent to nominate directors to the president of Greater Bay. Shareholders must deliver or mail written notice of their intent at least 21 days before any shareholder meeting called for the election of directors. However, shareholders should not mail or deliver their written notice more than 60 days before such a meeting. If Greater Bay gives shareholders less than 21 days notice about such a meeting, then shareholders may deliver or mail their written intent to nominate directors during the 10 day period after Greater Bay mailed the meeting notice. Shareholders must mail or deliver the written intent by the close of business on the tenth day. However, if Greater Bay mails the meeting notice by third-class mail, then shareholders do not have to notify Greater Bay of their intent to nominate directors.

   Bay Area Bancshares. Bay Area Bancshares shareholders must deliver notice of their intent to nominate directors to the president of Bay Area Bancshares. Shareholders must deliver or mail written notice of their intent within 60 days before any shareholder meeting called for the election of directors. Shareholders may also deliver or mail written notice of their intent to nominate during the 10 day period after Bay Area Bancshares mails the meeting notice. If Bay Area Bancshares gives shareholders less than 10 days notice of such a meeting, then the Bay Area Bancshares president must receive a shareholder's written notice of his or her intent to nominate directors by the time the meeting commences.

 Cumulative Voting

   Greater Bay. Greater Bay shareholders do not have cumulative voting in the election of directors.

   Bay Area Bancshares. Shareholders of Bay Area Bancshares are entitled to cumulate their votes for the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The candidates (up to the number of directors to be elected) receiving the highest number of votes are elected.

 Classified Board of Directors

   Greater Bay. Greater Bay's Board of Directors is divided into three classes of directors, with each class of directors serving for staggered three-year terms. Greater Bay's bylaws provide for the election of directors by class for a term of three years and until his or her successor is elected and qualified.

   Bay Area Bancshares. The Bay Area Bancshares bylaws provide that directors will be elected for a one-year term at each annual meeting of shareholders.

 Shareholder Rights Plan

   Greater Bay. On November 17, 1998, the Greater Bay Board of Directors declared a dividend distribution of one share purchase right (a "Right") for each outstanding share of Greater Bay Common Stock to shareholders of record at the close of business on November 30, 1998. Each Greater Bay Right entitles the registered holder to purchase from Greater Bay one one-hundredth of a share (a "Unit") of Series A Preferred Stock ("Preferred Stock"). The initial exercise price of each Right is $145, subject to adjustment (the "Purchase Price").

   Greater Bay Rights will also attach to all shares of Greater Bay Common Stock issued after November 30, 1998, but prior to the Distribution Date (as defined below). The description and terms of the Greater Bay Rights are set forth in the Greater Bay Rights Agreement.

   The Greater Bay Rights are attached to all Greater Bay Common Stock certificates representing shares currently outstanding and no separate certificates evidencing the Greater Bay Rights have been distributed. Greater Bay has sent a copy of a Summary of Rights to Purchase Common Shares (the "Summary of Rights") to its shareholders. The Greater Bay Right will separate from the Greater Bay Common Stock (the "Distribution Date") upon the earlier of
(i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership or record ownership of 10% or more of the outstanding shares of Greater Bay Common Stock (the "Shares Acquisition Date"); or (ii) 10 business days following the commencement of, or the public announcement of an intent to make, a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of such outstanding shares of Greater Bay Common Stock; or (iii) the date a person or group becomes the beneficial or record owner of 10% or more of such outstanding shares of Greater Bay Common Stock, and (a) the actions such person proposes to take are likely to have a material adverse impact on the business or prospects of Greater Bay; (b) such person intends to cause Greater Bay to repurchase the Common Stock owned by such person; (c) such person exercises or attempts to exercise a controlling influence over Greater Bay; or (d) such person transfers all or a portion of Greater Bay's Common Stock in a manner that results in a person owning 9.9% or more of the Greater Bay Common Stock (an "Adverse Person").

   Until the Distribution Date, (i) the Greater Bay Rights will be evidenced by the Greater Bay Common Stock certificates together with a copy of the Summary of Rights attached to such certificate and will be transferred only with such Greater Bay Common Stock certificates, (ii) new Greater Bay Common Stock certificates issued after November 30, 1998 will contain a notation incorporating the Greater Bay Rights Agreement by reference, and (iii) the surrender or transfer of any certificates for Common Stock outstanding even without the notation or a copy of the Summary of Rights will also constitute the transfer of the Greater Bay Rights associated with the Common Stock represented by such certificates.

   The Greater Bay Rights are not exercisable until the Distribution Date and will expire on November 17, 2008, unless Greater Bay extends this date or the Greater Bay Rights are earlier redeemed by Greater Bay as described below.

   While each Greater Bay Right initially will provide for the acquisition of one Unit of Preferred Stock at the Purchase Price, the Greater Bay Rights Agreement provides that the Purchase Price is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

   If Greater Bay is acquired in a merger or other business combination, or 50% or more of Greater Bay's consolidated assets or earning power is sold, each holder of a Greater Bay Right shall thereafter have the right to receive, upon exercise and payment of the Purchase Price, Common Stock of the acquiring company having a value equal to twice the Purchase Price.

   If any person becomes an Acquiring Person or an Adverse Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person or Adverse Person (which will thereafter be void), will thereafter have the right to receive, upon exercise and payment of the Purchase Price, Units of Preferred Stock having a value equal to twice the Purchase Price.

   At any time after an Acquiring Person obtains 10% or more of Greater Bay's Common Stock and before the Acquiring Person obtains 50% of Greater Bay's outstanding Common Stock, Greater Bay may exchange all or part of the Greater Bay Rights for shares of Greater Bay Common Stock (an "Exchange") at an exchange ratio of one share per Greater Bay Right, subject to adjustment.

   With certain exceptions, the Shareholder Rights Agreement does not require adjustment to the Purchase Price until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. The Shareholder Rights Agreement also disallows the issuance of fractional Units of Preferred Stock (other than fractions that are integral multiples of one one-hundredths) and in lieu of issuing such fractional Units, a cash adjustment will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

   At any time before a person becomes an Acquiring Person or an Adverse Person, Greater Bay may redeem the Greater Bay Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise the Greater Bay Rights will terminate and the only right of the holders of Greater Bay Rights will be to receive the Redemption Price.

   Greater Bay may amend the terms of the Greater Bay Rights without the consent of the holders of the Greater Bay Rights, including an amendment to extend the Final Expiration Date and, provided there is no Acquiring Person or Adverse Person, to extend the period during which the Rights may be redeemed, except that from and after such time as any person becomes an Acquiring Person or an Adverse Person no such amendment may adversely affect the interests of the holders of the Greater Bay Rights.

   Until a Greater Bay Right is exercised, the holder of a Greater Bay Right, as such will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

   The Greater Bay Rights may have certain anti-takeover effects. The Shareholder Rights Plan is designed to maximize the long-term value of Greater Bay and protect Greater Bay's shareholders from improper takeover tactics or from takeover bids that are not fair to all Greater Bay shareholders.

   Bay Area Bancshares. Bay Area Bancshares does not have a shareholder rights plan.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1998, combines the historical consolidated balance sheets of Greater Bay and Bay Area Bancshares as if the Merger had been effective on December 31, 1998, after giving effect to certain adjustments. These adjustments are based on estimates. The Unaudited Pro Forma Condensed Combined Statements of Operations for the years ended December 31, 1998, 1997 and 1996 present the combined results of operations of Greater Bay and Bay Area Bancshares as if the Merger had been effective at the beginning of each period. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Greater Bay and Bay Area Bancshares.

   The Unaudited Pro Forma Condensed Combined Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of Greater Bay and Bay Area Bancshares are combined and reflected at their historical amounts. The pro forma combined figures shown in the Unaudited Pro Forma Condensed Combined Financial Information are simply arithmetical combinations of Greater Bay's and Bay Area Bancshares' separate financial results; you should not assume that Greater Bay and Bay Area Bancshares would have achieved the pro forma combined results if they had actually been combined during the periods presented.

   The combined company expects to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of the operations of Greater Bay and Bay Area Bancshares, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings. See "A Warning About Forward-Looking Information" and "Risk Factors -- Uncertainties in Integrating Business Operations and Realizing Enhanced Earnings."

              Unaudited Pro Forma Condensed Combined Balance Sheet

                            As of December 31, 1998

                                                                    Greater Bay
                                                                    & Bay Area
                                Greater    Bay Area                 Bancshares
                                  Bay     Bancshares Adjustments(1)  Combined
                               ---------- ---------- -------------- -----------
                                            (Dollars in thousands)
ASSETS
  Cash and due from banks..... $   59,975  $  9,608                 $   69,583
  Federal funds sold..........     43,600    19,200                     62,800
  Other short-term
   securities.................     77,576       -0-                     77,576
  Securities available-for-
   sale.......................    255,483     1,775                    257,258
  Securities held-to-maturity
   and other..................     86,811    13,442                    100,253
  Total loans, net............    984,487   108,116                  1,092,603
  Property, premises and
   equipment..................     10,961       419                     11,380
  Interest receivable and
   other assets...............     63,972     2,764                     66,736
                               ----------  --------      ------     ----------
    TOTAL ASSETS.............. $1,582,865  $155,324      $  -0-     $1,738,189
                               ==========  ========      ======     ==========
LIABILITIES
  Total deposits.............. $1,342,492  $136,455                 $1,478,947
  Subordinated debt...........      3,000       -0-                      3,000
  Other liabilities...........     94,697     4,504      $2,735        101,936
  Trust Preferred Securities..     50,000       -0-                     50,000
                               ----------  --------      ------     ----------
TOTAL LIABILITIES.............  1,490,189   140,959       2,735      1,633,883
                               ----------  --------      ------     ----------
SHAREHOLDERS' EQUITY..........     92,676    14,365      (2,735)       104,306
                               ----------  --------      ------     ----------
    TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY..... $1,582,865  $155,324      $  -0-     $1,738,189
                               ==========  ========      ======     ==========

--------

(1) The following table reflects all nonrecurring Greater Bay and Bay Area Bancshares estimated merger-related costs as of December 31, 1998. These costs are not included on the unaudited pro forma condensed combined statement of operations but are included on the unaudited pro forma condensed combined balance sheet as a reduction to shareholders' equity. These costs will be charged to expense immediately following the consummation of the Merger. Such estimated merger-related costs are summarized below (in thousands):

                                                            Merger Costs
                                                     ---------------------------
                                                     Greater  Bay Area
                                                       Bay   Bancshares Combined
                                                     ------- ---------- --------
   Financial advisory...............................  $ 50     $  100    $  150
   Professional fees................................   155        180       335
   Printing.........................................    50         75       125
   Other............................................   381      1,744     2,125
                                                      ----     ------    ------
      TOTAL.........................................  $636     $2,099    $2,735
                                                      ====     ======    ======

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 1998
                    (In thousands, except per share amounts)

                                                                    Greater Bay
                                                                    & Bay Area
                                    Greater   Bay Area              Bancshares
                                      Bay    Bancshares Adjustments  Combined
                                    -------- ---------- ----------- -----------
Interest on loans.................  $ 83,650  $10,265                $ 93,915
Interest on investment
 securities.......................    19,218      857                  20,075
Other interest income.............    10,052      756                  10,808
                                    --------  -------       ---      --------
  TOTAL INTEREST INCOME...........   112,920   11,878                 124,798
Interest on deposits..............    39,398    3,606                  43,004
Other interest expense............     8,074      102                   8,176
                                    --------  -------       ---      --------
Net interest income...............    65,448    8,170                  73,618
Provision for loan losses.........     6,035      200                   6,235
                                    --------  -------       ---      --------
Net interest income after
 provision for loan losses........    59,413    7,970                  67,383
Other income......................     7,255    2,465                   9,720
Operating expenses................    40,052    6,384                  46,436
                                    --------  -------       ---      --------
Income before provision for income
 taxes, and merger and
 other related nonrecurring
 costs............................    26,616    4,051                  30,667
Provision for income taxes........     8,364    1,686                  10,050
                                    --------  -------       ---      --------
Net income before merger and other
 related nonrecurring costs.......    18,252    2,365                  20,617
Merger and other related
 nonrecurring costs, net of
 tax(1)...........................     1,674      -0-                   1,674
                                    --------  -------       ---      --------
  NET INCOME......................  $ 16,578  $ 2,365                $ 18,943
                                    ========  =======       ===      ========
Net income per share -- basic.....  $   1.75  $  2.39                $   1.75
                                    ========  =======       ===      ========
Weighted average shares
 outstanding(2)...................     9,485      990       383        10,858
                                    ========  =======       ===      ========

--------
(1) For a discussion of merger and other related nonrecurring costs, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in Greater Bay's Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated herein by reference.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Bay Area Bancshares weighted average shares adjusted for the assumed Conversion Ratio of 1.38682.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 1997
                    (In thousands, except per share amounts)

                                                                     Greater Bay
                                                                     & Bay Area
                                      Greater  Bay Area              Bancshares
                                        Bay   Bancshares Adjustments  Combined
                                      ------- ---------- ----------- -----------
Interest on loans...................  $70,035   $8,243                 $78,278
Interest on investment securities...    9,294    1,029                  10,323
Other interest income...............    9,198      462                   9,660
                                      -------   ------       ---       -------
  TOTAL INTEREST INCOME.............   88,527    9,734                  98,261
Interest on deposits................   30,640    2,925                  33,565
Other interest expense..............    3,419       28                   3,447
                                      -------   ------       ---       -------
Net interest income.................   54,468    6,781                  61,249
Provision for loan losses...........    6,786      240                   7,026
                                      -------   ------       ---       -------
Net interest income after provision
 for loan losses....................   47,682    6,541                  54,223
Other income........................    6,541    2,517                   9,058
Operating expenses..................   32,796    5,995                  38,791
                                      -------   ------       ---       -------
Income before provision for income
 taxes and merger and other related
 nonrecurring costs.................   21,427    3,063                  24,490
Provision for income taxes..........    7,526    1,258                   8,784
                                      -------   ------       ---       -------
Net income before merger and other
 related nonrecurring costs.........   13,901    1,805                  15,706
Merger and other related
 nonrecurring costs, net of tax(1)..    2,282      -0-                   2,282
                                      -------   ------       ---       -------
  NET INCOME........................  $11,619   $1,805                 $13,424
                                      =======   ======       ===       =======
Net income per share -- basic.......  $  1.26   $ 2.04                 $  1.29
                                      =======   ======       ===       =======
Weighted average shares
 outstanding(2).....................    9,196      883       342        10,421
                                      =======   ======       ===       =======

--------
(1) For a discussion of merger and other related nonrecurring costs, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in Greater Bay's Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated herein by reference.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Bay Area Bancshares weighted average shares adjusted for the assumed Conversion Ratio of 1.38682.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 1996
                    (In thousands, except per share amounts)

                                                                     Greater Bay
                                                                     & Bay Area
                                      Greater  Bay Area              Bancshares
                                        Bay   Bancshares Adjustments  Combined
                                      ------- ---------- ----------- -----------
Interest on loans...................  $50,171   $7,208                 $57,379
Interest on investment securities...    8,384      838                   9,222
Other interest income...............    4,328      355                   4,683
                                      -------   ------       ---       -------
  TOTAL INTEREST INCOME.............   62,883    8,401                  71,284
Interest on deposits................   21,220    2,524                  23,744
Other interest expense..............    1,159       15                   1,174
                                      -------   ------       ---       -------
Net interest income.................   40,504    5,862                  46,366
Provision for loan losses...........    2,594      435                   3,029
                                      -------   ------       ---       -------
Net interest income after provision
 for loan losses....................   37,910    5,427                  43,337
Other income........................    4,623    2,821                   7,444
Operating expenses..................   29,416    5,876                  35,292
                                      -------   ------       ---       -------
Income before provision for income
 taxes and merger and other related
 nonrecurring costs.................   13,117    2,372                  15,489
Provision for income taxes..........    4,778      957                   5,735
                                      -------   ------       ---       -------
Net income before merger and other
 related nonrecurring costs.........    8,339    1,415                   9,754
Merger and other related
 nonrecurring costs, net of tax(1)..    1,991      -0-                   1,991
                                      -------   ------       ---       -------
  NET INCOME........................  $ 6,348   $1,415                 $ 7,763
                                      =======   ======       ===       =======
Net income per share -- basic.......  $  0.72   $ 1.69                 $  0.78
                                      =======   ======       ===       =======
Weighted average shares
 outstanding(2).....................    8,856      835       323        10,014
                                      =======   ======       ===       =======

--------
(1) For a discussion of merger and other related nonrecurring costs, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in Greater Bay's Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated herein by reference.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Bay Area Bancshares weighted average shares adjusted for the assumed Conversion Ratio of 1.38682.

                                    EXPERTS

   The consolidated balance sheets as of December 31, 1998 and 1997 of Greater Bay and the consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

   The consolidated balance sheets as of December 31, 1998 and 1997 of Bay Area Bancshares and the consolidated statements of income and other comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, included in this Registration Statement, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

   The validity of the shares of Greater Bay Common Stock to be issued pursuant to the terms of the Merger Agreement will be passed upon for Greater Bay by Linda M. Iannone, Senior Vice President and General Counsel. As of the date of this document, Ms. Iannone held options to purchase 14,900 shares of Greater Bay Common Stock. Certain legal matters in connection with the federal income tax consequences of the Merger will be passed upon for Greater Bay by Manatt, Phelps & Phillips, LLP, Los Angeles, California.

   Representatives of the law firm of Haines, Brydon & Lea, counsel for Bay Area Bancshares, are expected to be present at the Meeting and available to respond to questions.

                                                                         ANNEX A


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              GREATER BAY BANCORP

                                      AND

                              BAY AREA BANCSHARES

                                January 26, 1999

                      AGREEMENT AND PLAN OF REORGANIZATION

   THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 26th day of January, 1999, by and between GREATER BAY BANCORP, a California corporation ("GBB"), and BAY AREA BANCSHARES, a California corporation ("BAB").

   WHEREAS, the Boards of Directors of GBB and BAB deem advisable and in the best interests of their respective shareholders the merger of BAB with and into GBB (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (GBB, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

   WHEREAS, the Boards of Directors of GBB and BAB have approved the Merger pursuant to this Agreement and pursuant to the Agreement of Merger by and between GBB and BAB (the "Agreement of Merger"), in substantially the form of Exhibit A attached hereto, pursuant to which BAB will merge with and into GBB and each outstanding share of BAB common stock, no par value ("BAB Stock"), excluding any BAB Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of GBB common stock, no par value ("GBB Stock"), upon the terms and subject to the conditions set forth herein; and

   WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

   NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

   Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

   "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

   "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

   "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

   "Average Closing Price" means the average of the daily closing price of a share of GBB Stock reported on the Nasdaq National Market System during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time of the Merger (as defined herein).

   "BAB 401(k) Plan" means the Bay Area Bank 401(k) Plan.

   "BAB Conflicts and Consents List" has the meaning set forth in Section 4.6.

   "BAB Contract List" has the meaning set forth in Section 4.16.

   "BAB Derivatives List" has the meaning set forth in Section 4.32.

   "BAB Dissenting Shares" means any shares of BAB Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

   "BAB Employee Plan List" has the meaning set forth in Section 4.20.

   "BAB Environmental Compliance List" has the meaning set forth in Section 4.12.2.

   "BAB Filings" has the meaning set forth in Section 4.5.

   "BAB Filings List" has the meaning set forth in Section 4.5.

   "BAB Fully Diluted Book Value Per Share" means the sum of (a) shareholders' equity as reflected on the consolidated financial statements to be provided by BAB to GBB pursuant to Section 11.14, including any adjustments relating to litigation expenses, plus (b) the consideration to be paid upon the exercise of any BAB Stock Option (as defined herein) then issued and outstanding, divided by the sum of (y) the number of shares of BAB Stock then issued and outstanding, plus (z) such number of shares of BAB Stock issuable upon the exercise of any BAB Stock Option.

   "BAB Indemnification List" has the meaning set forth in Section 4.30.

   "BAB Insurance List" has the meaning set forth in Section 4.7.

   "BAB Investment Securities List" has the meaning set forth in Section 4.26.

   "BAB Intellectual Property List" has the meaning set forth in Section 4.35.

   "BAB List" means any list required to be furnished by BAB to GBB herewith.

   "BAB Litigation List" has the meaning set forth in Section 4.10.

   "BAB Loan List" has the meaning set forth in Section 4.25.

   "BAB Offices List" has the meaning set forth in Section 4.23.

   "BAB Operating Losses List" has the meaning set forth in Section 4.24.

   "BAB Perfected Dissenting Shares" means BAB Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as BAB Dissenting Shares.

   "BAB Personal Property List" has the meaning set forth in Section 4.8.

   "BAB Real Property List" has the meaning set forth in Section 4.9.

   "BAB SAR Plan" means the Bay Area Bancshares 1996 Stock Appreciation Rights Plan, as amended.

   "BAB Shareholders' Meeting" means the meeting of BAB's shareholders referred to in Section 6.7.

   "BAB Stock" has the meaning set forth in the second recital of this Agreement.

   "BAB Stock Option" means any option issued pursuant to the BAB Stock Option Plan.

   "BAB Stock Option Plan" means the Bay Area Bancshares 1993 Stock Option Plan, as amended.

   "BAB Supplied Information" has the meaning set forth in Section 4.34.

   "BAB Tax List" has the meaning set forth in Section 4.11.

   "BAB Undisclosed Liabilities List" has the meaning set forth in Section
4.19.

   "BABANK" means Bay Area Bank, a California state chartered bank and wholly owned subsidiary of BAB.

   "Banks" means CNB, GGB, MPB and PBC.

   "Benefit Arrangements" has the meaning set forth in Section 4.20.2.

   "BHC Act" means the Bank Holding Company Act of 1956, as amended.

   "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

   "CFC" means California Financial Code.

   "CGCL" has the meaning set forth in the second recital of this Agreement.

   "Certificates" has the meaning set forth in Section 2.5.2.

   "Classified Credits" has the meaning set forth in Section 6.8.

   "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Greater Bay Bancorp, 2860 West Bayshore Road, Palo Alto, California, or at such other place as the parties may agree upon.

   "Closing Date" means the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of BAB, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof, (iii) the expiration of all applicable waiting periods under the law,
(iv) the expiration of the 30 day period following the mailing by BAB to its shareholders of a notice of approval of the Merger by the outstanding shares pursuant to Section 1301 of the CGCL, or such other date as the parties may agree upon.

   "CNB" means Cupertino National Bank, a national banking association and wholly owned subsidiary of GBB.

   "Code" shall have the meaning set forth in the third recital of this Agreement.

   "Colmery Agreement" means the written agreement dated August 15, 1998 between BAB and Joseph P. Colmery.

   "Commissioner" means the Commissioner of the Department of Financial Institutions of the State of California.

   "Competing Transaction" has the meaning set forth in Section 6.1.14.

   "Comptroller" means the Comptroller of the Currency.

   "Conversion Ratio" has the meaning set forth in Section 2.2.1.

   "Covered Person" has the meaning set forth in Section 4.30.

   "DFI" means the Department of Financial Institutions of the State of California.

   "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California.

   "Employee Plans" has the meaning set forth in Section 4.20.1.

   "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

   "Environmental Regulations" has the meaning set forth in Section 4.12.2.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Affiliates" has the meaning set forth in Section 4.20.1.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Exchange Agent" means Norwest Bank Minnesota, N.A.

   "Exchange Fund" has the meaning set forth in Section 2.5.1 hereof.

   "FDIC" means the Federal Deposit Insurance Corporation

   "Financial Statements of GBB" means the audited consolidated financial statements of GBB consisting of the consolidated balance sheets as of December 31, 1994, 1995, 1996 and 1997, the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and GBB's unaudited consolidated balance sheets and consolidated statement of operations and cash flows as of and for the nine month period ended
September 30, 1998.

   "Financial Statements of BAB" means the audited consolidated financial statements of BAB consisting of the consolidated statements of condition as of December 31, 1994, 1995, 1996 and 1997, the related statements of operations, stockholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and BAB's unaudited consolidated statements of financial conditions and statements of operations and cash flows as of and for the nine month period ended
September 30, 1998.

   "Findley Agreement" means the letter agreement dated July 15, 1998 between Gary Steven Findley & Associates and BAB.

   "FRB" means the Board of Governors of the Federal Reserve System.

   "GBB 401(k) Plan" means the Greater Bay Bancorp 401(k) Profit Sharing Plan.

   "GBB Conflicts and Consents List" has the meaning set forth in Section 5.5.

   "GBB Filings" has the meaning set forth in Section 5.4.

   "GBB Litigation List" has the meaning set forth in Section 5.19.

   "GBB Stock" has the meaning set forth in the second recital of this Agreement.

   "GBB Stock Option Plan" means the Greater Bay Bancorp 1996 Stock Option Plan, as amended.

   "GBB Supplied Information" has the meaning set forth in Section 5.14.

   "GBB Undisclosed Liabilities List" has the meaning set forth in Section
5.21.

   "GGB" means Golden Gate Bank, a California state chartered bank and wholly owned subsidiary of GBB.

   "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

   "Hazardous Materials" has the meaning set forth in Section 4.12.2.

   "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

   "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

   "IRS" means the Internal Revenue Service.

   "Merger" has the meaning set forth in the first recital of this Agreement.

   "MPB" means Mid-Peninsula Bank, a California state chartered bank and wholly-owned subsidiary of GBB.

   "Operating Loss" has the meaning set forth in Section 4.24.

   "PBC" means Peninsula Bank of Commerce, a California state chartered bank and wholly owned subsidiary of GBB.

   "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

   "Proxy Statement and Prospectus" means the Proxy Statement and Prospectus that is included as part of the Registration Statement on Form S-4 (as defined herein) and used to solicit proxies for the BAB Shareholders' Meeting and to offer and sell the shares of GBB Stock to be issued in connection with the Merger.

   "PwC" means PricewaterhouseCoopers LLP, GBB's and BAB's independent accountants.

   "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

   "Registration Statement on Form S-4" means the Registration Statement on Form S-4, and such amendments thereto, that is filed with the SEC to register the shares of GBB Stock to be issued in the Merger under the Securities Act and to clear use of the Proxy Statement and Prospectus in connection with the BAB Shareholders' Meeting pursuant to the regulations promulgated under the Exchange Act.

   "Scheduled Contracts" has the meaning set forth in Section 4.16.

   "SEC" means the Securities and Exchange Commission.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

   "Tanks" has the meaning set forth in Section 4.12.2.

   "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

   "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

   "Tax Sharing Agreement" means an agreement (whether or not in writing) pursuant to which tax losses of one entity are made available to another entity of the Affiliated Group or Affiliates for purpose of Taxes.

   "Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

                                   ARTICLE 2.

                                TERMS OF MERGER

   2.1. Effect of Merger and Surviving Corporation. At the Effective Time of the Merger, BAB will be merged with and into GBB pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of BAB and GBB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of BAB and GBB, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of BAB and GBB and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either BAB or GBB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of BAB and GBB shall be preserved unimpaired and all debts, liabilities and duties of BAB and GBB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

   2.2. Stock of BAB. Subject to Section 2.4, each share of BAB Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of BAB or the holders of such shares, be treated on the basis set forth herein.

     2.2.1. Conversion of BAB Stock. At the Effective Time of the Merger, pursuant to the Agreement of Merger, each outstanding share of BAB Stock excluding any BAB Perfected Dissenting Shares or shares of BAB Stock held by GBB or the Banks (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall, without any further action on the part of BAB or the holders of any such shares, be automatically cancelled and cease to be an issued and outstanding share of BAB Stock and be converted into (a)
1.44271 shares of GBB Stock in the event the Average Closing Price is less than $30.00; or (b) 1.38682 shares of GBB Stock in the event the Average Closing Price is $30.00 or more (as applicable, the "Conversion Ratio").

     2.2.2. BAB Perfected Dissenting Shares. BAB Perfected Dissenting Shares shall not be converted into shares of GBB Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of BAB Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

     2.2.3 Shares Held by GBB or the Banks. Shares of BAB Stock held by GBB or the Banks (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall be canceled and no consideration shall be issued in exchange therefor.

     2.2.4. Dividends, Etc. If, prior to the Effective Time of the Merger, GBB shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the GBB Stock, or make a distribution on the GBB Stock in any security convertible into GBB Stock, with a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments will be made to the Conversion Ratio.

   2.3. Effect on GBB Stock. On the Effective Time of the Merger, each outstanding share of GBB Stock shall remain an outstanding share of GBB Stock and shall not be converted or otherwise affected by the Merger.

   2.4. Fractional Shares. No fractional shares of GBB Stock shall be issued in the Merger. In lieu thereof, each holder of BAB Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (a) the Average Closing Price times (b) the fraction of the share of GBB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

   2.5. Exchange Procedures.

     2.5.1. As of the Effective Time of the Merger, GBB shall have deposited with the Exchange Agent for the benefit of the holders of shares of BAB Stock, for exchange in accordance with this Section 2.5 through the Exchange Agent, certificates representing the shares of GBB Stock issuable pursuant to Section
2.2 in exchange for shares of BAB Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of GBB Stock which would otherwise be issuable in connection with Section 2.2 hereof but for the operation of
Section 2.4 of this Agreement (collectively, the "Exchange Fund").

     2.5.2. GBB shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of BAB Stock (the "Certificates") whose shares were converted into the right to receive shares of GBB Stock pursuant to
Section 2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GBB and BAB may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of GBB Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GBB, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of GBB Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.4 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing BAB Stock, the transfer of ownership which is not registered in the transfer records of BAB, a certificate representing the proper number of shares of GBB Stock may be issued to a transferee if the Certificate representing such BAB Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of GBB Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of BAB should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof such bond in form and substance and with surety reasonably satisfactory to GBB and shall be entitled to receive the certificate representing the proper number of shares of GBB Stock and cash in lieu of fractional shares in accordance with Sections 2.2 and
2.4 hereof.

     2.5.3. No dividends or other distributions declared or made with respect to GBB Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of GBB Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section
2.4 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of GBB Common Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of GBB Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of GBB Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of GBB Stock.

     2.5.4. All shares of GBB Stock issued upon the surrender for exchange of BAB Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of BAB Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of BAB Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to GBB for any reason, they shall be canceled and exchanged as provided in this Agreement.

     2.5.5. Any portion of the Exchange Fund which remains undistributed to the shareholders of BAB following the passage of six months after the Effective Time of the Merger shall be delivered to GBB, upon demand, and any shareholders of BAB who have not theretofore complied with this Section 2.5 shall thereafter look only to GBB for payment of their claim for GBB Stock, any cash in lieu of fractional shares of GBB Stock and any dividends or distributions with respect to GBB Stock.

     2.5.6. Neither GBB nor BAB shall be liable to any holder of shares of BAB Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.5.7. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of GBB Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of GBB Stock for the account of the Persons entitled thereto.

     2.5.8. Certificates surrendered for exchange by any Person constituting an Affiliate of BAB for purposes of Rule 144(a) under the Securities Act shall not be exchanged for certificates representing whole shares of GBB Stock until GBB has received a written agreement from such person as provided in Section 6.10.

   2.6. Directors of Surviving Corporation and BABANK. Immediately after the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of GBB immediately prior to the Effective Time of the Merger and one current member of BAB's Board of Directors to be appointed by GBB and assigned to Class I (reelection 2001). Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. Immediately after the Effective Time of the Merger, the Board of Directors of BABANK shall be comprised of the persons serving as directors of BABANK immediately prior to the Effective Time of the Merger and David L. Kalkbrenner, or such other person designated by GBB and reasonably acceptable to BAB. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified; provided, however, that GBB agrees to maintain BABANK's existing Board members for a period of one year following the Effective Time of the Merger.

   2.7. Executive Officers of Surviving Corporation and BABANK. Immediately after the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of GBB immediately prior to the Effective Time of the Merger. Immediately after the Effective Time of the Merger, the executive officers of BABANK shall be comprised of the persons serving as executive officers of BABANK immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

                                   ARTICLE 3.

                                  THE CLOSING

   3.1. Closing Date. The Closing shall take place on the Closing Date.

   3.2. Execution of Agreements. As soon as practicable after execution of this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by GBB and BAB. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State of the State of California as required by applicable law and regulations.

   3.3. Further Assurances. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.

                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF BAB

   BAB represents and warrants to GBB as follows:

   4.1. Incorporation, Standing and Power. BAB has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. BABANK is a California state chartered bank duly organized, validly existing and in good standing under the laws of the State of California and is authorized by the DFI to conduct a general banking business. BAB's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Each of BAB and BABANK has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of BAB or BABANK nor the location of any of their respective properties requires that either BAB or BABANK be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. BAB has delivered to GBB true and correct copies of its and BABANK's Articles of Incorporation and Bylaws, as amended, and in effect as of the date hereof.

   4.2. Capitalization.

     4.2.1. As of the date of this Agreement, the authorized capital stock of BAB consists of 20,000,000 shares of BAB Stock, of which 1,004,141 shares are outstanding. All of the outstanding shares of BAB Stock are duly authorized, validly issued, fully paid and nonassessable. Except for BAB Options covering 83,108 shares of BAB Stock granted pursuant to the BAB Stock Option Plan and 48,000 stock appreciation rights under the BAB SAR Plan, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of BAB Stock nor any securities convertible into such stock, and BAB is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. BAB has furnished GBB a list (the "BAB Option List") setting forth the name of each holder of a BAB Option and stock appreciation right, the number of shares of BAB Stock covered by each such option and stock appreciation right, the vesting schedule of such option and stock appreciation right, the exercise price per share and the expiration date of each such option and stock appreciation right.

     4.2.2. As of the date of this Agreement, the authorized capital stock of BABANK consists of 500,000 shares of common stock, of which 100 shares are outstanding and owned of record and beneficially by BAB. All of the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable, except as provided in California Financial Code Section 662. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and BABANK is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

   4.3. Subsidiaries. Other than BABANK, BAB does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person.

   4.4. Financial Statements. BAB has previously furnished to GBB a copy of the Financial Statements of BAB. The Financial Statements of BAB: (a) present fairly the consolidated financial condition of BAB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves, in the opinion of management of BAB, for loan losses and other contingencies and (d) are based upon the books and records of BAB.

   4.5. Reports and Filings. Except as set forth in a list (the "BAB Filings List"), since January 1, 1995, each of BAB and BABANK has filed all reports, returns, registrations and statements (such reports and filings referred to as "BAB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC, (b) the DFI, (c) the FRB, (d) the SEC and (e) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. No administrative actions have been taken or orders issued in connection with such BAB Filings. As of their respective dates, to the best knowledge of BAB, each of such BAB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such BAB Filings fairly presented the financial position of BAB on a consolidated basis, BAB alone and BABANK alone, as the case may be, and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. BAB has furnished GBB with true and correct copies of all BAB Filings filed by BAB since January 1, 1995.

   4.6. Authority of BAB. The execution and delivery by BAB of this Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholders of BAB of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of BAB. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of BAB enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by BAB to GBB (the "BAB Conflicts and Consents List"), neither the execution and delivery by BAB of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by BAB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its or BABANK's Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which BAB or BABANK is a party, or by which BAB or BABANK or any of their respective properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of BAB or BABANK; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BAB or BABANK or any of their respective properties or assets. Except as set forth in the BAB Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of BAB or BABANK, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by BAB of this Agreement, the Agreement of Merger or the consummation by BAB of the Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of BAB; (ii) such approvals as may be required by the FRB and the DFI; (iii) the filing of the Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC; and (iv) the filing of the Agreement of Merger with the Secretary of State.

   4.7. Insurance. Each of BAB and BABANK has policies of insurance and bonds with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. Except as set forth in a list furnished by BAB to GBB (the "BAB Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the BAB Insurance List, neither BAB nor BABANK is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the BAB Insurance List is a list of all policies of insurance carried and owned by either BAB or BABANK showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to GBB a copy of each such policy of insurance.

   4.8. Personal Property. Each of BAB and BABANK has good and marketable title to all its material properties and assets, other than real property, owned or stated to be owned by BAB or BABANK, free and clear of all Encumbrances except:
(a) as set forth in the Financial Statements of BAB; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of BAB or BABANK; or (e) as set forth in a list furnished by BAB to GBB (the "BAB Personal Property List.")

   4.9. Real Estate. BAB has furnished GBB a list of real property, including leaseholds and all other interests in real property (other than security interests), owned by BAB or BABANK (the "BAB Real Property List"). Each of BAB and BABANK has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in the real property described in the BAB Real Property List. Either BAB or BABANK has good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the BAB Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the BAB Real Property List. BAB has furnished GBB with true and correct copies of all leases included in the BAB Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the BAB Real Property List.

   4.10. Litigation. Except as set forth in a list furnished by BAB to GBB (the "BAB Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to BAB's knowledge threatened, against BAB or BABANK or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of BAB or BABANK which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of BAB on a consolidated basis, or the transactions contemplated hereby, or which may involve a judgment against BAB or BABANK in excess of $25,000. Also, except as disclosed in the BAB Litigation List, there are no material judgments, decrees, stipulations or orders against BAB or BABANK or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

   4.11. Taxes.

     (a) Except as set forth in a list furnished by BAB to GBB (the "BAB Tax List"), (A) all material Tax Returns required to be filed by or on behalf of BAB, BABANK or any of their subsidiaries or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes due and payable by or on behalf of BAB, BABANK or any of their subsidiaries, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied on the BAB balance sheet, and adequate reserves or accruals for Taxes have been provided in the BAB balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of BAB, BABANK or any of their subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.

     (b) BAB, BABANK and any of their subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

     (c) GBB has received complete copies of (i) all material income or franchise Tax Returns of BAB, BABANK and any of their subsidiaries relating to the taxable periods since January 1, 1995 and (ii) any audit report issued within the last three years relating to any material Taxes due from or with respect to BAB, BABANK or any of their subsidiaries with respect to their respective income, assets or operations.

     (d) Except as set forth in the BAB Tax List, no claim has been made by a taxing authority in a jurisdiction where BAB, BABANK or any of their subsidiaries do not file an income or franchise Tax Return such that BAB, BABANK or any of their subsidiaries are or may be subject to taxation by that jurisdiction.

     (e) Except as set forth in the BAB Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including BAB, BABANK or any of their subsidiaries have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have BAB, BABANK or any of their subsidiaries received any notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and
(iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against BAB, BABANK or any of their subsidiaries for any subsequent taxable period that could be material.

     (f) Except as set forth in the BAB Tax List, neither BAB, BABANK or any of their subsidiaries nor any other Person on behalf of BAB, BABANK or any of their subsidiaries has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by BAB, BABANK or any of their subsidiaries (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by BAB, BABANK or any of their subsidiaries or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of BAB, BABANK or any of their subsidiaries or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to BAB, BABANK or any of their subsidiaries.

     (g) Except as set forth in the BAB Tax List, no property owned by BAB, BABANK or any of their subsidiaries is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

     (h) Neither BAB (except with BABANK) nor BABANK (except with BAB) is a party to any Tax Sharing Agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

     (i) Except as set forth in the BAB Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by BAB, BABANK or any of their subsidiaries or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

     (j) There are no liens as a result of any unpaid Taxes upon any of the assets of BAB, BABANK or any of their subsidiaries.

     (k) Except as set forth in the BAB Tax List, BAB, BABANK or any of their subsidiaries have no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

     (l) Except as set forth in the BAB Tax list, none of the members of BAB's Affiliated Group has any net operating loss carryovers.

     (m) BAB agrees, and agrees to cause BABANK or any of their subsidiaries, to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Merger qualifies as a tax-deferred reorganization within the meaning of Section 368(a) of the Code as contemplated in Section 9.6 hereof. Such Persons acknowledge that their inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

   4.12. Compliance with Laws and Regulations.

     4.12.1. Neither BAB nor BABANK is in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis or BABANK, as the case may be.

     4.12.2. Except as set forth on a list furnished by BAB to GBB (the "BAB Environmental Compliance List"), to the best of BAB's knowledge without further investigation (i) each of BAB and BABANK is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about BAB Property;
(iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from BAB Property; (iv) neither BAB nor BABANK has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting
Section 4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against BAB or BABANK or concerning property securing BAB or BABANK loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting BAB Property or property securing BAB or BABANK loans, relating to the foregoing representations (i)--(iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. For purposes of this Section 4.12.2, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "BAB Property" shall mean real estate currently owned, leased, or otherwise used by BAB or BABANK, or in which BAB or BABANK has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by BAB or BABANK in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C.
Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1 of the California Health and Safety Code and/or
Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

     4.12.3. BAB has provided to GBB phase I environmental assessments with respect to each interest in real property set forth on the BAB Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of BAB or BABANK. The BAB Real Property list shall disclose each such property as to which such an assessment has not been prepared on behalf of BAB or BABANK.

   4.13. Performance of Obligations. Each of BAB and BABANK has performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. Except for loans and leases made by BAB or BABANK in the ordinary course of business, to BAB's knowledge, no party with whom BAB or BABANK has an agreement that is of material importance to the business of BAB or BABANK is in default thereunder.

   4.14. Employees. There are no controversies pending or threatened between either BAB or BABANK and any of its employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. Neither BAB nor BABANK is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

   4.15. Brokers and Finders. Except for the obligation to Gary Steven Findley & Associates set forth in the Findley Agreement and the obligation to Joseph P. Colmery set forth in the Colmery Agreement, copies of which have been delivered to GBB, neither BAB nor BABANK is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

   4.16. Material Contracts. Except as set forth in a list furnished by BAB to GBB (the "BAB Contract List") hereto (all items listed or required to be listed in such BAB Contract List being referred to herein as "Scheduled Contracts"), neither BAB nor BABANK is a party or otherwise subject to:

     4.16.1. any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of BAB or BABANK and is not terminable by BAB or BABANK within one year without penalty or (ii) requires payment by BAB or BABANK of $25,000 or more per annum;

     4.16.2. any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by BAB or BABANK of $25,000 or more per annum;

     4.16.3. any contract or agreement that restricts BAB or BABANK (or would restrict any Affiliate of BAB or BABANK or the Surviving Corporation (including GBB and its subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

     4.16.4. any lease of real or personal property providing for annual lease payments by or to BAB or BABANK in excess of $25,000 per annum other than (A) financing leases entered into in the ordinary course of business in which BAB or BABANK is lessor and (B) leases of real property presently used by BABANK as banking offices;

     4.16.5. any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of BAB or BABANK (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $25,000 or more;

     4.16.6. other than as described in the BAB Filings or as set forth in the BAB Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of BAB or BABANK;

     4.16.7. any agreement to acquire equipment or any commitment to make capital expenditures of $25,000 or more;

     4.16.8. other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which BAB or BABANK has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

     4.16.9. any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of BAB or BABANK);

     4.16.10. any restrictive covenant contained in any deed to or lease of real property owned or leased by BAB or BABANK (as lessee) that materially restricts the use, transferability or value of such property;

     4.16.11. any guarantee or indemnification which involves the sum of $25,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

     4.16.12. any supply, maintenance or landscape contracts not terminable by BAB or BABANK without penalty on 30 days' or less notice and which provides for payments in excess of $25,000 per annum;

     4.16.13. other than as disclosed with reference to Section 4.16.11 of this Section 4.16, any material agreement which would be terminable other than by BAB or BABANK as a result of the consummation of the transactions contemplated by this Agreement;

     4.16.14. any contract of participation with any other bank in any loan in excess of $25,000 or any sales of assets of BAB or BABANK with recourse of any kind to BAB or BABANK except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

     4.16.15. any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

     4.16.16. any contract relating to the provision of data processing services to BAB or BABANK; or

     4.16.17. any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $25,000 or more to or by BAB or BABANK other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

     True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to GBB.

   4.17. Certain Material Changes. Except as specifically required, permitted or effected by this Agreement, since September 30, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

     4.17.1. Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of BAB or BABANK or any other event or development that has had or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of BAB on a consolidated basis;

     4.17.2. Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BAB on a consolidated basis or that may involve a loss of more than $25,000 in excess of applicable insurance coverage;

     4.17.3. Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BAB on a consolidated basis;

     4.17.4. Any disposition by BAB or BABANK of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BAB on a consolidated basis; or

     4.17.5. Any direct or indirect redemption, purchase or other acquisition by BAB or BABANK of any equity securities or stock appreciation rights or any declaration, setting aside or payment of any dividend (except, in the case of the declaration, setting aside or payment of a cash dividend, as disclosed in the Financial Statements of BAB) or other distribution on or in respect of BAB Stock or stock appreciation rights whether consisting of money, other personal property, real property or other things of value.

   4.18. Licenses and Permits. Each of BAB and BABANK has all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. The respective properties, assets, operations and businesses of BAB and BABANK are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The respective properties and operations of BAB and BABANK are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

   4.19. Undisclosed Liabilities. Neither BAB nor BABANK has any liabilities or obligations, either accrued or contingent, that are material to BAB and that have not been: (a) reflected or disclosed in the Financial Statements of BAB;
(b) incurred subsequent to December 31, 1997 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by BAB to GBB (the "BAB Undisclosed Liabilities List") or on any other BAB List. BAB does not know of any basis for the assertion against it or BABANK of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of BAB on a consolidated basis that is not fairly reflected in the Financial Statements of BAB or otherwise disclosed in this Agreement.

   4.20. Employee Benefit Plans.

     4.20.1. BAB has previously made available to GBB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which BAB or any member of the same controlled group of corporations, trades or businesses as BAB within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which BAB or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of BAB or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions (to the extent one is required by law), the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and the summary of material modifications and all material employee communications prepared in connection with or pertaining to any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." BAB does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA that would subject BAB or any of its ERISA Affiliates to a material amount of liability with respect to any such plan. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made. Except as disclosed in a list furnished by BAB to GBB (the "BAB Employee Plan List"), all Employee Plans were in effect for substantially all of 1998, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 1998.

     4.20.2. BAB has previously made available to GBB copies or descriptions of each plan or arrangement maintained or otherwise contributed to by BAB or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation or post-termination insurance, profit sharing, benefit, retirement, group health or insurance, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of BAB or any of its ERISA Affiliates (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the BAB Employee Plan List hereto, all Benefit Arrangements which are in effect were in effect for substantially all of 1998. There has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 1998. Except as set forth in the BAB Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of BAB since December 31, 1997, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1997. There is no contract, agreement or benefit arrangement covering any employee of BAB which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in
Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

     4.20.3. With respect to all Employee Plans and Benefit Arrangements, BAB and its ERISA Affiliates are in material compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All material government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. BAB and its ERISA Affiliates have performed all of their obligations under all such

Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the knowledge of BAB, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement which could result in a material amount of liability to such Employee Plan. To the knowledge of BAB, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by BAB or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject any person (other than a person for whom BAB is not directly or indirectly responsible) to a material amount of liability under Title I of ERISA or to the imposition of a material amount of tax under Section 4975 of the Code which could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of BAB on a consolidated basis; nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived, nor has BAB failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. Neither BAB nor any of its ERISA Affiliates has incurred nor expects to incur, directly or indirectly, a material amount of liability under Title IV or ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of GBB or of any of its Affiliates (including BAB) at or after the Effective Time of the Merger.

     4.20.4. None of the Employee Plans nor any trust created thereunder has incurred any "accumulated deficiency" as such term is defined in Section 412 of the Code, whether or not waived. Furthermore, neither BAB nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and BAB does not know of any fact which could adversely affect the qualified status of any such Employee Plan. All contributions required to be made to each of the Employee Plans under the terms of the Employee Plan, ERISA, the Code or any other applicable laws have been timely made. The Financial Statements of BAB properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans.

     4.20.5. Except for Scheduled Contracts set forth in the BAB Contract List or as set forth in the BAB Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by BAB within a period of 30 days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

     4.20.6. All group health plans of BAB have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code in all material respects.

     4.20.7. Neither BAB nor BABANK has used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (ii) temporary employees who have worked for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (iii) individuals who have provided services to BAB or BABANK as independent contractors for more than six months or who may otherwise be eligible to participate in the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or (iv) leased employees, as that term is defined in section 414(n) of the Code.

     4.20.8. Except as set forth in the BAB Employee Plan List, with respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no liability of BAB or BABANK, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

   4.21. Corporate Records. The minute books of each of BAB and BABANK accurately reflect all material actions taken to this date by the respective shareholders, board of directors and committees of each of BAB and BABANK.

   4.22. Accounting Records. Each of BAB and BABANK maintains accounting records which fairly and validly reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures. Such records, to the extent they contain important information pertaining to BAB or BABANK which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

   4.23. Offices and ATMs. BAB has furnished to GBB a list (the "BAB Offices List") setting forth the headquarters of each of BAB and BABANK (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by BAB or BABANK (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the BAB Offices List, neither BAB nor BABANK maintains any other office or ATM or conducts business at any other location, and neither BAB nor BABANK has applied for or received permission to open any additional branch or operate at any other location.

   4.24. Operating Losses. BAB has furnished to GBB a list (the "BAB Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at BAB during the period after December 31, 1997 to the date of the Agreement. To the knowledge of BAB, no action has been taken or omitted to be taken by any employee of BAB that has resulted in the incurrence by BAB of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $25,000 on an individual basis or in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

   4.25. Loan Portfolio. BAB has furnished to GBB a list (the "BAB Loan List") that sets forth (a) as of December 31, 1998, a description of, by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by BAB or BABANK; (b) sets forth as of December 31, 1998, by type and classification, all loans, leases, other extensions and commitments to extend credit of BAB or BABANK that are currently classified by its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all consumer loans due to BAB or BABANK as to which any payment of principal, interest or any other amount is currently 90 days or more past due.

   4.26. Investment Securities. BAB has furnished to GBB a list (the "BAB Investment Securities List") setting forth a description of each Investment Security held by BAB or BABANK on December 31, 1998. The BAB Investment Securities List sets forth, with respect to each such Investment Security: (i) the issuer thereof;

(ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No.
115. Neither BAB nor BABANK has any Investment Security classified as trading.

   4.27. Power of Attorney. Neither BAB nor BABANK has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

   4.28. Facts Affecting Regulatory Approvals. To the best knowledge of BAB, there is no fact, event or condition applicable to BAB or BABANK which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

   4.29. Accounting and Tax Matters. To the best knowledge of BAB, neither BAB nor BABANK has through the date hereof taken or agreed to take any action that would prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

   4.30. Indemnification. Other than pursuant to the provisions of their respective Articles of Incorporation or Bylaws insurance and bond policies, the Findley Agreement and the Colmery Agreement, neither BAB nor BABANK is a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of BAB or BABANK (a "Covered Person"), and to the best knowledge of BAB, there are no claims for which any Covered Person would be entitled to indemnification by BAB or BABANK if such provisions were deemed in effect, except as set forth in a list furnished by BAB to GBB (the "BAB Indemnification List").

   4.31. Community Reinvestment Act. BABANK has received rating of "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. BABANK has not been advised of any supervisory concerns regarding BAB's compliance with the Community Reinvestment Act.

   4.32. Derivative Transactions. Except as set forth in a list furnished by BAB to GBB (the "BAB Derivatives List"), neither BAB nor BABANK is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

   4.33. Trust Administration. BAB does not presently exercise trust powers, including, but not limited to, trust administration, and neither it nor any predecessor has exercised such trust powers for a period of at least three years prior to the date hereof. The term "trusts" as used in this Section 4.33 includes (i) any and all common law or other trusts between an individual, corporation or other entities and BABANK or a predecessor, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where BABANK or a predecessor is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where BABANK or a predecessor is serving or has served as a co-grantor or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which BABANK or a predecessor is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

   4.34. Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of BAB ("BAB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   4.35. Intellectual Property. Except as set forth in a list furnished by BAB to GBB (the "BAB Intellectual Property List"), BAB and BABANK own or possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and neither BAB nor BABANK has received any notice with respect thereto that asserts the rights of others. BAB and BABANK has in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

   4.36. Year 2000. The mission critical computer software operated by BAB and BABANK is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. Neither BAB nor BABANK has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC). BAB has disclosed to GBB a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in all Federal Financial Institutions Examination Council Interagency Statements as such issues affect BAB and BABANK. Between the date of this Agreement and the Effective Time, BAB shall use commercially practicable efforts to implement such plan.

   4.37. Insider Loans; Other Transactions. BAB has previously provided GBB with a listing, current as of January 22, 1999, of all extensions of credit made by BAB and BABANK to each of its executive officers and directors and their related interests (all as defined under Federal Reserve Board Regulation
O), all of which have been made in compliance with Regulation O, and Section 23B under the Federal Reserve Act which listing is true, correct and complete in all material respects. Neither BAB nor BABANK owes any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of BAB or BABANK (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the BAB Stock Option Plan or BAB SAR Plan or any amounts due pursuant to BAB's Employee Plans).

   4.38. Registration Obligation. Neither BAB nor BABANK is under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

   4.39. Accuracy and Currentness of Information Furnished. The representations and warranties made by BAB hereby or in the BAB Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

                                   ARTICLE 5.

                     REPRESENTATIONS AND WARRANTIES OF GBB

   GBB represents and warrants to BAB as follows:

   5.1. Incorporation, Standing and Power. GBB has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. GBB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. GBB is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of GBB have been delivered to BAB. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof.

   5.2. Capitalization. As of the date of this Agreement, the authorized capital stock of GBB consists of 24,000,000 shares of common stock, of which 9,608,822 shares were outstanding at December 30, 1998, and 4,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of GBB Stock are duly authorized, validly issued, fully paid and nonassessable. The GBB Stock to be used in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

   5.3. Financial Statements. GBB has previously furnished to BAB a copy of the Financial Statements of GBB. The Financial Statements of GBB: (a) present fairly the consolidated financial condition of GBB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies; and (d) are based upon the books and records of GBB and its subsidiaries.

   5.4. Reports and Filings. Since January 1, 1995, GBB has filed all reports, returns, registrations and statements (such reports and filings referred to as "GBB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the FRB, and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. No administrative actions have been taken or orders issued in connection with such GBB Filings. As of their respective dates, each of such GBB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance; and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such GBB Filings that was intended to present the financial position of GBB on a consolidated basis fairly presented the financial position of GBB on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

   5.5. Authority. The execution and delivery by GBB of this Agreement and the Agreement of Merger have been duly and validly authorized by all necessary corporate action on the part of GBB. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties hereto, a valid and binding obligation of GBB enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by GBB to BAB (the "GBB Conflicts and Consents List"), neither the execution and delivery by GBB of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein, nor compliance by GBB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which GBB or any subsidiary of GBB is a party, or by which GBB, or any subsidiary of GBB or any of its respective properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of GBB or any subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GBB or any subsidiary of GBB or any of their respective properties or assets. Except as set forth in the "GBB Conflicts and Consents List," no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of GBB, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by GBB of this Agreement or the Agreement of Merger, or the consummation by GBB of the Merger or the transactions contemplated hereby or thereby, except (i) such approvals as may be required by the SEC, the FRB and the DFI; (ii) filing of the Agreement of Merger with the Secretary of State of the State of California; and (iii) such approvals as may be required to approve for inclusion on the Nasdaq National Market System of the GBB Stock to be issued in the Merger.

   5.6. Subsidiaries. As of the date of this Agreement, GBB owns 100% of the outstanding stock of each of CNB, GGB, MPB, PBC and Pacific Business Funding Corporation. As of the date of this Agreement, and except for its investments in the Banks, GBB Capital I and GBB Capital II, GBB does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other Person.

   5.7. Brokers and Finders. Except for the obligation to Hoefer & Arnett Incorporated, as set forth in a letter agreement dated June 22, 1998, as supplemented on November 11, 1998, GBB is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

   5.8. Certain Material Changes. Except as specifically required, permitted or effected by this Agreement or as disclosed in any GBB Filings, since September 30, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

     5.8.1. Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner or conducting business, of GBB or its subsidiaries or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

     5.8.2. Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

     5.8.3. Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis; or

     5.8.4. Any disposition by GBB of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis; or

     5.8.5. Any direct or indirect redemption, purchase or other acquisition by GBB or the Banks of any equity securities or stock appreciation rights or any declaration, setting aside or payment of any dividend (except, in the case of the declaration, setting aside or payment of a cash dividend, as disclosed in the Financial Statements of GBB or otherwise declared or paid consistent with past practice) or other distribution on or in respect of GBB Stock or stock appreciation rights whether consisting of money, other personal property, real property or other things of value, except pursuant to the Rights Agreement, dated as of November 17, 1998, between GBB and Norwest Bank Minnesota, N.A.

   5.9. Licenses and Permits. GBB and each subsidiary of GBB have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. The respective properties, assets, operations and businesses of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

   5.10. Corporate Records. The minute books of GBB reflect all material actions taken to this date by its shareholders, boards of directors and committees.

   5.11. Accounting Records. GBB and its subsidiaries maintain accounting records which fairly and validly reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and
(ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures. Such records, to the extent they contain important information pertaining to GBB and its subsidiaries which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

   5.12. Facts Affecting Regulatory Approvals. To the best knowledge of GBB, there is no fact, event or condition applicable to GBB or any of its subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and transactions contemplated by this Agreement.

   5.13. Accounting and Tax Matters. To the best of GBB's knowledge, GBB has not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

   5.14. Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of GBB or any of its subsidiaries ("GBB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus to be mailed to the shareholders of BAB in connection with obtaining the approval of the shareholders of BAB of this Agreement, the Merger and the other transactions contemplated hereby, and (b) any other documents to be filed with the SEC, the FRB, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   5.15. Nasdaq Listing. As of the date hereof, GBB Stock is listed on the Nasdaq National Market System.

   5.16. Accuracy and Currentness of Information Furnished. The representations and warranties made by GBB hereby or in the GBB Lists or Schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

   5.17. Year 2000. The mission critical computer software operated by GBB is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. GBB has not received, and reasonably expects that it will not receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC).

   5.18. Insurance. Each of GBB and the Banks have policies of insurance and bonds with respect to their respective assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their respective business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. No insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Neither GBB nor the Banks are in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion.

   5.19. Litigation. Except as set forth in a list furnished by GBB to BAB (the "GBB Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to GBB's knowledge threatened, against GBB or the Banks or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of GBB or the Banks which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of GBB on a consolidated basis, or the transactions contemplated hereby. Also, except as disclosed in the GBB Litigation List, there are no material judgments, decrees, stipulations or orders against GBB or the Banks or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

   5.20. Compliance with Laws and Regulations. Neither GBB nor the Banks is in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis or the Banks, as the case may be.

   5.21. Undisclosed Liabilities. Neither GBB nor the Banks have any liabilities or obligations, either accrued or contingent, that are material to GBB and that have not been: (a) reflected or disclosed in the Financial Statements of GBB; (b) incurred subsequent to December 31, 1997 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by GBB to BAB (the " GBB Undisclosed Liabilities List") or on any other GBB List. GBB does not know of any basis for the assertion against it or the Banks of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of GBB on a consolidated basis that is not fairly reflected in the Financial Statements of GBB or otherwise disclosed in this Agreement.

   5.22. Community Reinvestment Act. Each of the Banks has received a rating of at least "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. None of the Banks has been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

   5.23. Employee Benefit Plans. GBB has previously made available to BAB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which GBB or any of its ERISA Affiliates is a sponsor or participating employer or as to which GBB or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of GBB or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions (to the extent one is required by law), the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and the summary of material modifications and all material employee communications prepared in connection with or pertaining to any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." GBB does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA that would subject GBB to a material amount of liability with respect to any such plan. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made. All Employee Plans were in effect for substantially all of 1998, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 1998.

                                  ARTICLE 6.

                               COVENANTS OF BAB
                     PENDING EFFECTIVE TIME OF THE MERGER

   BAB covenants and agrees with GBB as follows:

   6.1. Limitation on BAB's Conduct Prior to Effective Time of the
Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, BAB agrees to conduct its business (and to cause BABANK to conduct its business) in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and BAB and BABANK shall not, without the prior written consent of GBB, which consent will not be unreasonably withheld:

     6.1.1. issue, sell or grant any BAB Stock (except pursuant to the exercise of BAB Options outstanding as of the date hereof), any other securities (including long term debt) of BAB or BABANK, or any rights, stock appreciation rights, options or securities to acquire any BAB Stock, or any other securities (including long term debt) of BAB or BABANK;

     6.1.2. declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of BAB or BABANK, provided, however, that subject to
Section 6.11, BAB may pay to its shareholders its regular cash dividend in amounts consistent with past practices;

     6.1.3. purchase, redeem or otherwise acquire any capital stock or other securities of BAB or BABANK or any rights, options, or securities to acquire any capital stock or other securities of BAB or BABANK;

     6.1.4. except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

     6.1.5. grant any general or uniform increase in the rate of pay of employees or employee benefits;

     6.1.6. grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person (except as to any amounts accrued as of December 31, 1998 and except as to any increase reasonably necessary to retain an existing employee whose services are critical to the operations of BABANK;

provided, however that any such increases or bonuses shall not exceed in the aggregate (and not on an individual basis) 3% of BABANK's compensation expense at December 31, 1998) or voluntarily accelerate the vesting of any employee benefits;

     6.1.7. make any capital expenditure (unless previously committed and disclosed to BAB) or commitments with respect thereto in excess of $50,000 in the aggregate, except for ordinary repairs, renewals and replacements;

     6.1.8. compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

     6.1.9. grant, renew or commit to grant or renew any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $200,000 on an unsecured basis, or $500,000 if secured by a lien on real estate or cash (consent shall be deemed granted if within three Business Days of written notice delivered to GBB's Chief Credit Officer, written notice of objection is not received by BAB);

     6.1.10. change in any material respect its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a Governmental Entity;

     6.1.11. grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding BAB Stock, or any Affiliate of such Person, if such credit would exceed $25,000;

     6.1.12. close any offices at which business is conducted or open any new offices except ATM locations; provided, however that BABANK shall give GBB prior notice of new ATM locations;

     6.1.13. adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

     6.1.14. initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its or BABANK's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and BAB shall promptly notify GBB (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving BAB or BABANK: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of BAB or BABANK representing 10% or more of the consolidated assets of BAB; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of BAB or BABANK; a tender offer or exchange offer for at least 10% of the outstanding shares; a solicitation of proxies in opposition to approval of the Merger by BAB's shareholders; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. Notwithstanding any other provision in this Section 6.1.14 or elsewhere in this Agreement, the obligations of BAB in this Agreement are subject to, upon advice of counsel, the continuing fiduciary duties of the Board of Directors of BAB to the shareholders of BAB; provided, however, that nothing herein shall prohibit GBB from terminating this Agreement pursuant to Section 13.1.8 hereof.

     6.1.15. change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of BAB's business or operations, except such changes as may be required in the opinion of BAB's management to respond to economic or market conditions or as may be required by any Governmental Entity;

     6.1.16. grant any Person a power of attorney or similar authority;

     6.1.17. make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds or obligations of the United States Treasury or an agency of the United States government, including collateralized mortgage obligations, the obligations of which are entitled to or implied to have the full faith and credit of the United States government or bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading (consent shall be deemed granted if within three Business Days of written notice delivered to GBB's Chief Operating Officer, written notice of objection is not received by BAB);

     6.1.18. materially amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section
4.16 except ATM location contracts in accordance with market conditions;

     6.1.19. sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

     6.1.20. knowingly take any action which would or is reasonably likely to
(i) adversely affect the ability of GBB or BAB to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect BAB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's or BAB's obligations hereunder, as set forth in
Article 9 or 10 herein not being satisfied;

     6.1.21. make any special or extraordinary payments to any Person;

     6.1.22. reclassify any Investment Security from hold-to-maturity or available for sale to trading;

     6.1.23. sell any security other than in the ordinary course of business, or engage in gains trading;

     6.1.24. take title to any real property without conducting prior thereto an environmental investigation, which investigation shall disclose the absence of any suspected environmental contamination;

     6.1.25. knowingly take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

     6.1.26. settle any claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

     6.1.27. make, acquire a participation in, or reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on September 30, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

     6.1.28. incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms; or

     6.1.29. agree or make any commitment to take any actions prohibited by this Section 6.1.

     6.2. Affirmative Conduct of BAB Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, BAB shall (and shall cause BABANK to):

     6.2.1. use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with BAB or BABANK;

     6.2.2. use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of BAB and BABANK;

     6.2.3. use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its business operations;

     6.2.4. perform its material contractual obligations and not become in material default on any such obligations;

     6.2.5. duly observe and conform in all material respects to all lawful requirements applicable to its business;

     6.2.6. maintain its assets and properties in good condition and repair, normal wear and tear excepted;

     6.2.7. promptly upon learning of such information, advise GBB in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding BAB Stock prior to the record date fixed for the BAB Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

     6.2.8. promptly notify GBB regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of BAB, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of BAB;

     6.2.9. make available to GBB monthly unaudited balance sheets and income statements of BAB within 25 days after the close of each calendar month;

     6.2.10. not later than the 30th day of each calendar month, amend or supplement the BAB Lists prepared and delivered pursuant to Article 4 to ensure that the information set forth in the BAB Lists accurately reflects the then-current status of BAB. BAB shall further amend or supplement the BAB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the BAB Lists;

     6.2.11. use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of BAB or that is contemplated in this Agreement as required in connection with the Merger;

     6.2.12. maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement; and

     6.2.13. furnish to Manatt, Phelps & Phillips, LLP promptly upon its written request written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Manatt, Phelps & Phillips, LLP to render the tax opinion referred to in Section 9.6 hereof.

     6.3. Access to Information

     6.3.1. BAB will afford, upon reasonable notice, to GBB and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its and BABANK's business, operations, properties, books, files and records and will do everything reasonably necessary to enable GBB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of BAB and BABANK and the condition thereof and to update such examination at such intervals as GBB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of BAB and BABANK and in such a manner as to minimize any disruption of, or interference with, the normal business operations of BAB and BABANK. Upon the request of GBB, BAB will request PwC to provide reasonable access to representatives of PwC working on behalf of GBB to auditors' work papers with respect to the business and properties of BAB and BABANK, including tax accrual work papers prepared for BAB and BABANK during the preceding 60 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that BAB or BABANK is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of GBB of the right to rely upon the representations and warranties made by BAB herein; provided, that GBB shall disclose to BAB any fact or circumstance it may discover which GBB believes renders any representation or warranty made by BAB hereunder incorrect in any respect. GBB covenants and agrees that it, its subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning BAB and BABANK so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to BAB.

     6.3.2. A representative of GBB, selected by GBB in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by BAB or BABANK after the date hereof, and all information associated with such loan, lease or other credit within three Business Days of such funding or renewal, such review to take place, if possible, on BAB's premises.

     6.3.3. A representative of GBB, selected by GBB in its sole discretion, shall be permitted by BAB and BABANK to attend all regular and special Board of Directors' and committee meetings of BAB and BABANK from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of BAB under this Agreement.

   6.4. Review by Accountants. Promptly upon request of GBB, BAB will request PwC to permit representatives of PwC working on behalf of GBB to review and examine the work papers of PwC relating to BAB and BABANK and the Financial Statements of BAB and to review and examine the work papers of PwC relating to any future completed audits or completed reviews of BAB and BABANK.

   6.5. Filings. BAB agrees that through the Effective Time of the Merger, each of its or BABANK's reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

   6.6. Notices; Reports. BAB will promptly notify GBB of any event of which BAB obtains knowledge which has had or may have a materially adverse effect on the financial condition, operations, business or prospects of BAB on a consolidated basis, or in the event that BAB determines that it is unable to fulfill any of the conditions to the performance of GBB's obligations hereunder, as set forth in Article 9 or 11 herein, and BAB will furnish GBB (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of BAB or BABANK or committees thereof, any report by BAB or BABANK for submission to the Board of Directors of BAB or BABANK or committees thereof, provided, however, that BAB need not furnish to GBB communications of BAB's legal counsel regarding BAB's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by BAB to its shareholders or other security holders, and all reports filed by BAB or BABANK with the FRB, the FDIC or the DFI, and (iii) such other existing reports as GBB may reasonably request relating to BAB or BABANK.

   6.7. BAB Shareholders' Meeting. Promptly after the execution of this Agreement, BAB will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of BAB shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of BAB shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding BAB Stock to approve this Agreement and the transactions contemplated hereby.

   6.8. Certain Loans and Other Extensions of Credit. BAB will promptly inform GBB of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of BAB or BABANK or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). BAB will furnish GBB, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by BAB or BABANK to any BAB or BABANK director, officer at or above the senior vice president level, or shareholder holding 10% or more of the capital stock of BAB, including with respect to each such loan or lease the identity and, to the knowledge of BAB, the relation of the borrower to BAB or BABANK, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

   6.9. Applications. Subject to Section 7.5, BAB will promptly prepare or cause to be prepared the portions of the Proxy Statement and Prospectus as it pertains to BAB or BABANK and any other applications necessary to consummate the transactions contemplated hereby, and further agrees to provide any information requested by GBB for the preparation of any applications necessary to consummate the transactions contemplated hereby. BAB shall afford GBB a reasonable opportunity to review the portions of the Proxy

Statement and Prospectus pertaining to BAB or BABANK and all such applications and all amendments and supplements thereto before the filing thereof. BAB covenants and agrees that, with respect to the information relating to BAB or BABANK, the Proxy Statement and Prospectus will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. BAB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger and the transactions contemplated herein.

   6.10. Affiliates Agreements. Concurrently with the execution of this Agreement, (a) BAB shall deliver to GBB a letter identifying all persons who are then "affiliates" of BAB for purposes of Rule 145 under the Securities Act and (b) BAB shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as Exhibit B. BAB shall use reasonable efforts to obtain from any person who becomes an affiliate of BAB after BAB's delivery of the letter referred to above, and on or prior to the date of the BAB Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as Exhibit B hereto as soon as practicable after obtaining such status.

   6.11. Coordination of Dividends. BAB shall coordinate with GBB the declaration of any dividends that may be allowed pursuant to Section 6.1.2 hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of BAB Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of BAB Stock and any shares of GBB Stock any such holder will receive in exchange therefor in the Merger.

   6.12. D&O Coverage. In the event that GBB is unable to have BAB's and BABANK's directors and officers added to GBB's directors' and officers' liability insurance policy pursuant to Section 7.2.6 hereof and upon GBB's request, BAB shall use commercially reasonable efforts to obtain (i) coverage for a period of at least 36 months following the Effective Time of the Merger for the directors and officers of BAB and BABANK under a directors' and officers' liability insurance policy which is no less protective in terms of coverage or limitations than now possessed by BAB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement, and (ii) coverage for a period of at least 36 months following the Effective Time of the Merger under a bankers' blanket bond which is no less protective in terms of coverage or limitations than now possessed by BAB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

   6.13. Management Indebtedness. BAB shall modify the loans with its directors and officers that are secured by BAB Stock to require repayment of the related indebtedness 12 months after the Effective Time of the Merger.

                                   ARTICLE 7.

                                COVENANTS OF GBB
                      PENDING EFFECTIVE TIME OF THE MERGER

   GBB covenants and agrees with BAB as follows:

   7.1. Limitation on GBB's Conduct Prior to Effective Time of the
Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, each of GBB and its subsidiaries shall not, without prior written consent of BAB:

     7.1.1. take any action which would or is reasonably likely to (i) adversely affect the ability of GBB to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect GBB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's obligations hereunder, as set forth in Article 9 or 11 herein not being satisfied;

     7.1.2. take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

     7.1.3. amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the GBB Stock; or

     7.1.4. agree or make any commitment to take any actions prohibited by this
Section 7.1.

   7.2. Affirmative Conduct of GBB and Subsidiaries Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, GBB shall:

     7.2.1. duly observe and conform in all material respects to all lawful requirements applicable to the business of GBB or any subsidiary of GBB;

     7.2.2. use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of GBB on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger;

     7.2.3. not later than the 20th day of each calendar month, amend or supplement the GBB Lists prepared and delivered pursuant to Article 5 to ensure that the information set forth in the GBB Lists accurately reflects the then-current status of GBB and its subsidiaries. GBB shall further amend or supplement the GBB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the GBB Lists; and

     7.2.4. use its commercially reasonable efforts to have BAB's directors and officers added to GBB's directors' and officers' liability insurance policy, providing for coverage for a period of at least 36 months following the Effective Time of the Merger and covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

   7.3. Access to Information. Upon reasonable request by BAB, GBB shall (i) make its Chief Operating Officer/Chief Financial Officer and Controller (or another senior officer) available to discuss with BAB and its representatives GBB's operations; and (ii) shall provide BAB with written information which is
(a) similar to the written information that BAB reviewed in connection with this Agreement, and (b) related to GBB's business condition, operations and prospects. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of BAB of the right to rely upon the representations and warranties made by GBB herein; provided, that BAB shall disclose to GBB any fact or circumstance it may discover which BAB believes renders any representation or warranty made by GBB hereunder incorrect in any respect. BAB covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning GBB so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to GBB.

   7.4. Filings. GBB agrees that through the Effective Time of the Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

   7.5. Applications. GBB will promptly prepare and file or cause to be prepared and filed (i) an application for approval of the Merger with the FRB;
(ii) an application for approval of the Merger with the DFI; (iii) in conjunction with BAB, the Registration Statement on Form S-4 and the Proxy Statement and Prospectus as it pertains to GBB; and (iv) any other applications necessary to consummate the transactions contemplated hereby. GBB shall afford BAB a reasonable opportunity to review the Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. GBB covenants and agrees that the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information relating to GBB or its subsidiaries, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. GBB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

   7.6. Blue Sky. GBB agrees to use commercially reasonable efforts to have the shares of GBB Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of BAB reside.

   7.7. Notices; Reports. GBB will promptly notify BAB of any event of which GBB obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of GBB on a consolidated basis or in the event that GBB determines that it is unable to fulfill any of the conditions to the performance of BAB's obligations hereunder, as set forth in Article 9 or 10 herein.

   7.8. Removal of Conditions. In the event of the imposition of a condition to any regulatory approvals which GBB deems to materially adversely affect it or to be materially burdensome, GBB shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

   7.9. Stock Options and Stock Appreciation Rights.

     7.9.1. At and as of the Effective Time of the Merger, GBB shall assume each and every outstanding option to purchase shares of BAB Stock ("BAB Stock Option") and all obligations of BAB under the BAB Stock Option Plan. Each and every BAB Stock Option so assumed by GBB under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the BAB Stock Option Plan and in the other documents governing such BAB Stock Option immediately prior to the Effective Time of the Merger, except that: (i) such BAB Stock Option shall be exercisable for that number of whole shares of GBB Stock equal to the product of (A) the number of shares of BAB Stock that were purchasable under such BAB Stock Option immediately prior to the Effective Time of the Merger multiplied by (B) the Conversion Ratio, rounded down to the nearest whole number of shares of GBB Stock; and (ii) the per share exercise price for the shares of GBB Stock issuable upon exercise of such BAB Stock Option shall be equal to the quotient determined by dividing (A) the exercise price per share of BAB Stock at which such BAB Stock Option was exercisable immediately prior to the Effective Time of the Merger by (B) the Conversion Ratio. Prior to the Effective Time of the Merger, GBB shall issue to each holder of an outstanding BAB Stock Option a document evidencing the assumption of such BAB Stock Option by GBB pursuant to this Section 7.9.

     7.9.2. GBB shall comply with the terms of the BAB Stock Option Plan and insure, to the extent required by, and subject to the provisions of, such Plans, that BAB Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger qualify as incentive stock options of GBB after the Effective Time of the Merger.

     7.9.3. At or prior to the Effective Time of the Merger, GBB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of GBB Stock for delivery upon exercise of GBB Stock Options assumed by it in accordance with this Section 7.9.

     7.9.4. At or prior to the Effective Time of the Merger, GBB shall provide for the cash settlement of the stock appreciation rights granted under the BAB SAR Plan in accordance with the "Change In Control" provisions of such Plan, subject to the cap contained therein and the agreements executed thereunder.

   7.10. Reservation, Issuance and Registration of GBB Stock. GBB shall reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of GBB Stock to be issued to the shareholders of BAB in the Merger pursuant to Article 2 hereof.

   7.11. Nasdaq Listing. GBB shall use its commercially reasonable efforts to cause the shares of GBB Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

   7.12. Directors Emeritus. GBB shall assume the obligations of BAB under the three Director Emeritus agreements in effect on the date of this Agreement, plus a Director Emeritus agreement (similar to the currently effective Director Emeritus agreements) with Thorwald A. Madsen that BAB may enter into between the date of this Agreement and the Closing Date providing for a five year term and monthly payments over such term in the amount of $1,550.

                                   ARTICLE 8.

                              ADDITIONAL COVENANTS

   The parties hereto hereby mutually covenant and agree with each other as follows:

   8.1. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

   8.2. Public Announcements. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by GBB or BAB unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

   8.3. Appointment of Directors. GBB agrees to take all necessary action, including, if necessary, increasing the authorized number of its directors, to appoint one member of BAB's Board of Directors to the Board of Directors of GBB effective at and after the Effective Time of the Merger. BAB agrees to take all necessary action including, if necessary, increasing or causing BABANK to increase the authorized number of BABANK's directors, to appoint David L. Kalkbrenner (or such other person designated by GBB and reasonably acceptable to BAB) to the Board of Directors of BABANK, effective at and after the Effective Time of the Merger.

   8.4. Environmental Assessment and Remediation. GBB may cause to be prepared at GBB's sole cost and expense within 45 days of the date of this Agreement one or more phase I environmental investigations with respect to the Real Property set forth on the BAB Real Property List. In the event any such phase I environmental investigation report, or any such report which BAB or BABANK has already obtained on any of the Real Property set forth on BAB's Real Property List, discloses facts which, in the sole discretion of GBB, warrant further investigation, GBB shall provide written notice to BAB, and BAB shall be required to cause to be completed within 60 days of such written notice, at the sole cost and expense of GBB, a phase II environmental investigation and report with respect to such property. The consultant engaged by BAB to conduct such investigation and provide such report shall be acceptable to GBB. GBB shall have 10 days from the receipt of such investigation report to object thereto, which objection shall be by written notice. In the event of any such objection, GBB shall engage an environmental consultant satisfactory to BAB who shall provide an estimate of the cost of taking any remedial action recommended or suggested in such phase II environmental investigation report, or which is required by law, or which is determined to be prudent by GBB, in its sole discretion, and, unless the estimated cost of such Remediation is in excess of $100,000 or is not reasonably determinable by such consultant (and written notice thereof provided by BAB to GBB) BAB shall immediately commence such Remediation, all at the sole cost and expense of BAB. In the event such environmental consultant determines that the estimated cost of such remediation is in excess of $100,000 or is not reasonably determinable, GBB shall have the right to terminate the Agreement pursuant to Section 13.1.9 hereof before the expiration of 21 days from the date of such written notice.

   GBB agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the BAB Real Property List, except as required by law.

                                   ARTICLE 9.

                       CONDITIONS PRECEDENT TO THE MERGER

   The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

   9.1. Shareholder Approval. The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the shareholders of BAB.

   9.2. No Judgments or Orders. No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

   9.3. Regulatory Approvals. To the extent required by applicable law or regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB and the DFI shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

   9.4. Securities Laws. The Registration Statement on Form S-4 shall have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order. GBB shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the GBB Stock to consummate the Merger.

   9.5. Listing. The GBB Stock issuable in the Merger shall have been included for listing on the Nasdaq National Market System.

   9.6. Tax Opinions. GBB and BAB shall have received from Manatt, Phelps & Phillips, LLP an opinion reasonably satisfactory to GBB and BAB to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to GBB or BAB, nor shall the issuance of the GBB Stock result in the recognition of gain or loss by the holders of BAB Stock who receive such stock in connection with the Merger, dated prior to the date the Proxy Statement and Prospectus is first mailed to the shareholders of BAB and GBB and such opinions shall not have been withdrawn or modified in any material respect.

   9.7. Pooling of Interests. Prior to the Effective Time of the Merger, GBB shall have received from PwC a written confirmation that the Merger will qualify for pooling-of-interests accounting treatment. In making its determination that the Merger will qualify for such treatment, PwC shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of Dissenting Shares.

                                  ARTICLE 10.

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BAB

   All of the obligations of BAB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by BAB:

   10.1. Legal Opinion. BAB shall have received the opinion of Linda M. Iannone, General Counsel of GBB, dated as of the Closing Date, and in form and substance satisfactory to the counsel of BAB, to the effect that: (i) GBB is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) all corporate proceedings on the part of GBB necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; (iii) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of GBB and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of GBB; and (iv) the shares of GBB Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

   10.2. Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by GBB on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of GBB contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the GBB Lists in accordance with Section 7.2.3.

   10.3. Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement by GBB and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of GBB, as required by applicable law, and GBB shall have full power and right to merge pursuant to the Agreement of Merger.

   10.4. Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis, whether or not such event, change or effect is reflected in the GBB Lists as amended or supplemented after the date of this Agreement.

   10.5. Officers' Certificate. There shall have been delivered to BAB on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of GBB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3 and 10.4.

   10.6. Fairness Opinion. BAB shall have received a letter from Findley & Associates dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of BAB, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of BAB.

                                  ARTICLE 11.

                            CONDITIONS PRECEDENT TO
                               OBLIGATIONS OF GBB

   All of the obligations of GBB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by GBB:

   11.1. Legal Opinion. GBB shall have received the opinion of Haines Brydon & Lea, attorneys for BAB, and in form and substance satisfactory to the counsel of GBB, to the effect that: (i) BAB is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (ii) all corporate proceedings on the part of BAB necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; and (iii) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of BAB and constitutes (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) a valid and binding agreement of BAB.

   11.2. Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by BAB at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of BAB contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the BAB Lists in accordance with Section 6.2.10.

   11.3. Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by BAB and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of BAB, and BAB shall have full power and right to merge pursuant to the Agreement of Merger.

   11.4. Third Party Consents. BAB shall have obtained all consents of other parties to its and BABANK'S respective material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

   11.5. Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis whether or not such event, change or effect is reflected in the BAB Lists as amended or supplemented after the date of this Agreement.

   11.6. Officers' Certificate. There shall have been delivered to GBB on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of BAB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.4 and 11.5.

   11.7. Fairness Opinion. GBB shall have received a letter from Hoefer & Arnett Incorporated dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of BAB, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of GBB.

   11.8. Shareholder's Agreements. Concurrently with the execution of this Agreement, each director of BAB and BABANK shall have executed and delivered to GBB agreements substantially in the form of Exhibit D hereto.

   11.9. Agreements Not to Compete. Concurrently with the execution of this Agreement, the directors of BAB shall have executed and delivered to GBB agreements substantially in the form of Exhibit C hereto.

   11.10. Affiliates Agreements. Concurrently with the execution of this Agreement, GBB shall have received from each person named in the letter or otherwise referred to in Section 6.10 an executed copy of an agreement substantially in the form on Exhibit B hereto.

   11.11. Employee Benefit Plans. GBB shall have received satisfactory evidence that all of BAB's employee benefit plans, programs and arrangements, including, without limitation, the BAB 401(k) Plan, have been treated as provided in
Article 12 of this Agreement.

   11.12. Dissenting Shares. BAB Perfected Dissenting Shares shall constitute less than 8% of the outstanding shares of BAB Stock.

   11.13. Remediation. All remediation of environmental contamination or conditions on any BAB Property required by the terms of this Agreement shall have been completed to the satisfaction of GBB.

   11.14. BAB Fully Diluted Book Value Per Share. At least five Business Days prior to the Effective Time of the Merger, BAB shall provide GBB with BAB's consolidated financial statements as of the close of business on the last day of the month prior to the Effective Time of the Merger. Such financial statements shall have been prepared in all material respects in accordance with generally accepted accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. At the close of business on the last day of the month preceding the Effective Time of the Merger, after giving effect to any dividends paid pursuant to Section 6.1.2 hereof, the BAB Fully Diluted Book Value Per Share, as determined in accordance with such financial statements, shall be not less than the BAB Fully Diluted Book Value Per Share as of December 31, 1998 as reflected on the audited consolidated financial statements of BAB for the year then ended, plus the quotient obtained by dividing (a) $199,396 times the number of full calendar months from January 1, 1999 through the last day of the month preceding the Closing Date by (b) the sum of (i) the number of shares of BAB Stock then issued and outstanding plus (ii) such number of shares of BAB Stock issuable upon the exercise of any BAB Stock Option.

   11.15. Termination of BAB Stock Option Plan and BAB SAR Plan. GBB shall have received satisfactory evidence that the BAB Stock Option Plan and BAB SAR Plan have been terminated prior to the Effective Time of the Merger; provided GBB shall comply with the provisions of Section 7.9.

   11.16. Modification of Director and Officer Indebtedness. GBB shall have received satisfactory evidence that all loans made by BAB or BABANK to officers and directors thereof secured by BAB Stock are modified to require repayment in full 12 months after the Effective Time of the Merger.

                                  ARTICLE 12.

                               EMPLOYEE BENEFITS

   12.1. Employee Benefits. GBB intends to merge the BAB 401(k) Plan with and into the GBB 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. In no event shall the BAB 401(k) Plan be merged with and into the GBB 401(k) Plan, however, unless GBB determines, in its sole discretion, that: (i) the BAB 401(k) Plan is a qualified plan under Section 401(a) of the Code, both as to the form of the BAB 401(k) Plan and as to its operation; and (ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the BAB 401(k) Plan. This analysis shall be made prior to the Effective Time of the Merger and, if the above determinations are made, the BAB 401(k) Plan shall be merged with and into the GBB 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. If GBB determines in its sole discretion not to merge the BAB 401(k) Plan into the GBB 401(k) Plan, BAB agrees to use its best efforts to have the BAB 401(k) Plan qualified prior to the Effective Time of the Merger.

   As soon as practicable after the Effective Time of the Merger, all other BAB and BABANK Employee Plans will be discontinued or merged into GBB plans, in the discretion of GBB, and employees of BAB and BABANK shall become eligible for the employee benefit plans of GBB on the same terms as such plans and benefits are generally offered from time to time to employees of GBB and its subsidiaries in comparable positions with GBB or its subsidiaries. For purposes of determining such employment eligibility and vesting under the employee benefit plans of GBB, GBB shall recognize such employees' years of service with BAB or BABANK beginning on the date such employees commenced employment with BAB or BABANK through the Effective Time of the Merger.

   12.2. Severance Policy. As to BABANK employees, GBB shall abide by the Severance Policy of BABANK as adopted on October 20, 1998 and amended on November 3, 1998.

                                  ARTICLE 13.

                                  TERMINATION

   13.1. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

     13.1.1. By mutual agreement of the parties, in writing;

     13.1.2. By BAB (unless BAB's Board of Directors shall have withdrawn or modified in a manner adverse to GBB in any respect its recommendation of the Merger to the holders of BAB Stock) or GBB immediately upon the failure of the shareholders of BAB to give the requisite approval of this Agreement;

     13.1.3. By BAB immediately upon expiration of 20 days from delivery of written notice by BAB to GBB of GBB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by BAB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by BAB or cured by GBB, as the case may be, prior to expiration of such 20 day period);

     13.1.4. By GBB immediately upon expiration of 20 days from delivery of written notice by GBB to BAB of BAB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by GBB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by GBB or cured by BAB, as the case may be, prior to expiration of such 20 day period);

     13.1.5. By BAB or GBB upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said 30 day period after such denial or refusal, all parties hereto agree to resubmit the application to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

     13.1.6. By BAB or GBB if any conditions set forth in Article 9 shall not have been met by June 30, 1999 (or July 31, 1999 if any applicable waiting period for a regulatory approval requires additional time), provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1.6 if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate.

     13.1.7. By BAB if any of the conditions set forth in Article 10 shall not have been met, or by GBB if any of the conditions set forth in Article 11 shall not have been met, by June 30, 1999 (or July 31, 1999 if any applicable waiting period for a regulatory approval requires additional time), or such earlier time as it becomes apparent that such condition shall not be met; provided, however, that this Agreement shall not be terminated pursuant to this Section
13.1.7 if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

     13.1.8. By GBB if BAB or BABANK shall have failed to act or refrained from doing any act pursuant to Section 6.1.14; or

     13.1.9. By GBB under the circumstances set forth in Section 8.4.

   13.2. Effect of Termination. In the event of termination of this Agreement by either BAB or GBB as provided in Section 13.1, neither BAB nor GBB shall have any further obligation or liability to the other party except (a) with respect to the last sentences of each of Section 6.3.1, Section 7.3 and Section 8.4, (b) with respect to Sections 14.1 and 14.2, and (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

   13.3. Force Majeure. BAB and GBB agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                  ARTICLE 14.

                                 MISCELLANEOUS

   14.1. Expenses.

     14.1.1. GBB hereby agrees that if this Agreement is terminated by BAB pursuant to Section 13.1.3, GBB shall promptly and in any event within 10 days after such termination pay BAB all Expenses (as defined in Section 14.1.4 below) of BAB, but not to exceed $175,000.

     14.1.2. BAB hereby agrees that if the Agreement is terminated by GBB or BAB pursuant to Section 13.1.2 with respect to the failure of BAB shareholders to approve the Agreement and the transactions contemplated hereby, or by GBB pursuant to Section 13.1.4 or Section 13.1.8, BAB shall promptly and in any event within 10 days after such termination pay GBB all Expenses of GBB, but not to exceed $250,000.

     14.1.3. Except as otherwise provided herein, all Expenses incurred by GBB or BAB in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, GBB and BAB shall share equally the cost of printing the Proxy Statement and Prospectus.

     14.1.4. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

   14.2. Competing Transaction Fee. As an inducement to GBB to enter into this Agreement, in the event this Agreement is terminated by GBB because of a failure by BAB to comply with its obligations under Section 6.1.14, or if BAB or BABANK otherwise consummates a Competing Transaction prior to termination of this Agreement or during the 12-month period following termination of this Agreement, in addition to the Expenses payable to GBB under Section 14.1.2, BAB shall wire to GBB within three Business Days of demand, or shall cause the third party to such a Competing Transaction to wire to GBB within three Business Days of demand, the sum of $1,500,000, which sum the parties acknowledge as representing (i) GBB's direct costs and expenses (including, but not limited to, fees and expenses of financial or other consultants, printing costs, accountants, and counsel) incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including GBB's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; (ii) GBB's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement; and (iii) GBB's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by BAB pursuant to Section
14.1.2 hereof shall be credited against any amount due under this Section.

   In the event the Agreement terminates because GBB enters into another merger or acquisition transaction, BAB reserves its rights to assert a claim against GBB (and any successor) for BAB's direct and indirect costs and expenses and for any loss BAB incurs as a result of the transactions contemplated by this Agreement not being consummated.

   14.3. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by overnight courier or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

  To GBB:     Greater Bay Bancorp
                2860 West Bayshore Road
                Palo Alto, California 94303
                Attention: Steven C. Smith
                Facsimile Number: (415) 494-9220

  With a copy to:  Greater Bay Bancorp
                2860 West Bayshore Road
                Palo Alto, California 94303
                Attention: Linda M. Iannone, Esq.
                Facsimile Number: (650) 494-9220

  To BAB:     Bay Area Bancshares
                2003 East Bayshore Road
                Redwood City, California 94063
                Attention: Anthony Gould
                Facsimile Number: (650) 367-6004

  With a copy to:  Haines Brydon & Lea
                235 Pine Street, Suite 1300
                San Francisco, California 94104
                Attention: Jay Pimentel, Esq.
                Facsimile Number: (415) 989-3561

   Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission; (ii) on the next Business Day after it was sent by overnight courier, postage prepaid with return receipt requested; (iii) or on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

   14.4. Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

   14.5. Counterparts. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

   14.6. Effect of Representations and Warranties. The representations and warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

   14.7. Third Parties. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to GBB and BAB as the context may require.

   14.8. Lists; Exhibits; Integration. Each List, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

   14.9. Knowledge. Whenever any statement herein or in any list, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

   14.10. Governing Law. This Agreement is made and entered into in the State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

   14.11. Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

   14.12. Severability. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

   14.13. Waiver and Modification; Amendment. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of GBB or BAB without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

   14.14. Attorneys' Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

   IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                          GREATER BAY BANCORP

                                          By: /s/ David L. Kalkbrenner
                                            -----------------------------------
                                            David L. Kalkbrenner
                                            President and Chief Executive
                                             Officer
ATTEST:

/s/ Linda M. Iannone
-------------------------------------
Secretary

                                          BAY AREA BANCSHARES

                                          By: /s/ Robert R. Haight
                                            -----------------------------------
                                            Robert R. Haight
                                            President and Chief Executive
                                             Officer
ATTEST:

/s/ Janeene Johnson
-------------------------------------
Assistant Secretary

                                  EXHIBIT LIST

   A AGREEMENT OF MERGER

   B FORM OF AFFILIATE'S AGREEMENT

   C FORM OF NONCOMPETITION AGREEMENT

   D FORM OF SHAREHOLDER'S AGREEMENT

                                                                         ANNEX B
                     Fairness Opinion of the Findley Group

                           Dated March 15, 1999

   Services

   Strategic Planning

   Mergers, Acquisitions &
   Reorganizations

   Economic Feasibility
   Studies

   Investment Banking

   Capital Planning

   Off-Balance Sheet
   Activities

   Bank Earnings
   Analysis

   MIS Analysis

   Stock Valuations/
   Fairness Opinions

   Stock Navigation
   Programs

   Vision & Mission
   Development/
   Implementation

   Director/Management
   Retreats

   Management Studies

   Facilitation of Meetings

   Alignment &
   Attunement of Bank
   Management

   Reengineering

   Senior Management
   Search

   Financial Management
   Tools

   Experience with Regulatory
   Agencies: RTC, FDIC
   OTS, OCC, CSBD

   Implementation of all
   Service Platforms

1470 North Hundley Street  .  Anaheim, California 92806-1322  .  714/630-7136
 .  Facsimile 714/630-7910


The Findley Group
--------------------------------------------------------------------------------
                CONSULTANTS TO THE FINANCIAL INDUSTRY

                                                             March 15, 1999

Members of the Board of Directors
Bay Area Bancshares
2003 East Bayshore Road
Redwood City, California 94063

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Bay Area Bancshares, Redwood City, California ("BAB") of the terms of the proposed merger of BAB with and into Greater Bay Bancorp, Palo Alto, California ("GBB") and BAB shareholders receiving shares of common stock of GBB as defined in the Agreement and Plan of Reorganization (the "Agreement") entered into as of January 26, 1999. Pursuant to the Agreement and subject to the terms and conditions therein, each share of BAB Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and at the Effective Time of the Merger, pursuant to the Agreement and without any further action on the part of BAB or the holders of BAB Stock, be exchanged for and converted into the right to receive shares of GBB Stock which is equal to the Conversion Ratio. The Conversion Ratio shall be
1.44271 if the Average Closing Price of GBB Stock, as defined in the Agreement, shall be less than $30.00 and shall be 1.38682 if the Average Closing Price of GBB Stock, as defined in the Agreement, shall be $30.00 or more.

As part of its investment banking business, The Findley Group is continually engaged in the valuation bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. We have previously provided investment banking and financial advisory services to BAB.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly

Board of Directors--2                                        March 15, 1999

available financial and other data with respect to BAB and GBB, including consolidated financial statements for recent years, interim periods to September 30, 1998 and 1998 earnings releases; (iii) certain other publicly available financial and other information concerning BAB and GBB and the trading markets for the publicly traded securities of GBB and BAB; (iv) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believe relevant to our inquiry; and (v) evaluations and analyses prepared and presented to the Board of Directors of BAB or a committee thereof in connection with the Merger. We have held discussions with senior management of GBB and of BAB concerning their past and current operations, financial condition and prospects.

We have reviewed with the senior managements of BAB and GBB earnings projections for BAB and GBB, provided by the respective companies, as stand-alone entities, assuming the Merger does not occur. We also reviewed with the senior management of BAB the projected operating cost savings expected by BAB to be achieved in each year resulting from the Merger with GBB. Certain financial projections for the combined companies and for BAB and GBB as stand-alone entities were derived by us based partially upon the projections and information described above, as well as our own assessment of general economic, market and financial conditions.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the managements of BAB and GBB as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings and earnings enhancement opportunities (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings and earnings enhancement opportunities reflect the best currently available estimates and judgements of the applicable managements. We have also assumed, without assuming any responsibility for the independent verification of the same, that the aggregate allowances for loan losses for BAB and GBB are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of BAB or GBB, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the shares of BAB Stock of the terms of the proposed merger of BAB with and into GBB, with BAB shareholders receiving shares of GBB Stock and does not address BAB's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of BAB and GBB, including interest income,

Board of Directors--3                                        March 15, 1999

interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for BAB and GBB; (ii) the assets and liabilities of BAB and GBB, including the loan and investment portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the terms of the Merger of BAB with and into GBB, with BAB shareholders receiving GBB Stock as set forth in the Agreement, are fair, from a financial point of view, to the holders of the shares of BAB Stock.

This opinion may not be used or referred to by BAB or quoted or disclosed to any person in any manner without our prior written consent, with the exception of submission to the regulatory agencies as part of the applications and included in the proxy materials provided to shareholders of BAB in relation to approval of the Merger. This opinion is not intended to be and shall not be deemed to be a recommendation to any shareholder of BAB as to how such shareholder should vote with respect to the Merger.

                                          Respectfully submitted,

                                          THE FINDLEY GROUP

                                          /s/ Gary Steven Findley
                                          -------------------------------------
                                          Gary Steven Findley
                                          Director

                                                                         ANNEX C
         Selected Provisions of the California General Corporation Law

                          Regarding Dissenters' Rights

   CALIFORNIA CORPORATIONS CODE, SECTIONS 1300--1304

Section 1300. Right to Require Purchase--"Dissenting Shares" and "Dissenting Shareholder" Defined.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

      (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

      (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

      (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

      (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. Demand for Purchase.

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302. Endorsement of Shares.

   Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. Agreed Price--Time for Payment.

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. Dissenter's Action to Enforce Payment.

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                                                                         ANNEX D
                       Bay Area Bancshares' Annual Report
                                  on Form 10-K

                        For Year Ended December 31, 1998

===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------
                                   FORM 10-K
                               ----------------

    [X]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  For the fiscal year ended December 31, 1998

                                      OR

    [ ]    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    For the transition period from                  to

                          Commission File No. 2-76003

                              BAY AREA BANCSHARES
            (Exact name of registrant as specified in its charter)

                   California                                  94-2779021
         (State or other jurisdiction of                      (IRS Employer
         incorporation or organization)                    Identification No.)

    900 Veterans Boulevard, Redwood City, CA                      94063
     (Address of principal executive office)                   (Zip Code)

                                (650) 367-1600
             (Registrant's telephone number, including area code)

   Securities registered pursuant to Section 12(b) of the Act: NONE

   Securities registered pursuant to Section 12(g) of the Act: NONE

   Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                               YES  [X]   NO [_]

   Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

                               YES  [X]   NO [_]

   Aggregate market value of the voting stock held by non-affiliates of the Registrant at February 1, 1999: $8,874,060

   Number of shares of Common Stock outstanding at February 1, 1999: 1,009,141

                   DOCUMENTS INCORPORATED BY REFERENCE: NONE

================================================================================

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----

                                     PART I

Item 1.   Business...............................................................................  D-3
Item 2.   Properties............................................................................. D-33
Item 3.   Legal Proceedings...................................................................... D-33
Item 4.   Submission of Matters to a Vote of Security Holders.................................... D-33

                                    PART II

Item 5.   Market for Registrant's Common Stock and Related Stockholder Matters................... D-34
Item 6.   Selected Financial Data................................................................ D-36
Item 7.   Management's Discussion and Analysis of Financial Condition and Results of Operations.. D-36
Item 7A.  Quantitative and Qualitative Disclosures about Market Risk............................. D-40
Item 8.   Financial Statements and Supplementary Data............................................ D-40
Item 9.   Changes In and Disagreements With Accountants on Accounting and Financial Disclosure... D-62

                                    PART III

Item 10.  Directors and Executive Officers of the Registrant..................................... D-62
Item 11.  Executive Compensation................................................................. D-64
Item 12.  Security Ownership of Certain Beneficial Owners and Management......................... D-67
Item 13.  Certain Relationships and Related Transactions......................................... D-69

                                    PART IV

Item 14.  Exhibits, Financial Statement Schedules and Reports on Form 8-K........................ D-71
          SIGNATURES............................................................................. D-74

                                     PART I

ITEM 1. BUSINESS.

   Certain statements in this Annual Report on Form 10-K include forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the "safe harbor" created by those sections. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: the proposed merger with Greater Bay Bancorp; significant increases in competitive pressure in the banking industry; changes in the interest rate environment which reduce margins; general economic conditions, either nationally or regionally, less favorable than expected, resulting in, among other things, a deterioration in credit quality and an increase in the provision for possible loan losses; changes in the regulatory environment; changes in business conditions, particularly in San Mateo County; asset/liability matching risks and liquidity risks; costs and potential liabilities arising from data processing problems including those stemming from year 2000 computer malfunctions; changes in the laws and regulations regarding ATM fees, which reduce significantly the Bank's income from ATM service fees; and changes in the securities markets.

 (A) General

   Bay Area Bancshares, formerly known as Area Financial Corp (the "Company"), is a California corporation and bank holding company which was incorporated on October 22, 1981. Bay Area Bank (the "Bank") was organized as a California banking corporation in 1979 and, through a reorganization in 1982, became a wholly owned subsidiary of the Company. The Bank is the only active entity affiliated with the Company. It is a full service commercial bank primarily serving Redwood City and San Carlos, California.

 (B) Executive Officers of the Registrant.

   Mr. Robert R. Haight, 70, is the owner and founder of Woodside Road Insurance Agency in Redwood City. He is also a licensed insurance broker and agent. Mr. Haight graduated from Redwood City's Sequoia High School, having lived in Redwood City since 1942. He is a past president and director of the Redwood City Chamber of Commerce, the Redwood City Independent Insurance Agents Association, and San Mateo County Independent Agents Association. Currently Mr. Haight is a member of the Sequoia Club in Redwood City. Mr. Haight was elected Chairman of the Board, President and Chief Executive Officer of Bay Area Bancshares in 1991.

   Frank M. Bartaldo, Jr., 50, has been with Bay Area Bank since 1986. He currently serves as President and Chief Executive Officer of Bay Area Bank. Prior to being named President & CEO, Mr. Bartaldo served as Executive Vice President and Senior Banking Officer of the Bank. In February 1996, Mr. Bartaldo was elected to serve as a director of the company's sole subsidiary, Bay Area Bank. Before his employment at Bay Area Bank, Mr. Bartaldo was a partner in a mortgage banking business and prior to that he was employed for eight years at Wells Fargo Bank. Mr. Bartaldo received his BS in Business Administration from California State University at Chico in 1971. Mr. Bartaldo is Past-President of the Redwood City-San Mateo County Chamber of Commerce.

   Mr. Anthony J. Gould, 37, has been with Bay Area Bank since 1988. He currently serves as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company and of the Bank. Prior to his employment at the Bank, Mr. Gould was Controller of Old Stone Bank of California and an auditor at Deloitte and Touche, Certified Public Accountants, in Minneapolis, Minnesota. He successfully completed the uniform Certified Public Accountant's Examination in 1988. Mr. Gould received his MBA in Finance from Cal State-Hayward in 1992 and a BA in Business Administration from The University of Wisconsin-Eau Claire in 1984.

   William A. Peterson, 39, was hired by the Bank in September 1997 as Senior Vice President/Senior Lending Officer. Before his employment with the Bank, Mr. Peterson worked as Vice President, Construction

Loan Manager for The Pacific Bank (formerly Burlingame Bank) since 1994. Prior to that he was Vice President at Borel Bank beginning his employment there in 1984. Mr. Peterson graduated from Stanford University in 1982 with BA degrees in both Economics and English.

   Mark V. Schoenstein, 42, has been with Bay Area Bank since May 1988. He currently serves as Senior Vice President, Construction Loan Department. Prior to joining the Bank, Mr. Schoenstein worked two years at Glendale Federal in its Construction Loan Department and worked in construction management prior to that. Mr. Schoenstein is a graduate of the Pacific Coast Banking School (1996), holds a BA in History from San Francisco State University (1982) and is a licensed California general contractor.

 (C) Bay Area Bank--Company Subsidiary

Proposed Merger of Holding Companies

   On January 26, 1999, the Company and Greater Bay Bancorp signed an Agreement and Plan of Reorganization for a merger of the two companies. Following the transaction, Bay Area Bank will operate as a wholly owned subsidiary of Greater Bay Bancorp, along with Greater Bay Bancorp's other bank subsidiaries, Mid-Peninsula Bank, Cupertino National Bank, Peninsula Bank of Commerce and Golden Gate Bank. The combined company will have total assets of approximately $1.8 billion and equity of approximately $107 million.

   The terms of the agreement provide for the Company's shareholders to receive shares of Greater Bay Bancorp stock in a tax-free exchange for their shares of the Company. For each outstanding share of the Company, Greater Bay Bancorp will issue 1.38682 shares if the market price of its stock is $30.00 or more at closing, or 1.44271 shares if the market price of its stock is $30.00 or more at the closing. Following the merger, the shareholders of the Company will own approximately 12.7% of the combined company, after giving effect to all outstanding options.

   The merger is expected to be accretive to Greater Bay Bancorp's earnings in 1999 based on reductions in operating expenses and revenue enhancements resulting from an expanded product line and increased lending capacity that can be utilized at the Bank. Management of the organizations believe that significant opportunities exist to enhance the spectrum of financial services offered to both existing and future clients of the Bank while also increasing market penetration in the San Francisco Peninsula market areas.

   Greater Bay Bancorp's Board of Directors will be expanded to 15 members with the addition of one current director of the Company. The Board of Directors of Bay Area Bank will continue and will include David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay Bancorp. Frank Bartaldo, Jr., President and Chief Executive Officer of Bay Area Bank, will remain in that capacity.

   The merger is subject to certain conditions, including the approval of the Company's shareholders and regulatory approval, and will be accounted for as a pooling of interests. Subject to these conditions, the merger is expected to be completed late in the second quarter of 1999.

   Greater Bay Bancorp and its financial services subsidiaries, Cupertino National Bank, Mid-Peninsula Bank, Peninsula Bank of Commerce and Golden Gate Bank, along with its operating divisions, Greater Bay Bank Santa Clara Valley Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group, serve clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri Valley Region, with offices located in San Jose, Cupertino, Santa Clara, Palo Alto, Redwood City, San Mateo, Millbrae, San Bruno, San Francisco and Walnut Creek.

General Banking Services

   The Bank provides a wide range of commercial banking services to individuals, professionals and small to medium-sized businesses. The services provided include those typically offered by commercial banks, such as:

interest-bearing and noninterest-bearing checking accounts, savings and time deposit accounts, business and personal loans, collection services, safe depository facilities, funds transfers, the issuance of money orders, cashiers checks, and the sale of travelers' checks. The Bank also operates a network of off-site Automated Teller Machines (ATMs).

   The Bank does not generally provide international banking or trust services but has arranged for its correspondent banks to offer those and other services to its customers.

   Individuals and small to medium-sized businesses form the core of the Bank's customer and deposit base. In order to attract these types of customers, the Bank offers extensive personalized contact, specialized services and banking convenience, including extended banking hours.

   The Bank is not a member of the Federal Reserve System. However, the deposits of each of its depositors are insured up to $100,000 by the Bank Insurance Fund which is managed by the Federal Deposit Insurance Corporation (the "FDIC").

   The Bank's business is not seasonal with the exception of ATM revenues, which are highest in the summer months.

Existing Locations

   The Bank conducts business from its principal office located at 900 Veterans Boulevard, Redwood City, California. One other location in Redwood City houses the Bank's data processing and accounting activities. See Item 2, "Properties." The Bank also operates 52 (as of December 31, 1998) automated teller machines
(ATMs) at 37 additional locations.

Deposits

   Most of the Bank's deposits are obtained from individuals, professionals and small to medium-sized businesses. As of December 31, 1998, the Bank had a total of approximately 7,102 accounts consisting of 1,939 noninterest-bearing demand deposit (checking) accounts with an average balance of approximately $17,300 each; 2,111 savings, interest-bearing demand, and money market accounts with an average balance of approximately $32,300 each; and 1,390 certificates of deposit, IRAs and Keoghs with an average balance of approximately $24,900. See "Description of Business--Selected Statistical Information--Deposits and Time Deposits."

   The Bank has a local corporate customer whose total deposit relationship with the Bank comprised approximately 4.5% of the Bank's total deposit balances at 12/31/98. This customer has never borrowed from the Bank and the funds, which had historically been held in a money market deposit account, were transferred to time deposits accounts in September of 1998 which mature at various times in 1999. Bank management believes that some of these funds may be withdrawn from the Bank in 1999. Given the Bank's ability to raise cash through taking on additional deposits, using its available credit facilities, and the sale of liquid assets, the loss of these deposits, or any one deposit or a few depositors would not, in the opinion of management, have a material adverse effect on the business of the Bank.

Lending Activities

   The Bank concentrates its lending activities primarily in four areas: 1) business loans, 2) short-term real estate loans, with a particular emphasis on providing loans to small to medium-sized businesses, 3) construction lending and 4) consumer/installment loans. As of December 31, 1998, these four loan categories accounted for approximately 26%, 37%, 30% and 7%, respectively, of the Bank's gross loan portfolio. The interest rates charged for the various loans made by the Bank vary with the degree of risk and size and maturity of the loans involved and are generally affected by competition, governmental regulation and current money market rates.

As of December 31, 1998, the Bank had gross loans outstanding of $110.2 million as well as undisbursed loan commitments of approximately $33.3 million. As of December 31, 1997, the Bank had gross loans outstanding of $86.0 million as well as undisbursed loan commitments of approximately $34.1 million.

   For borrowers desiring loans in excess of the Bank's lending limits, the Bank may make such loans on a participation basis, with its correspondent banks taking the amount of the loans which are in excess of the Bank's lending limits. In other cases, the Bank may refer such borrowers to larger banks or lending institutions. The proposed merger of the Company and Greater Bay Bancorp would affiliate the Bank with other subsidiaries of Greater Bay Bancorp and provide additional resources for loan participations. See Item 1, "Business--Bay Area Bank--Company Subsidiary--Proposed Merger of Holding Companies."

   The Bank's business activity is primarily with customers located within San Mateo County. Although management of the Bank attempts to keep the loan portfolio diversified, a significant portion of the loan portfolio is dependent upon the real estate economic sector. If the local real estate sector were to experience a substantial economic decline, it could have a material detrimental effect on the performance of the Bank's loans.

   In an effort to dilute the potential effect of such an event, the Bank has several precautionary measures in place. Generally, the Bank's loans are secured by real estate, stock or other assets. Loans are based on the borrowers' established integrity, historical cash flow, and willingness and ability to perform on commitments. The Bank's policy is to protect the soundness of the loan and to secure it with collateral where deemed necessary. In the event of loan default, the Bank's means of recovery is through collection efforts and judicial procedures. For most loans, the Bank is required by law to obtain an appraisal of collateral to determine the adequacy of the collateral. Loans collateralized by real estate generally do not exceed 80% of appraised market value at the time of origination.

   The Bank does not normally make long-term fixed rate loans to be held to maturity. Approximately 80% of the loans in the portfolio were originated as adjustable rate loans. The most frequently used index to determine adjustments is the prime rate as published in The Wall Street Journal. Other indexes used are the six month treasury bill rate and an internal bank base rate. Most of these loans are subject to adjustment on a monthly, quarterly, semi-annual or annual basis. The Bank typically holds the loans originated, in the normal lending activities listed above, to maturity.

Electronics Funds Services

   In 1993, the Bank started an Electronic Funds Transfer (EFT) Department for the purpose of increasing service fee income primarily by establishing a network of off-site automatic teller machines (ATMs). As of December 31, 1998, the Bank had 52 machines in 37 locations (as compared to 46 machines in 32 locations at December 31, 1997), including tourist centers, horse racing tracks, truck stops and shopping centers in California. As of December 31, 1998, the Bank's investment in ATMs and related equipment was $1.7 million. This equipment had a book value (cost less accumulated depreciation) of approximately $206,000 at December 31, 1998. Depreciation expense for the Bank's ATM assets was $265,000 in 1998 and $320,000 in 1997. The average cash outstanding in the machines throughout 1998 was $2.8 million as compared to $3.5 million in 1997. The Bank enters into individual agreements with the owner of each site to place the machine; the Bank does not own these premises.

   The Bank receives revenue from each transaction based on a service contract negotiated with the management at each site. During 1998, ATM service fee income was $1.44 million and ATM interchange and other income was $535,000. Total revenue from the EFT department was $1.97 million, a decrease of $80,000 or 4.0% under total department revenues in 1997. Total expense for the department was $1.52 million in 1998, a 16% decrease over 1997, bringing the EFT department's contribution to pretax income for 1998 to $454,000 as compared to $346,000 in 1997.

   During 1997, ATM service fee income was $1.48 million and ATM interchange and other income was $634,000. Total revenue from the EFT department was $2.03 million in 1997, an increase of $236,000 or 13% over total department revenues in 1996. Total expense for the department in 1997 was $1.77 million, an increase of $116,000 or 7% over 1996, bringing the EFT department's contribution to pretax income for the year ended December 31, 1997 to $346,000 as compared to $226,000 for the year ended December 31, 1996.

   The 1998 results include approximately $164,000 in costs allocated to the department from the Bank, including $152,000 in internal interest charges (@ 5.53% per annum) for the use of funds, and $12,000 in administrative support. Another primary component of expense was $309,000 in first line and second line maintenance, which is the cost of servicing these machines by a third party (i.e. adding cash, clearing paper jams, etc.). The 1997 results include approximately $208,000 in costs allocated to the department from the Bank, including $196,000 in internal charges for the use of funds, and $12,000 in administrative support. See a further discussion of ATM operations at Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations."

   The Bank expects its operating costs in the EFT department to continue go down in 1999 in large part due to a decrease in depreciation expense, which averaged $370,000 in 1996 and 1997, and declined to $265,000 in 1998. The amortization of a settlement expense incurred in connection with a former EFT consultant ended in June 1998. The Company had approximately 12% of the original costs of the capital expenditures of the department, or $206,000, remaining on its books at December 31, 1998. Depreciation expense for ATM assets held at December 31, 1998 is expected to be approximately $103,000 in 1999 and $40,000 in 2000.

   The Bank is uncertain as to whether or not it will be successful in expanding ATM operations in 1999. The market place has become saturated and competition for new ATM sites, as well as bidding for contractual renewals, has been intense and is expected to continue. This competition may result in marginally less revenue to the Bank on future new ATM sites and upon site renewals.

   Income from the EFT Department may also be less than expected if state or federal laws are changed to limit the ability of the Bank to place more ATMs in service, or to limit or eliminate the charges the Bank may collect from the use of those ATMs. If this such legislation is adopted, the Bank's income from its ATM network may be severely reduced to the amount the Bank receives from interchange fees. The department could not cover its expenses at that level of revenue.

Year 2000 Computer Programming Status

   The Company is actively involved in evaluating and addressing any potential effects on the Company's operations as a result of Year 2000 ("Y2K") computer programming problems. The Company's primary plan is to merge with Greater Bay Bancorp ("GBB") and have the Bank's computer systems converted to the systems operated by GBB. It is projected that the merger will take place in the second quarter of 1999 and that the Bank's systems will be converted shortly thereafter. There can be no assurance, however, that the merger and conversion will take place as scheduled. See Item 1, "Business--Bay Area Bank--Company Subsidiary--Proposed Merger of Holding Companies."

   GBB's computer systems and programs are designed and supported by companies specifically in the business of providing such products and services. GBB's year 2000 plan includes evaluating existing hardware, software, ATM's, vaults, alarm systems, communication systems and other electrical devices, testing critical application programs and systems, both internally and externally, establishing a contingency plan and upgrading hardware and software as necessary. The initial phase of the project was to assess and identify all internal business processes requiring modification and to develop comprehensive renovation plans as needed. This phase was largely completed in mid-1998. The second phase was to execute those renovation plans and begin testing systems by simulating year 2000 data conditions. This phase was largely completed in 1998. Testing and implementation is planned to be completed during the first half of 1999.

   GBB is currently in the process of developing contingency plans for year 2000 readiness. GBB has engaged a third party company, which specializes in developing contingency plans for financial institutions for year 2000, to assist GBB in analyzing the impact of year 2000 on its business. This business impact analysis was completed in 1998 and GBB's contingency plans for year 2000 readiness currently are substantially complete. There can be no assurance, however, that such contingency plans will be successful.

   Prior to the announcement of the proposed merger of the Company with GBB, the Bank adopted and was pursuing a separate Policy and Strategy to guard against any disruption of service arising from the date change at January 1, 2000. This Policy and Strategy are now the contingency plan in the event the proposed merger is not completed in time to convert the Bank's system prior to December 31, 1999. The Company intends to pursue the Policy and Strategy to the extent necessary for it to be available as a contingency plan.

   The primary elements of the Policy and Strategy address the Bank's ability to become Y2K compliant in the following areas: deposit data processing, wire transfer processing, loan data processing and documentation, ATM servicing and electronic data interchange systems, accounting and various internal/environmental systems, such as voicemail and electronic mail systems and HVAC and office equipment.

   The Bank's Year 2000 Strategy contains detailed steps for assessment of the complexity of becoming Y2K compliant, including determining (1) the effect of Y2K on the Bank's main computer system, and on each subproduct used by each department that interfaces with the main computer system; (2) hardware requirements for all applications and whether new hardware needs to be purchased; (3) whether the internal/environmental systems are Y2K compliant; and (4) whether the services provided by outside vendors with respect to the payment system functions are Y2K compliant. In addition, the assessment includes reviewing third-party contracts to determine whether vendors are required to be Y2K compliant and changing contracts or vendors as necessary to assure compliance, and reviewing the effect of Y2K on all large corporate borrowers and assessing those borrowers' ability to become Y2K compliant with respect to credit evaluations.

   Once the above assessment is completed, the Bank will take the steps necessary to replace equipment or software as needed, and to replace vendors of services who cannot provide certification of compliance. This is being done in connection with a planned upgrade of computer equipment and products that would go forward even if the year 2000 were not approaching. In connection with the Policy and Strategy described above, the Bank has adopted a formal testing plan, which sets forth the specific testing methodology guidelines and types of testing to be used, and sets forth the dates for which accuracy testing is to be conducted. In addition to evaluating its own systems, the Loan Committee of the Board of Directors has instructed bank management to include a Y2K exposure evaluation of all new loans submitted.

   The Bank's primary data processing system (which consists of software that manages loans, deposits and accounting) is provided to the Bank by a third party. The programming that controls the deposit function was upgraded in 1997 in order to be year 2000 compliant. The lending and accounting programs were upgraded in 1998. The Bank's investments software is handled by a third party that has provided assurances of Y2K readiness.

   The Bank will incur certain costs associated with the testing and determinations necessary to address Y2K compliance. These costs include the cost of the internal testing that is being done, and the costs of any outside auditors or other personnel that will be necessary to evaluate the results of the tests. In addition, the Bank will be receiving the software upgrades referred to above, and will be purchasing new computer hardware to achieve compliance. The Bank currently estimates that the cost of becoming compliant will be approximately $239,000. The expenditures are not expected to have a material impact on the Bank's results of operations.

   The Bank is also developing a business resumption contingency plan to respond to any failures of core business processes at critical dates due to the Y2K problem. The purpose of the plan is to establish a course of action to help it resume core business processes in an orderly way in the event of a system failure. This business resumption contingency planning is being done because, notwithstanding successful efforts to thoroughly implement Y2K-ready systems, the potential exists that systems will not operate as expected. The plan is being developed in order to be implemented in a timely manner.

   Finally, the Bank does not expect that any of its major corporate customers will have Y2K problems that result in any loan losses to the Bank from those customers, based on the due diligence that the Bank has conducted to date. However, it is relatively early in the time by which many businesses are determining their exposure to this risk, and the Bank is continuing to evaluate whether any of its customers may incur problems from the date change. In addition, despite the Company's activities regarding the Y2K issue, there can be no assurances that partial or total system interruptions and costs to update the necessary hardware and software would not have a material adverse effect on the Company.

Correspondent Banks

   The Bank's primary correspondent banking relationship is with Wells Fargo Bank, San Francisco. The Bank also has accounts with Union Bank of California, Bank of America, The Federal Reserve Bank of San Francisco, Citibank of Nevada, and First USA Bank. These relationships are a result of the Bank's efforts to obtain a wide range of services for the Bank and its customers. The proposed merger of the Company and Greater Bay Bancorp would provide the Bank with an affiliate banking relationship with Greater Bay Bancorp and its subsidiary banks. See Item 1, "Business--Bay Area Bank--Company Subsidiary--Proposed Merger of Holding Companies."

   The Bank has an unsecured line of credit with Wells Fargo Bank of $5.0 million and an additional unsecured line of credit with Union Bank of California for $4.0 million.

   The Bank is also a member of the Federal Home Loan Bank of San Francisco
(FHLB). The Bank has purchased $390,000 of FHLB stock, which typically pays quarterly dividends at approximately the 90 day treasury bill yield.

   As a member of the FHLB, the Bank may borrow up to 25% of its assets, subject to collateral and additional FHLB stock purchase requirements. Borrowing is limited to seven times the Bank's FHLB stock holdings
($2.73 million). Borrowings in excess of that amount require the purchase of FHLB stock at a ratio of one dollar of stock for every seven dollars of excess borrowing. The additional stock above the original $390,000 purchase may be retired as the debt is repaid. The Bank had $2.5 million in outstanding FHLB advances at December 31, 1998. The Bank had adequate collateral with the FHLB at December 31, 1998 to borrow an additional $3.22 million.

   The Bank does not currently serve, nor does it have plans to serve, as a correspondent to other banks.

Employees

   As of February 1, 1999, the Bank employed 36 full-time employees, including 18 Bank officers, and 10 part-time employees. Various employee benefit plans and policies are included as exhibits to this and prior Annual Reports on Form 10-K. As of February 1, 1999, the Company employed no full-time or part-time employees. The Bank pays a salary to those individuals who serve as officers of the Bank and the Company. Mr. Haight receives remuneration for his services through Director fees. See Item 1, "Business--Executive Officers of the Registrant."

 (D) Selected Statistical Information

   The following tables present certain consolidated statistical information concerning the business of the Company and its subsidiary (the Bank). This information should be read in conjunction with the Management's Discussion and Analysis of Financial Condition and Results of Operations at Item 7, herein, and the consolidated financial statements and the notes thereto included in the Company's 1998 Financial Statements, herein, at Item 8.

Distribution of Average Assets, Liabilities and Shareholders' Equity

   The following table sets forth the distribution of consolidated average assets, liabilities and shareholders' equity for the years ended December 31, 1998 and 1997. Average balances have been computed using daily balances.

                                               Year Ended        Year Ended
                                            December 31, 1998 December 31, 1997
                                            ----------------- -----------------
                                            Average           Average
                                            Balance  Percent  Balance  Percent
                                            (000's)  of Total (000's)  of Total
                                            -------- -------- -------- --------
ASSETS
Cash and Due From Banks.................... $ 12,379    8.9%  $ 11,350   10.1%
Taxable Investment Securities..............   13,138    9.5     14,125   12.5
Non-Taxable Investment Securities..........    1,179    0.8      1,196    1.1
Federal Funds Sold.........................   14,362   10.3      8,161    7.2
Loans, Net (1).............................   95,212   68.5     74,745   66.4
Premises and Equipment, Net................      539    0.4        736    0.7
Real Estate Owned..........................        0    0.0        126    0.1
Other Assets and Accrued Interest
 Receivable................................    2,148    1.5      2,186    1.9
                                            --------  -----   --------  -----
   Total Assets............................ $138,957  100.0%  $112,625  100.0%
                                            ========  =====   ========  =====

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
 Interest-Bearing Transaction Accounts..... $ 48,538   34.9%  $ 44,683   39.7%
 Demand....................................   31,822   22.9     26,357   23.4
 Savings...................................    7,366    5.3      6,191    5.5
 Time......................................   34,755   25.0     23,649   21.0
                                            --------  -----   --------  -----
   Total Deposits..........................  122,481   88.1    100,880   89.6

Other Borrowings...........................    1,760    1.3        518    0.5
Other Liabilities and Accrued Interest.....    1,523    1.1      1,004    0.8
Shareholders' Equity.......................   13,193    9.5     10,283    9.1
                                            --------  -----   --------  -----
   Total Liabilities and Shareholders'
    Equity................................. $138,957  100.0%  $112,685  100.0%
                                            ========  =====   ========  =====

--------
(1) Average loans include nonaccrual loans and are net of the allowance for loan losses.

Interest Rates and Differentials

   The following table sets forth information for the periods indicated concerning interest-earning assets and interest-bearing liabilities, and respective average yields or rates, the amount of interest income or interest expense, the net interest margin and net interest spread.

                                                    Year Ended December 31, 1998
                                                    ----------------------------
                                                             Interest
                                                    Average  Income/
                                                    Balance  Expense   Average
                                                    (000's)  (000's)  Yield/Rate
                                                    -------- -------- ----------
INTEREST-EARNING ASSETS
Taxable Investment Securities...................... $ 13,138 $   797      6.5%
Non-Taxable Investment Securities (1)..............    1,179      60      5.1
Federal Funds Sold.................................   14,362     756      4.8
Loans (Net of loan loss allowance) (2)(3)..........   95,212  10,265     10.8
                                                    -------- -------     ----
   Total Interest-Earning Assets................... $123,891 $11,878      9.6%
                                                    ======== =======     ====
INTEREST-BEARING LIABILITIES
Deposits:
 Interest-Bearing Transaction Accounts............. $ 48,538 $ 1,446      3.0%
 Savings...........................................    7,366     297      4.0
 Time..............................................   34,755   1,863      5.4
Other Borrowings...................................    1,760     102      5.8
                                                    -------- -------     ----
   Total Interest-Bearing Liabilities.............. $ 92,419 $ 3,708      4.0%
                                                    ======== =======     ====
Net Interest Income and Margin (4).................          $ 8,170      6.6%
                                                             =======     ====
Net Interest Spread (5)............................                       5.6%
                                                                         ====
                                                    Year Ended December 31, 1997
                                                    ----------------------------
                                                             Interest
                                                    Average  Income/
                                                    Balance  Expense   Average
                                                    (000's)  (000's)  Yield/Rate
                                                    -------- -------- ----------
INTEREST-EARNING ASSETS
Taxable Investment Securities...................... $ 14,125 $   971      6.9%
Non-Taxable Investment Securities (1)..............    1,196      58      4.8
Federal Funds Sold.................................    8,161     462      5.7
Loans (Net of loan loss allowance) (2)(3)..........   74,745   8,243     11.0
                                                    -------- -------     ----
   Total Interest-Earning Assets................... $ 98,227 $ 9,734      9.9%
                                                    ======== =======     ====
INTEREST-BEARING LIABILITIES
Deposits:
 Interest-Bearing Transaction Accounts............. $ 44,683 $ 1,364      3.1%
 Savings...........................................    6,191     262      4.2
 Time..............................................   23,649   1,299      5.5
Other Borrowings...................................      518      28      5.4
                                                    -------- -------     ----
   Total Interest-Bearing Liabilities.............. $ 75,041 $ 2,953      3.9%
                                                    ======== =======     ====
Net Interest Income and Margin (4).................          $ 6,781      6.9%
                                                             =======     ====
Net Interest Spread (5)............................                       6.0%
                                                                         ====

--------
(1) Yields on non-taxable investment securities are not tax adjusted.
(2) Average loans include nonaccrual loans and are net of allowances for possible loan losses.
(3) Loan interest income includes loan fees of $806,000 and $673,000 in 1998 and 1997, respectively.
(4) Net interest margin is computed by dividing net interest income by total average interest-earning assets.
(5) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

Rate and Volume Variances

   The following tables set forth, for the periods indicated, a summary of the changes in interest earned and interest paid resulting from changes in average asset and liability balances (volume) and changes in average interest rates. The change in interest, due to both rate and volume, has been allocated to change due to volume and rate in proportion to the relationship of absolute dollar amounts in each.(/1/)

                                                             Year Ended
                                                          December 31, 1998
                                                          Compared to 1997
                                                       ------------------------
                                                       Volume    Rate    Total
                                                       (000's)  (000's) (000's)
                                                       -------  ------- -------
Taxable Investment Securities......................... $  (68)   $ (46) $ (114)
Non-Taxable Investment Securities.....................     (1)       3       2
Federal Funds Sold....................................    351     (117)    234
Loans.................................................  2,257     (235)  2,022
                                                       ------    -----  ------
   Total.............................................. $2,540    $(396) $2,144
                                                       ======    =====  ======
INCREASE (DECREASE) IN INTEREST EXPENSE
Interest-Bearing Transaction Accounts................. $  118    $ (36) $   82
Savings Deposits......................................     50      (15)     35
Time Deposits.........................................    610      (45)    565
Other Borrowings......................................     67        7      74
                                                       ------    -----  ------
   Total..............................................    845      (89)    756
                                                       ------    -----  ------
   Change in Net Interest Income...................... $1,695    $(307) $1,388
                                                       ======    =====  ======
                                                             Year Ended
                                                          December 31, 1997
                                                          Compared to 1996
                                                       ------------------------
                                                       Volume    Rate    Total
                                                       (000's)  (000's) (000's)
                                                       -------  ------- -------
INCREASE (DECREASE) IN INTEREST INCOME
Taxable Investment Securities......................... $   98    $  96  $  194
Non-Taxable Investment Securities.....................     (9)       6      (3)
Federal Funds Sold....................................     80       27     107
Loans.................................................  1,185     (150)  1,035
                                                       ------    -----  ------
   Total.............................................. $1,354    $ (21) $1,333
                                                       ======    =====  ======
INCREASE (DECREASE) IN INTEREST EXPENSE
Interest-Bearing Transaction Accounts................. $   85    $ (41) $   44
Savings Deposits......................................     32        0      32
Time Deposits.........................................    290       35     325
Other Borrowings......................................     12        1      13
                                                       ------    -----  ------
   Total..............................................    419       (5)    414
                                                       ------    -----  ------
   Change in Net Interest Income...................... $  935    $ (16) $  919
                                                       ======    =====  ======

--------
(1) Some totals may not foot or agree to financial statements or Management's Discussion by immaterial amounts due to averaging and rounding.

Gap Table

   The following table shows the Company's interest sensitive assets and liabilities based on respective maturity dates or earliest repricing opportunities (whichever is earliest) as of December 31, 1998 (in thousands of dollars). Mortgage-backed securities are shown based on expected cash flows which includes prepayments of principal. Non accrual loans of $373,000 are excluded from the table below. Adjustable rate loans which have reached an interest rate floor or ceiling are considered fixed rate loans in accordance with FDIC accounting guidelines.

                                            6 Months
                         3 Months  3 to 6     to 1      1 Year   More than
                         or Less   Months     Year    to 5 Years  5 Years   Total
                         --------  -------  --------  ---------- --------- --------
ASSETS
Fed Funds Sold.......... $19,200   $     0  $     0    $     0    $     0  $ 19,200
  Investments...........   2,100       501    2,874      6,660      3,082    15,217
Gross Loans.............  64,606    13,383    9,161     11,365     11,676   110,191
                         -------   -------  -------    -------    -------  --------
   Total (A)............ $85,906   $13,884  $12,035    $18,025    $14,758  $144,608
                         =======   =======  =======    =======    =======  ========
LIABILITIES
Money Market and
 Savings................ $68,189   $     0  $     0    $     0          0  $ 68,189
Time Deposits...........  14,954     9,621    7,685      2,448          0    34,708
FHLB Advances...........       0         0      500      2,000          0     2,500
                         -------   -------  -------    -------    -------  --------
   Total (B)............ $83,143   $ 9,621  $ 8,185    $ 4,448          0  $105,397
                         =======   =======  =======    =======    =======  ========
GAP (A)-(B)............. $ 2,763   $ 4,263  $ 3,850    $13,577    $14,758  $ 39,211
                         =======   =======  =======    =======    =======  ========
GAP / (A) %.............    3.22%    30.70%   31.99%     75.32%    100.00%    27.11%
                         =======   =======  =======    =======    =======  ========
Cumulative GAP.......... $ 2,763   $ 7,026  $10,876    $24,453    $39,211  $ 78.144
                         =======   =======  =======    =======    =======  ========
Cumulative GAP %........    3.22%     7.04%    9.73%     18.83%     27.11%    27.11%
                         =======   =======  =======    =======    =======  ========

   The table shows the Company had approximately $112 million dollars in assets and $101 million in liabilities which mature or can reprice during 1999. This indicates a cumulative one year GAP position of approximately $10.9 or 9.73% of one year assets. Because $10.9 million more liabilities than assets can mature or reprice in 1999, the Company was slightly asset sensitive, on a simple GAP basis, at December 31, 1998 (i.e., net interest margin will most likely expand when rates rise and compress if rates fall).

   Historically, the Company has maintained a strong net interest margin as compared to the overall banking industry. The Company manages its net interest rate margin by using defensive strategies such as extending the maturity or repricing of new liability fundings or shortening the maturity or repricing of new assets fundings. In addition, the Company has had success in recent years in growing demand deposits, which do not pay interest, thus lowering the cost of funds and exposure to rising rates.

   The Company's net interest margin (net interest income divided by average earning assets, see Item 1 "Business, Interest Rates and Differentials") was 6.6% in 1998, 6.9% in 1997 and 6.9% in 1996. The Company uses a computer software program which goes beyond a simple GAP analysis in its asset and liability management and measurement of interest rate exposure. This software quantifies and estimates the speed that different indexes and rates move relative to each other as well as the effect of interest rate "ceilings and floors." It also estimates the repricing speed that will most likely occur in the Company's deposit portfolio. This information is used as an indicator of the Company's real interest rate risk position, and to determine the pricing of loans and deposits, as well as to make investment decisions.

Investment Portfolio

   The investment portfolio is used primarily for investment income and secondarily to provide a source of liquidity to the Company through the sale and maturity of securities and through pledging of securities to secure borrowings. The investments purchased are readily marketable and have a stated or expected maturity of five years or less so as to reduce the impact on the portfolio's value when changes in interest rates occur in the marketplace.

   The Company held U.S. Treasury and Mortgage-backed Securities with a carrying value of approximately $1,775,000 at December 31, 1998, as "Available for Sale" (see Item 8, "Financial Statements and Supplemental Data", footnote 1d and 3) pursuant to Financial Accounting Standard Board Statement No. 115 (SFAS No. 115). Mortgage-backed securities are government issued instruments whose underlying collateral are generally first deeds of trusts conforming single family mortgages. The cash flows on these instruments are determined by the homeowners' whose notes comprise the collateral.

   The total investment portfolio at December 31, 1998 and 1997 had an average expected maturity of approximately 4.0 and 2.8 years, respectively. The increase in average expected maturity is a result of the Bank's purchase during 1998 of $1.2 million in tax-free municipal bonds with an average maturity of 18 years. Expected maturity differs from actual maturity in the case of mortgage-backed securities due to the possibility of the loans being paid-off or refinanced before the maturity date.

   At December 31, 1998, the Company's total investment portfolio (which includes both available for sale and held to maturity securities) had a net unrealized gain of $119,000 (or .78% of the total portfolio). The increase in the market value of the portfolio was primarily a result of declining interest rates in the bond market in 1998, which increased the relative market value of the Company's fixed rate bond portfolio. On December 31, 1997 there was a $198,000 net unrealized gain (1.27% of the total portfolio).

   The Company has purchased municipal securities since June 1991 in an effort to lower the Company's effective tax rate. The Company held municipal securities with an amortized cost of $1.817 million at December 31, 1998 and $1.01 million at December 31, 1997. The Company's effective book tax rate was 41.6% in 1998, 41.1% in 1997 and 40.3% in 1996.

   The amortized cost and market value of the portfolio of investment securities as of December 31, 1998 and 1997 were as follows:

                     INVESTMENT SECURITIES HELD TO MATURITY

                                                        December 31, 1998
                                                  -----------------------------
                                                  Amortized Market  Unrealized
                                                    Cost     Value  Gain (Loss)
                                                   (000's)  (000's)   (000's)
                                                  --------- ------- -----------
U.S. Treasury and Securities of Other Government
 Agencies and Corporations......................   $ 3,395  $ 3,417    $ 22
States of the U.S. and Political Subdivisions...     1,817    1,851      34
Mortgage Backed Securities......................     8,230    8,295      65
                                                   -------  -------    ----
   Total........................................   $13,442  $13,563    $121
                                                   =======  =======    ====
                                                        December 31, 1998
                                                  -----------------------------
                                                  Amortized Market  Unrealized
                                                    Cost     Value  Gain (Loss)
                                                   (000's)  (000's)   (000's)
                                                  --------- ------- -----------
U.S. Treasury and Securities of Other Government
 Agencies and Corporations......................   $ 4,829  $ 4,852    $ 23
States of the U.S. and Political Subdivisions...     1,007    1,027      20
Mortgage Backed Securities......................     8,646    8,804     158
                                                   -------  -------    ----
   Total........................................   $14,482  $14,683    $201
                                                   =======  =======    ====

                    INVESTMENT SECURITIES AVAILABLE FOR SALE

                                                         December 31, 1998
                                                   -----------------------------
                                                   Amortized Market  Unrealized
                                                     Cost     Value  Gain (Loss)
                                                    (000's)  (000's)   (000's)
                                                   --------- ------- -----------
   U.S. Treasury Securities.......................  $  504   $  507     $  3
   Mortgage Backed Securities.....................   1,273    1,268       (5)
                                                    ------   ------     ----
      Total.......................................  $1,777   $1,775     $ (2)
                                                    ======   ======     ====
                                                         December 31, 1998
                                                   -----------------------------
                                                   Amortized Market  Unrealized
                                                     Cost     Value  Gain (Loss)
                                                    (000's)  (000's)   (000's)
                                                   --------- ------- -----------
   U.S. Treasury Securities.......................  $  513   $  513     $--
   Mortgage Backed Securities.....................     596      593       (3)
                                                    ------   ------     ----
      Total.......................................  $1,109   $1,106     $ (3)
                                                    ======   ======     ====

   The following table is a summary of the relative maturities and weighted average yields of investment securities as of December 31, 1998. Yields on securities have been calculated by dividing interest income, adjusted for amortization of premium and accretion of discount, by the amortized cost of the related securities. Yields on mortgage-backed securities have been calculated using management's estimate of the expected life of the instrument. Yields on municipal securities are calculated on a tax equivalent basis using a tax rate of 40%.

                     INVESTMENT SECURITIES HELD TO MATURITY

                                    U.S. Treasury        States of
                                  and Securities of     the U.S. and  Mortgage
                                  Other Government       Political     Backed
                              Agencies and Corporations Subdivisions Securities
                              ------------------------- ------------ ----------
   Maturing in One Year or
    Less Amount (000's).....           $3,005              $  201      $1,265
   Yield....................             6.15%               6.64%       6.74%
   Maturing After One but
    Within Five Years Amount
    (000's).................           $    0              $    0      $6,053
   Yield....................             6.77%
   Maturing After Five but
    Within Ten Years Amount
    (000's).................           $    0              $    0      $  912
   Yield....................             6.96%
   Maturing After Ten Years
    Amount (000's)..........           $    0              $1,616      $    0
   Yield....................                                 6.58%

                               EQUITY SECURITIES

                                     U.S. Treasury        States of
                                   and Securities of     the U.S. and  Mortgage
                                   Other Government       Political     Backed
                               Agencies and Corporations Subdivisions Securities
                               ------------------------- ------------ ----------
   Amount (000's).............           $ 390*              $ 0         $ 0
   Yield......................            5.40%

--------
*  Equity Securities consist of Federal Home Loan Bank stock.

                    INVESTMENT SECURITIES AVAILABLE FOR SALE

                                  U.S. Treasury        States of
                                and Securities of     the U.S. and  Mortgage
                                Other Government       Political     Backed
                            Agencies and Corporations Subdivisions Securities
                            ------------------------- ------------ ----------
   Maturing in One Year or
    Less Amount (000's)....           $504                $ 0        $    0
   Yield...................           6.07%
   Maturing After One but
    Within Five Years......           $  0                $ 0        $1,271
   Yield...................                                            6.59%

Loan Portfolio

   The following table shows the composition of loans by type of loan or borrower as of the end of the past five years:

                                                     December 31
                                                       (000's)
                                       ----------------------------------------
                                         1998    1997    1996    1995    1994
                                       -------- ------- ------- ------- -------
Commercial............................ $ 28,591 $20,679 $20,109 $17,390 $14,933
Real Estate--Mortgage.................   41,077  38,567  10,799  10,849   6,856
Real Estate--Construction.............   33,154  20,978  33,255  27,962  27,181
Installment Loans to Individuals......    7,369   5,788   4,432   4,524   4,552
Loans Held For Sale...................        0       0     723     772     327
                                       -------- ------- ------- ------- -------
   Total.............................. $110,191 $86,012 $69,318 $61,497 $53,849
Less:
  Allowance Possible Loan Losses......    2,075   1,638   1,493   1,516   1,505
                                       -------- ------- ------- ------- -------
Net Loans............................. $108,116 $84,374 $67,825 $59,981 $52,344
                                       ======== ======= ======= ======= =======

   Total gross loans increased 28% or $24.2 million from $86.0 million at December 31, 1997 to $110.2 million at December 31, 1998. Gross loans averaged $97.1 million in 1998, an increase of $20.8 million or 27.3% in comparison to average net portfolio loans of $76.3 million in 1997.

   The Company's market area is primarily suburban and within commuting distance of downtown San Francisco and San Jose. Housing prices in the San Francisco Bay Area escalated rapidly in the late 1980's, creating demand for more affordable new home construction. The housing market slump beginning in 1990 resulted in decreased demand and decreasing property values that continued through 1994. Property values began to stabilize in 1996 and appreciate in 1997 and 1998. Throughout 1998 and thus far in 1999 there is a very low inventory of single family homes available for sale in San Mateo County and the market is continuing to appreciate. The Bank is located less than ten miles from the corporate headquarters of a number of large growing companies such as Oracle Corporation, Sun Microsystems, Electronic Arts, Visa International, DHL Airfreight, Oral B, Raychem Corporation, Excite, Yahoo, @Home, Franklin Funds, and Silicon Graphics. Bank management expects that continued growth in these companies will result in continued demand for commercial and residential real estate and that continued demand will increase the value of much of the collateral that secures the Bank's real estate loans.

   Commercial and financial lending is typically to professional corporations and companies with sales from $1 million to $10 million. Commercial revolving lines of credit are made for short-term working capital purposes and are normally secured by business trade cycles. Business term loans are granted for expansion or equipment acquisition. These loans are typically repaid within five years and are granted after evaluation of the borrowers' ability to service the debt through its business operations.

   The Company's real estate construction loans are primarily for single family residences and commercial properties under $2 million located within San Mateo and Santa Clara counties. Loans are made to developers with a successful history of developing projects in the Company's market area. Loan to value ratios on construction loans depend upon the nature of the property, whether the property is residential or commercial and whether or not it is to be owner occupied. Typically, for residential construction loans, whether built to be owner-occupied or not, the Company's policy is to require that the loan-to-value ratio be no more than 70% and that the borrower have no less than a 50% equity interest in the land. With respect to commercial construction loans, the Company typically requires that the loan not exceed 65% of the value of the property based on capitalization of projected net income.

   The Company's policy is to maintain an interest reserve for the life of a construction loan, or verify adequate cash reserves or income sources to service the loan. Progress payment disbursements are made upon receipt of lien waivers, or after analysis of the project's progress by a qualified inspector. The construction lending officers also monitor progress by periodic visits to the site. Construction and land loan balances averaged $34.2 million in 1998 compared to $18.9 million in 1997. There were no construction loans transferred to real estate owned in 1998 or 1997.

   Aside from its construction lending, the Company generally does not make long term first deed of trust, one to four family real estate loans to be held in portfolio. However, in the event that such a loan is made, the loan amount will generally not exceed 75% of the current market value of the collateral on owner occupied properties. For non-owner occupied first deed of trust, one to four family real estate loans, the Company typically requires that the loan-to-value ratio be no more than 70%. Fixed rate loans of this type have a maturity of five years or less. Loans with annual or more frequent rate adjustment periods have a maximum maturity of fifteen years. Loan amortizations do not exceed twenty-five years.

   Included in installment loans to individuals are home equity lines of credit which are secured primarily by second trust deeds on single family residences. The Company typically requires a loan-to-value ratio of no more than 75% for home equity loans. Rates adjust annually and terms do not exceed fifteen years.

   The Company offers new and used direct automobile financing, which are also categorized as installment loans to individuals. Automobile loan terms do not exceed five years for new vehicles, with shorter terms for used cars depending on the age of the vehicle. Loans are made for up to 90% of the wholesale value for used autos and 80% of the purchase price, including tax and license, on new vehicles. The Company originates and funds all of its automobile loans directly and does not engage in indirect automobile financing or the purchase of loans from auto dealers and other third party sources.

   The Company had standby letter of credit commitments aggregating $825,000 and $1,205,000 at December 31, 1998 and December 31, 1997, respectively. In addition, the Company had commitments to grant $14.6 million in real estate construction loans, $13.0 million in commercial loan and other real estate loans and $5.7 million in consumer loans (including home equity loans) at December 31, 1998.

Loan Concentrations

   The Company held $28.6 million, or 26% of the Company's total loans, in loans categorized as commercial at December 31, 1998. Since a majority of these loans are to businesses in the San Mateo County area, a major economic recession in that area could have a significant and detrimental impact on the Company.

   There were also $41.1 million, or 37% of total loans, in commercial real estate mortgage loans. These loans are generally secured by first deeds of trust on commercial properties and are due in five years or less.

   At December 31, 1998, approximately $33.2 million or 30% of the Company's total loans consisted of real estate construction loans. In addition, as discussed above, undisbursed construction loan commitments totaled approximately $14.6 million.

   The Company is subject to the fluctuations of the California housing market generally and specifically in the San Mateo and Santa Clara County areas. The Company's construction lending business is subject to, among other things, the volatility of interest rates, real estate prices in the Company's service area and market availability of conventional real estate financing to repay such construction loans since the Company does not usually require take-out commitments. General economic conditions and, more specifically, changes in real estate values in California and the San Mateo and Santa Clara County areas could have an impact on the repayment of construction and conventional real estate loans. There can be no assurance that builders or developers will find buyers for the types of properties being constructed at prices which will insure repayment to the Company. A significant decline in real estate values and/or the demand for housing in California or in the San Mateo and Santa Clara County areas could have a material adverse impact on the financial condition of the Company.

Maturity Distribution And Interest Rate Sensitivity Of Loans

   The following tables show the estimated maturity distribution (in thousands of dollars) of the Company's loan portfolio, as of December 31, 1998. Non accrual loans of $145,000 are excluded from the table below. Adjustable rate loans which have reached an interest rate floor or ceiling are considered fixed rate loans in accordance with FDIC accounting guidelines.

Commercial Loans
Loans with a Remaining Maturity of:
  One Year or Less..................................................... $ 16,126
  Over One Year to Five Years..........................................    9,432
  Over Five Years......................................................    3,050
                                                                        --------
    Total.............................................................. $ 28,608
                                                                        ========
Construction Loans
Loans with a Remaining Maturity of:
  One Year or Less..................................................... $ 37,798
  Over One Year to Five Years..........................................    1,395
  Over Five Years......................................................        0
                                                                        --------
    Total.............................................................. $ 39,193
                                                                        ========
Real Estate, Installment and Other
Loans with a Remaining Maturity of:
  One Year or Less.....................................................  $ 7,479
  Over One Year to Five Years..........................................   15,846
  Over Five Years......................................................   18,920
                                                                        --------
    Total.............................................................. $ 42,245
                                                                        ========
    Grand Total........................................................ $110,046
                                                                        ========
Total Loans Due in One Year or More
Fixed Rate Loans with a Remaining Maturity of:
  Over One Year to Five Years.......................................... $ 13,335
  Over Five Years......................................................    3,215
                                                                        --------
    Total Fixed Rate loans due in One Year or More..................... $ 16,550
                                                                        ========
Variable Rate Loans with a Repricing Frequency of:
  Annually or more frequently, but less frequently than quarterly...... $ 32,093
                                                                        --------
    Total Variable Rate Loans due in One Year or More.................. $ 32,093
                                                                        ========
    Total Loans due in One Year or More................................ $ 48,643
                                                                        ========

Nonaccrual, Past Due And Restructured Loans

   The following table shows the amount of loans classified as nonaccrual, 90 days or more past due as to principal and/or interest and restructured (as defined in Statement of Financial Accounting Standards 15) as of the end of the last five years:

                                                            December 31
                                                              (000's)
                                                     --------------------------
                                                     1998 1997  1996  1995 1994
                                                     ---- ---- ------ ---- ----
   Nonaccrual Loans................................. $145 $373 $1,431 $470 $200
   Accruing Loans Past Due 90 Days or More..........    0    0    234   25    0
   Restructured Loans...............................    0    0      0    0    0
                                                     ---- ---- ------ ---- ----
      Total......................................... $145 $373 $1,665 $495 $200
                                                     ==== ==== ====== ==== ====

   There was one loan totaling $145,000 past due 90 days or more at December 31, 1998. There were four loans totaling $373,000 past due 90 days or more at December 31, 1997. There were nine loans totaling $1.67 million past due 90 days or more at December 31, 1996. Loans past due 30 days or more but less than 90 days at December 31, 1998, 1997 and 1996, totaled $70,000, $1.23 million and $435,000, respectively.

   Loans are generally placed on a nonaccrual status and any accrued but unpaid interest income is typically reversed and charged against income when payment of interest or principal on the loan is 90 or more days past due. The interest accrued through 90 days may not be reversed when a loan is placed on nonaccrual status if, in the opinion of management, the collateral is sufficient to support the principal, accrued interest and any other liens, and the loan is in the process of collection. Real estate and consumer loans which are well collateralized by residential property or highly marketable collateral and which are in the process of collection, or if other circumstances exist which would justify the treatment of the loan as fully collectible, may be excepted for limited periods. Additionally, loans are placed on nonaccrual if classified doubtful or if full and timely collection becomes uncertain. Loans in the nonaccrual category are treated as nonaccrual loans even though the Company may ultimately recover all or a portion of the interest due. The classification of a loan as a nonaccrual loan is not necessarily indicative of a potential charge-off.

   Restructured loans reflect situations where, due to the inability of the borrower to comply with the original terms of the loan, the terms have been modified, usually with an extension in maturity. These loans may reflect accrual of interest at a reduced rate. The Company's policy is to place restructured loans on nonaccrual status until such time as management determines the restructured loan's performance warrants the recognition of interest on an accrual basis. The Company may also change the terms of a loan in return for additional consideration from the borrower such as additional collateral, accelerated payment terms or principal reductions. In such cases if Company management feels the Company's position has substantially improved from the terms of the original note, the loan will not be classified as restructured.

   Interest income on loans on nonaccrual status during the years ended December 31, 1998, 1997, 1996 that would have been recognized in if the loans had been current in accordance with their original terms, totaled $8,000, $53,000 and $127,000 respectively.

   There were no loans, other than $145,000 in nonaccrual loans at December 31, 1998 and $373,000 at December 31, 1997 which are discussed above, where known information about possible credit problems of borrowers caused management to have serious doubts as to the ability of the borrowers to comply with the existing loan repayment terms. The Company adopted Financial Accounting Standards Board Statement No. 114 (SFAS No. 114), Accounting by Creditors for Impairment of a Loan, effective January 1, 1996. As a result of applying the new rules, certain impaired loans, generally non-accrual loans, are reported at the present value of expected future cash flows using the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The valuation allowance for impaired loans at December 31, 1998 under SFAS No. 114 was $36,000 ($93,000 at December 31, 1997) which is included in the Company's allowance for possible loan losses.

Summary Of Loan Loss Experience

   Inherent in the lending function is the fact that loan losses will be experienced and the risk of loss will vary with each type of loan made and the credit worthiness of the borrower over the term of the loan. To reflect the currently perceived risks of loss associated with its loan portfolio, the Company makes additions to its allowance for possible loan losses. The Company's allowance has been created by direct charges against operations through the provision for loan losses.

   The allowance for possible loan losses is based upon actual loan losses incurred, recoveries of previously charged off loans and other factors which, in management's judgment, deserve recognition in estimating possible loan losses, including credit risks associated with specific loans as determined by management and regulatory agencies, the historical relationship between charge-offs and the level of the allowance, the amount of past due and non-performing loans and prevailing economic conditions. In determining the actual allowance for possible loan losses to be maintained and in revising risk category assignments from time to time, management also considers the comments of a third party loan review consultant hired by the Company on a quarterly basis. Thus, the actual calculation of the adequacy of the allowance is augmented by an analysis of the present and prospective financial condition of certain borrowers, industry concentrations within the portfolio and general economic conditions.

   The above factors used by management are essentially judgmental. After reviewing these factors, management has established the allowance at $2,075,000 or 1.88% of total gross loans at December 31, 1998. There can be no assurance that in any given period the Company might not sustain charge-offs which are substantial in relation to the size of the allowance. Loans are charged to the allowance for possible loan losses when a loss is considered probable. It is the policy of management to make additions from earnings to the allowance in relation to anticipated loan charge-offs and the inherent risk given the portfolio's composition. The continuing evaluation of the loan portfolio and assessment of current economic conditions will dictate future allowance levels.

   An analysis of the allowance for loan losses for the fiscal years ending December 31 for the past five years follows:

                                                December 31
                                                  (000's)
                                  --------------------------------------------
                                    1998     1997     1996     1995     1994
                                  --------  -------  -------  -------  -------
Allowance for possible loan
 losses January 1...............  $  1,638  $ 1,493  $ 1,516  $ 1,505  $ 1,005
Loans Charged Off:
  Commercial....................       (39)     (81)    (459)    (213)       0
  Real Estate--Mortgage.........         0        0        0        0        0
  Real Estate--Construction.....         0      (40)     (30)       0        0
  Installment Loans.............       (37)     (14)     (21)     (20)      (3)
                                  --------  -------  -------  -------  -------
   Total Loans Charged Off......       (76)    (135)    (510)    (233)      (3)
Recoveries:
  Commercial....................       280       39       28       33      203
  Real Estate--Mortgage.........         0        0        0        0        0
  Real Estate--Construction.....         0        1       24        0        0
  Installment Loans.............        33        0        0        1        0
                                  --------  -------  -------  -------  -------
   Total Loans Recovered........       313       40       52       34      203
Net Recoveries (Charge-offs)....       237      (95)    (458)    (199)     200
Provision for possible Loan
 Losses.........................       200      240      435      210      300
Allowance for possible loan
 losses December 31.............  $  2,075  $ 1,638  $ 1,493  $ 1,516  $ 1,505
                                  ========  =======  =======  =======  =======
Net Recoveries (Charge-offs) as
   Percentage of Average
   Outstanding Loans............      0.24%   -0.12%   -0.69%   -0.38%    0.37%
Allowance For Possible Loan
   Losses as Percentage of Gross
   Loans........................      1.88%    1.90%    2.15%    2.47%    2.79%
Allowance For Possible Loan
   Losses as Percentage of Non-
   performing Loans.............     1,431%     439%      90%     306%     753%
Non-performing Loans as
 Percentage of Gross Loans......      0.13%    0.49%    2.16%    0.90%    0.37%
Non-performing Loans as
 Percentage of Total Assets.....      0.09%    0.31%    1.61%    0.53%    0.25%
Average Gross Loans.............  $ 97,073  $76,310  $66,235  $52,487  $53,862
   Total Gross Loans at Year
    End.........................  $110,191  $86,012  $69,318  $61,497  $53,849

   As illustrated in the table above, loan recoveries exceeded charge-offs by $237,000 in 1998 and loan charge-offs exceeded recoveries by $95,000 in 1997.

   Management has a reporting system that monitors past due loans and has adopted policies to pursue its creditor's rights in order to preserve the Company's position. The primary risk elements considered by management with respect to each installment and conventional real estate loan is lack of timely payment and the value of the collateral. The primary risk elements considered by management with respect to real estate construction loans are fluctuations in real estate values in the Company's market areas, fluctuations in interest rates, the availability of conventional financing, the demand for housing in the Company's market areas, and general economic conditions. (See "Loan Portfolio" and "Loan Concentrations," above.) The primary risk elements with respect to commercial loans are the financial condition of the borrower, general economic conditions in the borrower's market area, the sufficiency of collateral, the timeliness of payment, and, with respect to adjustable rate loans, interest rate fluctuations. Management has a policy of requesting and reviewing annual financial statements from its commercial loan customers and periodically reviews the existence of collateral and its value. As indicated by the table above, commercial loans have been the largest category of loans charged-off in the last two years.

   While it is the Company's policy to charge off in the current period those loans where a loss is considered probable, there also exists the risk of future losses which cannot be precisely quantified or attributed to particular loans or classes of loans. Because this risk is continually changing in response to factors beyond the control of the Company, such as the state of the economy, management's decisions as to the level of the provision are necessarily subjective and approximate.

   At December 31, 1998 commercial loans comprised approximately 26% of gross loans, real estate mortgage loans were 37%, real estate construction loans were 30% and installment and other loans were 7%. At December 31, 1997 commercial loans comprised approximately 24% of gross loans, real estate mortgage loans were 45%, real estate construction loans were 24% and installment and other loans were 7%.

   The allowance for possible loan losses at December 31, 1998 was $2,075,000 compared to $1,638,000 at December 31, 1997 and was allocated approximately as follows over the past five years:

                                                        December 31
                                                          (000's)
                                             ----------------------------------
                                              1998   1997   1996   1995   1994
                                             ------ ------ ------ ------ ------
Commercial.................................. $  875 $  700 $  800 $  750 $  750
Real Estate--Mortgage.......................    450    350    300    300    300
Real Estate--Construction...................    650    500    300    350    350
Installment Loans...........................    100     88     93    116    105
                                             ------ ------ ------ ------ ------
   Total.................................... $2,075 $1,638 $1,493 $1,516 $1,505
                                             ====== ====== ====== ====== ======

   The allowance for possible loan losses is maintained without any internal allocation to the segments of the loan portfolio. The above information is being presented in accordance with the Securities and Exchange Commission's requirements to provide an allocation of the allowance. The allocation is based on the subjective estimates that take into account historical loss experience and management's current assessments of the relative risk characteristics of the portfolio as of the reporting date noted above and as described more fully under the section "Summary of Loan Loss Experience."

   Among other factors, any loans classified for regulatory purposes as either substandard, doubtful or loss are considered when determining the adequacy of the allowance for possible loan losses. Management believes that these loans do not represent or result from trends or uncertainties which are reasonably expected to materially impact future operating results, liquidity or capital resources of the Company or the Bank.

   In assessing adequacy of the allowance for possible loan losses, management relies predominantly on its ongoing review of the loan portfolio, which is undertaken both to ascertain whether there are probable losses which must be charged off and to assess the risk characteristics of the portfolio in the aggregate.

Real Estate Owned

   At December 31, 1998 and 1997, the Company had no real estate owned ("REO"). During 1997 the Company transferred $870,000 ($656,000 of which were included in nonaccrual loans at December 31, 1997) in loans to real estate owned. All properties were sold in 1998 and resulted in a loss to the Company of $40,000 at the time of foreclosure.

Deposits

   The following table reflects average balances and the average rates paid for the major categories of deposits for the years ended December 31, 1998 and 1997:

                                                    1998             1997
                                              ---------------- ----------------
                                              Average          Average
                                              Balance  Average Balance  Average
                                              (000's)   Rate   (000's)   Rate
                                              -------- ------- -------- -------
Non-interest bearing demand deposits......... $ 31,822   -- %  $ 26,357   -- %
Interest bearing transaction accounts........   48,538   3.0     44,683   3.1
Savings Deposits.............................    7,366   4.0      6,191   4.2
Time Deposits................................   34,755   5.4     23,649   5.5
                                              --------  ----   --------  ----
   Total Deposits............................ $122,481  2.94%  $100,880  2.90%
                                              ========  ====   ========  ====

Time Deposits

  The following table sets forth, by time remaining to maturity, the domestic time deposits at December 31, 1998.

                                                               December 31, 1998
                                                                    (000's)
                                                               -----------------
   Time Deposits Maturing In:
     Three months or less.....................................      $14,954
     Over three through six months............................        9,621
     Over six through twelve months...........................        7,685
     Over twelve months.......................................        2,448
                                                                    -------
       Total..................................................      $34,708
                                                                    =======

   The following table sets forth, by time remaining to maturity, the domestic time deposits over $100,000 at December 31, 1998.

                                                               December 31, 1998
                                                                    (000's)
                                                               -----------------
   Time Deposits Maturing In:
     Three months or less.....................................      $10,340
     Over three through six months............................        4,938
     Over six through twelve months...........................        4,804
     Over twelve months.......................................        2,155
                                                                    -------
       Total..................................................      $22,237
                                                                    =======

Selected Financial Ratios

   The following table sets forth certain financial ratios for the periods indicated (averages are computed using monthly figures, see "Item 8--Financial Statements and Supplemental Data", footnote 1i, for a description of earnings per share computations):

                                                                    Year Ended
                                                                   December 31,
                                                                   -------------
                                                                    1998   1997
                                                                   ------ ------
   Net income to:
     Average total assets.........................................  1.70%  1.60%
     Average shareholders' equity................................. 17.93% 17.56%
   Cash dividend payments to:
     Net income................................................... 17.25% 18.50%
     Average shareholders' equity.................................  3.09%  3.25%
   Common Stock Cash Dividend per share to:
     Earnings per common share.................................... 17.15% 18.14%
     Earnings per common share--assuming dilution................. 17.60% 20.11%
   Average shareholders' equity to:
     Average total assets.........................................  9.49%  9.13%

 (E) Competition

   The Company's primary market area consists of the entire city of Redwood City and portions of Menlo Park, Woodside and San Carlos, California. The banking business in California generally, and specifically in the Company's primary market area, is highly competitive with respect to both loans and deposits. The business is dominated by a relatively small number of major banks which have many offices operating over wide geographic areas. Many of the major commercial banks offer certain services (such as international, trust and securities brokerage services) which are not offered directly by the Company. By virtue of their greater total capitalization, such banks have substantially higher lending limits than the Company and substantial advertising and promotional budgets.

   However, smaller independent financial institutions also represent a competitive force. To illustrate the Company's relative market share, total deposits in financial institutions in Redwood City, California (the Bank's primary market place) at December 31, 1998 approximated $2.5 billion. Based on the Company's best available data, this market is allocated approximately as follows: Banks 35%, Savings and Loans 25% and Credit Unions 40%. The Company's deposits at December 31, 1998 represent approximately 5.4% of total deposits and approximately 15.5% of bank deposits.

   To compete with major financial institutions in its service area, the Company relies upon specialized services, responsive handling of customer needs, local promotional activity, and personal contacts by its officers, directors and staff, as opposed to large multibranch banks, most of which compete primarily through interest rates and location of branches. For customers whose loan demands exceed the Company's lending limits, the Company seeks to arrange for such loans on a participation basis with its correspondent banks or other independent commercial banks. The Company also assists customers requiring services not offered by the Company to obtain such services from its correspondent banks.

   In the past, an independent bank's principal competitors for deposits and loans have been other banks (particularly major banks), savings and loan associations and credit unions. To a lesser extent, competition was also provided by thrift and loans, mortgage brokerage companies and insurance companies. Other institutions, such as brokerage houses, credit card companies, and even retail establishments have offered new investment vehicles, such as money market funds, which also compete with banks for deposit business. The direction of federal legislation in recent years seems to favor competition between different types of financial institutions and to foster new entrants into the financial services market, and it is anticipated that this trend will continue. While the impact of these changes cannot be predicted with certainty, it is clear that the business of banking in California will remain highly competitive.

   The proposed merger of the Company and Greater Bay Bancorp would provide the Bank additional products and resources, including data processing enhancements, from Greater Bay Bancorp and its subsidiaries in order for the Bank to be more competitive with larger financial institutions. See Item 1, "Business--Bay Area Bank--Company Subsidiary--Proposed Merger of Holding Companies."

(F) Supervision And Regulation

 Bank Holding Company Regulation

   The Company is a bank holding company registered under the Bank Holding Company Act of 1956 and is subject to the supervision of the Board of Governors of the Federal Reserve System ("Board"). As a bank holding company, the Company must obtain the approval of the Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of the voting shares of any bank if, after giving effect to such acquisition of shares, the Company would own or control more than 5% of the voting shares of such bank. With certain limited exceptions, the Company is prohibited from engaging in or acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company engaged in non-banking activities, unless the Federal Reserve Board determines that such activities are so closely related to banking as to be a proper incident thereof.

   The Board has the authority to examine the Company periodically. During 1997, the Board adopted a policy for risk-focused supervision of small bank holding companies that do not engage in significant non-banking activities. Under the new policy, examinations will focus on whether the Company has systems in place to manage the risks inherent in its business. In analyzing risk, the Board will look at the financial condition of the Company and the Bank, management, compliance with laws and regulations, inter-company transactions and any new or contemplated activities.

   The Company and any subsidiary which it may acquire or organize in the future are deemed to be affiliates of the Bank within the meaning set forth in the Federal Reserve Act and are subject to that Act. This means, for example, that there are limitations on loans by the Bank to affiliates, on investments by the Bank in any affiliate's stock and on the Bank's taking any affiliate's stock as collateral for loans to any borrower. All affiliate transactions must satisfy certain limitations and otherwise be on terms and conditions that are consistent with safe and sound banking practices. In this regard, the Bank generally may not purchase from any affiliate a low-quality asset (as that term is defined in the Federal Reserve Act). Also, transactions by the Bank with an affiliate must be on substantially the same terms as would be available for non-affiliates.

   The Company and its subsidiary are also subject to certain restrictions with respect to engaging in the underwriting, public sale and distribution of securities.

   The Company and the Bank are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit. For example, the Bank generally may not extend credit on the condition that the customer obtain some additional service from the Bank or the Company, or refrain from obtaining such service from a competitor.

 Dividends Payable By The Company

   Holders of Common Stock of the Company are entitled to receive dividends as and when declared by the Board of Directors out of funds legally available therefor under the laws of the State of California. Under California law, the Company is prohibited from paying dividends unless: (a) the amount of its retained earnings immediately prior to the dividend payment equals or exceeds the amount of the dividend; or (b) immediately after giving effect to the dividend (i) the sum of its assets would be at least equal to 125 percent of its liabilities and (ii) its current assets would be at least equal to its current liabilities, or, if the average of its earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of its interest expense for the two preceding fiscal years, at least equal to 125 percent of its current liabilities.

   The Board of Governors has advised bank holding companies that it believes that payment of cash dividends in excess of current earnings from operations is inappropriate and may be cause for supervisory action. As a result of this policy, banks and their holding companies may find it difficult to pay dividends out of retained earnings from historical periods prior to the most recent fiscal year or to take advantage of earnings generated by extraordinary items such as sales of buildings or other large assets in order to generate profits to enable payment of future dividends. Further, the Board of Governors' position that holding companies are expected to provide a source of managerial and financial strength to their subsidiary banks potentially restricts a bank holding company's ability to pay dividends.

   The Company's ability to pay dividends on its Common Stock is subject to the rights of senior security holders and lenders, which will include the holders of preferred stock in the future if preferred stock is again issued. Dividend payments will also be dependent upon its separate liquidity needs. See Item 7, "Management's Discussion and Analysis of Financial Condition." In that regard, Federal and state statutes, regulations and policies impose restrictions on the payment of management fees and cash dividends by the Bank to the Company. Information regarding the Company's cash dividend payment history can be found in Item 5, "Market for Registrant's Common Stock and Related Stockholder Matters." In addition, the terms of the proposed merger of the Company and Greater Bay Bancorp provide that the consent of Greater Bay Bancorp must be obtained for any dividends that are not consistent with past practices of the Company. See Item 1, "Business--Bay Area Bank--Company Subsidiary--Proposed Merger of Holding Companies."

 Bank Regulation

   The Bank is subject to regulation, supervision and regular examination by the California Commissioner of Financial Institutions (the "Commissioner"). The deposits of the Bank are insured up to the maximum legal limits by the Bank Insurance Fund ("BIF"), which is managed by the Federal Deposit Insurance Corporation ("FDIC"), and the Bank is therefore subject to applicable provisions of the Federal Deposit Insurance Act, and is also subject to regulation, supervision and regular examination by the FDIC. The regulations of these agencies affect most aspects of the Bank's business and prescribe permissible types of loans and investments, the amount of required reserves, requirements for branch offices, the permissible scope of the Bank's activities and various other requirements. While the Bank is not a member of the Federal Reserve System, it is nevertheless also subject to certain regulations of the Board of Governors dealing primarily with check clearing activities, establishment of banking reserves, Truth in Lending (Regulation Z), Equal Credit Opportunity (Regulation B) and Truth in Savings (Regulation DD). It is also subject to other consumer oriented laws, such as the Community Reinvestment Act.

 Supervision and Examinations

   Federal law mandates frequent examinations of all banks, with the costs of examinations to be assessed against the bank being examined. In the case of the Bank, its primary Federal regulator is the FDIC. The Federal banking regulatory agencies have substantial enforcement powers over the depository institutions that they regulate. Civil and criminal penalties may be imposed on such institutions and persons associated with those institutions for violations of any law or regulation. The penalties can be up to $5,000 per day that a violation continues when the violation is unintentional, or up to $1 million per day that a violation continues when the violation is willful. The amount of the penalty also depends on whether the violation is part of a pattern or causes a loss to the financial institution.

   In late 1997, the FDIC notified the banks for which it is the primary Federal regulator that it is implementing a new examination system that focuses on risk and emerging risk issues at banks. The purpose of the risk-focused examination framework is to permit the examiners to target those activities that present a risk of loss to a bank and to diagnose emerging problems, which the agency contends will result in examinations that are more efficient and less burdensome for the regulated banks.

   The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") places limits on brokered deposits and extends the limits to any bank that is not "well capitalized" or is notified that it is in "troubled condition." Previously, the limitations applied only to troubled banks. A well-capitalized institution (which generally includes an institution that is considered well capitalized for purposes of the prompt corrective action regulations discussed below) may still accept brokered deposits without restriction, unless it has been informed by its appropriate Federal regulatory agency that it is in "troubled condition." All other insured depository institutions are prohibited from accepting brokered deposits unless a waiver is obtained from the FDIC. If a waiver is obtained, the interest paid on such deposits may not exceed the rate paid for deposits in its normal market area, or the national rate as determined in the FDIC's regulation.

   If a depository institution solicits deposits by offering interest rates significantly higher than rates being offered in its market area, it is deemed under FDICIA to be a deposit broker. Therefore, depending on its capital category, it may be prohibited from such practice, or need a prior waiver from the FDIC in order to offer such rates. The FDIC's regulations specify that an institution that is not well capitalized may offer rates that exceed the prevailing effective rates offered in the normal market area only if the institution obtains a waiver, but the institution may not offer rates more than 75 basis points above such prevailing rates.

   The Bank is at this time considered well capitalized and not in a "troubled condition," and it is not, therefore, subject to the brokered-deposit limitations. If the Bank's status changes in the future, these regulations could restrict the ability to attract such deposits.

 Risk-Based Deposit Insurance Assessments

   In addition, FDICIA required the FDIC to develop and implement a system to account for risks attributable to different categories and concentrations of assets and liabilities in assessing deposit insurance premiums. The FDIC adopted a risk-assessment system effective January 1, 1994. Under this system, each bank's deposit insurance premium assessment is calculated based on the level of risk that the Bank Insurance Fund will incur a loss if that bank fails and the amount of the loss if such failure occurs. This requirement, along with the increased emphasis on exceeding capital measures, may cause banks to adjust their asset mix in order to affect their deposit insurance premium and their ability to engage in activities.

 Dividends Payable by the Bank to the Company

   The Bank is a legal entity which is separate and distinct from the Company. Aside from raising capital on its own, the exercise of stock options or borrowing funds for operating capital, it is anticipated that the Company may receive additional income through dividends paid by, and management fees charged to, the Bank. Subject to the regulatory restrictions described below, future cash dividends by the Bank will depend upon management's assessment of future capital requirements, contractual restrictions and other factors.

   The power of the Board of Directors of a California chartered commercial bank to declare a cash dividend is subject to California law, which restricts the amount available for cash dividends to the lesser of the retained earnings or the bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). Where the above test is not met, cash dividends may still be paid, with the prior approval of the Commissioner, in an amount not exceeding the greatest of (1) the retained earnings of the bank; (2) the net income of the bank for its last fiscal year; or (3) the net income of the bank for its current fiscal year. On December 31, 1998, the Bank was legally able to pay dividends.

   Under the Federal Deposit Insurance Act, bank regulators also have authority to prohibit a bank from engaging in business practices which are considered to be unsafe or unsound. It is possible, depending upon the financial condition of the bank in question and other factors, that such regulators could assert that the payment of dividends or other payments might under certain circumstances be an unsafe or unsound practice, even if technically permissible.

 California Law

   The activities of the Bank are also regulated by state law. State law, for example, regulates certain loans to any officer of the Bank, directly or indirectly, or to any related corporation in which such officer is a stockholder, director, officer or employee.

   California law permits California state-chartered banks to invest in the stock and equity securities of other corporations, to engage directly in or invest directly in subsidiaries which conduct real estate related activities (including property management and real estate appraisal), and to participate in management consulting and data processing services for third parties. FDICIA limits the powers, including investment authority and subsidiaries, of state banks to those activities that are either permitted to national banks, or activities that the FDIC finds do not pose a significant risk to the deposit insurance fund. In November 1998, the FDIC announced it will make it easier for well run state banks to engage in real estate and securities underwriting, if permitted by state law. State banks are now required to file notice of intention to engage in such activities. The new rule contains anti-tying provisions.

   In 1996, the primary regulator of national banks, the Comptroller of the Currency, adopted regulations giving national banks the authority to engage in, directly or through subsidiaries, a wider range of activities outside of banking, and revised its application procedures to make obtaining permission easier for well-managed and strongly capitalized national banks. Since that time, the OCC has considered applications by national banks to engage in activities through subsidiaries in which the parent banks may not engage, such as investing in real estate.

   The Commissioner has the authority to give state-chartered banks the powers and rights that national banks have, even if those powers and rights are inconsistent with state law, but this authority may be exercised only through the formal rule-making procedure provided by law. Any regulation adopted by the Commissioner without complying with formal rule-making procedures will expire at the end of the year after adoption.

 Capital Regulations

   The Federal Reserve Board requires bank holding companies to maintain adequate capital and has adopted capital leverage guidelines for evaluating the capital adequacy of bank holding companies. The FDIC has also adopted a similar minimum leverage regulation, requiring insured banks to maintain at least a minimum capital to asset ratio. The Board's guidelines and the FDIC's regulations require the banks and bank holding companies subject to them to achieve and maintain a Tier 1 capital to total asset ratio of at least three percent (3.0%) to five percent (5.0%), depending on the condition and rate of growth of the bank or holding company. Tier 1 or core capital is defined to consist primarily of common equity, retained earnings, and certain qualified perpetual preferred stock. These minimum leverage ratio requirements limit the ability of the banking industry, including the Bank, to leverage assets.

   The Board also uses risk-based capital guidelines to evaluate the capital adequacy of member banks and bank holding companies. Under these guidelines, assets are categorized according to risk and the various categories are assigned risk weightings. Assets considered to present less risk than others require allocation of less capital. In addition, off-balance sheet and contingent liabilities and commitments must be categorized and included as assets for this purpose. Under these guidelines, when the Company's total assets equal or exceed $150 million it will be required to maintain total capital of at least 8.00% of risk-adjusted assets, and half of that minimum total capital must consist of Tier 1 capital as defined above. For bank holding companies with less than $150 million in total assets, the Board reviews the capital adequacy of the subsidiary bank of the holding company, instead of the consolidated entity.

   The FDIC requires insured banks to maintain capital in proportion to risk-adjusted assets under capital guidelines that are similar to the Federal Reserve's risk-based capital guidelines. At this time, the Bank is required to maintain total capital of at least 8.00% of risk-adjusted assets.

   The capital totals of the Bank as of December 31, 1998 and 1997 exceeded the amounts of capital required under the regulatory guidelines at those times. The following table shows the capital of the Bank, as a percentage of assets, and the capital that it is required to maintain under the capital regulations, as of December 31, 1998 and 1997:

                                                                   To Be Well
                                                                   Capitalized
                                                                      Under
                                                                     Prompt
                                                     For Capital   Corrective
                                                       Adequacy      Action
                                          Actual       Purposes    Provisions
                                      -------------- ------------ -------------
                                      Amount  Ratio  Amount Ratio Amount  Ratio
                                      ------- ------ ------ ----- ------- -----
As of December 31, 1998
  Total Capital (to Risk Weighted
   Assets)........................... $15,800 13.77% $9,181 8.0%  $11,476 10.0%
  Tier 1 Capital (to Risk Weighted
   Assets)........................... $14,365 12.52% $4,590 4.0%  $ 6,886  6.0%
  Tier 1 Capital (to Average
   Assets)........................... $14,365 10.32% $5,566 4.0%  $ 6,957  5.0%
As of December 31, 1997
  Total Capital (to Risk Weighted
   Assets)........................... $11,850 12.79% $7,347 8.0%  $ 9,184 10.0%
  Tier 1 Capital (to Risk Weighted
   Assets)........................... $10,692 11.54% $3,674 4.0%  $ 5,510  6.0%
  Tier 1 Capital (to Average
   Assets)........................... $10,692  9.49% $4,498 4.0%  $ 5,623  5.0%

   The risk-based guidelines and the leverage ratio do not have a significant effect on the Company and the Bank at this time because the Bank exceeds its required ratios. The effect the requirements may have in the future is uncertain, but management does not believe they will have an adverse effect on the Company or the Bank. The risk-based capital guidelines may affect the allocation of the Bank's assets between various types of loans and investments. If the Bank continues to grow it may be required to increase capital by retaining earnings or raising additional capital.

   As required by FDICIA, the Federal banking agencies now take credit risk concentrations and an individual institution's ability to manage such concentrations into account when they assess a bank's capital adequacy. Non-traditional investments and activities, such as the use of derivatives, are also taken into account in assessing capital requirements. The agencies can adjust the standards for risk-based capital on a case by case basis to take such risks into account, but there is no formula that a bank can use prior to evaluation by the agency to determine how credit concentration or non-traditional activities will affect its capital requirements.

   Under the risk-based capital rules, when the agencies assess the capital adequacy of a bank, they must take into account the effect on that bank's capital that would occur if interest rates moved up or down. The purpose of this requirement is to ensure that banks with high levels of interest rate risk have enough capital to cover the loss exposure.

 Prompt Corrective Action

   FDICIA requires the banking agencies to take corrective action against certain financial institutions, based upon the financial institutions' compliance with the various capital measurements. A financial institution is subject to corrective action if its total risk-based capital is less than 8%, or its Tier 1 risk-based capital ratio or leverage ratio is less than 4%. In addition, an institution having a total risk-based capital to assets ratio of less than 10%, a Tier 1 risk-based ratio of less than 6%, or a leverage ratio of less than 5% may be subject to corrective action if it receives a less-than-satisfactory rating for assets, management, earnings or liquidity in an examination or if such ratios fall significantly below such standards. These corrective actions become increasingly more severe as an institution becomes more and more undercapitalized. Ultimately, the federal regulator is required to seize an institution within 90 days of its becoming "critically undercapitalized," unless the regulator can document that another course of action will better achieve the purposes of this section of the law.

   As discussed above, the Bank has capital ratios in excess of all such capital measurements, and is not subject to any corrective actions.

 Impact of Monetary Policies

   Banking is a business in which profitability depends on rate differentials. In general, the difference between the interest rate received by the Bank on loans extended to its customers and securities held in the Bank's investment portfolio and the interest rate paid by the Bank on its deposits and its other borrowings comprise the major portion of the Bank's earnings. To the extent that the Bank is not able to compensate for increases in the cost of deposits and other borrowings with greater income from loans, securities and fees, the net earnings of the Bank will be reduced. The interest rates paid and received by the Bank are highly sensitive to many factors which are beyond the control of the Bank, including the influence of domestic and foreign economic conditions.

   The business of the Bank is also affected by the Board's regulations, which require the Bank to maintain cash reserve balances on transaction accounts and non-personal time deposits at the Federal Reserve Bank. The average reserve requirement for the Bank for the year ended December 31, 1998 was approximately $746,000.

   The earnings and growth of the Bank are also affected by the monetary and fiscal policy of the United States and its agencies, particularly the Board. These agencies can and do implement national monetary policy, which is used in part to curb inflation and combat recession. Among the instruments of monetary policy used by these agencies are open market transactions in United States Government securities, changes in the discount rates of member bank borrowings and changes in reserve requirements. The actions of the Board have had a significant effect on lending by banks, investments and deposits, and such actions are expected to continue to have a substantial effect in the future. The nature and timing of any further changes in such policies and their impact on the Bank cannot be predicted.

 Environmental Regulation

   Federal, state and local regulations regarding the discharge of materials into the environment may have an impact on the Company and the Bank. Under Federal law, liability for environmental damage and the cost of cleanup may be imposed upon any person or entity who is an owner or operator of contaminated property. State law provisions, which were modeled after Federal law, impose substantially similar requirements. Both Federal and state laws were amended in 1996 to provide generally that a lender who is not actively involved in operating the contaminated property will not be liable to clean up the property, even if the lender has a security interest in the property or becomes an owner of the property through foreclosure.

   The Economic Growth and Regulatory Paperwork Reduction Act of 1996 (the "Economic Growth Act"), discussed in more detail below, includes protection for lenders from liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"). The Economic Growth Act adds a new section to CERCLA to specify the actions a lender may take with respect to lending and foreclosure without incurring environmental clean-up liability or responsibility. Typical contractual provisions regarding environmental issues in the loan documentation and due diligence inspections will not lead to lender liability for clean-up, and a lender may foreclose on contaminated property, so long as it merely maintains the property and moves to divest it at the earliest possible time.

   Under California law, a lender generally will not be liable for the cost associated with cleaning up contaminated property unless the lender realized some benefit from the property, failed to divest the property promptly, caused or contributed to the release of the hazardous materials or made the loan primarily for investment purposes. This amendment to California law became effective with respect to judicial proceedings filed and orders issued after January 1, 1997.

   The extent of the protection provided by both the Federal and state lender protection statutes will depend on their interpretation by the administrative agencies and courts, and the Bank cannot predict the extent of the protection it will receive for the loans it makes that are secured by real property.

   In addition, the Company and the Bank are still subject to the risks that a borrower's financial position will be impaired by liability under the environmental laws and that property securing a loan made by the Bank may be environmentally impaired and not provide adequate security for the Bank. California law provides some protection against the second risk, by establishing certain additional, alternative remedies for a lender in the situation where the property securing a loan is later found to be environmentally impaired. Primarily, the law permits the lender in such a case to pursue remedies against the borrower other than foreclosure under the deed of trust.

   To address the risk that the borrower will be adversely affected by environmental liability, the Bank's Loan Policy calls for the Bank to study the history of the property and the uses of the property. When the Bank's review of the history of the property and the surrounding property indicates that there may be environmental issues, a Phase I environmental report is obtained for the property, and a Phase II report is obtained where its usefulness is indicated by the results of the Phase I environmental report.

 Public Interest Laws, Consumer and Lending Laws

   In addition to the other laws and regulations discussed herein, the Bank is subject to certain consumer and public interest laws and regulations that are designed to protect customers in transactions with banks. While the list set forth below is not exhaustive, these laws and regulations include the Truth in Lending Act, the Truth in Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Right to Financial Privacy Act and the Community Reinvestment Act.

   These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits, making loans, collecting loans and providing other services. The Bank must comply with the applicable provisions of these laws and regulations as part of its ongoing customer relations. Failure to comply with these laws and regulations can subject the Bank to various penalties, including but not limited to enforcement actions, injunctions, fines or criminal penalties, punitive damages to consumers and the loss of certain contractual rights.

 Americans with Disabilities Act

   The Americans with Disabilities Act ("ADA") enacted by Congress, in conjunction with similar California legislation, is having an impact on banks and their cost of doing business. The legislation requires employers with 15 of more employees and all businesses operating "commercial facilities" or "public accommodations" to accommodate disabled employees and customers. The ADA has two major objectives (1) to prevent discrimination against disabled job applicants, job candidates and employees and (2) to provide disabled persons with ready access to commercial facilities and public accommodations. Commercial facilities, such as the Bank, must ensure all new facilities are accessible to disabled persons, and in some instances may be required to adapt existing facilities to make them accessible, such as ATM's and bank premises.

 New and Pending Legislation

   Certain legislative and regulatory proposals that could affect the Company, the Bank and the banking business in general are pending or may be introduced, before the United States Congress, the California State Legislature, and Federal, state and local government agencies.

   ATM Fees. Legislation has been proposed in the past in the Congress and the California legislature and measures are currently being proposed in local jurisdictions to regulate the amount of ATM fees that operators of ATMs may charge, and to further regulate the disclosure of such fees. If the collection of interchange fees by the operator of an ATM is prohibited, as some of these bills have proposed, the Bank's income from its ATM network would be severely reduced and the EFT Department could not cover its expenses.

   Banking Reform Bills. A new financial service reform bill was introduced early in the 1999 session of the House of Representatives, patterned on the Senate version which was considered last year but not passed. A similar bill passed the House in 1998. The new Bill, H.R. 10, would repeal the Glass Steagall Act prohibitions on bank affiliation with securities firms. It would allow bank affiliates to engage in certain securities underwritings and dealing and distributions of mutual funds. It expands bank powers by allowing them to engage in activities "financial in nature" rather than be limited by the current standard, "closely related to banking". It would allow banks to underwrite and broker insurance products, and requires the Federal Reserve to defer to the State and Federal agencies on securities and insurance law issues. It also requires a satisfactory CRA rating for a bank to be eligible for new powers, and expands compliance with CRA requirements to other financial companies created by H.R. 10. Similar legislation permitting cross ownership of banks and commercial businesses and continuation of the thrift charter is expected to be introduced in the Senate for consideration this year.

   Expansion in Credit Union Membership. A broad rule has been adopted by the National Credit Union Administration ("NCUA"), relaxing limits of credit union membership. The new rule takes effect January 1, 1999. The NCUA will now approve credit unions with membership of more than 300,000 residents with proof that they function as a community. The effect is to substantially expand credit union membership and make credit unions as tax exempt entities, serving credit needs of large communities, more competitive to banks. Litigation attacking the new rule is pending.

   Office of Thrift Supervision ("OTS") Expansion of Charters to Insurance Industry. In 1998 the OTS granted its ninth charter for an insurance company to operate a thrift or savings and loan subsidiary. In this case the OTS approved the application of State Farm Mutual Auto Insurance Co. to operate a savings and loan business at some 16,000 sites where State Farm has insurance agents. State Farm will offer auto, home equity and mortgage loans both directly through agents and through the mail. There have been 41 new thrifts approved by the OTS since 1994 with 54 charter applications pending which is expected to result in yet more competition for banks.

   Proposed "Know Your Customer Rule"; Privacy. The "Know Your Customer" rule was proposed by the Federal Reserve to enforce the Bank Secrecy Act, and requires bank management to determine the identity of their customers and their customers' source of funds and then monitor the accounts for unusual events. Suspicious events are then to be reported to law enforcement authorities by the banks. The rule has been widely criticized as requiring an additional expenditure of resources by banks as well as requiring invasion of the privacy of customers. At the same time, other regulators such as the OCC are proposing privacy rules to prevent such information from being provided. It is not known whether the know your customer rule will be finally adopted, but it is expected that banks will be required to adopt privacy policies allowing customers to object to the banks' providing confidential customer information to affiliates of the banks as well as third parties (other than law enforcement officials).

   Interest on Business Checking. Legislation has again been introduced during 1999 to lift the current ban on the payment of interest on business checking accounts. Legislation lifting the ban on paying interest on business checking accounts is expect to the considered in 1999 in the Shelby-Mack Regulatory Relief Bill. The adoption of this legislation would permit the Bank to compete more directly for commercial deposits, but increase its costs of funds.

   It is not known to what extent, if any, these proposals will be enacted and what effect such legislation would have on the structure, regulation and competitive relationship of financial institutions. It is likely, however, that many of these proposals would subject the Company and the Bank to increased regulation, disclosure and reporting requirements and would increase competition to the Bank and its cost of doing business.

   In addition to pending legislative changes, the various banking regulatory agencies frequently propose rules and regulations to implement and enforce already existing legislation. It cannot be predicted whether or in what form any such legislation or regulations will be enacted or the effect that such legislation or regulations may have on the Bank's business.

ITEM 2. PROPERTIES.

   The Company's and the Bank's principal offices are located in a modern, six-story building at 900 Veterans Boulevard, Redwood City, which provides approximately 8,300 square feet of ground floor interior space. In June of 1995 the Bank executed a lease for 7.5 years (90 months) with a seven year option to renew. The new lease was made at essentially the same terms as the previous lease. The current monthly cost for this space (which includes an allocation of certain operating expenses) is approximately $20,700 per month or approximately $2.49 per square foot. The rental amounts are subject to further adjustments annually based on the Consumer Price Index and the allocation of property taxes and operating expenses.

   In addition to the 8,300 square feet the Company leases for its primary operations, an additional 2,100 square feet was leased in the same building which is now occupied by the Bank's Commercial and Construction Lending Department. The current cost for this additional space (which includes an allocation of certain operating expenses) is approximately $4,000 per month or $1.93 per square foot. The lease expired in December 1995 and was renewed for a three year period with a three year option to renew. This lease is also subject to adjustment annually based on the Consumer Price Index and the allocation of property taxes and operating expenses.

   The Company leases additional premises for its data processing, accounting and centralized operations departments in Redwood City. These premises are located in a building owned by Mr. Alan Miller, a major shareholder and Director Emeritus of the Company and the Bank. The lease covers total space of approximately 5,200 square feet. In May of 1991, the Company executed a three year lease with Mr. Alan Miller. This lease has been extended to March 31, 1999 with an additional three year option to renew. The current monthly cost under the lease (which includes an allocation and adjustments for certain operating expenses) is approximately $4,750 per month, or $.91 per square foot. The monthly rent payment is subject to annual adjustment based on the cost of living index as published by the U.S. Department of Labor, Bureau of Labor Statistics. In addition to monthly rent payments, the Company is also responsible for its pro rata share of the building's operating expenses (i.e., taxes, utilities, insurance, landscaping, security).

   The Company's leases were reviewed by management and the Board of Directors and found to be equitable and competitive with other leases within the immediate market area. The Company owns leasehold improvements and furniture, fixtures and equipment located at the above locations, all of which are used in the banking business.

ITEM 3. LEGAL PROCEEDINGS.

   As of December 31, 1998, neither the Company nor the Bank was a party to, nor is any of their property the subject of any material pending legal proceedings, nor are any such proceedings known to be contemplated by others against the Company or the Bank. In November 1998, the Bank executed a settlement agreement in the case of Clancy v. Bay Area Bank et al. The case was previously reported in the Company's Form 10-K for the year ended December 31, 1996.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

   No matter was submitted, through the solicitation of proxies or otherwise, to a vote of security holders during the fourth quarter of the fiscal year covered by this Form 10-K.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

   The Company's Common Stock is not listed on any exchange nor is it listed on the NASDAQ system. U.S. Stock Transfer Corporation acts as transfer agent and registrar for trades. Hoeffer & Arnett, Inc., Sutro & Company, and Van Kasper and Company handle transactions in the Company's stock. At February 1, 1999, the Company had approximately 450 shareholders of common stock.

   The following table indicates the range of high and low bid prices, not including broker's commissions, for the periods shown, based upon information provided by Hoeffer & Arnett, Inc., Van Kasper and Company, and Sutro & Company. The table does not include transactions made privately by individuals. The prices listed below are inter-dealer prices, and do not necessarily represent actual transactions and do not include retail mark-up, mark-downs or commissions.

                    BID PRICES OF THE COMPANY'S COMMON STOCK

                                                                   Approximate
   Quarter Ended                                     High   Low   Trading Volume
   -------------                                    ------ ------ --------------
   March 31, 1997.................................. $16.88 $15.13     20,800
   June 30, 1997...................................  20.50  16.12     44,600
   September 30, 1997..............................  24.50  20.75     65,200
   December 31, 1997...............................  28.00  24.25    202,700
   March 31, 1998.................................. $31.25 $28.00     64,700
   June 30, 1998...................................  34.00  29.50     31,500
   September 30, 1998..............................  32.75  25.00     45,600
   December 31, 1998...............................  28.00  23.00     68,700

   The following table sets forth the Company's cash dividend history from 1991 to the date this report is filed.

                  CASH DIVIDENDS ON THE COMPANY'S COMMON STOCK

     Date Declared                     Date Paid                             Amount/Share
     -------------                 -----------------                         ------------
   November 19, 1991               December 11, 1991                             $.05
   March 17, 1992                  April 8, 1992                                 $.05
   June 16, 1992                   July 8, 1992                                  $.05
   September 15, 1992              October 7, 1992                               $.05
   December 15, 1992               December 23, 1992                             $.05
   March 16, 1993                  April 9, 1993                                 $.05
   June 15, 1993                   July 9, 1993                                  $.05
   September 21, 1993              October 15, 1993                              $.05
   November 16, 1993               December 17, 1993                             $.05
   March 15, 1994                  April 8, 1994                                 $.05
   June 21, 1994                   July 15, 1994                                 $.06
   September 20, 1994              October 14, 1994                              $.06
   November 15, 1994               December 16, 1994                             $.06
   March 21, 1995                  April 7, 1995                                 $.07
   June 20, 1995                   July 7, 1995                                  $.07
   September 9, 1995               October 13, 1995                              $.07
   December 18, 1995               January 5, 1996                               $.08
   March 19, 1996                  April 5, 1996                                 $.08
   June 18, 1996                   July 5, 1996                                  $.08
   September 17, 1996              October 4, 1996                               $.08
   December 16, 1996               January 3, 1997                               $.09
   March 25, 1997                  April 8, 1997                                 $.09
   June 17, 1997                   July 3, 1997                                  $.09
   September 16, 1997              October 10, 1997                              $.09
   December 16, 1997               January 13, 1998                              $.10
   March 17, 1998                  April 14, 1998                                $.10
   June 16, 1998                   July 7, 1998                                  $.10
   September 15, 1998              October 9, 1998                               $.10
   December 16, 1998               January 5, 1999                               $.11

   Continuation of future cash dividend payments by the Company is contingent upon the Board of Directors' assessment of the Company's current financial position as well as their expectation of future results. The Board also considers, among other factors, the current capital position of both the Company and the Bank as well as the need for cash and capital in the future. The terms of the proposed merger of the Company and Greater Bay Bancorp provide that the consent of Greater Bay Bancorp must be obtained for any dividends that are not consistent with past practices of the Company. See Item 1, "Business-- Bay Area Bank--Company Subsidiary--Proposed Merger of Holding Companies."

   For a discussion of the legal and other restrictions on the Company's ability to pay dividends, see "(f) Supervision and Regulation--Bank Holding Company Regulation--Dividends Payable by the Company" and "Bank Regulation" under the Item 1, "Business" above.

ITEM 6. SELECTED FINANCIAL DATA.

   The selected consolidated financial information for the Company and its subsidiaries presented below for the five years ended December 31, 1998 should be read in conjunction with the Company's consolidated financial statements and the notes thereto which are included in the Annual Report on this Form 10-K. All amounts are in thousands except per share data.

                                       1998     1997     1996    1995    1994
                                     -------- -------- -------- ------- -------
Interest Income..................... $ 11,878 $  9,734 $  8,401 $ 7,507 $ 6,363
Interest Expense....................    3,708    2,953    2,539   2,223   1,590
                                     -------- -------- -------- ------- -------
Net Interest Income.................    8,170    6,781    5,862   5,284   4,773
Provision for Loan Losses...........      200      240      435     210     300
Other Income........................    2,465    2,517    2,821   2,532   1,833
Other Expenses......................    6,384    5,995    5,876   5,555   4,722
Provision for Income Taxes..........    1,686    1,258      957     839     637
                                     -------- -------- -------- ------- -------
   Net Income....................... $  2,365 $  1,805 $  1,415 $ 1,211 $   947
                                     ======== ======== ======== ======= =======
Earnings per common share........... $   2.39 $   2.04 $   1.69 $  1.50 $  1.21
EPS--assuming dilution.............. $   2.33 $   1.84 $   1.51 $  1.38 $  1.09
Dividends per Common Share.......... $    .41 $    .37 $    .33 $   .29 $   .23
Net Loans........................... $108,116 $ 84,374 $ 67,735 $59,981 $52,344
Total Assets........................ $155,324 $122,085 $103,187 $93,815 $79,537
Total Deposits...................... $136,455 $107,426 $ 92,968 $83,979 $72,014
Shareholders' Equity................ $ 14,365 $ 11,988 $  9,281 $ 8,078 $ 6,971

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

   The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included as part of Item 8 herein, and selected statistical data included in Item 1, herein. Since the Company is a holding company whose only asset (with the exception of average cash , notes receivable and prepaid assets, all of which averaged approximately $1.4 million in 1998) is its investment in the Bank, the following relates almost entirely to the financial condition and results of operations of the Bank.

   Because the Company's primary operations are concentrated in a relatively small geographic market place (San Mateo County), there are certain inherent risks that the Company's financial operations may be adversely affected if the local economy were to sustain a severe or prolonged economic decline. Housing prices in the San Francisco Bay Area escalated rapidly in the late 1980's, creating demand for more affordable new home construction. The housing market slump beginning in 1990 resulted in decreased demand and decreasing property values that continued through 1994. Property values began to stabilize in 1995 and have appreciated in 1996, 1997 and 1998.

   The San Mateo region has historically outperformed the State of California as a whole. While the state unemployment rate averaged approximately 7.0% over the last five years San Mateo county has been less than 5%. These employment figures are based on the Company's best available data. Economic growth in the Company's local area has continued to be strong, bolstered by the residential and commercial development of the Redwood Shores area which is within five miles of the Company.

   The Bank is located less than ten miles from the corporate headquarters of a number of large growing companies such as Oracle Corporation, Sun Microsystems, Electronic Arts, Visa International, DHL Airfreight, Oral B, Raychem Corporation, Excite, Yahoo, @Home, Franklin Funds, and Silicon Graphics. Over the last two years, coinciding with national and local economic expansion, the Bank has had increasing difficulty in securing qualified candidates for employment positions at the Bank. This has resulted in increased pay levels and increased time to fill needed positions. Bank management expects that continued growth in these companies will result in continuing demand for local housing and in increasing value of much of the collateral that collateralizes the Bank's real estate loans.

Liquidity

   Liquidity is the ability of the Company and the Bank to meet their present and future obligations. The Company's liquidity requirements on a parent company-only basis are centered primarily around debt obligations that it may incur and costs associated with managing corporate affairs.

   The Company's (parent only) principal sources of liquidity consist of dividends from the Bank, borrowings and infusion of additional capital from the exercise of stock options. During 1998, the Bank paid no in dividends to the parent as compared to $450,000 paid in 1997. The Parent company's cash position increased from $626,000 at December 31, 1997 to $787,000 at December 31, 1998. Stock options exercised in 1998 (plus the related tax benefits) generated $479,000 compared to $1,322,000 generated in 1997. Management believes liquidity will be adequate to meet the Company's obligations in 1999, which include approximately $36,000 in net operational expenses expected in 1999. The Company had no borrowings at December 31, 1998, and does not anticipate incurring additional debt in 1999. Any excess liquidity of the Company may be used continue to pay cash dividends to shareholders and/or to reduce the Company's reliance on dividends from the Bank.

   The Bank's need for liquidity arises from potential withdrawals of maturing time deposits, savings accounts and demand deposit accounts. The Bank's ability to maintain adequate levels of liquidity is also significant in providing for funding of loans to new and existing borrowers. Both assets and liabilities contribute to the Bank's liquidity ratio. Assets such as investment securities, cash and due from banks, federal funds sold and loan repayments contribute to liquidity. The Bank's funding sources include demand deposits, interest-bearing transaction accounts, savings deposits, time deposits and advances from the Federal Home Loan Bank and other correspondent banks.

   As of December 31, 1998, cash and due from banks, investment securities and federal funds sold amounted to $44.0 million, which represents a $9.5 million or 27% increase over the $34.6 million at year end 1997. The Bank's year-end deposits and advances increased $29.9 million or 27.4% and ended 1998 at $138.9 million. Liquid assets as a percentage of total year-end deposits and advances decreased slightly from 31.9% at year-end 1997 to 31.7% at the end of 1998 . During 1998, liquid assets averaged $41.1 million or 33.1% of deposits and advances as compared to 1997 when liquid assets averaged $34.8 million or 34.4% of average deposits.

   Average deposits and advances were $124.2 million in 1998, which constitutes a $22.8 million (22.5%) increase over average deposits and advances in 1997. During 1998 total net loans averaged $95.2 million, a $20.5 million or 27.4% increase from average net loans in 1997. In comparing the change in cash flows during 1998 with 1997, the Company increased cash and cash equivalents by $9.8 to $28.8 million.

   As of March 15, 1999, the Company has in place $9.0 million in unsecured liquidity lines of credit through its correspondent banks and maintains additional secured liquidity lines through the Federal Reserve Bank. The Company may borrow up to 25% of its assets from The Federal Home Loan Bank
(FHLB) subject to collateral and additional FHLB stock purchase requirements. At December 31, 1998 the Company had $2.5 million outstanding in advances from the Federal Home Loan Bank and had collateral available to borrow an additional $3.2 million. See Item 1,"Business -- Bay Area Bank -- Company Subsidiary -- Correspondent Banks."

Capital Resources

   The Company is subject to Federal Reserve Board ("FRB") guidelines and the Bank is subject to Federal Deposit Insurance Corporation ("FDIC") regulations governing capital adequacy. The Company and the Bank exceed the minimum capital levels as required by the FRB and FDIC as of December 31, 1998. See Item 1, "Business" at "(e) Supervision and Regulation, Capital Guidelines."

   The Bank is required to be in compliance with the "Risk Based Capital" regulations as required by the FDIC. As of December 31, 1998 the Bank had Tier 1 risk based capital of 12.52% and total risk based capital of 13.77%, both of which exceed the risk based capital requirements of the FDIC. Total Bank capital plus allowances for possible loan losses at year end 1998 of $16.4 million represents an increase of $4.1 million, or 33% growth over the 1997 year end balance of $12.3 million.

Results Of Operations

   The Company posted after-tax earnings of $2.4 million in 1998, a 31% increase over 1997 in which net income was $1.8 million and a 67% increase over 1996 in which net income was $1,415,000. Pretax earnings were $4.1 million in 1998, as compared to $3.1 million in 1997 and $2.4 million in 1996. The increase in 1998 pretax earnings represents a 32% increase over 1997 and a 71% increase over 1996. The increase of $988,000 in pretax income in 1998 over 1997 was comprised of a $1.4 million increase in net interest income and a $40,000 decrease in loan loss provisions, offset in part by a decrease of $52,000 in noninterest income and a $388,000 increase in noninterest expense.

   Earnings per common share were $2.39 in 1998 as compared to $2.04 in 1997 and $1.69 in 1996. Earnings per common share assuming dilution were $2.33 in 1998 as compared to $1.84 in 1997 and $1.51 in 1996. The increase in earnings per share of 17% in 1998 compared with 21% in 1997 was a result of the 31% increase in earnings being offset in part by 12% increase in the average number of shares of common stock shares outstanding in 1998 from 883,000 in 1997 to 990,000 in 1998. The increase in earnings per share assuming dilution of 27% in 1998 compared with 21.9% in 1997 was a result of the 31% increase in earnings being offset in part by a 3.3% increase in number of shares of common stock and assumed conversions used to compute earnings per share assuming dilution (see "Item 8--Financial Statements and Supplemental Data", footnote 1i, for a description of earnings per share computations).

   Consolidated net income was comprised of Bank-only profits of $2,395,000 in 1998 as compared to $1,862,000 in 1997 and $1,471,000 in 1996. The parent
Company (without consideration of inter-company dividends) recorded a loss of $30,000 in 1998 as compared to losses of $57,000 in 1997 and $56,000 in 1996.
The Company's (parent only) loss in 1998 was primarily comprised of legal costs, director fees, fees paid to the Bank for administrative services, annual report costs and other miscellaneous costs.

   The Company recorded consolidated net interest income of $8.2 million in 1998, $6.8 million in 1997, and $5.9 million in 1996. This represents an improvement in net interest income of 20.1% in 1998 over 1997 and 15.7% in 1997 over 1996. The Company's net interest margin (net interest income divided by average earning assets) was 6.6% in 1998, 6.9% in 1997, and 6.9% in 1996. During 1998, the yield the Company earned on its earning assets decreased from 9.9% in 1997 to 9.6% in 1998. The cost of funding sources (primarily deposits) for these assets increased from 3.9% in 1997 to 4.0% in 1998.

   The $1.38 million increase in net interest income in 1998 was a result of an increase in interest income of $2.14 million offset in part by an increase in interest expense of $756,000. The growth in net interest income in 1998 was comprised of a $2.54 million increase related to an increase in average earning assets offset in part by a $396,000 reduction caused by a decrease in the yield of the portfolio. The $919,000 increase in net interest income in 1997 over 1996 interest income was a result of an increase in interest income of $1.3 million offset by an increase in interest expense of $414,000. (See "Item 1-- Business, (d) Selected Statistics/Information-Distribution of Average Assets; Interest Rates and Differentials, and Rate and Volume Variances.") The Company's 1998 fourth quarter results indicate that interest margins are beginning to tighten primarily because of competitive pricing pressure on loans. In the fourth quarter of 1998 total earning assets averaged $137.7 million and total interest bearing liabilities averaged $102.4 million. The annualized yield on earning assets was 9.2% (as compared to 9.6% for all of 1998) and the cost of funds was 3.8% (as compared to 4.0% for 1998) resulting in an annualized net interest margin for that quarter of 6.3% (as compared to 6.6% for all of 1998).

   Loan loss provisions were $200,000 in 1998, as compared to $240,000 in 1997 and $435,000 in 1996. The decreased provision resulted primarily because of reduced loan charge-offs and increased recoveries in 1998. Gross loans charge-offs were $76,000 in 1998, $135,000 in 1997 and $510,000 in 1996. Loan loss recoveries were $313,000 in 1998, $40,000 in 1997, and $52,000 in 1996. This
resulted in net loan loss recoveries of $237,000 in 1998 as compared to net loan charge-offs (charge-offs less recoveries) of $95,000 in 1997 and $458,000 in 1996. Net loan recoveries (charge-offs) as a percentage of average loans were 0.25% in 1998, (0.12)% in 1997 and (0.69)% in 1996.

   The Company's allowance for possible loan loss ratios and asset performance ratios were more favorable at December 31, 1998 than December 31, 1997. (See
Item 1d "Business, Selected Statistical Information, Summary of Loan Loss Experience"). Of the Company's gross loans, $145,000 or 0.13% were not performing at December 31, 1998, $373,000 or 0.46% were not performing at year end 1997, and $1,431,000 or 2.05% were not performing at year end 1996.

   The Company's ratio of nonperforming assets to total assets was .09% at year end 1998, 0.31% at year end 1997 and 1.39% at year end 1996. The Company's allowance for possible loan losses as a percentage of nonperforming loans was 1,431% at year end 1998, as compared to 439% at December 31, 1997 and 96% at December 31, 1996. Nonperforming assets are discussed at "Item 1--Business" at "(d) Selected Statistical Information, Nonaccrual, Past Due and Restructured Loans."

   Management evaluates the size, quality, composition and growth of the portfolio as well the historical experience of losses in various loan categories when determining the amount of the allowance for possible loan losses. Potential adverse economic conditions and threats to the local real estate market are considered as well as their effect on a borrower's ability to repay the debt. The Board continues to employ a former regulator as an outside loan consultant to review specific loans as well as the adequacy of the entire loan loss allowance. Management has established a 1998 year end allowance for possible loan losses of $2.1 million or 1.88% of year end gross loans.

   The Company's concentration of real estate secured loans was approximately 67% at year end 1998, 69% at year end 1997 and 64% in 1996. The Company's concentration in real estate in the San Mateo region represents an inherent and continued risk to operations. A severe decline in local real estate values could be expected to effect adversely and materially affect the Company's earnings and capital position. There was no real estate owned at December 31, 1998 or December 31, 1997.

   Noninterest income decreased $52,000 or 2.1% to $2,465,000 in 1998 as compared to a decrease of $304,000 or 10.8% in 1997.

   The EFT Department contributed $454,000 to consolidated pretax income (after allocation of certain inter-company costs) as compared to $346,000 in 1997. There can be no assurance of the continued profitability of the EFT Department. Income from the EFT Department may be less than expected if state or federal laws are changed to limit the ability of the Bank to place more ATMs in service, or to limit the charges the Bank may collect from the use of those ATMs. For a further discussion of the EFT Department's operating results, see
Item 1, "Business--Bay Area Bank--Company Subsidiary--Electronic Funds
Services."

   Noninterest expense increased $389,000 or 6.5% in 1998 as compared to an increase of $119,000 or 2.0% in 1997 and $320,000 or 5.8% in 1996. This
increase in noninterest expense in 1988 was primarily due to a $404,000 increase in salary expense, a $205,000 increase in professional fees offset in part by a decrease in other expense of $181,000. Approximately $250,000 of salary expense and $200,000 in professional fees in 1988 are considered by management to be nonrecurring. In addition to these nonrecurring items, an operational loss of $130,000 recorded in 1997 was recovered in full in 1998.

   The Company's tax expense increased from $957,000 in 1996 to $1,258,000 in 1997 and to $1,686,000 in 1998. The 1998 tax amount represents a $428,000 or 34% increase over the prior year. This is a result of a

32% increase in pretax income during 1998 which resulted in an effective tax rate of 41.6% for 1998 (as compared to 41.1% for 1997 and 40.3% in 1996).

Impact Of Inflation

   The low proportion of the Company's fixed assets to total assets (less than 1% at year end 1998) reduces the potential for inflated earnings resulting from understated depreciation and the potential understatement of absolute asset values. The effect of higher interest rates in the bond and credit markets would be to increase the net interest margin in the short term as a result of the Company's loan portfolio's sensitivity to interest rates. Offsetting this increase would be a loss in the Company's bond portfolio and an increase in the Company's cost of funds.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   The Company is not required to provide the information required by Item 305 of the Regulation S-K as it is a small business issuer as defined in 17 C.F.R. 230.405.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

                              FINANCIAL HIGHLIGHTS
               (Dollar amount in thousand, except per share data)

                                                      1998     1997     1996
                                                    -------- -------- --------
Total interest income.............................. $ 11,878 $  9,734 $  8,401
Total interest expense.............................    3,708    2,953    2,539
   Net interest income.............................    8,170    6,781    5,862
                                                    -------- -------- --------
Provision for possible loan losses.................      200      240      435
                                                    -------- -------- --------
Total noninterest income...........................    2,465    2,517    2,821
Total noninterest expense..........................    6,384    5,995    5,876
Provision for income taxes.........................    1,686    1,258      957
                                                    -------- -------- --------
   Net income...................................... $  2,365 $  1,805 $  1,415
                                                    ======== ======== ========
Earnings per share:
  Earnings per common share........................ $   2.39 $   2.04 $   1.69
  Earnings per common share--assuming dilution..... $   2.33 $   1.84 $   1.51
  Book value per share............................. $  14.31 $  12.27 $  11.05
Dividends declared per common share................ $    .41 $    .37 $    .33
Total loans, net of allowance for possible loan
 losses............................................ $108,116 $ 84,374 $ 67,735
Total assets....................................... $155,324 $122,085 $103,187
Total deposits..................................... $136,455 $107,426 $ 92,968
Total shareholders' equity......................... $ 14,365 $ 11,988 $  9,281

   This information is derived from the following audited financial statements, and should be read in conjunction with those audited financial statements.

Consolidated Statements of Income and Other Comprehensive Income
(Dollar amounts in thousands, except per share data)

                                              For the Years ended December 31,
                                              ---------------------------------
                                                 1998        1997       1996
                                              ----------- ---------- ----------
Interest Income:
 Interest and fees on loans.................  $    10,265 $    8,243 $    7,208
 Interest on taxable investment securities..          797        971        777
 Interest on tax exempt investment
  securities................................           60         58         61
 Interest on federal funds sold.............          756        462        355
                                              ----------- ---------- ----------
   Total interest income....................       11,878      9,734      8,401
                                              =========== ========== ==========
Interest expense:
 Interest-bearing transaction accounts......        1,446      1,364      1,320
 Savings deposits...........................          297        262        230
 Time deposits..............................        1,863      1,299        974
 Other borrowings...........................          102         28         15
                                              ----------- ---------- ----------
   Total interest expense...................        3,708      2,953      2,539
                                              =========== ========== ==========
 Net interest income........................        8,170      6,781      5,862
 Provision for possible loan losses.........          200        240        435
 Net interest income after provision for
  possible loan losses......................        7,970      6,541      5,427
Noninterest income:
 Service charges on deposit accounts........          261        206        211
 Gain on disposal of assets.................          --         --           2
 Gain on sale of loans held for sale........          --          12        456
 Other mortgage banking income..............          140        135        149
 ATM network revenue........................        1,946      2,026      1,839
 Other......................................          118        138        164
                                              ----------- ---------- ----------
   Total noninterest income.................        2,465      2,517      2,821
                                              =========== ========== ==========
Noninterest expense:
 Salaries and related benefits..............        2,870      2,466      2,598
 Occupancy..................................          487        463        400
 Equipment..................................          472        495        544
 Professional fees..........................          486        281        243
 ATM network expenses.......................          526        558        628
 Stationery and supplies....................          101        109        121
 Other......................................        1,442      1,623      1,342
                                              ----------- ---------- ----------
   Total noninterest expense................        6,384      5,995      5,876
                                              =========== ========== ==========
Income before provision for income taxes....        4,051      3,063      2,372
Provision for income taxes..................        1,686      1,258        957
                                              ----------- ---------- ----------
   Net Income...............................  $     2,365 $    1,805 $    1,415
                                              =========== ========== ==========
Comprehensive Income: Unrealized gain (loss)
 on Investment securities held-for-sale, net
 of tax.....................................          --           3        (15)
                                              =========== ========== ==========
Comprehensive Income........................  $     2,365 $    1,808 $    1,400
                                              =========== ========== ==========
Earnings per common share...................  $      2.39 $     2.04 $     1.69
                                              =========== ========== ==========
Earnings per common share-assuming dilu-
 tion.......................................  $      2.33 $     1.84 $     1.51
                                              =========== ========== ==========
Dividends declared per common share.........  $       .41 $      .37 $      .33
                                              =========== ========== ==========

                            See accompanying notes.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

                                                              December 31,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
ASSETS
Cash and due from banks.................................... $  9,608  $ 11,464
Federal funds sold.........................................   19,200     7,500
                                                            --------  --------
  Cash and cash equivalents................................   28,808    18,964
Investment securities held to maturity, at cost               13,442    14,482
(market value of $13,563 in 1998 and $14,683 in 1997)
Investment securities available for sale (at market).......    1,775     1,106
Loans, net of allowance for possible loan losses of $2,075
 in 1998 and $1,638 in 1997................................  108,116    84,374
Premises and equipment, net................................      419       653
Interest receivable and other assets.......................    2,764     2,506
                                                            --------  --------
   Total assets............................................ $155,324  $122,085
                                                            ========  ========
Liabilities and Shareholders' Equity Deposits Demand....... $ 33,558  $ 28,248
Interest-bearing transaction...............................   59,044    41,758
Savings....................................................    9,145     6,399
Time.......................................................   34,708    31,021
                                                            --------  --------
   Total deposits..........................................  136,455   107,426
Interest payable and other liabilities.....................    2,004     1,671
Federal Home Loan Bank advances............................    2,500     1,000
                                                            --------  --------
   Total liabilities.......................................  140,959   110,097
                                                            ========  ========
Commitments and contingent liabilities (Notes 9 and 10)
Shareholders' equity:
  Common stock, no par value:
  Authorized--20,000,000 shares Issued and outstanding--
   1,004,141 shares in 1998 and 977,035 shares in 1997.....    4,896     4,736
  Accumulated other comprehensive income...................       (2)       (2)
  Additional paid in capital...............................      900       640
  Retained earnings........................................    8,571     6,614
                                                            --------  --------
   Total shareholders' equity..............................   14,365    11,988
                                                            ========  ========
   Total liabilities and shareholders' equity.............. $155,324  $122,085
                                                            ========  ========

                            See accompanying notes.

Consolidated Statements of Cash Flows
(Dollar amounts in thousands, except per share data)

                                            For the years ended December 31,
                                            ----------------------------------
                                               1998        1997        1996
                                            ----------  ----------  ----------
Cash flows from operating activities:
  Net income..............................  $    2,365  $    1,805  $    1,415
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization...........         378         413         447
  Provision for possible loan losses......         200         240         435
  Gain on sale of other assets............         --          --           (2)
  Proceeds from sale of loans held for
   sale...................................         --        1,458         505
  Cost of loans held for sale.............         --         (723)       (456)
  Net amortization and accretion of
   investment premiums and discounts......         105          90          56
  Net increase in interest receivable and
   other assets...........................        (258)       (507)       (548)
  Net increase in interest payable and
   other liabilities......................         333         733         180
  Net increase (decrease) in deferred loan
   fees...................................         (46)         27         164
                                            ----------  ----------
    Total adjustments.....................         712       1,731         781
                                            ==========  ==========
  Net cash provided by operating
   activities.............................       3,077       3,536       2,196
Cash flows from investing activities:
  Net decrease in time deposits with other
   financial institutions.................         --          100           3
  Proceeds from the maturity of investment
   securities held to maturity............       2,390       1,500       1,650
  Proceeds from the maturity of investment
   securities available for sale..........         --        1,500         500
  Principal payments received on mortgaged
   backed securities......................       3,694       1,494         997
  Purchase of investment securities.......      (5,840)     (5,492)     (4,444)
  Net increase in gross loans.............     (23,874)    (18,073)     (8,726)
  Net capital expenditures, premises and
   equipment..............................        (144)       (255)       (310)
  Proceeds from the sale of real estate
   owned..................................         --          436         128
                                            ----------  ----------
    Net cash used in investing
     activities...........................     (23,774)    (18,790)    (10,202)
                                            ==========  ==========
Cash flows from financing activities:
  Net increase in deposits................      29,029      14,458       8,988
  Net change in other borrowings..........       1,500       1,000      (1,000)
  Proceeds from the exercise of common
   stock options..........................         479       1,322          80
  Common stock retired....................         (59)        (89)        --
  Cash dividends..........................        (408)       (334)       (277)
                                            ----------  ----------
Net cash provided by financing
 activities...............................      30,541      16,357       7,791
                                            ==========  ==========
Net increase (decrease) in cash and cash
 equivalents..............................       9,844       1,103        (215)
Cash and cash equivalents, beginning of
 period...................................      18,964      17,861      18,076
                                            ==========  ==========
Cash and cash equivalents, end of period..  $   28,808  $   18,964  $   17,861
                                            ==========  ==========
Supplemental Disclosures:
Cash payments for interest................  $    3,727  $    2,870  $    2,496
Cash payments for taxes...................       1,550       1,295       1,241
Loans transferred to real estate owned....         --          870         130

                            See accompanying notes.

Consolidated Statements of Changes in Shareholders' Equity
(Dollar amounts in thousands, except per share data)
For the Years ended December 31, 1998, 1997 and 1996

                                                       Accumulated
                                           Additional     Other
                         Preferred Common   Paid in   Comprehensive Retained
                           Stock   Stock    Capital      Income     Earnings  Total
                         --------- ------  ---------- ------------- -------- -------
Balance at December 31,
 1995...................   $ 10    $4,053     $--         $ 10       $4,005  $ 8,078
  Preferred stock
   converted to common..    (10)       10      --          --           --       --
  Accumulated other
   comprehensive
   income...............    --        --       --          (15)         --       (15)
  Cash dividends........    --        --       --          --          (277)    (277)
  Stock options
   exercised............    --         80      --          --           --        80
  Net income............    --        --       --          --         1,415    1,415
                           ====    ======     ====        ====       ======  =======
Balance at December 31,
 1996...................    --      4,143      --           (5)       5,143    9,281
  Stock repurchases.....    --        (89)     --          --           --       (89)
  Accumulated other
   comprehensive
   income...............    --        --       --            3          --         3
  Cash dividends........    --        --       --          --          (334)    (334)
  Stock options
   exercised and related
   tax benefit..........    --        682      640         --           --     1,322
  Net income............    --        --       --          --         1,805    1,805
                           ====    ======     ====        ====       ======  =======
Balance at December 31,
 1997...................    --      4,736      640          (2)       6,614   11,988
  Stock repurchases.....    --        (59)     --          --           --       (59)
  Accumulated other
   comprehensive
   income...............    --        --       --          --           --       --
  Cash dividends........    --        --       --          --          (408)    (408)
  Stock options
   exercised and related
   tax benefit..........    --        219      260         --           --       479
  Net income............    --        --       --          --         2,365    2,365
                           ====    ======     ====        ====       ======  =======
Balance at December 31,
 1998...................   $  0    $4,896     $900        $ (2)      $8,571  $14,365
                           ====    ======     ====        ====       ======  =======


                            See accompanying notes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Bay Area Bancshares:

   In our opinion, the accompanying consolidated balance sheets and the related statements of income and other comprehensive income, changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Bay Area Bancshares (the Company) at December 31, 1998, and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers, LLP

San Francisco, California
February 9, 1999

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Dollar amounts in thousands, except per share data)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The consolidated financial statements of Bay Area Bancshares (the Company), and its wholly owned subsidiary, Bay Area Bank (the Bank), have been prepared in conformity with generally accepted accounting principles and general practice within the banking industry. The Company's significant accounting policies are as follows:

A. Basis of Presentation

   The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation. All dollar amounts are shown in thousands except per share data.

B. Use of Estimates in the Preparation of Financial Statements

   The preparation of the consolidated financial statements of the Company requires management to make estimates and assumptions that affect reported amounts. These estimates are based on information available as of the date of the financial statements. Therefore, actual results could differ from those estimates.

C. Cash and Cash Equivalents

   The Company considers cash and due from banks and federal funds sold to be cash and cash equivalents.

D. Investment Securities Held to Maturity and Available For Sale

   The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income from investments. Interest and dividends are included in interest income from investments. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method. Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity.

E. Loans

   Loans are stated at the amount of principal outstanding at the balance sheet date. Interest on commercial, installment and real estate loans is accrued daily on a simple interest basis on the amount of principal outstanding. The Bank's policy is to place loans on nonaccrual status if either principal or interest has become past due for 90 days or more, or when payment in full of principal or interest is not expected. When a loan is placed on nonaccrual status, all interest previously accrued is reversed against current period income and the amortization of deferred loan fees is terminated. Bank management may waive nonaccrual status and the previously accrued interest may not be reversed if a loan is well collateralized and in the process of collection. Cash received on non-accrual loans is applied to reduce the principal balance.

F. Allowance for Possible Loan Losses

   The allowance for possible loan losses is maintained at a level considered by management as adequate to provide for losses that are inherent in the loan portfolio. The allowance is increased by provisions charged to

              (Dollar amounts in thousands, except per share data) operating expense and reduced by net charge-offs. The Bank makes periodic credit reviews of the loan portfolio and considers current economic conditions, historical loan loss experience and other factors in determining the adequacy of the allowance. The allowance for possible loan losses is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

G. Premises and Equipment

   Premises and equipment are stated at cost and depreciated using the straight- line method over the estimated useful lives of the assets, which are generally three to five years for furniture and equipment. Leasehold improvements are amortized over the term of the respective lease or the estimated useful life of the property, whichever is shorter.

H. Real Estate Owned

   Other real estate owned is carried at the lower of cost or fair value. When the property is acquired through foreclosure, any excess of the related loan balance over the fair value is charged to the allowance for possible loan losses. Subsequent write-downs, operating expense, and losses upon sale, if any, are charged to operating expenses.

I. Earnings Per Share

   Earnings per share (EPS) for the years ended December 31, 1998, 1997, and 1996 are stated in accordance with SFAS No. 128 "Earnings per Share." Basic EPS is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted EPS is computed by dividing diluted net income available to common shareholders by the weighted average number of common shares and common equivalent shares outstanding including dilutive stock options. The computation of common stock equivalent shares is based on the weighted average market price of the Company's common stock throughout the period.

   The following table provides a reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations for the years ended December 31, 1998, 1997 and 1996.

                               For the year ended December 31, 1998
                         -----------------------------------------------------
                             Income             Shares            Per Share
                           (Numerator)       (Denominator)          Amount
                         ---------------   ------------------   --------------
                         (Dollars n thousands, except per share amounts)
Net income..............   $         2,365                 --                --
Basic EPS:
  Income available to
   common shareholders..             2,365             990,000    $         2.39
Effect of dilutive
 securities:
  Stock options.........               --               24,000               --
                           ---------------  ------------------    --------------
Diluted EPS:
  Income available to
   common shareholders
   and assumed
   conversions..........   $         2,365           1,014,000    $         2.33
                           ===============  ==================    ==============

              (Dollar amounts in thousands, except per share data)

                               For the year ended December 31, 1997
                         -------------------------------------------------------
                             Income              Shares            Per Share
                           (Numerator)        (Denominator)          Amount
                         ----------------   -----------------    ---------------
                         (Dollars in thousands, except per share amounts)
Net income..............   $          1,805                 --                 --
Basic EPS:
  Income available to
   common shareholders..              1,805             883,000    $          2.04
Effect of dilutive
 securities:
  Stock options.........                --               99,000                --
                           ----------------   -----------------    ---------------
Diluted EPS:
  Income available to
   common shareholders
   and assumed
   conversions..........   $          1,805             982,000    $          1.84
                           ================   =================    ===============
                               For the year ended December 31, 1996
                         -------------------------------------------------------
                             Income              Shares            Per Share
                           (Numerator)        (Denominator)          Amount
                         ----------------   -----------------    ---------------
                         (Dollars in thousands, except per share amounts)
Net income..............   $          1,415                 --                 --
Basic EPS:
  Income available to
   common shareholders..              1,415             835,000    $          1.69
Effect of dilutive
 securities:
  Stock options.........                --              105,000                --
                           ----------------   -----------------    ---------------
Diluted EPS:
  Income available to
   common shareholders
   and assumed
   conversions..........   $          1,415             940,000    $          1.51
                           ================   =================    ===============

   There were no options that were considered anti-dilutive, the options' exercise price was greater than the average market price of the common shares during the years ended December 31, 1998, 1997 and 1996.

J. Comprehensive Income

   On January 1, 1998 the Company adopted SFAS 130, "Reporting Comprehensive Income". This statement requires companies to classify items of other comprehensive income by their nature in the financial statements and display the accumulated other comprehensive income separately from retained earnings in the equity statement of the balance sheet. The changes to the balances of accumulated other comprehensive income are as follows:

                                                               Accumulated Other
                                               Unrealized Gain   Comprehensive
                                                on Securities    Income (Loss)
                                               --------------- -----------------
   Balance--December 31, 1997.................      $ (2)            $ (2)
                                                    ----             ----
   Current period change......................       --               --
                                                    ----             ----
   Balance--December 31, 1998.................      $ (2)            $ (2)
                                                    ----             ----

K. Segment Information

   In 1998, the Company adopted SFAS 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS 131 supersedes SFAS 14, "Financial Reporting for Segments of a Business Enterprise", replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing

              (Dollar amounts in thousands, except per share data) performance as the source of the company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position but did affect the disclosure of segment information.

L. Reclassifications

   Certain reclassifications have been made to prior years' amounts to conform with the current year presentation. These reclassifications have no effect on previously reported income.

NOTE 2--NATURE OF OPERATIONS

   The Company, through its subsidiary bank, provides a wide range of commercial banking services to individuals, professionals and small to medium sized businesses. The services provided include those typically offered by commercial banks, such as: interest-bearing and noninterest bearing checking accounts, savings and time deposits, business and personal loans, safe depository facilities, funds transfer, cashiers checks and the sale of travelers' checks. The Bank also operates a network of approximately fifty off-site Automated Teller Machines (ATMs) which generate transaction fees.

NOTE 3--INVESTMENT SECURITIES

   The amortized cost and approximate market value of investment securities as of December 31, 1998 and 1997 are as follows:

                                                      1998
                                 ----------------------------------------------
                                 Amortized Unrealized Unrealized Aggregate Fair
                                   Cost       Gain       Loss        Value
                                 --------- ---------- ---------- --------------
Available-for-sale:
  Securities of the U.S.
   government and its agencies..  $   504     $  3       $--        $   507
  Mortgage backed securities....    1,273        2         (7)        1,268
                                  -------     ----       ----       -------
    Total.......................    1,777        5         (7)        1,775
Held-to-maturity:
  Securities of the U.S.
   government and its agencies..    3,005       22        --          3,027
  States of the U.S. and
   political subdivisions.......    1,817       35         (1)        1,851
  Mortgage backed securities....    8,230       88        (23)        8,295
  Federal Home Loan Bank Stock..      390      --         --            390
                                  -------     ----       ----       -------
    Total.......................  $13,442     $145       $(24)      $13,563
                                  =======     ====       ====       =======
                                                      1997
                                 ----------------------------------------------
                                 Amortized Unrealized Unrealized Aggregate Fair
                                   Cost       Gain       Loss        Value
                                 --------- ---------- ---------- --------------
Available-for-sale:
  Securities of the U.S.
   government and its agencies..  $   513     $--        $--        $   513
  Mortgage backed securities....      595      --          (2)          593
                                  -------     ----       ----       -------
    Total.......................    1,108      --          (2)        1,106
Held-to-maturity:
  Securities of the U.S.
   government and its agencies..    4,509       23        --          4,532
  States of the U.S. and
   political subdivisions.......    1,007       20        --          1,027
  Mortgage backed securities....    8,646      167         (9)        8,804
  Federal Home Loan Bank Stock..      320      --         --            320
                                  -------     ----       ----       -------
    Total.......................  $14,482     $210       $ (9)      $14,683
                                  =======     ====       ====       =======

              (Dollar amounts in thousands, except per share data)
   The amortized cost and aggregate fair value of investment securities at December 31, 1998 by type and maturity are shown below. The maturity of mortgage-backed securities is estimated based on expected principal prepayments, all other securities have defined maturities.

                            Securities                Securities
                             Held to     Fair Market Available for Fair Market
                           Maturity Cost    Value      Sale Cost      Value
                          -------------- ----------- ------------- -----------
Due within one year......    $ 4,471       $ 4,513      $  504       $  507
Due after one year
 through five years......      6,053         6,097       1,108        1,107
Due after five years
 through ten years.......        912           912         165          161
Due after ten years......      1,616         1,651         --           --
                             -------       -------      ------       ------
   Total.................    $13,052       $13,173      $1,777       $1,775
                             =======       =======      ======       ======

   The Company did not sell any securities in 1996,1997 or 1998. As of December 31, 1998, and 1997, investment securities with an amortized cost of $ 3,836 and $3,874 respectively, were pledged to secure public deposits and other borrowings as required by law.

NOTE 4--LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

   Loan balances as of December 31, 1998 and 1997 were as follows:

                                                                1998     1997
                                                              --------  -------
   Commercial................................................ $ 28,591  $20,679
   Real estate mortgage......................................   41,077   38,567
   Real estate construction..................................   33,154   20,978
   Installment...............................................    7,369    5,788
                                                              --------  -------
                                                               110,191   86,012
   Less--Allowance for possible loan losses..................   (2,075)  (1,638)
                                                              --------  -------
      Net loans.............................................. $108,116  $84,374
                                                              ========  =======

   The changes in the allowance for possible loan losses for the years ended December 31, 1998, 1997 and 1996 were as follows:

                                                          1998    1997    1996
                                                         ------  ------  ------
   Balance at January 1,................................ $1,638  $1,493  $1,516
     Provision for possible loan losses.................    200     240     435
     Loans charged off..................................    (76)   (135)   (510)
     Recoveries.........................................    313      40      52
                                                         ------  ------  ------
   Balance at December 31,.............................. $2,075  $1,638  $1,493
                                                         ======  ======  ======

   The Company adopted Financial Accounting Standards Board Statement (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, effective January 1, 1995. As a result of applying the new rules, certain impaired loans are reported at the present value of expected future cash flows using the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. If the estimated value of the loan is less than the carrying value of the loan, the impairment is recorded through a valuation allowance. The valuation allowance for impaired loans at December 31, 1998 and 1997 under SFAS No. 114 was $36 and $93 respectively, which is included in the

             (Dollar amounts in thousands, except per share data)
Company's allowance for loan loss. For the years ended December 31, 1998 and 1997, the average recorded investment in impaired loans was approximately $201 and $995, respectively.

   The Company considers all nonaccrual loans to be impaired loans. At December 31, 1998 and 1997 there were loans totaling approximately $145 and $373 respectively, on nonaccrual status. Interest earned but not recorded on all loans that were on nonaccrual status during the years ended December 31, 1998 and 1997 was approximately $8 and $53 respectively.

   The Bank has, and expects to have in the future, banking transactions in the ordinary course of its business with directors, executive officers, principal shareholders and their associates. The loan activity with respect to these related parties during 1998 is summarized below:

   Loans to directors, executive officers, principal shareholders and their associates:

                                                                  1998    1997
                                                                 ------  ------
   Balance at January 1,........................................ $1,395  $1,549
     Additions..................................................    195     926
     Paydowns or Retirements....................................   (752) (1,080)
                                                                 ------  ------
   Balance at December 31,...................................... $  838  $1,395
                                                                 ======  ======

   The Bank's business activity is with customers primarily located within San Mateo County. The Bank grants real estate, commercial, and installment loans to these customers. Although the Bank has a diversified loan portfolio, a significant portion of its customers' ability to repay the loans is dependent upon the real estate economic sector. Generally, the loans are secured by assets or stock. Loans are based on the borrowers' established integrity, historical cash flow, and their willingness and ability to perform on commitments. The Bank's policy is to secure collateral where deemed necessary to protect the soundness of the loan. In the event of loan default, the Bank's means of recovery is through judicial procedures.

NOTE 5--PREMISES AND EQUIPMENT

   Premises and equipment as of December 31, 1998 and 1997 were comprised of the following:

                                                                1998     1997
                                                               -------  -------
   Automobiles................................................ $    55  $    55
   Furniture and equipment....................................   2,759    2,625
   Leasehold improvements.....................................     226      225
                                                               -------  -------
                                                                 3,040    2,905
   Less--Accumulated depreciation and amortization............  (2,621)  (2,252)
                                                               -------  -------
   Net premises and equipment................................. $   419  $   653
                                                               =======  =======

   Depreciation expense was $ 378, $413 and $447 for the years ended December 31, 1998, 1997 and 1996.

NOTE 6--DEPOSITS AND INTEREST ON DEPOSITS

   As of December 31, 1998 and 1997, the Bank had time certificates of deposit in denominations of $100 or more totaling approximately $22,237 and $20,261, respectively. Interest paid on these deposits was approximately $1,255 in 1998, $772 in 1997 and $494 in 1996.

              (Dollar amounts in thousands, except per share data)
NOTE 7--BORROWINGS AND AVAILABLE CREDIT

   At December 31, 1998 and 1997 the Bank had advances from the Federal Home Loan Bank of San Francisco (FHLB) of $2,500 and $1,000 at a weighted average interest rate of 5.70% and 5.93%, respectively. The terms of these advances range from one to five years and are collateralized by loans and investment securities of the Bank. Of the advances outstanding at December 31, 1998, $500 mature within one year and $2,000 mature within five years.

   As of December 31, 1998 and 1997, the Bank had in place $9,000 in unsecured liquidity lines of credit. These funds were available through its correspondent banks. The Bank is a member of the FHLB. The Bank may borrow up to 25% of its assets subject to collateral and FHLB stock purchase requirements. At
December 31, 1998 the Bank held $390 in FHLB stock and had enough collateral available with the FHLB to borrow an additional $3,222.

NOTE 8--REGULATORY CAPITAL REQUIREMENTS

   The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

   Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

                                                                 To Be Well
                                                 For Capital  Capitalized Under
                                                   Adequacy   Prompt Corrective
                                      Actual       Purposes   Action Provisions
                                  -------------- ------------ ------------------
                                  Amount  Ratio  Amount Ratio  Amount    Ratio
                                  ------- ------ ------ ----- --------- --------
As of December 31, 1998
  Total Capital (to Risk Weighted
   Assets)....................... $15,800 13.77% $9,181 8.0%  $  11,476   10.0%
  Tier 1 Capital (to Risk
   Weighted Assets).............. $14,365 12.52% $4,590 4.0%  $   6,886    6.0%
  Tier 1 Capital (to Average
   Assets)....................... $14,365 10.32% $5,566 4.0%  $   6,957    5.0%
As of December 31, 1997
  Total Capital (to Risk Weighted
   Assets)....................... $11,850 12.79% $7,347 8.0%  $   9,184   10.0%
  Tier 1 Capital (to Risk
   Weighted Assets).............. $10,692 11.54% $3,674 4.0%  $   5,510    6.0%
  Tier 1 Capital (to Average
   Assets)....................... $10,692  9.49% $4,498 4.0%  $   5,623    5.0%

   As of December 31, 1998 and 1997, the Bank was categorized as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratio as set forth in the table, and not subject to a capital directive.

              (Dollar amounts in thousands, except per share data)
   The retained earnings of the Company include undistributed earnings of the Bank. Dividends by the Bank to the Company are restricted under California law to the lesser of the Bank's retained earnings, or the Bank's net income for the latest three fiscal years, less dividends previously declared during that period, or with the approval of the California Superintendent of Banks, to the greater of the retained earnings of the Bank, the net income of the Bank for its last fiscal year or the net income of the Bank for its current fiscal year. As of December 31, 1998, the Bank had retained earnings available for dividend distribution of $5,052.

   Additionally, the Federal Reserve Act generally restricts loans, advances and investments by the Bank, in or to the Company, to 10% of the shareholder's equity of the Bank.

NOTE 9--COMMITMENTS AND CONTINGENT LIABILITIES

   The Company is obligated for rental payments under certain operating leases and contract agreements. Rental expense included in occupancy expense and equipment expense was approximately $463, $440 and $378 for the years ended December 31, 1998, 1997 and 1996, respectively.

   At December 31, 1998, the approximate future lease rentals payable under operating leases for premises were as follows:

   1999................................................................. $  277
   2000.................................................................    258
   2001.................................................................    258
   2002.................................................................    258
   Thereafter...........................................................      0
                                                                         ------
      Total Minimum Lease Payments...................................... $1,051
                                                                         ======

   The Bank is required to maintain reserves with the Federal Reserve Bank
(FRB) of San Francisco. Reserve requirements are primarily based on a percentage of deposit liabilities. At December 31, 1998 the required reserves were $1,217.

   In the normal course of business, the Company is at times subject to pending and threatened legal actions and proceedings. After reviewing pending and threatened actions and proceedings with counsel, management believes that the outcome of such actions or proceedings will not have a material adverse effect on the consolidated financial condition of the Company.

NOTE 10--OFF-BALANCE SHEET INSTRUMENTS WITH RISK

   In the ordinary course of business, the Bank enters into various types of transactions, which involve financial instruments with off-balance sheet risk. These instruments include commitments to extend credit and standby letters of credit and are not reflected in the accompanying balance sheets. These transactions may involve, to varying degrees, credit and interest rate risk in excess of the amount, if any, recognized in the balance sheets. Management does not anticipate any loss to result from these commitments.

   The Bank's off-balance sheet credit risk exposure is the contractual amount of commitments to extend credit and standby letters of credit. The Bank applies the same credit standards to these contracts as it uses in its lending process.

              (Dollar amounts in thousands, except per share data)

   Financial instruments whose contractual amount represented risk:

                                                                 1998    1997
                                                                ------- -------
   Commitments to extend credit................................ $33,296 $34,102
   Standby letters of credit................................... $   825 $ 1,205

   Commitments to extend credit are agreements to lend to customers. These commitments have specified interest rates and generally have fixed expiration dates but may be terminated by the Bank if certain conditions of the contract are violated. Although currently subject to drawdown, many of these commitments are expected to expire or terminate without funding. Therefore, the total commitment amounts do not necessarily represent future cash requirements. Collateral held relating to these commitments vary, but may include cash, securities and real estate.

   Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Credit risk arises in these transactions from the possibility that a customer may not be able to repay the Bank upon default of performance. Collateral held for standby letters of credit is based on an individual evaluation of each customer's creditworthiness, but may include cash and securities.

NOTE 11--PROFIT SHARING AND SALARY CONTINUATION PLANS

   The Bank has a qualified profit sharing plan for most full-time employees. Employer contributions are to be made from current-year profits, predicated on the performance of the Bank based on a formula approved annually by the Bank's Board of Directors. Participants in the plan are allowed to make contributions in accordance with the plan agreement. The Bank matches the participants' contributions up to 5% of their annual salary so long as certain Bank profitability goals are met. Full vesting of the Bank's contribution to the employee occurs after five years of employment. The Bank provided for contribution expense of $60, $74 and $72 during 1998, 1997 and 1996, respectively.

   The Company has agreed to salary continuation plans for certain former and current key executive officers. Under the plan, the Company is obligated to provide the officer or his beneficiaries, a fixed amount for 15 years after they have reached retirement age. The Company has established a reserve for this liability based on the present value of the vested portion. Salary continuation expense was $301, $87 and $57 in 1998, 1997 and 1996, respectively. The Bank has elected to fund its obligation under the plans with life insurance contracts. The Bank is the beneficiary of the life insurance policies with a current cash surrender value of $385, which is included in other assets at December 31, 1998.

              (Dollar amounts in thousands, except per share data)

NOTE 12--EMPLOYEE STOCK OPTION PLAN AND RIGHTS

   The Company has a stock option plan for full-time, salaried officers and directors and employees who have substantial responsibility for the successful operation of the Company. Options are granted at no less than the fair market value of the stock at the date of the grant. Options vest over a period of zero to five years and have a maximum term of ten years. The options may be granted in accordance with terms determined by the Board of Directors until the expiration of the plan. At the Company's annual meeting in May 1998, shareholders ratified an amendment to the plan authorizing an additional 293,000 shares. At December 31, 1998, 83,108 shares were outstanding at an average exercise price of $22.01. The following table summarizes the option activity for the years ended December 31, 1998, 1997 and 1996 (all share amounts are in thousands):

                                                                     Weighted
                                               Weighted Average Average Fair Value
                         Available Outstanding  Exercise Share  of Options Granted
                         --------- ----------- ---------------- ------------------
Balance, December 31,
 1995...................     19        185          $ 4.82
  Granted...............    (10)        10          $12.50            $4.38
  Exercised.............    --         (15)         $ 5.08
                            ===       ====          ======
Balance, December 31,
 1996...................      9        180          $ 5.22
  Exercised.............    --        (142)         $ 4.80
                            ===       ====          ======
Balance, December 31,
 1997...................      9         38          $ 6.79
  Plan Amendment........    293        --              --
  Granted...............    (74)        74          $24.00            $8.40
  Exercised.............    --         (29)         $ 7.52
                            ===       ====          ======
Balance, December 31,
 1998...................    228         83          $22.22
                            ===       ====          ======

   On January 1, 1996, the Bank adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS 123). As permitted by SFAS 123, the Bank has chosen to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its Plans. Accordingly, no compensation cost has been recognized for options granted under the Plan. Had compensation cost for the Bank's Plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of SFAS 123, the Bank's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                     1998            1997            1996
                                --------------- --------------- ---------------
                                   As     Pro      As     Pro      As     Pro
                                Reported Forma  Reported Forma  Reported Forma
                                -------- ------ -------- ------ -------- ------
Net income.....................  $2,365  $2,267  $1,805  $1,789  $1,415  $1,376
Basic earnings per share.......  $ 2.39  $ 2.29  $ 2.04  $ 2.03  $ 1.69  $ 1.45
Diluted earnings per share.....  $ 2.33  $ 2.24  $ 1.84  $ 1.82  $ 1.51  $ 1.45

   The fair value of each option grant is estimated on the date of grant using a method that approximates the Black-Scholes option-pricing model with the following weighted-average assumptions used for grant in 1997 and 1996; expected volatility of 15%, risk-free interest rates of 6.00% and expected lives of 10 years. 74,000 options were granted in 1998.

              (Dollar amounts in thousands, except per share data)

   The following table summarizes information about the Plan's stock options at December 31, 1998:

              Options Outstanding at December 31, Options Exercisable at December 31,
                             1998                                1998
              ----------------------------------- -----------------------------------
                          Weighted    Weighted                Weighted    Weighted
   Exercise     Number    Average     Average       Number    Average     Average
    Price     Outstanding  Price   Remaining Life Exercisable  Price   Remaining Life
   --------   ----------- -------- -------------- ----------- -------- --------------
   $ 4.75        8,608     $ 4.75       5.00         8,608     $ 4.75       5.00
   $24.00       74,500     $24.00       9.11        74,500     $24.00       9.11

   The Company has a stock appreciation rights (SAR) plan under which the Board of Directors may award up to 200,000 units to employees. The SAR can be redeemed for the amount by which the fair market value of a share of common stock on the date of exercise exceeds the SAR's grant price as established by the Board. The SAR becomes fully exercisable based on a vesting schedule established by the Board which generally does not exceed five years. Each SAR expires ten years from the date the SAR is awarded. Compensation cost recognized for SAR's granted under the plan totaled approximately $111,$222 and $75 for 1998, 1997 and 1996, respectively.

NOTE 13--INCOME TAXES

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are set forth below:

                                                                    1998   1997
                                                                   ------  ----
   Book loan loss allowance in excess of tax...................... $  538  $448
   Book depreciation in excess of tax.............................     82    49
   Deferred compensation..........................................    382   198
   State franchise tax............................................     60     1
   Other..........................................................    (24)  (16)
                                                                   ------  ----
   Deferred tax asset............................................. $1,038  $680
                                                                   ======  ====

   The current and deferred amounts of the tax provision (benefit) for the years ended December 31, 1998, 1997, and 1996 were as follows:

                                                                           Total
                                                         Federal  State  Provision
                                                         -------  -----  ---------
   1998:
     Current............................................ $1,519   $521    $2,040
     Deferred...........................................   (279)   (75)      354
                                                         ------   ----    ------
                                                         $1,240   $446    $1,686
                                                         ======   ====    ======
   1997:
     Current............................................ $  909   $376    $1,285
     Deferred...........................................    (77)    50       (27)
                                                         ------   ----    ------
                                                          $ 832   $426    $1,258
                                                         ======   ====    ======
   1996:
     Current............................................ $  774   $319    $1,093
     Deferred...........................................    (81)   (55)     (136)
                                                         ------   ----    ------
                                                          $ 693   $264    $  957
                                                         ======   ====    ======

              (Dollar amounts in thousands, except per share data)

   The provisions for income taxes differ from the amounts computed by applying the statutory federal income tax rates to income before taxes as follows:

                                         1998           1997         1996
                                     -------------  -------------  ----------
Federal income tax expense.......... $1,377   34.0% $1,042   34.0% $807  34.0%
State franchise taxes, net of
 federal benefit....................    294    7.2     219    7.1   174   7.2
Tax exempt income...................    (18)  (0.4)    (17)  (0.6)  (21) (0.8)
Other, net..........................     33    0.8      14    0.6    (3)  0.1
                                     ------  -----  ------  -----  ----  ----
   Total............................ $1,686  $41.1% $1,258  $41.6% $957  40.3%
                                     ======  =====  ======  =====  ====  ====

NOTE 14--ACTIVITY OF BUSINESS SEGMENTS

   In 1998 the Company adopted SFAS No. 131. The prior year's segment information has been restated to present the Company's two reportable segments, Community banking and ATM operations (also known as Electronic funds Transfer "EFT" operations).

   The accounting policies of the segments are the same as those described in the "Summary of Significant Accounting Policies." Segment data includes intersegment revenue, as well as charges all direct operating expenses and allocated charges for personnel and interest expense for the use of cash that is dispensed from the ATM machines.

   The Company is organized primarily along community banking and ATM operations. Community banking provides a range of commercial banking services to individuals, professionals and small to medium-sized businesses. ATM operations runs a network of off-site ATMs including tourist centers, horse racing tracks, truck stops and shopping centers in California. The Company's business is conducted principally in the U.S.; foreign operations are not material.

   The following table shows each segments key operating results and financial position for the years ended or as of December 31, 1998, 1997 and 1996:

                                  1998                 1997                 1996
                          -------------------- -------------------- --------------------
                          Community    ATM     Community    ATM     Community    ATM
                           banking  operations  banking  operations  banking  operations
                          --------- ---------- --------- ---------- --------- ----------
Net interest income
 (1)....................  $  8,069    $ (152)  $  6,726    $ (196)   $ 5,621    $ (194)
Other income............       519     1,946        491     2,026        982     1,839
Operating expenses......     4,961     1,340      4,894     1,484      4,626     1,419
Net income before income
 tax....................     3,627       454      2,323       346      1,977       226
Total assets............  $136,487    $4,342   $105,559    $4,415    $88,241    $5,565

--------
(1) After loan loss provisions.

              (Dollar amounts in thousands, except per share data)

   A reconciliation of total segment net interest income and other income combined, net income before income taxes, and total assets to the consolidated numbers in each of these categories for the years ended December 31, 1998, 1997 and 1996 is presented below.

                                                       1998     1997    1996
                                                      -------  ------- -------
   Total segment net interest income and other
    income...........................................  10,382    9,047   8,248
   Parent company net interest income and other
    income...........................................   3,961    3,204   3,974
                                                      -------  ------- -------
   Consolidated net interest income and other
    income...........................................  14,343   12,251  11,222
                                                      =======  ======= =======
   Total segment net income before income tax........   4,081    2,669   2,203
   Parent company net income before income tax.......     (30)     394     169
                                                      -------  ------- -------
   Consolidated net income before income tax.........   4,051    3,063   2,372
                                                      =======  ======= =======
   Total segment total assets........................ 140,829  109,974  93,806
   Parent company assets.............................  14,495   12,111   9,381
                                                      -------  ------- -------
   Consolidated total assets......................... 155,324  122,085 103,187
                                                      =======  ======= =======

NOTE 15--SUBSEQUENT EVENT

   On January 26, 1999 the Company and Greater Bay Bancorp (GBB) signed a definitive agreement for a merger between the two companies. The terms of the agreement provide for the Company's shareholders to receive shares of GBB stock in a tax-free exchange for their shares of Bay Area Bancshares. For each outstanding share of Bay Area Bancshares, GBB will issue 1.38682 shares if the average closing price of its stock is $30.00 or more, or 1.44271 shares if the average closing price of its stock is less than $30.00 upon completion of the merger. Following the merger, the shareholders of Bay Area Bancshares will own approximately 12.7% of the combined company, after giving effect to all outstanding options.

NOTE 16--FAIR VALUE OF FINANCIAL INSTRUMENTS

   In accordance with SFAS No. 107 "Disclosures about Fair Value of Financial Instruments", the estimated fair value of the Company's financial instruments are disclosed below. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not necessarily represent or affect the underlying value of the Company.

   The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments:

Cash and Cash Equivalents:

   Cash and cash equivalents, which includes federal funds sold, is carried at an amount that approximates fair value.

Investment Securities:

   Fair Value Is Based On quoted market prices, where available or quoted market prices of comparable instruments. If not material, the carrying value of investment securities approximates fair value.

              (Dollar amounts in thousands, except per share data)

Loans And Loans Held For Sale:

   Most Adjustable Rate Loans Are valued at the carrying amount. All fixed and adjustable rate loans with interest rate caps and floors are valued by loan type. To determine the fair value, the interest rate used to discount the cash flows is the current market rate for a like class of loans. Additionally, the allowance for loan losses was applied against the estimated fair value to recognize future defaults of contractual cash flows.

Interest Receivable:

   Interest Receivable Is carried at an amount that approximates fair value.

Deposits:

   The Fair values disclosed for demand (interest bearing transaction and savings deposits) are equal to the amount payable on demand at the reporting date (carrying amount). Fair value for time deposits (fixed-rate certificate of deposits) are estimated using a discounted cash flow calculation that applies interest rates currently offered on deposits of similar remaining maturities.

Interest Payable:

   Interest Payable Is carried at an amount that approximates fair value.

Federal Home Loan Bank Advances:

   Federal Home Loan Bank Advances Are carried at an amount that approximates fair value.

Off-Balance-Sheet Instruments:

   The Fair Value Of Commitments To extend credit were not significant.

   The estimated fair values of the Company's financial instruments are as follows:

                                            December 31, 1998 December 31, 1997
                                            ----------------- -----------------
                                            Carrying   Fair   Carrying   Fair
                                             Amount   Value    Amount   Value
                                            -------- -------- -------- --------
ASSETS
  Cash and cash equivalents................ $ 28,808 $ 28,808 $ 18,964 $ 18,964
  Investment securities available for
   sale....................................    1,775    1,775    1,106    1,106
  Investment securities held to maturity...   13,442   13,563   14,482   14,683
  Loans....................................  108,116  107,548   84,374   82,869
  Interest receivable......................      842      842      741      741
LIABILITIES
  Demand deposits..........................   33,558   33,558   28,248   28,248
  Interest bearing transaction and savings
   deposits................................   68,189   68,189   48,157   48,157
  Time deposits............................   34,708   31,647   31,021   30,813
  Interest payable.........................      232      232      251      251
  Federal Home Loan Bank advances..........    2,500    2,500    1,000    1,000

             (Dollar amounts in thousands, except per share data)

NOTE 17--CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

   Condensed balance sheets, statements of income, and cash flows for Bay Area Bancshares (parent company only) are presented below:

   Bay Area Bancshares (Parent) Balance Sheets at December 31, 1998 and 1997:

                                                                 1998    1997
                                                                ------- -------
ASSETS
  Cash and cash equivalents.................................... $   787 $   626
  Investment in subsidiary.....................................  13,085  10,690
  Notes receivable.............................................     533     470
  Other assets.................................................      90     325
                                                                ------- -------
    Total assets...............................................  14,495  12,111
                                                                ======= =======
LIABILITIES & SHAREHOLDERS' EQUITY
  Other liabilities............................................     130     123
    Total liabilities..........................................     130     123
                                                                ------- -------
    Total shareholders' equity.................................  14,365  11,988
                                                                ------- -------
    Total liabilities and shareholders' equity................. $14,495 $12,111
                                                                ======= =======

  Bay Area Bancshares (Parent) Statements of Income for The Years Ended December 31, 1998, 1997 And 1996:

                                                        1998    1997    1996
                                                       ------  ------  ------
   Cash dividends received from subsidiary............ $    0  $  450  $  225
   Interest income....................................     52      11       2
   Professional fees..................................    (29)    (37)    (16)
   Miscellaneous expense..............................    (53)    (30)    (42)
                                                       ------  ------  ------
   Income before equity in undistributed income of
    subsidiary........................................    (30)    394     169
   Equity in undistributed income of subsidiary.......  2,395   1,411   1,246
                                                       ------  ------  ------
   Net income......................................... $2,365  $1,805  $1,415
                                                       ======  ======  ======

              (Dollar amounts in thousands, except per share data)

   Bay Area Bancshares (Parent) Statements of Cash Flows for The Years Ended December 31, 1998, 1997 and 1996:

                                                     1998     1997     1996
                                                    -------  -------  -------
Cash flows from operating activities:
  Net income....................................... $ 2,365  $ 1,805  $ 1,415
Adjustments to reconcile net income to cash
 provided by operating activities:
  Net decrease (increase) in other assets..........     235     (325)     --
  Net increase in other liabilities................       7       23       13
  Equity in undistributed income of subsidiary.....  (2,395)  (1,411)  (1,246)
                                                    -------  -------  -------
    Total adjustments..............................  (2,153)  (1,713)  (1,233)
                                                    -------  -------  -------
  Net cash provided by operating activities........     212       92      182
Cash flows from financing activities:
  Net increase in notes receivable.................     (63)    (470)     --
  Exercise of common stock options.................     479    1,322       80
  Common stock retired.............................     (59)     (89)     --
  Cash dividends...................................    (408)    (334)    (277)
                                                    -------  -------  -------
  Net cash provided by (used in) financing
   activities......................................     (51)     429     (197)
Net increase (decrease) in cash and cash
 equivalents.......................................     161      521      (15)
                                                    -------  -------  -------
Cash and cash equivalents, beginning of year.......     626      105      120
                                                    -------  -------  -------
Cash and cash equivalents, end of year............. $   787  $   626  $   105
                                                    =======  =======  =======

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

   Not applicable.

                                   PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

   The following table provides certain information regarding the Board of Directors of the Company and the Bank.

                                                                     Director of
                                    Position            Position     the Company
          Name           Age      with Company          with Bank       Since
          ----           ---      ------------          ---------    -----------
Frank M. Bartaldo Jr....  50           N/A              Director,        N/A
                                                     President & CEO
Gary S. Goss............  63        Director,           Director,       1981
                                    Secretary           Secretary
Robert R. Haight........  70 Chairman of the Board,     Director        1981
                                   President,
                             Chief Executive Officer
Stanley A. Kangas.......  61        Director            Director        1996
David J. Macdonald......  59        Director            Director        1981
Thorwald A. Madsen......  82        Director            Director        1981
Dennis Royer............  56        Director            Director        1995

   None of the directors of the Company or the Bank were selected pursuant to any arrangement or understanding other than the directors and officers of the Company and the Bank acting in their capacities as such. The terms of the proposed merger of the Company and Greater Bay Bancorp provide that one director from the Company's Board would serve as a director of Greater Bay Bancorp and that the directors of the Bank would continue with the President of Greater Bay Bancorp as an additional member of the Bank's Board. Director Thorwald Madsen has announced that he will retire from and Board and the Board of the Bank has approved the terms of a director emeritus agreement for Mr. Madsen. There are no family relationships between any two or more of the directors or officers.

   Set forth below are brief summaries of the background and business experience, including the principal occupation, of the Company's and Bank's directors. Except for the Bank, no corporation or organization discussed below is an affiliate or a subsidiary of the Company.

   FRANK M. BARTALDO, JR. Mr. Bartaldo, Jr., 50, has been with Bay Area Bank since 1986. He currently serves as President and Chief Executive Officer of Bay Area Bank, a position he received after the retirement of Mr. John Brooks in February 1998. Prior to being named President, Mr. Bartaldo served as Executive Vice President and Senior Banking Officer of the Bank. In February 1996, Mr. Bartaldo was elected to serve as a director of the company's sole subsidiary, Bay Area Bank. Before his employment at Bay Area Bank, Mr. Bartaldo was a partner in a mortgage banking business and prior to that he was employed for eight years at Wells Fargo Bank. Mr. Bartaldo received his BS in Business Administration from California State University at Chico in 1971. Mr. Bartaldo is Past-President of the Redwood City-San Mateo County Chamber of Commerce.

   GARY S. GOSS. A Certified Public Accountant since 1961, Mr. Goss is the principal in the accounting firm of Gary S. Goss, San Carlos, California. Currently a member of the Redwood City, San Carlos and Foster City Chambers of Commerce and the San Carlos Rotary. Mr. Goss has been president of the San Carlos Chamber and served on the Board of Directors of the Half Moon Bay Chamber of Commerce. He also served as president of the YMCA.

   ROBERT R. HAIGHT. Mr. Haight is the owner and founder of Woodside Road Insurance Agency in Redwood City. He is also a licensed insurance broker and agent. Mr. Haight graduated from Redwood City's Sequoia High School, having lived in Redwood City since 1942. He is a past president and director of the Redwood City Chamber of Commerce, the Redwood City Independent Insurance Agents Association, and San Mateo County Independent Agents Association. Currently Mr. Haight is a member of the Sequoia Club in Redwood City. Mr. Haight was elected Chairman of the Board, President and Chief Executive Officer of Bay Area Bancshares in 1991.

   STANLEY A. KANGAS. Mr. Kangas retired in 1998 as chairman of the Board of Brian Kangas Foulk (BKF), a 150 person civil engineering firm with offices in Redwood City, San Jose and Walnut Creek. Mr. Kangas was President of BKF from 1975 to 1995. Mr. Kangas' firm provided engineering services to Stanford University and he served as Principal-In-Charge of many of BKF's large scale projects including the 1,200 acre Redwood Shores community in Redwood City. Mr. Kangas served as an officer in many professional societies and civil engineering organizations. Mr. Kangas is currently involved in many local community programs and non-profit groups including the Redwood City-San Mateo County Chamber of Commerce, the Redwood City Library Foundation, the Redwood City School District Bond Oversight Committee, the San Carlos Youth Center Foundation and the Boys and Girls Club of the Peninsula. Mr. Kangas and BKF were recently honored with the Sequoia Award for civic service by a Redwood City business. Mr. Kangas was appointed to the Board of Directors of Bay Area Bank and Bay Area Bancshares on February 20, 1996.

   DAVID J. MACDONALD. A real estate developer and syndicator for the past 35 years, Mr. Macdonald is owner and broker of David J. Macdonald Real Estate Company in San Carlos. Mr. Macdonald is a member of the San Carlos Board of Realtors and is an active volunteer and member of San Mateo County Sheriff's Air Squadron, Search and Rescue.

   THORWALD A. MADSEN. Retired since 1989, Mr. Madsen was Manager of Bay Counties Builders Escrow from 1972 to 1989, and Executive Director of the Peninsula Builder's Exchange from 1972 to 1984. Prior to assuming dual responsibilities at PBE, he ran his own company, Thor Madsen Plumbing and Heating from 1944 to 1970. Always an active member of the community, Mr. Madsen served as Mayor of San Carlos in 1974 and served on the city council from 1972 to 1976. He was on the San Carlos Park & Recreation Commission for 12 years, serving as Chairman five times. Mr. Madsen retired from the San Carlos Lions Club after 45 years of membership. Currently Mr. Madsen is an active participant in Peninsula Association of Contractors and Engineers and the San Carlos Branch of Sons in Retirement.

   DENNIS W. ROYER. Mr. Royer is a partner in his family-owned and operated business, Royer Realty in Redwood City, which his father began in 1954. Upon receiving his MBA from the University of Santa Clara in 1967, Mr. Royer began his career as a residential real estate broker. He is a former board member of the Redwood City/San Carlos Association of Realtors and the Peninsula Golf and Country Club. Mr. Royer was appointed to the Board of Directors of Bay Area Bank and Bay Area Bancshares on June 6, 1995. In July 1997 Mr. Royer was elected Chairman of the Board of Bay Area Bank.

Executive Officers Of The Registrant

   The information required herein is incorporated by reference from Item 1(b), herein.

Compliance With Section 16(a) Of The Exchange Act.

   The Company's common stock is not registered pursuant to Section 12 of the Exchange Act, therefore Item 405 of Regulation S-K is not applicable to the Company.

ITEM 11. EXECUTIVE COMPENSATION.

   The following table sets forth the cash compensation paid to or allocated for the Chief Executive Officer of the Company and the Bank and those executive officers whose cash compensation exceeded $100,000 for services rendered in 1998, 1997, and 1996.

                           Summary Compensation Table

                              Regular                     Long Term
Name and                       Salary                   Compensation           All Other
Principal Position       Year   (2)        Bonus     Stock Options/SARs* Compensation (3)(4)(5)
------------------       ---- --------    -------    ------------------- ----------------------
Robert R. Haight (1).... 1998 $ 24,500        N/A               0                $6,600
CEO of Company           1997 $ 20,350        N/A               0                $6,600
                         1996 $ 18,950        N/A               0                $5,888
Frank M. Bartaldo....... 1998 $115,000    $55,000          20,000                $9,104
President & CEO          1997 $100,000    $32,000          20,000                $6,700
of Bank                  1996 $100,000    $34,000          20,000(6)             $6,451
Anthony J. Gould........ 1998 $100,000    $55,000          15,000                $8,102
COO/CFO of Company       1997 $ 90,000    $32,000          15,000                $6,000
and EVP/CFO of Bank      1996 $ 90,000    $30,000          15,000(6)             $5,792
Mark V. Schoenstein..... 1998 $ 85,000    $45,000          12,500                $9,957
SVP/Construction Loans   1997 $ 75,000    $33,180          12,500                $5,183
of Bank                  1996 $ 75,000    $30,156          10,000(7)             $4,519
William A. Peterson..... 1998 $ 92,000    $35,000               0                $2,453
SVP/Sr. Lending Officer
 of Bank                 1997 $ 30,000(8) $17,000(8)            0                     0

--------
 * Number of shares
(1) Amounts for Mr. Haight include all compensation received in the fiscal year.
(2) Mr. Haight is paid $475 per Board meeting in addition to his regular, non-officer director fees. Mr. Bartaldo has an annual salary of $115,000. Mr. Gould has an annual salary of $100,000, Mr. Schoenstein's annual salary is $85,000, and Mr. Peterson's' annual salary is $92,000.
(3) Mr. Haight is not eligible for the Bank's 401(k) Plan as he is not an employee of the Bank. Mr. Haight received health benefits with a cost of $550 per month. During 1998, Mr. Bartaldo received $7,354 as a matching contribution under the Bank's 401(k) Plan and Mr. Gould, Mr. Schoenstein and Mr. Peterson received $6,602, $9,957 and $2,453 respectively.
(4) In addition to this compensation, Salary Continuation Plans were adopted effective January 1, 1997, to provide salary continuation benefits to Mr. Bartaldo and Mr. Gould, subject to certain terms and conditions as described below. Mr. Bartaldo, Mr. Gould, Mr. Schoenstein and Mr. Peterson are also entitled to severance pay benefits in accordance with the Severance Pay Policy adopted by the Bank on October 20, 1998 and amended on November 3, 1998. The Severance Pay Policy provides for severance pay to Bank employees upon termination in certain cases, subject to the terms and conditions set forth in the Severance Pay Policy.
(5) In 1998 Mr. Bartaldo and Mr. Gould began receiving a monthly car allowance of $350 and $300, respectively.
(6) Under the terms of the SAR agreement dated October 1, 1996, Mr. Bartaldo's and Mr. Gould's SAR units were 40% vested as of October 1, 1997 and 15% vested on October 1st thereafter until fully vested in the year 2001. In the event of a change of control in the ownership of the Company, the vesting of one-half of any remaining unvested portion of outstanding SARs is to be accelerated.
(7) Under the terms of the SAR agreement dated June 18, 1996, Mr. Schoenstein's 10,000 SAR units were 40% vested as of June 30, 1997 and 20% vested on June 30th thereafter until fully vested in the year 2000. In the event of a change of control in the ownership of the Company, the vesting of one-half of any remaining unvested portion of outstanding SARs is to be accelerated.
(8) Mr. Peterson's employment with the Bank started September 1, 1997. His 1997 bonus amount includes a $5,000 signing bonus.

Executive Salary Continuation Plan

   The Board of Directors of the Bank approved a Salary Continuation Plan for executives of the Bank by which certain executives will receive deferred compensation in accordance with the terms and conditions of written agreements to be entered into under the Plan. A written agreement exists with John Brooks, former president of the Bank and agreements dated January 1, 1997 and amended September 8, 1998 exist with Frank Bartaldo and Anthony Gould. The Bank has purchased life insurance products in connection with the Salary Continuation Plan relating to these agreements.

Profit Sharing Plan

   The Bank instituted a capital accumulation and profit-sharing plan (the "Plan") for eligible employees of the Bank effective January 1, 1985 which was last amended December, 1994. The Plan is intended to provide benefits to the Bank's employees at retirement or upon death or disability. To be eligible for participation in the Plan, an employee must complete one half year of service and not be included in a collective bargaining unit.

   Benefits are provided through the Bank's discretionary profit-sharing contributions as well as from salary saving contributions ("401(k) contributions") made by the employee. 401(k) contributions are made with before-tax dollars thereby reducing the employee's taxable income. The Bank may contribute a matching amount equal to a percentage of the employee's 401(k) contribution up to a maximum of 5% of the employee's earnings determined prior to the 401(k) contribution. The amount of the Bank's matching contribution, if any, is determined each year by the Bank's Board of Directors; however, contributions by the Bank are not allowed until the Company has achieved certain predefined performance standards. The Bank is not required to make a matching contribution even if such performance standards are achieved.

   An employee's 401(k) contribution may be in an amount from 1% to 15% of the employee's earnings. If the employee contributes more than 5% of his earnings each year, no more than 5% will be matched by the Bank in the event the Bank determines it will make a discretionary contribution. The amount of the Bank's discretionary contribution, if any, is determined on a yearly basis.

   Following two years of service, the Bank's contributions begin to vest, with 100% vesting occurring after four years of service. For the years ending December 31, 1998, 1997 and 1996, the Bank contributed $77,100, $74,000, and
$72,000 respectively, to the Plan.

Stock Option Plan

   The Company adopted a Qualified Stock Option Plan (the "1993 Plan") in 1993, which was approved by the shareholders at the 1993 Annual Meeting. The 1993 Plan provides for the issuance of incentive and non-incentive stock options to directors, key full-time employees and officers and consultants of the Company and the Bank. The 1993 Plan initially covered 231,431 shares of the Company's Common Stock, no par value, for which such options could be granted. On November 18, 1997, the Board of Directors of the Company adopted an amendment to the Stock Option Plan: (1) to increase the number of shares covered by the Plan from 231,431 to 750,000, subject to the limitation that outstanding options (plus other rights to receive stock pursuant to compensation plans) may not at any time exceed 30% of the Company's outstanding stock; (2) to provide that options may be exercised by the delivery of a note for the exercise price; and (3) to provide that if there is a change in control of the Company and, as a result, an option held by an officer, director or consultant will be terminated and that option has not fully vested, the vesting of the option will accelerate. The amendment was approved by the shareholders of the Company at the 1998 annual shareholders meeting. As of February 1, 1999 there are 78,108 shares subject to outstanding options under the Plan.

   The Plan provides that all options be granted at an exercise price of not less than 100% of fair market value on the date of grant in the case of incentive stock options or not less than 85% of fair market value on the date of grant in the case of other stock options. The Board of Directors of the Company may issue options which become vested in the future based upon achieving certain longevity requirements and/or performance standards. Within three months following termination of employment for any reason other than death or disability, an optionee (other than a director-optionee) may exercise his or her option to the extent such option was exercisable on the date of termination, subject to earlier termination by reason of expiration of the option. In the event of the death or disability of an optionee (other than a director- optionee), the option is exercisable for a period of six months after that event, which is also subject to earlier termination if the option expires. Director-optionees may exercise their options for a period of five years following retirement, death or disability, subject to earlier termination of the options.

   The following table sets forth the value realized by the exercise of options during 1998 and the value of outstanding stock options held by the executive officers named in the Summary Compensation Table at December 31, 1998, pursuant to the 1993 Plan.

              AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND
                             YEAR-END OPTION VALUES

                                                                               Value of
                                                             Number of        Unexercised
                                                            Unexercised      In-The-Money-
                                                              Options           Options
                            Shares Acquired    Value       Exercisable/      Exercisable/
   Name                     on Exercise (1) Realized (2) Unexercisable (1) Unexercisable (3)
   ----                     --------------- ------------ ----------------- -----------------
   Robert R. Haight........      2,000        $41,500        8,608 / 0       $200,136 / $0

--------
(1) Number of shares.
(2) Value determined based on the difference between exercise price for shares and fair market value of shares on date of exercise.
(3) Value estimated based on fair market value of Common Stock at December 31, 1998 ($28.00 estimated bid price) less the exercise price of those options.

   On July 21, 1998 and October 20, 1998, 2,500 and 1,500 options were granted, respectively, to employees of the Bank. No options were granted to those officers listed in the Summary Compensation Table.

Sar Plan

   In 1996, the Board of Directors of Bay Area Bancshares adopted a Stock Appreciation Right Plan, by which full-time employees of the Company and the Bank may be awarded stock appreciation rights (SARs). An employee to whom a SAR is awarded may choose to exercise the SAR and receive the difference between the base price of the SAR (which is equal to the fair market value of the stock at the time the SAR is awarded) and the fair market value at the time the SAR is exercised. During 1997, each holder of a SAR right agreed to amend his SAR right to cap the appreciation for which he receives payment at $24.00 per share, as a condition to the award of options discussed above. The following table sets forth the aggregate value of SARs held by those officers named in the Summary Compensation Table. There were no SARs awarded in 1997 or 1998.

                   AGGREGATE VALUE OF SARS AT FISCAL YEAR END

                                                                  Value of
                                               Number of         Unexercised
                                           Unexercised SARs   In-The-Money SARs
                                             Exercisable/       Exercisable/
   Name                                    Unexercisable (1)  Unexercisable (2)
   ----                                    ----------------- -------------------
   Frank M. Bartaldo......................  11,000 / 9,000   $176,000 / $144,000
   Anthony J. Gould.......................   8,250 / 6,750   $132,000 / $108,000
   Mark V. Schoenstein....................   6,000 / 4,000   $ 96,000 / $ 64,000

--------
(1) Value determined based on the difference between exercise price for SARS and the capped stop value of the SARS at $24.00 per share.

Compensation Of Directors

   In 1998, non-officer directors of the Company received $250 per Company Board meeting. The Chairman of the Company's Board received an additional $100 per meeting. Each non-officer director received $700 per Bank Board meeting and the Chairman of the Bank's Board received an additional $250 per monthly meeting. Each non-officer director receives $175 per monthly committee meeting and also $550 per month for health insurance premiums. Total compensation for the six non-officer directors in 1998 was $108,700, which does not include the health insurance.

   Directors are also eligible to receive options and have received options under the 1993 Plan and the prior plan of the Company. In 1998, directors exercised options for 16,243 shares of stock, by which those directors realized approximately $267,000. In addition, a director exercised options for 5,000 shares on January 26, 1999 and realized approximately $136,250. As of February 1, 1999 the directors of the Company have options exercisable for a total of 3,608 shares. The value of those exercisable options as of February 1, 1999 was approximately $123,000 which value is estimated based on fair market value of Common Stock at February 1, 1999 less the exercise price of those options.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Security Ownership Of Management

   The following table sets forth information as of February 1, 1999, pertaining to beneficial ownership of the Company's Common Stock by current directors of the Company and the Bank and all directors and executive officers(/1/) of the Company as a group. The information contained herein has been obtained from the Company's records and from information furnished directly by the individual or entity to the Company.

   The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, careful attention should be given to the footnote references set forth in the column entitled "Amount Held and Nature of Holdings." In addition, shares issuable pursuant to options which may be exercised within 60 days of February 1, 1999 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the total number of shares considered to be outstanding for the purposes of this table may vary depending upon the individual's particular circumstance.

    Name and Address                                                     Percent
  of Beneficial Owner         Relationship        Amount and Nature of     of
         (2)(3)               with Company      Beneficial Ownership (4)  Class
  -------------------    ---------------------- ------------------------ -------
Frank M. Bartaldo....... Director, President             31,430(5)        3.08%
                         And CEO of the Bank                              5.93%
Gary S. Goss............ Director & Secretary            59,839(6)
Robert R. Haight........ Chairman of the Board,          55,848(7)        5.49%
                         President and CEO
Stanley A. Kangas....... Director                         9,900(8)         .98%
David J. Macdonald...... Director                        36,173(9)        3.58%
Thorwald A. Madsen...... Director                        26,497(10)       2.63%
Dennis W. Royer......... Director                         7,977(11)        .79%
Anthony J. Gould........ EVP/CFO                         25,952(12)       2.56%
William A. Peterson..... SVP of the Bank                  2,000(13)       0.20%
Mark V. Schoenstein..... SVP of the Bank                  6,500(14)       0.64%
All directors, nominees
 and officers of the
 Company and Bank as a
 Group (10 in number)...                                262,116(15)      25.03%

--------
(1) As used throughout this Form 10-K and unless indicated to the contrary, the terms "officer" and "executive officer" refer to the Company's Chairman of the Board of Directors, President and Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, and the Bank's President.

(2) Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting or investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.

(3) The address for all persons is: 900 Veterans Boulevard, Redwood City, California 94063.

(4) Includes ownership of Common Stock, as well as shares of Common Stock which could be acquired through the exercise of options currently outstanding within 60 days of February 1, 1999.

(5) Includes 17,107 shares held by Frank and Kathy Bartaldo as joint tenants; and 2,323 shares in the name of Frank M. Bartaldo IRA; and vested options to acquire 12,000 shares of common stock.

(6) Includes 54,535 shares of Common Stock held in the name of The Gary Goss Trust; 1,029 shares held by Gary S. Goss as custodian; and 4,275 shares in the name of Gary S. Goss IRA. On December 27, 1991, the State Banking Dept. approved an application by Mr. Goss to acquire up to 24.99% of the Company's stock on the open market.

(7) Includes 50,000 shares of Common Stock held by Robert and Sherrill Haight as joint tenants; 1,600 shares held by Robert R. Haight IRA; 640 shares Sherrill Haight IRA; and options to acquire 3,608 shares of the Company's Common Stock.

(8) Includes 6,500 shares of Common Stock held by Stanley and Teresa A. Kangas as joint tenants; and, 3,400 shares held by the Stanley A. Kangas IRA.

(9) Includes 14,000 shares of Common Stock held by David and Pauline Macdonald as joint tenants; and 22,173 shares in the name of David J. Macdonald.

(10) Includes 26,475 shares of Common Stock held by Thorwald and Jonelle Madsen as Trustees of the Madsen Family Trust; and 22 shares of Common Stock held by Thorwald Madsen as custodian for his grandchild, a minor.

(11) Includes 5,000 shares of Common Stock held by Dennis and Christine Royer as joint tenants; and 1,977 shares of Common Stock held in the name of Dennis W. Royer Keogh.

(12) Includes 16,952 shares of Common Stock held in the name of Anthony J. Gould; and vested options to acquire 9,000 shares of the Company's common stock.

(13) Includes vested options in the name of William A. Peterson to acquire 2,000 shares of the Company's common stock.

(14) Includes vested options in the name of Mark V. Schoenstein to acquire 6,500 shares of the Company's common stock.

(15) Includes as if currently outstanding, 78,108 shares subject to stock options granted under the Company's 1993 Stock Option Plan.

Major Shareholders

   The following sets forth information as of February 1, 1999, pertaining to beneficial ownership of the Company's Common Stock by persons, other than management, known to the Company to own 5% or more of the Company's common stock. This information was obtained through the Company's stock transfer agent and registrar.

     Name and Address        Relationship      Amount and Nature of   Percent
   of Beneficial Owner       with Company    Beneficial Ownership (1) of Class
   -------------------     ----------------- ------------------------ --------
Alan Miller, #4 Bridle
 Lane..................... Director Emeritus          56,480(2)        5.60%
Woodside, CA of the Bank
The Banc Funds,........... Shareholder                65,986           6.54%
208 S. LaSalle, Chicago,
 IL

--------
(1) Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting or investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.
(2) Includes 8,472 shares of Common Stock held by Heart Construction Company, which is wholly owned by Alan B. Miller; and 48,008 shares solely owned by Alan B. Miller.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

   In addition to its principal offices, the Company leases additional premises for its data processing, accounting and centralized operations departments in Redwood City. These premises are located in a building owned by Mr. Alan Miller, a major shareholder and Director Emeritus of the Company and the Bank. The lease covers total space of approximately 5,200 square feet. On May of 1991, the Company executed a three year lease with Mr. Alan Miller. This lease has been extended to March 31, 1999 with a three year option to renew. The current monthly cost under the lease (which includes an allocation and adjustments for certain operating expenses) is $4,750 per month, or $.91 per square foot. The monthly rent payment is subject to annual adjustment based on the cost of living index as published by the U.S. Department of Labor, Bureau of Labor Statistics. In addition to monthly rent payments, the Company is also responsible for operating expenses (i.e., taxes, utilities, insurance, landscaping, security) of the building based on the Company's proportionate share of the building's square footage (29%). This lease has been reviewed by management and the Board of Directors and found to be equitable and competitive with other leases within the immediate market area.

Indebtedness Of Management

   The Company has made loans to certain of its and the Bank's directors and executive officers, which loans are secured by shares of common stock of the Company owned by the director or executive officer. All of the loans were made after the individual exercised a stock option. The following provides information with respect to all of such loans to persons who are currently directors or executive officers and whose loans exceeded $60,000.

   In July of 1997, the Company loaned $110,000 to Mr. David Macdonald, a director of the Company, which loan is secured by 11,000 shares of the Company's stock. The loan bears interest at the rate of 6% per year, and the largest amount outstanding during 1998 and the amount outstanding as of February 1, 1999 was $110,000.

   In September of 1997, the Company loaned $100,000 to Mr. Gary Goss, a director of the Company, which loan is secured by 11,000 shares of the Company's stock. The loan bears interest at the rate of 7.2% per year, and the largest amount outstanding during 1998 and the amount outstanding as of February 1, 1999 was $100,000.

   In November of 1997, the Company loaned $70,000 to Mr. Anthony Gould, an executive officer of the Company, which loan is secured by 5,800 shares of the Company's stock. The loan bears interest at the rate of

6% per year, and the largest amount outstanding during 1998 and the amount outstanding as of February 1, 1999 was $70,000.

   In November of 1997, the Company loaned $57,000 to Mr. Frank Bartaldo, President & CEO of the Bank, which loan is secured by 5,000 shares of the Company's stock. The loan bears interest at the rate of 6% per year, and the largest amount outstanding during 1998 and the amount outstanding as of February 1, 1999 was $70,000.

   In September of 1998, the Company loaned $62,500 to Mr. Stanley Kangas, a director of the Company, which loan is secured by 5,000 shares of the Company's stock. The loan bears interest at the rate of 6% per year, and the largest amount outstanding during 1998 and the amount outstanding as of February 1, 1999 was $62,500.

   Some of the Company's directors and executive officers, as well as their immediate family and associates, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank's business and the Bank expects to have such ordinary banking transactions with these persons in the future. In the opinion of management of the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws, and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate amount the Bank can lend to directors and officers as a group is limited to 100% of the Bank's capital. Loans to individual directors and officers must comply with the Bank's respective lending policies and statutory lending limits, and prior approval of the Bank's Board of Directors is required for most of these loans. Total loans outstanding at December 31, 1998 to current directors and executive officers, and their associates was $838,000 or approximately 5.83% of the Bank's capital.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

   (a) 1. FINANCIAL STATEMENTS.

   Reference                                                               Page
   ---------                                                               ----
   Report of Independent Accountants:
   Pricewaterhouse Coopers L.L.P.........................................   43
   Consolidated Financial Statements of Bay Area Bancshares and
    Subsidiaries.........................................................   38
   Consolidated Balance Sheets as of December 31, 1998 and 1997..........   40
   Consolidated Statements of Income for the Years Ended December 31,
    1998, 1997 and 1996..................................................   39
   Consolidated Statements of Changes in Shareholders' Equity for the
    Years Ended December 31, 1998, 1997, and 1996........................   42
   Consolidated Statements of Cash Flows for the Years Ended December 31,
    1998, 1997, and 1996.................................................   41
   Notes to Consolidated Financial Statements............................   44

   2. FINANCIAL STATEMENT SCHEDULES. In accordance with the rules of Regulation S-X, schedules are not submitted because (a) they are not applicable to or required of the Company, or (b) the information required to be set forth therein is included in the financial statements or footnotes thereto.

   3. EXHIBITS. Management contracts and compensation plans are identified with a number sign ("#").

   Exhibit
   Number                              Description
   -------                             -----------
    2.1    Agreement and Plan of Reorganization By And Among Greater Bay
           Bancorp and Bay Area Bancshares dated January 26, 1999
    3.1    Restated Articles of Incorporation of Company (1)
    3.2    Amendment to Restated Articles of Incorporation (2)
    3.3    Bylaws of Company, as amended (2)
    3.4    Amendment to Bylaws of Company (2)
    4.1    Certificate of Determination of Preferred Stock (4)
   10.3    Lease Entered Into By and Between Alan B. Miller and Bay Area Bank
           (5)
   10.4    # Employment Agreement Between John O. Brooks, Bay Area Bancshares
           and Bay Area Bank dated as of September 2, 1992 (6)
   10.8    # 1993 Stock Option Plan (6)
   10.9    # Forms of Stock Option Agreements (6)
   10.11   # Director Emeritus Agreement Bay Area Bank and James E. Burney
           dated March 21, 1995 (7)
   10.12   # Director Emeritus Agreement Bay Area Bank and Alan Miller dated
           May 16, 1995 (7)
   10.13   Commercial Lease between Nine C Corporation dated June 30, 1995 for the Bank's primary facility (7)
   10.14   Commercial Lease between Nine C Corporation dated November 30, 1995 for the Bank's Mortgage Department (7)

   Exhibit
   Number                              Description
   -------                             -----------
   10.15   # Salary Continuation Agreement between John O. Brooks and Bay Area
           Bank dated January 1, 1995. (8)
   10.16   # 1996 Stock Appreciation Rights Plan and form of Agreement. (8)
   10.17   # Amended No. 1 to the Bay Area Bancshares 1993 Stock Option Plan.
           (9)
   10.18   # Form of Incentive Stock Option Agreement to be used after
           Amendment No. 1 (employees who are not directors) (9)
   10.19   # Form of Incentive Stock Option Agreement to be used after
           Amendment No. 1 (employees who are directors) (9)
   10.20   # Form of Stock Option Agreement to be used after Amendment No. 1
           (non-employee directors or consultants) (9)
   10.21   # Retirement and Release Agreement between Bay Area Bank, Bay Area
           Bancshares and John O. Brooks, dated February 20, 1998 (10)
   10.22   # Director Emeritus Agreement Bay Area Bank and Mario Biagi dated
           July 15, 1997
   10.23   # Salary Continuation Plan
   10.24   # Severance Policy
   22      The only significant subsidiary of the Company is Bay Area Bank--
           100%-owned subsidiary incorporated in the State of California. Bay
           Area Bank owns 100% of Bay Counties Builders Escrow, Inc., an inactive California corporation.
   23      Consent of Pricewaterhouse Coopers LLP
   27      Financial Data Schedule

--------
(1) Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988.

(2) Filed as Exhibit 3.2 Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.

(3) Filed as Exhibits 3.2, and 3.3, respectively, to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.

(4) Filed as Exhibit 4.1, to the Company's Current Report on Form 8-K filed September 15, 1988.

(5) Filed as Exhibit 10.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

(6) Filed as Exhibits 10.4, 10.8 and 10.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

(7) Filed as Exhibits 10.11, 10.12, 10.13 and 10.14 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(8) Filed as Exhibits 10.15 and 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(9) Filed as Exhibits 4.2, 4.3, 4.4 and 4.5 to the Company's Post Effective Amendment No. 1 to its Registration Statement on Form S-8, SEC File No. 33-78242, filed on March 18, 1998.

(10) Filed as Exhibit 10.21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

   (b) Reports on Form 8-K.

   No reports on Form 8-K were filed during the fourth quarter.

   Supplemental Information to be Furnished With Reports Filed Pursuant to
Section 15(d) of the Act by Registrants Which Have Not Registered Securities Pursuant to Section 12 of the Act.

   Unless the proposed merger with Greater Bay Bancorp occurs first, the Registrant's proxy material for its 1999 Annual Meeting of Shareholders and its Annual Report to Shareholders covering Registrant's last fiscal year is to be furnished to security holders subsequent to the filing of this Annual Report on Form 10-K. The Registrant shall furnish copies of such material to the Commission when it is sent to security holders.

                                   SIGNATURES

   Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: February 16, 1999                   BAY AREA BANCSHARES

                                          By     /s/ Robert R. Haight
                                            ___________________________________
                                             Robert R. Haight, Chairman of the
                                                          Board,
                                               President and Chief Financial
                                                          Officer
                                               (Principal Executive Officer)

                                          By     /s/ Anthony J. Gould
                                            ___________________________________
                                             Anthony J. Gould, Chief Operating
                                                Officer and Chief Financial
                                                          Officer
                                                (Chief Accounting Officer)

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

        /s/ Gary S. Goss             Director                      February 16, 1999
____________________________________
            Gary S. Goss

      /s/ Robert R. Haight           Chairman of the Board of      February 16, 1999
____________________________________  Directors, President and
          Robert R. Haight            Chief Executive Officer

     /s/ Stanley A. Kangas           Director                      February 16, 1999
____________________________________
         Stanley A. Kangas

     /s/ David J. Macdonald          Director                      February 16, 1999
____________________________________
         David J. Macdonald

     /s/ Thorwald A. Madsen          Director                      February 16, 1999
____________________________________
         Thorwald A. Madsen

      /s/ Dennis W. Royer            Director                      February 16, 1999
____________________________________
          Dennis W. Royer

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Article Five of Greater Bay's articles of incorporation provides that Greater Bay shall eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law. Article Five also provides for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of Greater Bay. If agents of Greater Bay breach a duty to Greater Bay and its shareholders, then Article Five authorizes Greater Bay, to the extent permissible under California Law, to indemnify such agents in excess of the indemnification expressly permitted by such Section 317.

   Section 317 sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of Greater Bay in such capacity with respect to any other corporation, partnership, join venture, trust or other enterprise.
Section 317 mandates Greater Bay's indemnification of agents where the agent's defense is successful on the merits. In other cases, Section 317 allows Greater Bay to indemnify agents for expenses (including amounts paid to defend, settle or otherwise dispose of a threatened or pending action) if the indemnification is authorized by (1) a majority vote of a quorum of Greater Bay's Board of Directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) the court in which the proceeding is or was pending upon application by certain designated parties. Under certain circumstances, Greater Bay can indemnify an agent even when the agent is found liable. Section 317 also allows Greater Bay to advance expenses to its agents for certain actions upon receiving an undertaking by the agent that he or she will reimburse Greater Bay if the agent is found liable.

   To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greater Bay, pursuant to the foregoing provisions or otherwise, Greater Bay understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by Greater Bay of expenses incurred or paid by a director, officer or controlling person of Greater Bay in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Greater Bay will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21. Exhibits and Financial Statement Schedules

 Exhibit No. Exhibit
 ----------- -------
  2.1        Agreement and Plan of Reorganization by and between Greater Bay
             Bancorp and Bay Area Bancshares dated January 26, 1999./1/

  4.1        Rights Agreement./2/

  4.2        Junior Subordinated Indenture dated as of March 31, 1997 between
             Greater Bay Bancorp and Wilmington Trust Company, as Trustee./3/

  4.3        Officers' Certificate and Company Order, dated March 31, 1997./3/

  4.4        Certificate of Trust of GBB Capital I./4/

  4.5        Trust Agreement of GBB Capital I dated as of February 28, 1997./4/


 EXHIBIT NO. EXHIBIT
 ----------- -------
  4.6.1      Amended and Restated Trust Agreement of GBB Capital I, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of March 31,
             1997./3/

  4.6.2      Appointment of Successor Administrative Trustee and First
             Amendment to Amended and Restated Agreement./1/

  4.7        Trust Preferred Certificate of GBB Capital I./3/

  4.8        Common Securities Certificate of GBB Capital I./3/

  4.9        Guarantee Agreement between Greater Bay Bancorp and Wilmington
             Trust Company, dated as of March 31, 1997./3/

  4.10 Agreement as to Expenses and Liabilities, dated as of March 31, 1997./3/

  4.11       Form of Subordinated Debentures./5/

  4.12 Supplemental Debenture Agreement of Cupertino National Bancorp dated as of November 22, 1996./4/

  4.13       Supplemental Debenture Agreement dated November 27, 1996 between
             Cupertino National Bancorp and Mid-Peninsula Bancorp./4/

  4.14       Supplemental Debenture Agreement, dated as of March 27, 1997./3/

  4.15       Indenture between Greater Bay Bancorp and Wilmington Trust
             Company, as Debenture Trustee, dated as of August 12, 1998./6/

  4.16       Form of Exchange Junior Subordinated Debentures (filed as Exhibit
             A to Exhibit 4.15 hereto).

  4.17       Certificate of Trust of GBB Capital II, dated as of May 18,
             1998./6/

  4.18       Amended and Restated Trust Agreement of GBB Capital II, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of August 12, 1998./6/

  4.19       Form of Exchange Capital Security Certificate (filed as Exhibit A-
             1 to Exhibit 4.18 hereto).

  4.20 Common Securities Guarantee Agreement of Greater Bay Bancorp, dated as of August 12, 1998./6/

  4.21       Liquidated Damages Agreement among Greater Bay Bancorp, GBB
             Capital II, and Sandler O'Neill and Partners, L.P., dated as of
             August 7, 1998./6/

  4.22       Series B Capital Securities Guarantee Agreement between Greater
             Bay Bancorp and Wilmington Trust Company, dated as of November 27,
             1998./1/

  4.23       Registration Rights Agreement between Greater Bay Bancorp and The
             Leo K. W. Lum PRB Revocable Trust dated May 8, 1998./7/

  5.1        Opinion of Linda M. Iannone, General Counsel of Greater Bay
             Bancorp.*

  8.1 Opinion of Manatt, Phelps & Phillips, LLP as to certain federal income tax matters (including the consent of that firm).*

 23.1        Consent of PricewaterhouseCoopers LLP for Greater Bay Bancorp.

 23.2        Consent of PricewaterhouseCoopers LLP for Bay Area Bancshares.

 23.3        Consent of Linda M. Iannone (included in Exhibit 5.1).

 24.1 A power of attorney is set forth on the signature page of the Registration Statement.*

 99.1        Bay Area Bancshares Proxy.*

--------
1. Incorporated by reference from Greater Bay Bancorp's Annual Report on Form 10-K filed with the SEC on February 17, 1999.
2. Incorporated by reference from Greater Bay Bancorp's Form 8-A12G filed with the SEC on November 25, 1998.
3. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K (File No. 000-25034) dated June 5, 1997.
4. Incorporated by reference from Greater Bay Bancorp's Registration Statement on Form S-1 (File No. 333-22783) dated March 5, 1997.
5. Incorporated herein by reference from Exhibit 1 of Cupertino National Bancorp's Form 8-K (File No. 0-18015), filed with the SEC on October 25, 1995.
6. Incorporated by reference from Greater Bay's Current Report on Form 8-K (File No. 000-25034) filed with the SEC on August 28, 1998.
7. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 20, 1998.

* Previously filed as an exhibit to the Registration Statement on Form S-4 filed with the SEC on February 22, 1999.

Item 22. Undertakings

   The undersigned Registrant hereby undertakes as follows:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act");

      (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a) (3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this Item 22, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, California, on March 17, 1999.

                                          Greater Bay Bancorp

                                                 /s/ David L. Kalkbrenner
                                          By___________________________________
                                            David L. Kalkbrenner President and
                                                  Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signatures                         Title                Date

     /s/ David L. Kalkbrenner           President and Chief     March 17, 1999
-------------------------------------    Executive Officer
        David L. Kalkbrenner             (Principal
                                         Executive Officer)

       /s/ Steven C. Smith              Executive Vice          March 17, 1999
-------------------------------------    President, Chief
           Steven C. Smith               Operating Officer
                                         and Chief Financial
                                         Officer (Principal
                                         Financial and
                                         Accounting Officer)


               *                        Director                March 17, 1999
-------------------------------------
           George R. Cory


               *                        Director                March 17, 1999
-------------------------------------
            John M. Gatto


               *                        Director                March 17, 1999
-------------------------------------
          James E. Jackson


               *                        Director                March 17, 1999
-------------------------------------
           Rex D. Lindsay


             Signatures                         Title                Date

               *                        Director                March 17, 1999
-------------------------------------
            Leo K. W. Lum


               *                        Director                March 17, 1999
-------------------------------------
          George M. Marcus


               *                        Director                March 17, 1999
-------------------------------------
         Duncan L. Matteson


               *                        Director                March 17, 1999
-------------------------------------
          Rebecca Q. Morgan


               *                        Director                March 17, 1999
-------------------------------------
           Glen McLaughlin


               *                        Director                March 17, 1999
-------------------------------------
           Dick J. Randall

                                        Director                       , 1999
-------------------------------------
          Donald H. Seiler


               *                        Director                March 17, 1999
-------------------------------------
          Warren R. Thoits


*By: /s/ David L. Kalkbrenner
    ____________________________
        David L. Kalkbrenner
          Attorney-in-fact

                                 Exhibit Index

 Exhibit No. Exhibit
 ----------- -------
  2.1        Agreement and Plan of Reorganization by and between Greater Bay
             Bancorp and Bay Area Bancshares dated January 26, 1999./1/

  4.1        Rights Agreement./2/

  4.2        Junior Subordinated Indenture dated as of March 31, 1997 between
             Greater Bay Bancorp and Wilmington Trust Company, as Trustee./3/

  4.3        Officers' Certificate and Company Order, dated March 31, 1997./3/

  4.4        Certificate of Trust of GBB Capital I./4/

  4.5        Trust Agreement of GBB Capital I dated as of February 28, 1997./4/

  4.6.1      Amended and Restated Trust Agreement of GBB Capital I, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of March 31, 1997./3/

  4.6.2      Appointment of Successor Administrative Trustee and First
             Amendment to Amended and Restated Agreement./1/

  4.7        Trust Preferred Certificate of GBB Capital I./3/

  4.8        Common Securities Certificate of GBB Capital I./3/

  4.9        Guarantee Agreement between Greater Bay Bancorp and Wilmington
             Trust Company, dated as of March 31, 1997./3/

  4.10 Agreement as to Expenses and Liabilities, dated as of March 31, 1997./3/

  4.11       Form of Subordinated Debentures./5/

  4.12 Supplemental Debenture Agreement of Cupertino National Bancorp dated as of November 22, 1996./4/

  4.13       Supplemental Debenture Agreement dated November 27, 1996 between
             Cupertino National Bancorp and Mid-Peninsula Bancorp./4/

  4.14       Supplemental Debenture Agreement, dated as of March 27, 1997./3/

  4.15       Indenture between Greater Bay Bancorp and Wilmington Trust
             Company, as Debenture Trustee, dated as of August 12, 1998./6/

  4.16       Form of Exchange Junior Subordinated Debentures (filed as Exhibit
             A to Exhibit 4.15 hereto).

  4.17       Certificate of Trust of GBB Capital II, dated as of May 18,
             1998./6/

  4.18       Amended and Restated Trust Agreement of GBB Capital II, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of August 12, 1998./6/

  4.19       Form of Exchange Capital Security Certificate (filed as Exhibit A-
             1 to Exhibit 4.18 hereto).

  4.20 Common Securities Guarantee Agreement of Greater Bay Bancorp, dated as of August 12, 1998./6/

  4.21       Liquidated Damages Agreement among Greater Bay Bancorp, GBB
             Capital II, and Sandler O'Neill and Partners, L.P., dated as of
             August 7, 1998./6/

  4.22       Series B Capital Securities Guarantee Agreement between Greater
             Bay Bancorp and Wilmington Trust Company, dated as of November 27,
             1998./1/

  4.23       Registration Rights Agreement between Greater Bay Bancorp and The
             Leo K. W. Lum PRB Revocable Trust dated May 8, 1998./7/

  5.1        Opinion of Linda M. Iannone, General Counsel of Greater Bay
             Bancorp.*


 EXHIBIT NO. EXHIBIT
 ----------- -------
  8.1        Opinion of Manatt, Phelps & Phillips, LLP as to certain federal income tax matters (including the consent of that firm).*

 23.1        Consent of PricewaterhouseCoopers LLP for Greater Bay Bancorp.

 23.2        Consent of PricewaterhouseCoopers LLP for Bay Area Bancshares.

 23.3        Consent of Linda M. Iannone (included in Exhibit 5.1).

 24.1 A power of attorney is set forth on the signature page of the Registration Statement.*

 99.1        Bay Area Bancshares Proxy.*

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1. Incorporated by reference from Greater Bay Bancorp's Annual Report on Form
   10-K filed with the SEC on February 17, 1999.
2. Incorporated by reference from Greater Bay Bancorp's Form 8-A12G filed with the SEC on November 25, 1998.
3. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K (File No. 000-25034) dated June 5, 1997.
4. Incorporated by reference from Greater Bay Bancorp's Registration Statement on Form S-1 (File No. 333-22783) dated March 5, 1997.
5. Incorporated herein by reference from Exhibit 1 of Cupertino National Bancorp's Form 8-K (File No. 0-18015), filed with the SEC on October 25, 1995.
6. Incorporated by reference from Greater Bay's Current Report on Form 8-K (File No. 000-25034) filed with the SEC on August 28, 1998.
7. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 20, 1998.

* Previously filed as an exhibit to the Registration Statement on Form S-4 filed with the SEC on February 22, 1999.